    As filed with the Securities and Exchange Commission on October 7, 1998

                                                        REGISTRATION NO. 333-
                                                                             ---

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------
                                   FORM S-4

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933
                             --------------------
                           COMPASS BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)

          DELAWARE                            6711                                  63-0593897
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)

                             15 SOUTH 20TH STREET
                          BIRMINGHAM, ALABAMA  35223
                                (205) 933-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             --------------------

                           JERRY W. POWELL, ESQUIRE
                                GENERAL COUNSEL
                           COMPASS BANCSHARES, INC.
                             15 SOUTH 20TH STREET
                          BIRMINGHAM, ALABAMA  35233
                                (205) 933-3960
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                             --------------------

       Approximate date of commencement of proposed sale to the public:
              AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE DATE
                        OF THIS REGISTRATION STATEMENT
                             --------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                             --------------------

                        CALCULATION OF REGISTRATION FEE

 =========================================================================================================
      Title of each class            Amount to          Proposed             Proposed         Amount of
         of securities                   be         maximum offering    maximum aggregate    registration
        to be registered           registered (1)    price per share    offering price (3)       fee
---------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value      4,350,000              (2)              $66,468,000          $19,276
=========================================================================================================

(1) Based upon the maximum number of shares anticipated to be issued pursuant to an Agreement and Plan of Merger dated as of July 6, 1998, as amended, between the Registrant and Arizona Bank.
(2)  Not applicable.
(3) Computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the book value as of June 30, 1998 of the securities to be received by the Registrant in exchange for the securities registered hereby.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-65425


                                  ARIZONA BANK
                        SPECIAL MEETING OF SHAREHOLDERS
                 MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

The Board of Directors of Arizona Bank has approved a merger of Arizona Bank with and into Compass Bank, a wholly owned subsidiary of Compass Bancshares, Inc. ("Compass"). The Board of Directors of Arizona Bank has determined that the merger is in the best interests of Arizona Bank and its shareholders and adopted resolutions on September 16, 1998 and October 6, 1998 approving the agreement and plan of merger.

If the merger is completed, Compass will issue a total of 4,350,000 shares of its common stock and each outstanding share of Arizona Bank's common stock will be exchanged for shares of Compass common stock. Assuming that there are 1,485,346 shares of Arizona Bank common stock issued and outstanding immediately prior to the merger, each holder of Arizona Bank common stock will be entitled to receive approximately 2.9286 shares of Compass common stock for each share of Arizona Bank common stock held. In addition, holders of Arizona Bank Series E and Series F preferred stock will receive an equal number of shares of Compass preferred stock with substantially similar rights and preferences.

This Proxy Statement/Prospectus provides you with detailed information about the proposed merger. In addition, you may obtain information about Compass from documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully before you decide how you wish to vote.

Arizona Bank's Board of Directors has called a special meeting of shareholders to vote on (i) the proposed merger and the related merger agreement, (ii) an employment agreement between Compass Bank and David T. C. Wright, Arizona
Bank's President and Chief Executive Officer, to be executed in connection with the merger and (iii) a confidentiality and noncompetition agreement between Compass Bank and Mr. Wright to be executed in connection with the merger. The affirmative vote of the holders of a majority of the outstanding shares of Arizona Bank common stock entitled to vote thereon is required to approve and adopt the merger and the related merger agreement. Shareholders of Compass are not required to approve the merger. Consummation of the merger does not require approval by the shareholders of Arizona Bank of the employment agreement or the confidentiality and noncompetition agreement; however, approval by holders of at least 75% of the outstanding shares of Arizona Bank common Stock will help to ensure favorable tax treatment by Compass Bank in connection with the amounts payable under both such agreements.

The date, time and place of the special meeting are as follows:

                               December 1, 1998
                                   9:00 A.M.
                            120 North Shore Avenue
                             Tucson, Arizona 85701

Whether or not you plan to attend the special meeting, please complete and mail the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the merger and the related merger agreement, the employment agreement and the confidentiality and noncompetition agreement. If you fail to return your card, the effect will be a vote against the foregoing matters. YOUR VOTE IS VERY IMPORTANT.

On behalf of the Board of Directors, I thank you for your support and urge you to vote "for" approval and adoption of the merger and the related merger agreement, the employment agreement and the confidentiality and noncompetition agreement.

Very truly yours,

/s/ James H. Click, Jr.
------------------------
James H. Click, Jr.
Chairperson of the Board


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED THE COMPASS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF COMPASS COMMON STOCK OFFERED BY THIS PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NON-BANKING AFFILIATE OF COMPASS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

Proxy Statement/Prospectus dated October 27, 1998 and first mailed to shareholders on or about October 27, 1998.

                                  ARIZONA BANK
                             120 NORTH STONE AVENUE
                             TUCSON, ARIZONA 85701

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 1, 1998

To the Shareholders of Arizona Bank:

  A special meeting (the "Special Meeting") of the holders of common stock of Arizona Bank, an Arizona chartered banking organization ("Arizona Bank"), will be held at 9:00 a.m. local time, on Tuesday , December 1, 1998 at the corporate offices of Arizona Bank, located at 120 North Stone Avenue, Tucson, Arizona. At the Special Meeting, the holders of Arizona Bank common stock will consider and vote upon:

  1. A proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 6, 1998, as amended, by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), Compass Bank, an Arizona corporation and wholly owned subsidiary of Compass ("Compass Bank"), and Arizona Bank, providing for, among other things, the merger ("Merger") of Arizona Bank with and into Compass Bank and, in connection therewith, the receipt by the holders of Arizona Bank common stock and Arizona Bank Series E and Series F preferred stock of shares of Compass common stock and Compass preferred stock, respectively;

  2. A proposal to approve and adopt the proposed Employment Agreement between Compass Bank and David T. C. Wright, Arizona Bank's President and Chief Executive Officer, to be executed in connection with the consummation of the Merger (the "Wright Employment Agreement");

  3. A proposal to approve and adopt the proposed Confidentiality and Noncompetition Agreement between Compass Bank and Mr. Wright to be executed in connection with the consummation of the merger (the "Wright Noncompetition Agreement"); and

  4. Such other business as may properly come before the Special Meeting or any adjournments thereof.

  The Board of Directors of Arizona Bank has fixed the close of business on October 21, 1998 as the record date for determining which shareholders are entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Complete lists of such shareholders will be available for examination at the offices of Arizona Bank during normal business hours by any holder of Arizona Bank common stock, for any purpose relevant to the Special Meeting, for a period of ten days prior to the Special Meeting.

  THE BOARD OF DIRECTORS OF ARIZONA BANK RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AND THE RELATED MERGER AGREEMENT, THE WRIGHT EMPLOYMENT AGREEMENT AND THE WRIGHT NONCOMPETITION AGREEMENT. The affirmative vote of the holders of a majority of the outstanding shares of Arizona Bank common stock entitled to vote thereon is required to approve the Merger and the related Merger Agreement. Consummation of the Merger does not require approval of the Wright Employment Agreement or the Wright Noncompetition Agreement; however, approval by holders of at least 75% of the outstanding shares of Arizona Bank common stock will help to ensure favorable tax treatment by Compass Bank in connection with the amounts payable under the Wright Employment Agreement and the Wright Noncompetition Agreement. IF YOU DO NOT SEND IN YOUR PROXY OR VOTE AT THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE MERGER AND THE RELATED MERGER AGREEMENT, THE WRIGHT EMPLOYMENT AGREEMENT AND THE WRIGHT NONCOMPETITION AGREEMENT.

  Holders of Arizona Bank common stock, even if they expect to be present at the Special Meeting, are requested to sign, vote and date the enclosed proxy and return it promptly in the enclosed envelope. Any shareholder giving a proxy has the power to revoke it at any time prior to the Special Meeting. Shareholders who are present at the Special Meeting may withdraw their proxies and vote in person.

                              By order of the Board of Directors,

                              /s/ Eileen Jackson
                              ---------------------
                              Eileen Jackson
                              Corporate Secretary

Tucson, Arizona
October 27, 1998.

ARIZONA BANK                                            COMPASS BANCSHARES, INC.


                          PROXY STATEMENT/PROSPECTUS


     This Proxy Statement/Prospectus is being furnished to the holders of common stock of Arizona Bank, an Arizona chartered banking organization ("Arizona Bank"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Special Meeting of shareholders of Arizona Bank to be held at 9:00 a.m. local time, on Tuesday, December 1, 1998 at the corporate offices of Arizona Bank located at 120 North Stone Avenue, Tucson, Arizona. At the Special Meeting, the holders of Arizona Bank common stock will consider and vote upon the following proposals:

     . the Agreement and Plan of Merger dated as of July 6, 1998, as amended, by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), Compass Bank, an Arizona corporation and wholly owned subsidiary of Compass ("Compass Bank"), and Arizona Bank, providing for, among other things, the merger of Arizona Bank with and into Compass Bank and, in connection therewith, the receipt by the holders of Arizona Bank common stock and Arizona Bank Series E and Series F preferred stock of shares of Compass common stock and Compass preferred stock, respectively;

     . the Employment Agreement between Compass Bank and David T. C. Wright, Arizona Bank's President and Chief Executive Officer, to be executed in connection with the merger;

     . the Confidentiality and Noncompetition Agreement between Compass Bank and Mr. Wright to be executed in connection with the merger; and

     . such other business as may properly come before the Special Meeting or any adjournments thereof.

     Assuming (1) that there are 1,485,346 shares of Arizona Bank common stock issued and outstanding immediately prior to the consummation of the merger and
(2) all of the conditions to closing have been satisfied, Compass will issue an aggregate of 4,350,000 shares of its common stock, par value $2.00 per share, to holders of Arizona Bank common stock in connection with the merger, with each holder of Arizona Bank common stock (except for holders choosing to exercise their dissenters' rights) receiving approximately 2.9286 shares of Compass common stock for each share of Arizona Bank common stock held. In addition, each holder of Arizona Bank Series E and Series F preferred stock will receive one share of preferred stock of Compass having substantially similar rights and preferences as the Arizona Bank Series E and Series F preferred stock, respectively.

     This Proxy Statement/Prospectus also is the prospectus of Compass with respect to the shares of Compass common stock to be issued in connection with the merger. Compass common stock is publicly traded in the over-the-counter market and quoted on the Nasdaq National Market System under the symbol "CBSS." No active public trading market exists for Arizona Bank common stock or preferred stock.

                    ______________________________________

           CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS EITHER APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 _____________________________________________


                               OCTOBER 27, 1998

                          PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

SUMMARY............................................................................  1
  Parties to the Merger............................................................  1
  The Meeting......................................................................  2
  The Merger.......................................................................  3
  Additional Agreements............................................................  5
SELECTED FINANCIAL DATA............................................................  7
MARKET PRICES......................................................................  9
RISK FACTORS....................................................................... 10
THE ARIZONA BANK SPECIAL MEETING................................................... 11
  General.......................................................................... 11
  Matters to be Considered......................................................... 11
  Record Date; Shares Entitled to Vote; Quorum..................................... 11
  Votes Required; Voting and Revocation of Proxies,
  Effect of Abstention and Non-Votes............................................... 11
  Solicitation of Proxies.......................................................... 11
THE MERGER......................................................................... 12
  General.......................................................................... 12
  Background and Reasons for the Merger............................................ 13
  Opinion of Arizona Bank's Financial Advisor...................................... 14
  Other Terms and Conditions....................................................... 17
  Additional Agreements............................................................ 18
  Business Pending Effective Time.................................................. 19
  Amendment........................................................................ 20
  Termination...................................................................... 20
  Exchange of Shares............................................................... 21
  Dissenters' Rights............................................................... 21
  Federal Income Tax Consequences.................................................. 22
  Regulatory Approvals............................................................. 24
  Accounting Treatment............................................................. 24
  Expenses......................................................................... 24
EMPLOYMENT AGREEMENT............................................................... 25
  General.......................................................................... 25
      Term; Position and Responsibilities.......................................... 25
      Compensation................................................................. 25
      Benefits..................................................................... 26
      Confidentiality.............................................................. 26
      Termination of Employment.................................................... 26
  Shareholder Votes Required; Recommendation
    of the Board of Directors...................................................... 26
CONFIDENTIALITY AND NONCOMPETITON
 AGREEMENT......................................................................... 27
  General.......................................................................... 27
      Confidentiality.............................................................. 27
      Noncompetition............................................................... 27
  Shareholder Votes Required; Recommendation of
  Board of Directors............................................................... 28
SUPERVISION AND REGULATION......................................................... 28
  General.......................................................................... 28
  Compass.......................................................................... 28
  The Subsidiary Banks............................................................. 30
  Other............................................................................ 31
DESCRIPTION OF COMPASS COMMON
 AND PREFERRED STOCK............................................................... 27
  Compass Common Stock............................................................. 32
       Dividends................................................................... 32
       Preemptive Rights........................................................... 32
       Voting Rights............................................................... 32
       Liquidation................................................................. 33
       Compass Preferred Stock..................................................... 33
    Compass Series E Preferred Stock............................................... 34
       Dividends................................................................... 33
       Redemption.................................................................. 33
       Ranking..................................................................... 33
       Liquidation Preference...................................................... 33
       Conversion.................................................................. 33
       Voting Rights............................................................... 33
       Merger...................................................................... 34
    Compass Series F Preferred Stock............................................... 34
       Dividends................................................................... 34
       Redemption.................................................................. 34
       Ranking..................................................................... 34
       Liquidation Preference...................................................... 34
       Conversion.................................................................. 34
       Voting Rights............................................................... 35
COMPARISON OF RIGHTS OF SHAREHOLDERS
 OF ARIZONA BANK AND COMPASS....................................................... 36
  Charter and Bylaw Provisions Affecting
    Compass Stock.................................................................. 36
  Certain Differences Between the Corporation Laws of
    Arizona and the Corporation Laws of Delaware
    and Corresponding Charter and Bylaw Provisions................................. 36
      Mergers...................................................................... 36
      Appraisal Rights............................................................. 36
      Special Meetings............................................................. 37
      Actions Without a Meeting.................................................... 37
      Election of Directors........................................................ 37
      Voting on Other Matters...................................................... 38
      Preemptive Rights............................................................ 38
      Dividends.................................................................... 38
      Liquidation Rights........................................................... 39
      Limitation of Liability and Indemnification.................................. 39
      Removal of Directors......................................................... 40
      Inspection of Books and Records.............................................. 40
      Antitakeover Provisions...................................................... 40
RESALE OF COMPASS STOCK............................................................ 40
INFORMATION ABOUT ARIZONA BANK..................................................... 41
  Services, Employees and Properties............................................... 41
  Competition...................................................................... 41
  Legal Proceedings................................................................ 42
  Market Price and Dividends....................................................... 42
  Beneficial Ownership of Arizona Bank Common
    Stock by Arizona Bank Management and
    Principal Shareholders......................................................... 42
  Additional Agreements............................................................ 43
MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS OF ARIZONA BANK..................................................... 45
  Results of Operations............................................................ 45
      Net Income................................................................... 45
      Net Interest Income.......................................................... 45
      Provision for Loan and Lease Losses.......................................... 50
      Non-Interest Income.......................................................... 51
      Non-Interest Expense......................................................... 52
      Provision for Income Taxes................................................... 54
      Inflation and Changing Prices................................................ 54
  Liquidity and Capital Resources.................................................. 54
  Changes in Financial Condition................................................... 55
      Loan Portfolio............................................................... 55
      Investment Portfolio......................................................... 58
      Deposits..................................................................... 62
  Return on Equity and Assets...................................................... 65
  Year 2000 Issues................................................................. 65
  Market Risk...................................................................... 66
      Asset Liability Management................................................... 67
      Gap Analysis................................................................. 67
      Trading Portfolio............................................................ 68
  Credit Risk...................................................................... 69
AVAILABLE INFORMATION.............................................................. 70
INCORPORATION OF CERTAIN DOCUMENTS BY
 REFERENCE......................................................................... 70
RELATIONSHIPS WITH INDEPENDENT
 ACCOUNTANTS....................................................................... 71
EXPERTS............................................................................ 71
LEGAL OPINIONS..................................................................... 71
INDEMNIFICATION.................................................................... 72
OTHER MATTERS...................................................................... 72

                                    SUMMARY


     The following is a brief summary of information relating to the Merger that is also contained in other sections of this Proxy Statement/Prospectus. This summary does not describe all material information relating to the Merger and is qualified by the more detailed information and financial statements contained in other sections of this Proxy Statement/Prospectus, including the Appendices and the documents referred to or incorporated by reference in this Proxy Statement/Prospectus. Shareholders should carefully read the entire Proxy Statement/Prospectus and the related documents.

                             PARTIES TO THE MERGER
COMPASS BANCSHARES, INC. ................  Compass Bancshares, Inc. ("Compass") is a Delaware corporation which was organized in
                                           1970. It is a bank holding company registered with the Board of Governors of the Federal
                                           Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Substantially all of Compass' revenues are derived from its subsidiaries, which are primarily banks located in Alabama, Texas and Florida.

                                           On June 30, 1998, Compass and its subsidiaries had consolidated assets of $14.6 billion, consolidated deposits of $10.7 billion, and total shareholders' equity of $1.1 billion.
                                           SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; AND
                                           "SELECTED FINANCIAL DATA".

                                           In order to effectuate the proposed transaction between Compass and Arizona Bank, Compass formed Compass Bank, an Arizona corporation and wholly-owned subsidiary of Compass
                                           ("Compass Bank") which filed an application to engage in the banking business with the
                                           Superintendent of Banks of the State of Arizona (the "Superintendent"). Compass Bank's
                                           application was approved by the Superintendent on October 19, 1998, subject to certain conditions, including consummation of the Merger (as defined below).

                                           Compass' principal executive offices are located at 15 South 20th Street, Birmingham,
                                           Alabama 35233, and its telephone number is 205/933-3000.

ARIZONA BANK ............................  Arizona Bank is an Arizona state chartered banking organization incorporated in 1963.
                                           Arizona Bank currently operates 29 branch locations in Pima, Yuma, Coconino, Yavapai,
                                           Mohave, Cochise, Pinal and Maricopa Counties in Arizona. Arizona Bank also operates a representative office in Orange County, California to facilitate loans and leases to finance the purchase and lease of automobiles by California consumers. This operation relies solely upon Arizona Bank personnel in Arizona for all loan and lease processing and uses independent contractors in California for any repossessions.

                                           On June 30, 1998, Arizona Bank had total assets of $758.8 million, total deposits of
                                           $654.2 million, and total shareholders' equity of $54.6 million. SEE "SELECTED FINANCIAL
                                           DATA"; "INFORMATION ABOUT ARIZONA BANK"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ARIZONA BANK"; AND FINANCIAL STATEMENTS
                                           OF ARIZONA BANK.

                                           Arizona Bank's principal executive offices are located at 120 North Stone Avenue, Tucson,
                                           Arizona 85701, and its telephone number is 520/620-3268.

                                  THE MEETING

TIME, DATE AND PLACE OF THE
 SPECIAL MEETING ........................  The Special Meeting of the shareholders of Arizona Bank will be held on Tuesday,
                                           December 1, 1998, at 9:00 a.m. local time, at the corporate offices of Arizona Bank located at 120 North Stone Avenue, Tucson, Arizona. SEE "THE ARIZONA BANK SPECIAL
                                           MEETING."

PURPOSE .................................  The purpose of the Special Meeting is to consider and vote upon the following proposals:

                                           (1)  the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 6, 1998, as amended, by and among Compass, Compass Bank and Arizona Bank, providing for, among other things, the merger ("Merger") of Arizona Bank with and into Compass Bank and, in connection therewith, the receipt by holders of Arizona Bank common stock and Arizona Bank Series E and Series F preferred stock of shares of Compass common stock and Compass preferred stock, respectively;

                                           (2)  the Employment Agreement between Compass Bank and David T. C. Wright, Arizona
                                                Bank's President and Chief Executive Officer (the "Wright Employment Agreement"), to
                                                be executed in connection with the Merger;

                                           (3)  the Confidentiality and Noncompetition Agreement between Compass Bank and Mr. Wright
                                                (the "Wright Noncompetition Agreement") to be executed in connection with the
                                                Merger; and

                                           (4)  such other business as may properly come before the Special Meeting or any adjournments thereof.

VOTE REQUIRED ...........................  The favorable vote of the holders of a majority of the outstanding shares of Arizona Bank common stock is required to approve the Merger and the related Merger Agreement. The holders of Arizona Bank preferred stock are not entitled to vote at the Special Meeting.
                                           No approval by Compass stockholders is required to approve the Merger. Consummation of the Merger does not require approval of the Wright Employment Agreement or the Wright
                                           Noncompetition Agreement; however, approval by holders of at least 75% of the outstanding shares of Arizona Bank common stock will help to ensure favorable tax treatment by
                                           Compass Bank in connection with the amounts payable under the Wright Employment Agreement and the Wright Noncompetition Agreement. SEE "THE ARIZONA BANK SPECIAL MEETING."

RECORD DATE; SHARES ENTITLED
 TO VOTE ................................  Only holders of record of Arizona Bank common stock at the close of business on
                                           October 21, 1998 (the "Record Date") are entitled to notice of and to vote at the Special
                                           Meeting. On that date, there were 1,485,346 shares of Arizona Bank common stock outstanding.

SECURITY OWNERSHIP OF
 MANAGEMENT .............................  Certain directors of Arizona Bank owning or otherwise controlling the right to vote
                                           1,291,522.50 shares of Arizona Bank common stock, which is approximately 86.95% of the total shares of Arizona Bank common stock issued and outstanding as of the record date, have agreed to vote such shares in favor of the Merger Agreement and the Merger, the
                                           Wright Employment Agreement and the Wright Noncompetition Agreement. Therefore, it is
                                           virtually assured that the Merger Agreement and the Merger, the Wright Employment
                                           Agreement and the Wright Noncompetition Agreement will be approved and adopted at the
                                           Special Meeting. SEE "SUMMARY--VOTE REQUIRED"; "THE MERGER--ADDITIONAL AGREEMENTS" AND
                                           "INFORMATION ABOUT ARIZONA BANK--BENEFICIAL OWNERSHIP OF ARIZONA BANK COMMON STOCK BY
                                           ARIZONA BANK MANAGEMENT AND PRINCIPAL SHAREHOLDERS."

                                  THE MERGER

EFFECT OF THE MERGER ....................  In the Merger, Arizona Bank will merge with and into Compass Bank with Compass Bank continuing as the surviving entity in the Merger (the "Resulting Institution"). The name of the Resulting Institution will be "Arizona Bank." The directors of Compass Bank immediately prior to the effective time of the Merger (the "Effective Time") will be the directors of the Resulting Institution and the officers of Arizona Bank immediately prior to the Effective Time of the Merger will be the officers of the Resulting Institution.
                                           SEE "THE MERGER--GENERAL."

CONVERSION OF ARIZONA BANK
 STOCK ..................................  Assuming (1) that there are 1,485,346 shares of Arizona Bank common stock issued and outstanding immediately prior to the Effective Time of the Merger and (2) the satisfaction of all conditions to closing, Compass will issue an aggregate of 4,350,000 shares of its common stock, par value $2.00 per share in connection with the Merger, with each holder of Arizona Bank common stock (except for holders choosing to exercise their dissenters' rights) receiving approximately 2.9286 shares of Compass common stock for each share of Arizona Bank common stock held. SEE "THE MERGER--GENERAL."

                                           In addition, each share of Arizona Bank Series E and Series F preferred stock will be converted into one share of preferred stock of Compass having substantially similar rights and preferences as the Arizona Bank Series E and Series F preferred stock, respectively.

ARIZONA BANK'S REASONS FOR
 THE MERGER .............................  Arizona Bank's Board of Directors believes the Merger, among other things, offers holders of Arizona Bank common stock the opportunity to acquire an equity interest in a larger, more diversified financial institution, the shares of which are more liquid and which is not dependent primarily upon the economic conditions in the state of Arizona, in a transaction that is nontaxable for federal income tax purposes. SEE "THE MERGER--
                                           BACKGROUND AND REASONS FOR THE MERGER" AND "--FEDERAL INCOME TAX CONSEQUENCES."

RECOMMENDATION OF THE BOARD
 OF DIRECTORS OF ARIZONA BANK. ..........  The Arizona Bank Board believes the terms of the Merger are fair to and in the best interests of Arizona Bank and its shareholders and has unanimously approved the Merger
                                           Agreement and the Merger, the Wright Employment Agreement and the Wright Noncompetition
                                           Agreement. THE ARIZONA BANK BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF ARIZONA BANK
                                           COMMON STOCK VOTE FOR THE MERGER AGREEMENT AND THE MERGER, THE WRIGHT EMPLOYMENT
                                           AGREEMENT AND THE WRIGHT NONCOMPETITION AGREEMENT. SEE "THE MERGER--BACKGROUND AND
                                           REASONS FOR THE MERGER"; "EMPLOYMENT AGREEMENT--SHAREHOLDER VOTES REQUIRED;
                                           RECOMMENDATION OF THE BOARD OF DIRECTORS"; AND "CONFIDENTIALITY AND NONCOMPETITION
                                           AGREEMENT--SHAREHOLDER VOTES REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS."

OPINION OF FINANCIAL ADVISOR.............  Arizona Bank has retained Hovde Financial, Inc. ("Hovde") as its financial advisor in connection with the transactions contemplated by the Merger Agreement and to evaluate the financial terms of the Merger. Hovde has delivered an opinion to the Arizona Bank Board that, as of the date thereof, the consideration to be received by the Arizona Bank shareholders in the Merger is fair from a financial point of view. A copy of the opinion of Hovde is attached to this Proxy Statement/Prospectus as Appendix III and is incorporated by reference herein. SEE "THE MERGER--OPINION OF ARIZONA BANK'S FINANCIAL
                                           ADVISOR."

CONDITIONS TO THE MERGER ................  The obligations of Compass and Arizona Bank to consummate the Merger are subject to certain conditions, including, but not limited to: (1) the approval by the shareholders of Arizona Bank, (2) the favorable opinion of counsel to both Compass and Arizona Bank that the Merger will qualify as a tax-free reorganization, (3) the favorable opinion of
                                           Compass' independent auditors that the Merger will qualify for "pooling-of-interests"
                                           accounting treatment, (4) approval of applicable regulatory authorities, and (5) other conditions customary for transactions similar to the Merger. SEE "THE MERGER--OTHER TERMS
                                           AND CONDITIONS." Consummation of the Merger does not require approval by the shareholders of Arizona Bank of the Wright Employment Agreement and the Wright Noncompetition
                                           Agreement.

REGULATORY MATTERS ......................  Consummation of the Merger is also subject to, and conditioned upon, receipt of required regulatory approvals from the Superintendent, the Federal Reserve under the BHC Act and the Federal Deposit Insurance Corporation ("FDIC"). The Superintendent has approved the transaction, subject to certain conditions, including consummation of the Merger.

TERMINATION .............................  The Merger Agreement may be terminated under certain circumstances, including:

                                           (a)  if the Boards of Directors of Arizona Bank and Compass mutually agree;

                                           (b)  by either Arizona Bank or Compass if:

                                                (i)    the other party breaches its representations or warranties or fails to perform its covenants under the Merger Agreement and that breach or failure cannot be cured within 30 days;

                                                (ii)   the Merger is not consummated by February 28, 1999 (except that such right will not be available to any party that has not used its best efforts to consummate the Merger);

                                                (iii)  the parties have not received required regulatory approvals prior to
                                                       February 28, 1999; or

                                                (iv)   the shareholders of Arizona Bank fail to approve the Merger at the Special
                                                       Meeting;

                                           (c)  by Compass if:

                                                (i)    Arizona Bank's Board of Directors fails to recommend approval of the Merger and the Merger Agreement to its shareholders, or has withdrawn or changed such recommendation to the detriment of Compass; or

                                                (ii)   Compass' environmental inspections identify certain environmental liabilities or conditions which require expenditures in excess of $6,000,000.

ANTICIPATED ACCOUNTING
 TREATMENT ..............................  The Merger is intended to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. SEE "THE MERGER--ACCOUNTING TREATMENT."

DISSENTERS' RIGHTS ......................  Under the provisions of the Arizona Business Corporation Act, holders of Arizona Bank
                                           Common Stock will be entitled to exercise dissenters' rights with respect to the Merger.
                                           SEE "THE MERGER--DISSENTERS' RIGHTS" AND APPENDIX II.

FEDERAL INCOME TAX
 CONSEQUENCES ...........................  As a condition to the consummation of the Merger, Compass and Arizona Bank will each receive an opinion of their respective counsel to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                                           SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES."

                             ADDITIONAL AGREEMENTS

EMPLOYMENT AGREEMENT ....................  The Wright Employment Agreement provides that Compass Bank shall employ Mr. Wright to serve as President and Chief Executive Officer of Compass Bank for a period of five (5)
                                           years at an annual base salary of $200,000 per year. Mr. Wright shall also be entitled to a retention bonus in the amount of $1,300,000 which shall be proportionately earned over the 24-month period following the Effective Time and a grant of 15,000 shares of Compass common stock, subject to certain transfer restrictions. Compass Bank shall also provide
                                           Mr. Wright such benefits as are made generally available to employees of equal title and base salary on the same basis as Compass makes such benefits available to Compass' other such employees, including participation in the Compass retirement plan and Compass'
                                           executive incentive program with the payment of the bonus for calendar year 1999 in the amount of $100,000 being guaranteed. SEE "EMPLOYMENT AGREEMENT."

CONFIDENTIALITY AND
 NONCOMPETITION AGREEMENT ...............  The Wright Noncompetition Agreement provides that, in consideration of $2,000,000, Mr.
                                           Wright will be restricted, from the date of the Wright Noncompetition Agreement and for a period of four (4) years after Mr. Wright's employment is terminated, from engaging in certain conduct which is deemed to be competitive with or detrimental to the business of
                                           Compass Bank or its affiliates. In addition, the Wright Noncompetition Agreement provides that Mr. Wright will not make use of, or disclose to any other person, any trade secret or confidential information of Compass Bank, its affiliates or Arizona Bank. SEE
                                           "CONFIDENTIALITY AND NONCOMPETITION AGREEMENT."

                            SELECTED FINANCIAL DATA

     The following table summarizes, where indicated, certain pro forma financial data for Compass, giving effect to the acquisition of Arizona Bank assuming that the Merger had been effective at the beginning of 1993. The historical data of Arizona Bank as of and for the years ended December 31, 1997, 1996, 1995, 1994, and 1993 is derived from the audited financial statements of Arizona Bank. The historical data of Compass as of and for the years ended December 31, 1997, 1996, 1995, 1994, and 1993 (i) is derived from the financial statements of Compass, (ii) has been adjusted to reflect the three-for-two stock split effected on April 1, 1997 (the "Stock Split") except as noted below, and
(iii) has not been restated to give effect to the acquisitions consummated by Compass in 1998 accounted for under the pooling-of-interests method of accounting due to immateriality. The historical data of Compass and Arizona Bank as of and for the six months ended June 30, 1998, is derived from the unaudited financial statements of Compass and Arizona Bank, respectively. In the opinion of management of Compass and Arizona Bank, all adjustments considered necessary for a fair presentation have been included in the unaudited interim data. The pro forma income information is not necessarily indicative of the results of operations had the proposed transaction occurred at the beginning of 1993, nor is it necessarily indicative of the results of future operations. This information should be read in conjunction with the historical consolidated financial statements and the related notes included elsewhere or incorporated by reference in this Proxy Statement/Prospectus.

                                 AS OF AND FOR THE               (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                                        SIX
                                       MONTHS
                                       ENDED                             AS OF AND FOR THE YEAR ENDED
                                      JUNE 30,                                   DECEMBER 31,
                                -------------------   --------------------------------------------------------------------
                                        1998             1997          1996          1995          1994          1993
                               --------------------- ------------- ------------- ------------- -------------- ------------

TOTAL ASSETS
  Compass                         $14,648,267         $13,459,555   $12,432,223   $11,252,438   $10,120,321    $8,229,027
  Arizona Bank                        758,752             721,948       625,859       535,983       409,727       273,196

TOTAL DEPOSITS
  Compass                          10,652,247           9,632,545     9,783,721     8,613,824     7,943,882     6,430,986
  Arizona Bank                        654,204             630,362       542,109       442,107       346,814       241,002

LONG-TERM DEBT
  Compass                           1,433,051           1,387,121       702,771       591,344       496,629       335,817
  Arizona Bank                         30,000              35,600        30,600        43,094        36,000        16,000

TOTAL SHAREHOLDERS' EQUITY
  Compass                           1,072,233             960,008       849,089       780,144       672,062       615,197
  Arizona Bank                         54,560              52,302        49,265        47,218        25,661        15,344

NET INTEREST INCOME
  Compass                             258,909             475,165       431,172       394,559       375,410       366,609
  Arizona Bank                         18,031              32,359        27,407        22,755        16,722        12,381

NET INCOME (LOSS) FROM
  CONTINUING OPERATIONS
  Compass                              87,582             155,563       132,444       119,750       110,614       102,182
  Arizona Bank                          3,922               5,849         5,808         4,812         2,942         2,628

NET INCOME (LOSS) PER
  COMMON SHARE FROM
  CONTINUING OPERATIONS(1)
  Compass
    Historical(3)                        1.25                2.37          2.04          1.84          1.70          1.55
    Pro Forma                            1.21                2.26          1.96          1.77          1.63          1.49
  Arizona Bank
    Historical                           1.74                2.12          2.19          2.50          1.72          1.74
    Pro Forma (2)                        3.54                6.62          5.74          5.18          4.77          4.36

                                 AS OF AND FOR THE               (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                                        SIX
                                       MONTHS
                                       ENDED                             AS OF AND FOR THE YEAR ENDED
                                      JUNE 30,                                   DECEMBER 31,
                                -------------------   --------------------------------------------------------------------
                                        1998             1997          1996          1995          1994          1993
                               --------------------- ------------- ------------- ------------- -------------- ------------
CASH DIVIDENDS PER
  COMMON SHARE
  Compass
    Historical(3)                       0.525               0.947         0.853         0.747         0.613         0.507
    Pro Forma                           0.49                0.89          0.80          0.69          0.57          0.47
  Arizona Bank
    Historical                             --                  --            --            --            --            --
    Equivalent Pro Forma(2)              1.45                2.60          2.33          2.03          1.66          1.37

SHAREHOLDERS' EQUITY
  (BOOK VALUE) PER
  COMMON SHARE
  Compass
    Historical (3)                      15.28               14.55         12.95         11.95         10.35          9.48
    Pro Forma                           14.72               13.97         12.42         11.45          9.87          9.05
  Arizona Bank
    Historical                          19.02               17.50         15.46         14.08         10.37         10.07
    Equivalent Pro Forma(2)             43.11               40.91         36.37         33.53         28.91         26.50

WEIGHTED AVERAGE
  NUMBER OF SHARES
  OUTSTANDING
  Compass
    Historical (3)                     69,851              65,690        64,854        65,183        64,919        64,830
    Pro Forma                          74,201              70,040        69,204        69,533        69,269        69,180
  Arizona Bank
    Historical (4)                      1,485               1,485         1,485         1,485         1,485         1,485

NUMBER OF COMMON
  SHARES OUTSTANDING AT
  END OF PERIOD
  Compass
    Historical                         70,171              65,991        43,735        43,536        43,306        43,261
    Pro Forma                          74,521              70,341        46,635        46,436        46,206        46,161
  Arizona Bank
    Historical (4)                      1,485               1,485         1,485         1,485         1,485         1,485

____________________

  (1) Net income per common share from continuing operations represents basic earnings per share.

  (2) Arizona Bank's Equivalent Pro Forma per share amounts are computed by multiplying Compass' Pro Forma amounts by the exchange ratio of 2.9286.

  (3) For comparative purposes, 1993-1996 data has been restated to reflect the Stock Split.

  (4) Reflects (i) conversion of the issued and outstanding shares of Arizona Bank Series C Convertible Preferred Stock into 384,615 shares of Arizona Bank common stock on September 29, 1998, and (ii) the exercise by Mr. Wright of an option to purchase 70,731 shares of Arizona Bank common stock on September 30, 1998.

                                 MARKET PRICES

     Compass common stock is traded in the national over-the-counter securities market. Since July 1984, it has been quoted under the symbol "CBSS" on the NASDAQ National Market System.

     The following table sets forth for the periods indicated the high and low sales prices for Compass common stock reported through the Nasdaq National Market System published in The Wall Street Journal. The prices shown do not include retail mark-ups, mark-downs or commissions. All share values have been rounded to the nearest 1/8 of one dollar.

                                           Compass Common Stock
                                           --------------------
          Period                             High       Low
          ------                             ----       ---

          1996
          ----
          First Quarter                    23 1/8    20 1/2
          Second Quarter                   23 3/4    21 1/2
          Third Quarter                    23 1/8    20 3/4
          Fourth Quarter                   26 1/2    23

          1997
          ----
          First Quarter                    32 1/8    26
          Second Quarter                   37 1/4    29 1/8
          Third Quarter                    39 3/4    34 1/2
          Fourth Quarter                   46 5/8    37 1/8

          1998
          ----
          First Quarter                    53 1/4    41 1/2
          Second Quarter                   49 7/8    42
          Third Quarter                    47 1/2    33
          Fourth Quarter                   36 3/8    28 7/8
          (through October 22, 1998))

     On July 2, 1998, the business day immediately preceding the announcement of the execution of the Merger Agreement, the last reported sale price for Compass
common stock was $47.50.   On October 22, 1998, the last reported sale price for
Compass common stock was $36.125. There is no assurance that such transactions or those reflected in the table of actual high and low sales prices represent all or a representative sample of the actual transactions which occurred or that the high and low prices shown reflect the full ranges at which transactions occurred during the period indicated.

     There is no active public trading market for Arizona Bank common stock, which is traded infrequently in private transactions.

                                 RISK FACTORS

     Arizona Bank shareholders currently control Arizona Bank through their ability to elect the Board of Directors of Arizona Bank and vote on various matters affecting Arizona Bank. The Merger will transfer control of Arizona
Bank from Arizona Bank's shareholders to Compass.   As of the Effective Time,
the shareholders of Arizona Bank will become shareholders of Compass, a multi-bank holding company. As a result of the Merger, the former shareholders of Arizona Bank will no longer have the ability to control or influence the management policies of Arizona Bank's operations, and as shareholders of Compass their ability to influence the management policies of Compass will be limited due to the fact that they will hold a relatively small percentage of the voting stock of Compass.

     Compass' banking subsidiaries compete with other banking institutions on the basis of service, convenience and, to some extent, price. Due in part to both regulatory changes and consumer demands, banks have experienced increased competition from other financial entities offering similar products. Competition from both bank and non-bank organizations is expected to continue. SEE "INFORMATION ABOUT ARIZONA BANK--COMPETITION".

     In addition, general economic conditions impact the banking industry. The credit quality of Compass' loan portfolio necessarily reflects, among other matters, the general economic conditions in the areas in which it conducts its business. The continued financial success of Compass and its subsidiaries depends somewhat on factors which are beyond Compass' control, including national and local economic conditions, the supply and demand for investable funds, interest rates and federal, state and local laws affecting these matters. Any substantial deterioration in any of the foregoing conditions could have a material adverse effect on Compass' financial condition and results of operations, which, in all likelihood, would adversely affect the market price of Compass common stock. SEE "MARKET PRICES".

     Compass' Restated Certificate of Incorporation, as amended (the "Certificate"), and Bylaws contain several provisions which may make Compass a less attractive target for acquisition by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Arizona Bank's Articles of Incorporation and Bylaws do not contain similar restrictions, although under Arizona law Arizona Bank's shareholders may take action without a meeting only by unanimous written consent. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF ARIZONA BANK AND COMPASS--CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK".

     SEE "SUPERVISION AND REGULATION" for a description of the regulatory considerations relating to the ownership of Compass common stock and Compass preferred stock.

                       THE ARIZONA BANK SPECIAL MEETING

GENERAL

     Arizona Bank is sending you this Proxy Statement/Prospectus to provide you with information concerning the Merger Agreement and the Merger and to solicit your proxy for use at the Special Meeting to be held on December 1, 1998 at the time and place set forth in the accompanying notice and at any adjournments thereof.

MATTERS TO BE CONSIDERED

     At the Special Meeting, the shareholders of Arizona Bank will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the Merger, (ii) a proposal to approve and adopt the Wright Employment Agreement and (iii) a proposal to approve and adopt the Wright Noncompetition Agreement. THE ARIZONA BANK BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING, BUT NOT LIMITED TO, THE WRIGHT EMPLOYMENT AGREEMENT AND THE WRIGHT NONCOMPETITION AGREEMENT) AND RECOMMENDS THAT HOLDERS OF ARIZONA BANK COMMON STOCK VOTE FOR THE MERGER AGREEMENT AND THE MERGER, THE WRIGHT EMPLOYMENT AGREEMENT AND THE WRIGHT NONCOMPETITION AGREEMENT. SEE "THE MERGER"; "EMPLOYMENT AGREEMENT"; AND "CONFIDENTIALITY AND NONCOMPETITION AGREEMENT."

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     The Arizona Bank Board has fixed the close of business on October 21, 1998 as the Record Date for determining holders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 1,485,346 shares of Arizona Bank common stock, no par value ("Arizona Bank Common Stock"), issued and outstanding, each of which entitled its holder to one vote. The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Arizona Bank Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

VOTES REQUIRED; VOTING AND REVOCATION OF PROXIES, EFFECT OF ABSTENTION AND NON-VOTES

     Under Arizona law, the affirmative vote of the holders of a majority of the outstanding shares of Arizona Bank Common Stock is required for approval of the Merger and the Merger Agreement. Consummation of the Merger does not require approval of the Wright Employment Agreement or the Wright Noncompetition Agreement; however, approval by holders of at least 75% of the outstanding shares of Arizona Bank Common Stock will help to ensure favorable tax treatment by Compass Bank in connection with the amounts payable under the Wright Employment Agreement and the Wright Noncompetition Agreement.

     Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. The failure to submit a proxy or to vote at the Special Meeting will have the same effect as a vote against the Merger and the Merger Agreement, the Wright Employment Agreement and the Wright Noncompetition Agreement.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF ARIZONA BANK. ACCORDINGLY, HOLDERS OF ARIZONA BANK COMMON STOCK ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SOLICITATION OF PROXIES

     Proxies will be solicited by mail, and may also be solicited personally, by telephone, facsimile transmission or other means by the directors, officers and employees of Arizona Bank, with no special or extra compensation therefor, although such officers, directors and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Arizona Bank Common Stock held of record by such persons, and Arizona Bank may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur in that regard. Expenses incurred in connection with the Merger, including those attributable to the solicitation of proxies, will be paid by the party to the Merger Agreement incurring the expense.


                                  THE MERGER

     The following information relating to the Merger is not intended to be a complete description of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Merger Agreement is included as Appendix I, and is incorporated herein by reference.

GENERAL

     The Merger Agreement provides for the Merger of Arizona Bank with and into Compass Bank. Compass Bank will be the surviving entity in the Merger and the separate corporate existence of Arizona Bank will cease. The Articles of Incorporation and Bylaws of Compass Bank immediately prior to the Effective Time shall be those of the Resulting Institution, subject to such Articles of Incorporation being amended to change the name of Compass Bank to "Arizona Bank." After the Effective Time, the directors of Compass Bank immediately prior to the Effective Time shall be the directors of the Resulting Institution and the officers of Arizona Bank immediately prior to the Effective Time shall be the officers of the Resulting Institution. SEE "SUMMARY--CONDITIONS TO THE MERGER"; "--REGULATORY MATTERS"; "THE MERGER--REGULATORY APPROVALS"
AND APPENDIX I.

     The Merger Agreement provides that each share of Arizona Bank Common Stock issued and outstanding immediately prior to the Effective Time ("Common Shares Outstanding") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive merger consideration in the form of shares of Compass common stock, par value $2.00 per share ("Compass Common Stock"), without interest thereon, upon surrender of the certificate representing such share. Compass will issue to holders of shares of Arizona Bank Common Stock an aggregate of 4,350,000 shares of Compass Common Stock.

     If the results of any environmental inspections identify any past or present event, condition, or circumstance that, based on the estimates of Compass' independent environmental professionals, may currently or in the future require Environmental Expenditures (as defined by the Merger Agreement) by Arizona Bank or its subsidiaries which individually or in the aggregate are estimated to exceed $3,000,000 on a pre-tax basis, the number of shares of Compass Common Stock to be issued to the holders of shares of Arizona Bank Common Stock shall be reduced by the number of shares (the "Environmental Share Reduction") which is equal to the quotient of the Environmental Expenditures in excess of $3,000,000 but which are less than $6,000,000 divided by the average closing sale price of the Compass Common Stock as reported by the NASDAQ for the twenty days of trading preceding the tenth business day prior to the Effective Time (the "Share Determination Market Value")

     The Merger Agreement also provides that each share of Arizona Bank Series E Preferred Stock shall be converted into one share of preferred stock of Compass having substantially similar terms as the Arizona Bank Series E Preferred Stock ("Compass Series E Preferred Stock") and each share of Arizona Bank Series F Preferred Stock shall be converted into one share of preferred stock of Compass having substantially similar terms as the Arizona Bank Series F Preferred Stock ("Compass Series F Preferred Stock").

     On October 21, 1998, there were 1,485,346 shares of Arizona Bank Common Stock, 460,000 shares of Arizona Bank Series E Preferred Stock and 690,000 shares of Arizona Bank Series F Preferred Stock issued and outstanding.

     Compass will issue an aggregate of 4,350,000 shares of Compass Common Stock to the holders of Arizona Bank Common Stock, and, assuming there are 1,485,346 shares of Arizona Bank Common Stock issued and outstanding immediately prior to the Effective Time, each holder of Arizona Bank Common Stock will receive approximately 2.9286 shares of Compass Common Stock for each share of Arizona Bank Common Stock held. An aggregate of 460,000 shares of Compass Bank Series E Preferred Stock and 690,000 shares of Compass Bank Series F Preferred Stock will be issued to the holders of Arizona Bank Series E Preferred Stock and Arizona Series F Preferred Stock, respectively. Notwithstanding the foregoing, the number of shares of Compass Common Stock to be issued to holders of Arizona Bank Common Stock in the Merger will be reduced by the number of shares that would otherwise be issued to dissenting shareholders and by the Environmental Share Reduction.

     Each share of Arizona Bank common or preferred stock held as treasury stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor. Each share of Compass Bank capital stock issued and outstanding immediately prior to the Effective Time shall not be converted by virtue of the Merger and shall remain outstanding as one share of capital stock of the Resulting Institution.

     Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Share Determination Market Value.

     The Merger Agreement also provides that the ratio of the number of shares of Compass Common Stock to be exchanged for each share of Arizona Bank Common Stock shall be adjusted appropriately to reflect any dividends or distributions payable in stock or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time. SEE "SUMMARY--EFFECT OF THE MERGER"; "--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' RIGHTS"; APPENDIX I AND APPENDIX II.

     The Merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Arizona Bank Common Stock entitled to vote at the Special Meeting. Certain directors of Arizona Bank owning or otherwise controlling the right to vote 1,291,522.50 shares of Arizona Bank Common Stock, comprising approximately 86.95% of the total shares of Arizona Bank Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to a voting agreement and irrevocable proxy (the "Proxy"), to vote such shares in favor of the Merger Agreement and the Merger, the Wright Employment Agreement and the Wright Noncompetition Agreement. Therefore, it is virtually assured that the Merger Agreement and the Merger, the Wright Employment Agreement and the Wright Noncompetition Agreement will be approved and adopted at the Special Meeting. SEE "SUMMARY--VOTE REQUIRED"; "THE MERGER--OTHER TERMS AND CONDITIONS" AND APPENDIX I.

     The Merger will be effective as soon as practicable following the satisfaction of all conditions to the consummation of the Merger and upon the occurrence of the filing of one or more certificates or articles of merger in accordance with the corporate laws applicable to Arizona Bank and Compass Bank ("Corporate Laws") or such later date and time as may be set forth in such certificates or articles of merger. At the Effective Time, holders of Arizona Bank Stock shall cease to have any rights as shareholders of Arizona Bank, except such rights, if any, as they may have pursuant to the Corporate Laws. Each share of the Arizona Bank Common Stock and Arizona Bank Preferred Stock shall, at the Effective Time, be converted into and represent the right to receive the merger consideration payable as set forth above to the holder of record thereof, upon surrender of the certificate representing such share. SEE "SUMMARY--DISSENTERS' RIGHTS;" "THE MERGER--DISSENTERS' RIGHTS" AND APPENDIX II.

BACKGROUND AND REASONS FOR THE MERGER

     During the normal course of its business, Arizona Bank has historically received inquiries regarding its willingness to consider an acquisition by, or affiliation with, larger financial institutions. Consistent with its fiduciary obligations to its shareholders, Arizona Bank has considered such inquiries and evaluated them with respect to the level and form of consideration proposed, and the seriousness and specificity which has been conveyed to Arizona Bank in terms of consideration, as well as the expected future operation of Arizona Bank, and other considerations and factors deemed relevant by Arizona Bank, in formulating its business plan with the intent to provide maximum value to its shareholders by enhancing its franchise as the pre-eminent independent bank in Arizona. As the nature of banking has become increasingly competitive, larger organizations have demonstrated a willingness to pay for a premium franchise in a high-growth market (such as Arizona Bank). In consideration of the foregoing market conditions, Arizona Bank felt it was necessary to consult with a number of investment banking firms experienced in the area of financial institution mergers and acquisitions to evaluate the prospects of accomplishing a transaction that would both maximize shareholder value and continue to provide the Arizona market with the services of a locally-based institution.

     In this regard, Arizona Bank and its representatives contacted a number of financial institutions which it believed could meet its criteria. These institutions were provided information (pursuant to a confidentiality agreement) and various levels of discussions were held with each regarding the potential for a suitable transaction between such institution and Arizona Bank. Thereafter, certain of these institutions were asked to convey to Arizona Bank their interest in pursuing a transaction with Arizona Bank. After receipt of these indications of interest, and giving careful consideration to the entirety of the proposals, including the consideration proposed to be paid in connection with the transaction (and the form and characteristics thereof), Arizona Bank determined that an affiliation with Compass was most likely to achieve its overall objectives.

     As a result of this process, intensive negotiations between Compass and Arizona Bank commenced in June 1998. In evaluating whether to affiliate with Compass, Arizona Bank's management considered the value of Arizona Bank stock, competitive conditions in the market served by Arizona Bank, the prospects for trading Arizona Bank Common Stock, Arizona Bank's future growth prospects in light of the Arizona economy, the fact that Compass Common Stock is publicly-traded, thereby representing a more liquid investment than Arizona Bank Common Stock, the appreciation in the price of Compass Common Stock over the past ten years and Compass' history of paying dividends. In addition, Arizona Bank believed that affiliating with Compass, a larger financial institution with significantly greater resources and expertise, offered expansion opportunities, financial products and services not otherwise available to Arizona Bank and its customers, which would better enable Arizona Bank to compete. Arizona Bank and its Board of Directors determined that Arizona Bank's competitive position and the value of its stock could best be enhanced through affiliation with Compass. SEE "SUMMARY--ARIZONA BANK'S REASONS FOR MERGER"; "--RECOMMENDATION OF THE BOARD OF DIRECTORS OF ARIZONA BANK"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ARIZONA BANK--LIQUIDITY AND CAPITAL RESOURCES" and "--CHANGES IN FINANCIAL CONDITION."

     Following arm's length negotiations between representatives of Compass and Arizona Bank, Compass and Arizona Bank entered into the Merger Agreement dated as of July 6, 1998. Following additional negotiations, and in light of overall market fluctuations in August and September of 1998, the merger consideration was adjusted by an amendment to the Merger Agreement dated October 6, 1998. The aggregate price to be paid to holders of Arizona Bank Common Stock resulted from negotiations which considered the historical earnings and dividends of Compass and Arizona Bank, the earnings potential and deposit base of Arizona Bank, potential growth in Arizona Bank's market, Arizona Bank's asset quality and the effect of the Merger on the shareholders, customers, and employees of Compass and Arizona Bank. SEE "SUMMARY--ARIZONA BANK'S REASONS FOR THE MERGER."

OPINION OF ARIZONA BANK'S FINANCIAL ADVISOR

     Arizona Bank retained Hovde to act as its financial advisor in considering any potential business combination, including a merger or sale of Arizona Bank, which may be advisable to consider or which was presented to Arizona Bank, such as the Merger. In connection therewith, Hovde rendered its initial written opinion dated July 6, 1998, as updated by its written opinion dated October 6, 1998 (the "Fairness Opinion"), to Arizona Bank's Board of Directors to the effect that, based upon and subject to the factors and assumptions set forth in the Fairness Opinion, and as of the date of the Fairness Opinion, the Merger Consideration was fair, from a financial point of view, to the shareholders of Arizona Bank. For purposes of the Fairness Opinion, "Merger Consideration" includes the number of shares of Common Stock of Compass to be issued to holders of Common Stock of Arizona Bank, as calculated pursuant to the Merger Agreement as of the date of the Fairness Opinion, as well as the stated value of Arizona Bank's Series E and Series F Preferred Stock (including any accrued but unpaid dividends thereon), which will be converted upon consummation of the Merger into a like amount of newly-issued Series E and Series F Preferred Stock of Compass, having substantially similar terms and conditions as the previously existing Series E and Series F Preferred Stock of Arizona Bank.

     The full text of the Fairness Opinion, which sets forth, among other things, assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached hereto as Appendix III and is incorporated herein by reference. Arizona Bank shareholders are urged to read the Fairness Opinion in its entirety. The Fairness Opinion, which was directed to Arizona Bank's Board of Directors, addresses only the fairness to the shareholders of Arizona Bank, from a financial point of view, of the Merger Consideration to be received by them as set forth in the Merger Agreement, and does not constitute a recommendation to any Arizona Bank shareholder as to how such shareholder should vote with respect to the Merger. The Fairness Opinion was rendered to Arizona Bank's Board of Directors for its consideration in determining whether to approve the Merger Agreement. The following summary of the Fairness Opinion is qualified in its entirety by reference to the full text of the Fairness Opinion.

     No limitations were imposed by Arizona Bank on the scope of Hovde's investigation or the procedures to be followed by Hovde in rendering the Fairness Opinion. Hovde did not make any recommendation to Arizona Bank's Board of Directors as to the form or amount of consideration to be paid by Compass to Arizona Bank in connection with the Merger, both of which were determined through arm's-length negotiations between the parties. In arriving at its opinion, Hovde did not ascribe a specific range of value to Compass or Arizona Bank, but rather made its determination as to the fairness, from a financial point of view, of the Merger Consideration to be received by the shareholders of Arizona Bank in connection with the Merger, on the basis of the financial and comparative analyses described below. Hovde was not requested to opine as to, and the Fairness Opinion does not address, Arizona Bank's underlying business decision to proceed with or effect the Merger.

      During the course of the engagement, Hovde reviewed and analyzed material bearing upon the financial and operating condition of Compass and Arizona Bank and material prepared in connection with the Merger, including the following: the Merger Agreement; certain publicly available information concerning Compass and Arizona Bank, including, as applicable: Compass' and Arizona Bank's audited consolidated financial statements for each of the three years ended December 31, 1997; documents filed with the SEC, FDIC, Federal Reserve Board and other state or other regulatory agencies, as applicable and/or appropriate, for the aforementioned three year period and for the quarterly periods ended March 31 and June 30, 1998, respectively; as applicable, recent internal reports and/or financial projections regarding Compass and Arizona Bank; the nature and terms of recent sale and merger transactions involving banks and bank holding companies that Hovde considered relevant; and financial and other information provided to Hovde by the management of Compass and Arizona Bank.

      In rendering the Fairness Opinion, Hovde assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of Compass and Arizona Bank that they were not aware of any facts or circumstances that would make such information, provided by them, inaccurate or misleading. With respect to financial statements and/or projections to the extent such were provided by Compass and Arizona Bank, upon advice of Arizona Bank, Hovde assumed that such financial statements and/or projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective management of Compass and Arizona Bank. Upon advice of Compass and its accounting advisors, Hovde assumed that the Merger will be accounted for using the pooling method of accounting. In rendering the Fairness Opinion, Hovde did not conduct a physical inspection of the properties and facilities of Compass or Arizona Bank and did not make or obtain any evaluations or appraisals of the assets or liabilities of Compass or Arizona Bank. In addition, Hovde noted that it is not expert in the evaluation of loan portfolios or allowances for loan, lease or real estate owned losses and, upon advice of Arizona Bank, it assumed that the allowances for loan, lease and real estate owned losses (as currently stated or as adjusted for in connection with the Merger or otherwise) provided to it by Arizona Bank and used by it in its analysis and in rendering its Fairness Opinion were in the aggregate adequate to cover all such losses. The Fairness Opinion, was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its letter.

     The following is a summary of the analyses Hovde performed in rendering its Fairness Opinion. In connection with the preparation and delivery of the Fairness Opinion to the Board of Directors of Arizona Bank, Hovde performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Arizona Bank or Compass. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses did not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

     Purchase Price Analysis. Hovde calculated the price-to-book, price-to-tangible book, price to earnings multiple, and deposit premium paid (defined as the Merger Consideration, less the tangible book value of Arizona Bank, divided by Arizona Bank's total deposits), in the Merger using June 30, 1998 financial data and the closing price for Compass Common Stock for the twenty trading days ended October 5, 1998. This analysis yielded a price-to-tangible book value multiple of 341.52%, a price to last twelve months' earnings multiple of 25.17x, and a deposit premium of 20.97%.

     Comparable Company Analysis - Compass. Using publicly available information, Hovde compared the financial performance and stock market valuation of Compass with the following selected banking institutions with assets between $10 billion and $30 billion located in the southern and Rocky Mountain regions of the United States (the "Comparable Bank Group") deemed relevant by Hovde:
AmSouth Bancorporation, Commerce Bancshares, Inc., First American Corp., First Security Corp., First Tennessee National Corp., Hibernia Corp., Regions Financial Corp., Union Planters Corp., and Zions Bancorp. Indications of such financial performance and stock market valuation included profitability (median return on average assets and return on average equity for the latest twelve month period ended June 30, 1998, of 1.26% and 17.22%, respectively, for Compass and medians of 1.31% and 16.41%, respectively, for the Comparable Bank Group); the ratio of tangible equity to tangible assets (6.58% for Compass and a median of 6.95% for the Comparable Bank Group); the ratio of non-performing assets to total assets (0.28% for Compass and a median of 0.261% for the Comparable Bank Group); current stock price to earnings for the latest twelve month period ended June 30, 1998 (13.01 times for Compass and a median of 16.61 times for the Comparable Bank Group); current stock price to tangible book value as of June 30, 1998 (234.95% for Compass and a median 263.48% for the Comparable Bank Group).

     Comparable Company Analysis - Arizona Bank. Using publicly available information, Hovde compared the financial performance of Arizona Bank with the following selected banking institutions with assets between $500 million and $1.5 billion located in the states of Arizona, New Mexico, Nevada, Utah and the southern portion of California (the "Comparable Bank Group") deemed relevant by
Hovde: Alpine Bank, CVB Financial Corp., Community Bank, Firstbank Holding Company of Colorado, Inc., First Trust Corp., First Place Financial Corp., Mid-State Bancshares and Pioneer Bancorporation. Indications of such financial performance included profitability (return on average assets and return on average equity for the latest twelve month period ended March 31, 1998, of 0.91% and 12.60%, respectively, for Arizona Bank and medians of 1.46% and 17.60%, respectively, for the Comparable Bank Group); the ratio of tangible equity to tangible assets (7.02% for Arizona Bank and a median of 7.38% for the Comparable Bank Group); the ratio of non-performing assets to total assets (0.14% for Arizona Bank and a median of 0.20% for the Comparable Bank Group). These ratios for the Comparable Bank Group are based on public financial statements as of March 31, 1998, the latest information publicly available for all of the Comparable Bank Group.

     Because of the inherent differences in the businesses, operations, financial conditions and prospects of Arizona Bank, Compass and the companies included in the respective Comparable Bank Groups, Hovde believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. Hovde believed that the appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning the differences between Arizona Bank and the companies included in the Comparable Bank Group which would affect the trading values of the comparable companies and Arizona Bank.

     Comparable Transaction Analysis. Using publicly available information, Hovde reviewed certain terms and financial characteristics, including historical price-to-earnings ratio, the price-to-book ratio, the price-to-tangible book ratio, and the deposit premium paid in prior banking institution merger or acquisition transactions announced from January 1, 1998 through September 30, 1998 (the "Comparable Bank Transactions Group") with the asset size of the target institution greater than $500 million, and less than $1 billion. The median values for these transactions for the price-to-latest-twelve-months-earnings ratio and price-to-tangible book ratio were 26.6x and 300.8%, respectively. These compared to the Merger Consideration provided for in the Merger Agreement of 25.2x and 341.5%, respectively, based on the closing price of Compass Common Stock for the twenty trading days ended October 5, 1998. The range of deposit premiums paid in these transactions ranged from 15.3% to 39.0, with a median value of 27.4%, compared to a deposit premium of 21.0% implied in the Merger Agreement.

     Because the reasons for and circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial conditions and prospects of Arizona Bank, Compass and the companies included in the Comparable Bank Transactions Group, Hovde believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of rendering the fairness opinion. Hovde believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the characteristics of these transactions and the Merger which would affect the acquisition values of the acquired companies and Arizona Bank.

     Pro Forma Merger Analysis. Hovde compared Arizona Bank's estimated earnings attributable to its common shareholders for 1999 based on various internal projections for 1999 earnings provided by Arizona Bank. Based upon the average IBES analyst estimates for Compass for 1999, and without giving effect to the impact of the Merger on such estimates, Hovde concluded that the Merger Consideration would result in various levels of accretion to Arizona Bank's common shareholders, depending upon a variety of assumptions, including market trends, Arizona Bank's and Compass' operating performance, capital management strategies, and other variables.

     Hovde is a nationally recognized investment banking firm. Hovde, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, private placements and valuations for corporate and other purposes. Pursuant to a letter agreement dated April 27, 1998, between Arizona Bank and Hovde (the "Hovde Agreement"), Arizona Bank agreed to pay an initial advisory fee, and a further fee in the event that Arizona Bank entered into a binding agreement calling for the consummation of a business combination or other similar transaction, such as the Merger. The total amount of fees that Arizona Bank has paid Hovde as of the date of this Proxy Statement/Prospectus is approximately $295,000. The total amount of fees payable to Hovde upon consummation of the Merger varies based upon the value of the Merger Consideration. As of the date of the signing of the Agreement, the total amount of fees payable to Hovde upon consummation of the Merger would be approximately $2.5 million. The Hovde Agreement also provides for Arizona Bank to provide indemnification to Hovde and its affiliates against certain liabilities to which it may become subject to as a result of its services to Arizona Bank under the Hovde Agreement, including liabilities under securities laws, as well as other specified conditions.

     Subject to satisfaction of certain conditions contained in the Merger Agreement, and based upon the fairness opinion received from Hovde, Arizona Bank's Board of Directors believes the Merger to be fair and in the best interest of Arizona Bank's shareholders. ARIZONA BANK'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF ARIZONA BANK COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER and has authorized consummation thereof, subject to approval of Arizona Bank's shareholders entitled to vote and federal and state bank regulators and the satisfaction of certain other conditions. SEE "SUMMARY--ARIZONA BANK'S REASONS FOR THE MERGER"; "--RECOMMENDATION OF BOARD OF DIRECTORS OF ARIZONA BANK" AND APPENDIX III.

OTHER TERMS AND CONDITIONS

     The Merger Agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the Effective Time, including, but not limited to, the following:

          (i) The Merger Agreement and the Merger shall have been duly approved by the requisite vote of the stockholders of Arizona Bank.

          (ii) All regulatory approvals required to consummate the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the Compass Board of Directors reasonably determines would either before or after the Effective Time have a Material Adverse Effect (as defined by the Merger Agreement) on Compass, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the Compass Board of Directors reasonably determines would either before or after the Effective Time be unduly burdensome.

          (iii) No Governmental Authority (as defined by the Merger Agreement) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger.

          (iv) The Registration Statement shall have become effective under the Securities Act of 1933, as amended (the "Securities Act") and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (v) All permits and other authorizations under state securities laws necessary to consummate the Merger and to issue the shares of Compass Common Stock to be issued in the Merger shall have been received and be in full force and effect.

          (vi) The shares of Compass Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

          (vii) Each of Compass and Arizona Bank shall have obtained all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

          (viii) The representations and warranties of Compass and Arizona Bank set forth in the Merger Agreement shall be true and correct in all material respects, subject to specified limitations, as of the date of the Merger Agreement and as of the Effective Date as though made on and as of the Effective Date.

          (ix) Compass and its Subsidiaries and Arizona Bank and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time.

          (x) Arizona Bank shall have received an opinion of Silver, Freedman & Taff, L.L.P., special counsel to Arizona Bank, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Arizona Bank who receive shares of Compass Common Stock in exchange for shares of Arizona Bank Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests.

          (xi) Compass shall have received an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., special counsel to Compass, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under
                  Section 368 of the Code.

          (xii) Compass shall have received from KPMG Peat Marwick LLP, Compass' independent auditors, a letter, dated the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

          (xiii) There shall not have occurred a Material Adverse Effect with respect to Compass and its Subsidiaries or Arizona Bank and its Subsidiaries.

          (xiv) The holders of no more than 5% of the Arizona Bank Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders.

          (xv) Compass shall have received the opinions of local counsel to Arizona Bank acceptable to it as to certain matters set forth in the Merger Agreement.

          (xvi) David T. C. Wright shall have entered into an Employment Agreement and Confidentiality and Noncompetition Agreement with Compass Bank or one of its affiliates in the forms attached to the Merger Agreement.

          (xvii) Compass and Arizona Bank shall have received certificates of the other as to certain items described above.

     Any condition to the consummation of the Merger may be waived in writing by the party to the Merger agreement entitled to the benefit of such condition.
SEE APPENDIX I.

ADDITIONAL AGREEMENTS

     Voting Agreement and Irrevocable Proxy. Certain directors of Arizona Bank owning or otherwise controlling the right to vote 1,291,522.50 shares of Arizona Bank Common Stock, comprising approximately 86.95% of the total shares of Arizona Bank Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote such shares in favor of the Merger Agreement and the Merger, the Wright Employment Agreement and the Wright Noncompetition Agreement. Therefore, it is virtually assured that the Merger Agreement and the Merger, the Wright Employment Agreement and the Wright Noncompetition Agreement will be approved and adopted at the Special Meeting.

     David T. C. Wright Employment Agreement. Concurrently with the consummation of the Merger, David T. C. Wright and Compass Bank will enter into the Wright Employment Agreement whereby Mr. Wright will act as President and Chief Executive Officer of the Resulting Institution for a period of five years after the Merger. Mr. Wright's base salary under the Wright Employment Agreement will be $200,000 per year. Mr Wright will also be entitled to a retention bonus (the "Retention Bonus") in the amount of $1,300,000 which shall be proportionately earned over the 24-month period following the Effective Time and a grant of 15,000 shares of Compass Common Stock, subject to certain transfer restrictions, which will vest pro rata over a period of five years. In addition, Mr. Wright will be entitled to such benefits as are made generally available to employees of equal title and base salary on the same basis as Compass makes such benefits available to Compass' other such employees, including participation in the Compass retirement plan and

Compass' executive incentive program with the payment of the bonus for calendar year 1999 in the amount of $100,000 being guaranteed. SEE "EMPLOYMENT AGREEMENT."

     David T. C. Wright Confidentiality and Noncompetition Agreement. Concurrently with the consummation of the Merger, David T. C. Wright and Compass Bank will enter into the Wright Noncompetition Agreement whereby Mr. Wright agrees that he will not, either while employed by Compass Bank or afterwards, make any independent use of, or disclose to any other person, any trade secrets or confidential information of Compass Bank or its affiliates or Arizona Bank. Mr. Wright also agrees that from the date of the Wright Noncompetition Agreement and for a period of four years after his employment with Compass Bank is terminated he will not directly or indirectly (i) hire any past, present or future employee of Arizona Bank without prior permission, (ii) compete for or solicit banking, lending, deposit taking or other banking or trust services business for or on behalf of any financial institution (excluding a finance company) with a place of business in the State of Arizona or own, operate, or otherwise have any interest in any bank or financial institution (excluding a finance company) with a place of business outside the State of Arizona having an office in Texas, Alabama, Florida or any other state in which Compass Bank or any affiliate has a significant deposit office at the time of termination, except owning publicly traded stock for investment purposes only in which Mr. Wright owns less than 5%, (iii) compete for or solicit banking, lending, deposit taking or any other banking or trust services business from any customer of Compass Bank (or its successors by merger), or (iv) use in any competition, solicitation or marketing effort in competition with Compass Bank or its affiliates any proprietary list of or other proprietary information concerning customers of Arizona Bank, Compass Bank or its affiliates developed by Arizona Bank, Compass Bank or its affiliates. The consideration payable to Mr. Wright pursuant to the Wright Noncompetition Agreement will be $2,000,000. SEE "CONFIDENTIALITY AND NONCOMPETITION AGREEMENT."

     Affiliate Agreements. Each of the directors, executive officers and principal shareholders of Arizona Bank has entered into a Pooling Transfer Restrictions Agreement with Compass and Arizona Bank pursuant to which they have agreed, among other things, (i) not to transfer any of their respective shares of Arizona Bank Common Stock within 30 days prior to the Effective Time, (ii) not to transfer any shares of Compass Common Stock acquired by them in the Merger until the publication of financial results covering at least 30 days of post-Merger combined operations of Arizona Bank and Compass, except for shareholder pledges to secure loans, provided the lender agrees to be bound by the terms of the Pooling Transfer Restrictions Agreement, and (iii) not otherwise to transfer such Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules and regulations thereunder.

     Employment Agreements. Certain executive officers of Arizona Bank will enter into Employment Agreements with Compass Bank in connection with the consummation of the Merger. Each Employment Agreement provides for an employment term of three years. In addition to the annual base salary payable under the Employment Agreement, each executive officer will also receive a retention bonus, one-half of which is payable at the Effective Time and the remainder of which is payable on the sixth-month anniversary of the Effective Time. Each executive officer executing an Employment Agreement also will be entitled to such benefits as are generally made available to employees of equal title and base salary as Compass makes such benefits available to Compass' other such employees, including participation in the Compass retirement plan and Compass' executive incentive program. Each of the following executive officers of Arizona Bank will execute an Employment Agreement with Compass Bank in connection with the Merger incorporating the foregoing terms and conditions with the corresponding annual base salary and retention bonus amounts: Fred Dawson, salary - $150,000, retention bonus - $500,000; John C. Neil, Salary - $90,000, retention bonus - $300,000; James M. Chandler, salary - $90,000, retention bonus - $200,000; Florence Nanez, salary - $90,000, retention bonus - $300,000; Stuart Cohen, salary - $90,000, retention bonus - $200,000; Donna R. Shelton, salary - $90,000; retention bonus - $200,000; Sharon E. Lytle, salary - $90,000, retention bonus - $200,000; and Todd Johnson, salary - $90,000, retention bonus - $200,000.

     Severance Payment. In connection with the consummation of the Merger, Linda Saulisbury, an executive vice-president of Arizona Bank, will receive a severance payment of $500,000.

BUSINESS PENDING EFFECTIVE TIME

     The Merger Agreement imposes certain limitations on the conduct of Arizona Bank's business pending consummation of the Merger. Among other things, Arizona Bank must conduct its businesses only in the ordinary and usual course and in accordance with prudent banking practices. SEE APPENDIX I.

AMENDMENT

     The Merger Agreement may be amended or modified at any time prior to the Effective Time by an agreement in writing between the parties thereto, except that after the Special Meeting, the consideration to be received by a holder of the Arizona Bank Common Stock for each share of Arizona Bank Common Stock held shall not thereby be decreased.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned, notwithstanding approval by Arizona Bank shareholders, at any time before the Effective Time by:

          (i) Mutual consent of Compass and Arizona Bank, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (ii) Compass or Arizona Bank if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained in the Merger Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party in any material respect of any of the covenants or agreements contained in the Merger Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

          (iii) Compass or Arizona Bank if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by February 28, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the failure to use diligent, prudent, best efforts in good faith to maximize the prospects of consummating the Merger as promptly as practicable of the party seeking to terminate.

          (iv) Compass or Arizona Bank if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approvals required by governmental authorities required for consummation of the Merger shall not have been received by February 28, 1999, (ii) the approval of any governmental authority required for consummation of the Merger shall have been denied by final nonappealable action of such governmental authority, or (iii) the required stockholder approval is not obtained at the Special Meeting.

          (v) Compass at any time prior to the Special Meeting if the Arizona Bank Board shall have failed to recommend approval of the Merger Agreement and the Merger to the Arizona Bank shareholders, or withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Compass.

          (vi) Compass if the results of any environmental inspections identify any past or present event, condition or circumstance that, based on the estimates of Compass' independent environmental professionals, may currently or in the future require Environmental Expenditures by Arizona Bank or its subsidiaries in connection with (A) investigation, remediation or monitoring of any condition in, on, or under or resulting from any property, site, or facility currently or previously owned or operated or currently leased (including eventual removal of asbestos-containing material if currently damaged, friable or at risk of releasing fibers, or if such materials are not managed under an operations and maintenance program prepared in accordance with Environmental Laws (as defined by the Merger Agreement) and generally prevailing guidance documents issued by, or on behalf of, regulatory authorities regarding the preparation and implementation of such programs, which condition, in the opinion of the environmental professional, violates or has violated any Environmental Law or which condition may be the subject of an actual or potential release of Hazardous Substances (as defined by the Merger Agreement), or of an actual or potential claim by any person or governmental entity pursuant to Environmental Laws or related to Hazardous Substances, (B) preparing and obtaining approval by the appropriate environmental regulatory authority of investigation, remediation and monitoring plans with respect to such condition, or (C) any violations of Environmental Laws, which Environmental Expenditures individually or in the aggregate are estimated to exceed $6,000,000 on a pre-tax basis.

EXCHANGE OF SHARES

     Prior to the Effective Time, Compass shall advise Continental Stock Transfer and Trust Company (the "Exchange Agent") to establish a reserve (the "Exchange Fund") out of authorized but unissued shares of Compass Stock to effect the exchange contemplated by the Merger Agreement, and deposit cash in an aggregate amount estimated to be sufficient to make cash payments to holders of Arizona Bank Common Stock in lieu of fractional shares of Compass Common Stock.

     As promptly as practicable after the Effective Date, but in no event later than five business days thereafter, Compass shall cause to be sent to each former holder of record of shares of Arizona Bank Common Stock, Arizona Bank Series E Preferred Stock and/or Arizona Bank Series F Preferred Stock (collectively, "Arizona Bank Stock") immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Arizona Bank Stock for shares of Compass Common Stock, Compass Series E Preferred Stock or Compass Series F Preferred Stock (collectively, "Compass Stock"), as applicable. The transmittal materials will contain information and instructions with respect to the procedure for exchanging such certificates. Compass shall cause the certificates into which shares of a stockholder's Arizona Bank Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled (in respect of Arizona Bank Common Stock) to receive to be delivered to such stockholder upon delivery to the Exchange Agent of certificates representing such shares of Arizona Bank Stock owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive upon such delivery.

     No dividends or other distributions with respect to Compass Stock with a record date occurring on or after the Effective Time shall be paid to the holder of any unsurrendered certificate representing shares of Arizona Bank Stock converted in the Merger into the right to receive shares of such Compass Stock until the holder thereof shall be entitled to receive new certificates in exchange therefor in accordance with the procedures set forth in the Merger Agreement, and, following 180 days after the Effective Date, no such shares of Arizona Bank Stock shall be eligible to vote until the holder is entitled to receive new certificates representing Compass Stock in accordance with the procedures set forth in the Merger Agreement. After becoming so entitled, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Compass Stock such holder had the right to receive upon surrender of the certificates representing Arizona Bank Stock.

     Upon the Effective Time of the Merger, former Arizona Bank shareholders will cease to have any rights as shareholders of Arizona Bank, and the Arizona Bank shareholders shall have only the right to receive the merger consideration specified in the Merger Agreement or, in the case of dissenting shareholders, to exercise their rights under Arizona law. SEE "THE MERGER--DISSENTERS' RIGHTS".

     Any portion of the Exchange Fund that remains unclaimed by the stockholders of Arizona Bank for twelve months after the Effective Time shall be paid to Compass. Any stockholders of Arizona Bank who have not theretofore exchanged their certificates representing Arizona Bank Stock shall thereafter look only to Compass for payment of the shares of Compass Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Compass Stock deliverable in respect of each share of Arizona Bank Stock such stockholder holds as determined pursuant to the Merger Agreement, in each case, without any interest thereon.

DISSENTERS' RIGHTS

     By following the specific procedures set forth in the Arizona Business Corporation Act (the "ABCA"), holders of Arizona Bank Common Stock have a statutory right to dissent from the Merger. If the Merger is approved and consummated, any holder of Arizona Bank Common Stock who properly perfects his dissenters' rights will be entitled, upon consummation of the Merger, to receive an amount in cash equal to the fair value of his shares of Arizona Bank Common Stock rather than receiving the consideration set forth in the Merger Agreement. The following summary is not a complete statement of statutory dissenters' rights of appraisal, and such summary is qualified by reference to the applicable provisions of the ABCA, which are reproduced in full in Appendix II to this Proxy Statement/Prospectus.

A shareholder must complete each step in the precise order prescribed by the statute to perfect his dissenter's rights of appraisal.

     Any holder of Arizona Bank Common Stock who desires to dissent from the Merger shall (i) deliver to Arizona Bank before the vote is taken at the Special Meeting written notice of the shareholder's intent to demand payment for the shareholder's shares if the Merger is effectuated and (ii) not vote his shares in favor of the Merger.

     If the Merger is authorized at the Special Meeting, Compass Bank, as survivor of the Merger, will be liable for discharging the rights of the shareholders who dissented from the Merger ("Dissenting Shareholder") and shall, no later than ten (10) days after the Effective Time, notify the Dissenting Shareholders in writing of the location to where the Dissenting Shareholders' demand for payment must be sent. The written notice must also set a date by which Compass Bank must receive the payment demand (the "Notice Date"), which date shall be at least thirty (30) but not more that sixty (60) days after the date notice is provided to the Dissenting Shareholders. Each Dissenting Shareholder so notified must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date of the first announcement of the terms of the Merger and deposit his certificates representing shares of Arizona Bank Common Stock in accordance with the terms of the notice. A Dissenting Shareholder who does not demand payment or deposit his certificates, if required, by the Notice Date is not entitled to payment for his shares.

     Upon receipt of a payment demand, Compass Bank shall pay each Dissenting Shareholder the amount Compass Bank estimates to be the fair value of the Dissenting Shareholder's shares plus accrued interest. The fair value of the shares shall be the value thereof immediately before the Effective Time of the Merger, excluding any appreciation or depreciation in anticipation of the Merger.

     A Dissenting Shareholder may notify Compass Bank in writing of his own estimate of the fair value of his shares and amount of interest due and either demand payment of the Dissenting Shareholder's estimate, less any previous payment, or reject Compass Bank's offer and demand payment of the fair value of the Dissenting Shareholder's shares and interest due if either (i) the Dissenting Shareholder believes that the amount paid by Compass Bank is less than the fair value of his shares or that the interest due is incorrectly calculated, (ii) Compass Bank fails to make payment within sixty (60) days after the date set for demanding payment or (iii) Compass Bank, having failed to effectuate the Merger, does not return the Dissenting Shareholder's deposited certificates within sixty (60) days after the date set for demanding payment. A Dissenting Shareholder waives the right to demand payment pursuant to his own estimate of the fair value of his shares unless he notifies Compass Bank of his demand in writing within thirty (30) days after Compass Bank made or offered payment for the Dissenting Shareholder's shares. SEE "SUMMARY--DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF ARIZONA BANK AND COMPASS-- APPRAISAL RIGHTS" AND APPENDIX II.

     It is a condition to Compass' obligations under the Merger Agreement that not more than 5% of the outstanding shares of Arizona Bank Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

     SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES" for a description of the tax consequences of exercising dissenters' rights.

FEDERAL INCOME TAX CONSEQUENCES

     The following sets forth the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to Compass, and Silver, Freedman & Taff, L.L.P., special counsel to Arizona Bank, based upon current law, as to certain federal income tax consequences of the Merger to Compass, Compass Bank, Arizona Bank and holders of Arizona Bank Stock, assuming the Merger is consummated as contemplated herein.

     This discussion is based upon existing provisions of the Code, applicable U.S. Treasury regulations promulgated or proposed thereunder, administrative rulings by the Internal Revenue Service (the "IRS") and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. This discussion assumes the holders of Arizona Bank Stock hold their Arizona Bank Stock as capital assets within the meaning of Section 1221 of the Code. This discussion is based upon certain assumptions discussed below including that certain representations will be made by Compass, Arizona Bank, certain Arizona Bank shareholders and others as appropriate. If any of these representations cannot be made or are inaccurate, the tax consequence of the Merger could differ from those described herein. This discussion does not address all aspects of income taxation that may be relevant to any particular holder of Arizona Bank Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, holders who acquired Arizona Bank Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan and persons holding Arizona Bank Stock as part of a straddle or conversion transaction), and it does not discuss any aspect of state, local, foreign or other tax law. No ruling has been (or will be) sought from the IRS as to the anticipated tax consequences of the Merger.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. HOLDERS OF ARIZONA BANK STOCK SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

     Based upon the foregoing, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, Compass, Compass Bank and Arizona Bank will each be a party to the reorganization within the meaning of Section 368(b) of the Code and, accordingly, the Merger will result in the following federal income tax consequences:

     1. Compass, Compass Bank and Arizona Bank will not recognize any gain or loss as a result of the Merger;

     2. No gain or loss will be recognized by holders of Arizona Bank Stock who exchange their Arizona Bank Stock solely for Compass Stock;

     3. Any cash received by a holder of Arizona Bank Common Stock in lieu of a fractional share of Compass Common Stock in the Merger will be treated as received in exchange for such fractional share and not as a dividend. As a result, a holder of Arizona Bank Common Stock generally will recognize a capital gain or loss with respect to the cash payment received in lieu of a fractional share equal to the difference between the cash received and the portion of the Arizona Bank shareholder's basis in Arizona Bank Common Stock allocable to such fractional share, unless such payment, under each such Arizona Bank shareholder's particular facts and circumstances, is deemed to have the effect of a dividend distribution and not a redemption treated as an exchange under the principles of Section 302 of the Code. Such gain or loss will be long-term capital gain or loss to the extent that the Arizona Bank Common Stock allocable to such fractional share was held for more than one year as of the Effective Time of the Merger;

     4. Each holder's aggregate tax basis in the Compass Series E Preferred Stock received in the Merger will equal his or her aggregate tax basis in the Arizona Bank Series E Preferred Stock exchanged therefore, and each holder's aggregate tax basis in the Compass Series F Preferred Stock received in the Merger will equal his or her aggregate tax basis in the Arizona Bank Series F Preferred Stock exchanged therefore;

     5. Each holder's aggregate tax basis in the Compass Common Stock received in the Merger will equal his or her aggregate tax basis in the Arizona Bank Common Stock exchanged therefore, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received;

     6. The holding period of the Compass Series E Preferred Stock, the Compass Series F Preferred Stock and the Compass Common Stock, respectively, received in the Merger, will include the holding period of the Arizona Bank Series E Preferred Stock, the Arizona Bank
          Series F Preferred Stock and the Arizona Bank Common Stock, respectively, exchanged therefore; and

     7. For a holder of Arizona Bank Common Stock who dissents from the Merger and receives solely cash in exchange for his or her Arizona Bank Common Stock, such cash will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code.

     In addition to the tax opinions described above, it is a condition to the consummation of the Merger that Compass receive an opinion at the Effective Time of the Merger of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., and that Arizona Bank receive an opinion at the Effective Time of the Merger of its special counsel, Silver, Freedman & Taff, L.L.P., that the Merger, pursuant to which Arizona Bank shareholders, other than Arizona Bank shareholders who perfect and exercise dissenters' rights, will receive shares of Compass Stock in the exchange for their shares of Arizona Bank Stock, will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. These opinions will not bind the IRS or the courts, and there can be no assurance that the IRS or the courts will not take a contrary position. The opinions of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. and Silver, Freedman & Taff, L.L.P. will be expressly based and conditioned upon customary limitations set forth therein and upon the accuracy of certain assumptions and the receipt of and the truth and accuracy of certain representations made at the Effective Time of the Merger to such counsel by Compass, Arizona Bank, certain Arizona Bank shareholders and others as appropriate. SEE "THE MERGER--OTHER TERMS AND CONDITIONS."

REGULATORY APPROVALS

     The Merger is subject to, and conditioned upon, receipt of approval from the Superintendent, approval under the BHC Act by the Federal Reserve and approval of the FDIC. Applications to the FDIC and the Superintendent were submitted on September 21, 1998 and September 23, 1998, respectively. The Superintendent's approval was issued on October 19, 1998, subject to certain conditions, including consummation of the Merger, and the FDIC's approval is expected to be issued timely.

     A request for approval under the BHC Act was filed with the Federal Reserve on August 26, 1998, and the Merger may not be consummated for a period of 15 to
30 days after Federal Reserve approval.   In addition, the Merger may not be
consummated for a period of 15 to 30 days following FDIC approval. During either such 15 to 30 day waiting period, the Justice Department may object to the Merger on antitrust grounds, which action will stay the consummation of the transactions unless otherwise ordered by an appropriate judicial authority. Neither Arizona Bank nor Compass has any reason to believe that the Justice Department will take any action to stay the approval of the Merger.

ACCOUNTING TREATMENT

     Compass expects to account for the Merger using the "pooling-of-interests" method of accounting. Compass has received a letter from KPMG Peat Marwick LLP, which will be updated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Under this accounting method, at the Effective Time, Arizona Bank's assets and liabilities will be added at their recorded book values to those of Compass, and its shareholders' equity will be added to Compass' consolidated balance sheet. Income and other financial statements of Compass issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Arizona Bank and Compass as if the Merger had taken place prior to the periods covered by such financial statements. SEE "SUMMARY--ANTICIPATED ACCOUNTING TREATMENT"; "SELECTED FINANCIAL DATA"; AND "THE MERGER--OTHER TERMS AND CONDITIONS."

EXPENSES

     Compass and Arizona Bank will each bear their respective expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, except that Compass will bear printing expenses and SEC registration fees in connection with this Proxy Statement/Prospectus.

                             EMPLOYMENT AGREEMENT

GENERAL

     As a condition to the obligations of Compass Bank under the Merger Agreement, Compass Bank and David T. C. Wright, President and Chief Executive Officer of Arizona Bank, shall have entered into the Wright Employment Agreement. SEE "THE MERGER--ADDITIONAL AGREEMENTS".

     The following information relating to the Wright Employment Agreement is not intended to be a complete description and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Employment Agreement is included in Appendix I, and is incorporated herein by reference.

     TERM; POSITION AND RESPONSIBILITIES

     The Wright Employment Agreement provides that Compass Bank shall employ Mr. Wright to serve as President and Chief Executive Officer of the Resulting Institution for a period of five years (the "Term") commencing on the Effective Date. During the Term, Mr. Wright will not serve as an officer or director of any business enterprise (other than Compass Bank, the Federal Home Loan Bank Board (San Francisco) and Southwest Gas Corporation) without prior approval.

     COMPENSATION

     Compass Bank will pay Mr. Wright an annual base salary of $200,000 per year with merit increases in accordance with Compass Bank's salary administration program. Mr. Wright will also be entitled to participate in the Compass executive incentive program with the payment of the bonus for calendar year 1999 in the amount of $100,000 being guaranteed.

     If Mr. Wright's employment under the Wright Employment Agreement is terminated by Compass Bank for other than death or "good cause" (as defined therein), or if Mr. Wright resigns for "good reason" (as defined therein), Compass Bank will pay the lesser of (i) the compensation provided by the Wright Employment Agreement for the remainder of the Term, or (ii) an amount equal to twelve month's base salary of Mr. Wright. In the event of the termination of Mr. Wright's employment under the Wright Employment Agreement because of Mr. Wright's disability, any payments of disability benefits to Mr. Wright under any disability insurance policy or disability benefit plan covering Mr. Wright maintained by Compass Bank or its affiliates shall be treated as payments by Compass Bank toward satisfaction of its obligations under the Wright Employment Agreement (other than obligations to pay the Retention Bonus). If Mr. Wright resigns for any reason other than "good reason" or is terminated for "good cause", Compass Bank shall have no further obligation to Mr. Wright under the Wright Employment Agreement or otherwise, except payment of the Retention Bonus that has been earned, but is unpaid, as of the date of such termination or resignation. If Mr. Wright dies, Compass Bank shall have no further obligation to Mr. Wright under the Wright Employment Agreement or otherwise, except payment of the Retention Bonus.

     Mr. Wright shall be entitled to a Retention Bonus of $1,300,000 which shall be deemed proportionately earned over the 24 months following the effective date of the Wright Employment Agreement (the "Effective Date"). For any portion of a month, the Retention Bonus deemed earned shall be prorated based on the number of days worked in the month. The Retention Bonus shall be available to be paid to Mr. Wright in equal semiannual installments of principal and earnings payable over 24 months with the first installment being released and paid on the sixth-month anniversary of the Effective Date.

     In the event of the disability of Mr. Wright, the payment of the Retention Bonus will be accelerated and Mr. Wright will be entitled to all remaining sums due under the Retention Bonus. If Mr. Wright dies, the payment of the Retention Bonus will be accelerated and all remaining sums due to Mr. Wright under the Retention Bonus will be paid to the estate of Mr. Wright. If Mr. Wright is terminated for any reason other than for "good cause" or Mr. Wright terminates his employment for "good reason", Mr. Wright will be entitled to all remaining sums due under the Retention Bonus. If Mr. Wright resigns without "good reason" or is terminated for "good cause", Mr. Wright will forfeit all remaining unearned sums due under the Retention Bonus.

     BENEFITS

     During the Term, Compass Bank shall provide Mr. Wright such benefits as are made generally available to employees of equal title and base salary on the same basis as Compass makes such benefits available to Compass' other such employees, including, without limitation, participation in the Compass retirement plan.

     Compass Bank will provide Mr. Wright with the following additional benefits:

          (i) a stock grant of 15,000 shares of Compass Common Stock which stock grant shall vest pro rata over a period of five years and which shall be evidenced by a separate agreement;

          (ii)    the use of a company owned vehicle;

          (iii) the payment of Mr. Wright's monthly dues in the Tucson Country Club and the Mountain Oyster Club; and

          (iv) the issuance of stock options as are issued to persons of comparable position and responsibility.

     CONFIDENTIALITY

     Mr. Wright will not at any time, either while employed by Compass Bank or afterwards, without prior written authorization, make any independent use of, or disclose to any other person, any trade secrets or confidential information of Compass Bank or its affiliates or Arizona Bank.

     Mr. Wright agrees that all records, files, memoranda, reports, price lists, customer lists, documents, and other information (together with all copies thereof) which relate to Compass Bank, its affiliates, or Arizona Bank, and which Mr. Wright, either prior to or during Mr. Wright's term of employment, has obtained or obtains, uses, prepares, or comes in contact with shall remain the sole property of Compass Bank and its affiliates. Upon the termination of Mr. Wright's employment by Compass Bank, or upon the prior demand of Compass Bank, all such materials and all copies thereof shall be returned to Compass Bank (or its successors by merger) immediately.

     TERMINATION OF EMPLOYMENT

     Mr. Wright's employment with Compass Bank shall be terminated upon the occurrence of any one or more of the following events: (i) Compass Bank gives written notice of termination for good cause to Mr. Wright, (ii) the death of Mr. Wright, (ii) the disability of Mr. Wright or (iv) the resignation of Mr. Wright.

SHAREHOLDER VOTES REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Wright Employment Agreement is being submitted to the holders of Arizona Bank Common Stock pursuant to the Merger Agreement. The Merger Agreement provides that Arizona Bank shall submit for approval by the shareholders of Arizona Bank entitled to vote at the Special Meeting the payments to Mr. Wright under the Wright Employment Agreement. Consummation of the Merger does not require approval of the Wright Employment Agreement; however, approval by holders of at least 75% of the outstanding shares of Arizona Bank Common Stock will help to ensure favorable tax treatment by Compass Bank in connection with the amounts payable under the Wright Employment Agreement. ARIZONA BANK'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE WRIGHT EMPLOYMENT AGREEMENT. SEE "SUMMARY--RECORD DATE; SHARES ENTITLED TO VOTE"; "--VOTE REQUIRED"; "EMPLOYMENT AGREEMENT-- GENERAL" AND APPENDIX I.

                  CONFIDENTIALITY AND NONCOMPETITON AGREEMENT

GENERAL

     As a condition to the obligations of Compass Bank under the Merger Agreement, Compass Bank and Mr. Wright shall have entered into the Wright Noncompetition Agreement. SEE "THE MERGER--ADDITIONAL AGREEMENTS". The consideration payable to Mr. Wright pursuant to the Wright Noncompetition Agreement will be $2,000,000.

     The following information relating to the Wright Noncompetition Agreement is not intended to be a complete description and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Wright Noncompetition Agreement is included in Appendix I, and is incorporated herein by reference.

     CONFIDENTIALITY

     The Wright Noncompetition Agreement contains confidentiality restrictions on Mr. Wright similar to those set forth in the Wright Employment Agreement. SEE "EMPLOYMENT AGREEMENT--CONFIDENTIALITY."

     NONCOMPETITION

     The Wright Noncompetition Agreement sets forth the following noncompetition provisions:

     (i) from the date of the Wright Noncompetition Agreement and for a period of four years after Mr. Wright's employment is terminated for any reason, Mr. Wright agrees not to and shall not directly or indirectly hire, employ or engage any past, present or future employee of Arizona Bank, without appropriate prior written permission.

     (ii) from the date of the Wright Noncompetition Agreement and for a period of four years after Mr. Wright's employment is terminated for any reason, Mr. Wright agrees not to and shall not directly or indirectly compete for or solicit banking, lending, deposit taking or any other banking or trust services business for or on behalf of any bank or other financial institution (excluding any finance company) with a place of business in the State of Arizona, or own, operate, participate in, undertake any employment with or have any interest in any bank or other financial institution (excluding a finance company) with a place of business in the State of Arizona or a bank or financial institution (excluding a finance company) with a place of business outside the State of Arizona having an office in Texas, Alabama, Florida or any other state in which Compass Bank or any affiliate has a significant deposit office at the time of termination, except owning publicly traded stock for investment purposes only in which Mr. Wright owns less than 5%.

     (iii) from the date of the Wright Noncompetition Agreement and for a period of four years after Mr. Wright's employment is terminated for any reason, Mr. Wright agrees not to and shall not directly or indirectly compete for or solicit banking, lending, deposit taking or any other banking or trust services business from any customer of Compass Bank (or its successors by merger); or

     (iv) from the date of the Wright Noncompetition Agreement and for a period of four years after Mr. Wright's employment is terminated for any reason, Mr. Wright agrees not to and shall not directly or indirectly use in any competition, solicitation or marketing effort in competition with Compass Bank or its affiliates any proprietary list of or other proprietary information concerning customers of Arizona Bank, Compass Bank or its affiliates developed by Arizona Bank, Compass Bank or its affiliates.

SHAREHOLDER VOTES REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The Wright Noncompetition Agreement is being submitted to the holders of Arizona Bank Common Stock pursuant to the Merger Agreement. The Merger Agreement provides that Arizona Bank shall submit for approval by the shareholders of Arizona Bank entitled to vote at the Special Meeting the payments to Mr. Wright under the Wright Noncompetition Agreement. Consummation of the Merger does not require approval of the Wright Noncompetition Agreement; however, approval by holders of at least 75% of the outstanding shares of Arizona Bank Common Stock will help to ensure favorable tax treatment by Compass Bank in connection with the amounts payable under the Wright Noncompetition Agreement. ARIZONA BANK'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE WRIGHT NONCOMPETITION AGREEMENT. SEE "SUMMARY-- RECORD DATE; SHARES ENTITLED TO VOTE"; "--VOTE REQUIRED"; "CONFIDENTIALITY AND NONCOMPETITION AGREEMENT--GENERAL" AND APPENDIX I.


                          SUPERVISION AND REGULATION

GENERAL

     Bank holding companies and banks are regulated extensively under both federal and state law. Compass is subject to regulation by the Federal Reserve and its bank subsidiaries (the "Subsidiary Banks") are subject to regulation by the Federal Reserve and the FDIC and the appropriate state banking departments. Compass owns Compass Bank ("Compass Bank-Alabama"), an Alabama state bank headquartered in Birmingham, Alabama, Central Bank of the South, an Alabama state bank headquartered in Anniston, Alabama and Compass Bank ("Compass Bank-Texas"), a Texas state bank and wholly-owned indirect subsidiary of Compass headquartered in Houston, Texas. Compass' wholly-owned commercial bank subsidiaries conduct a general, full-service commercial and consumer banking business in Alabama, Texas and Florida. Compass Bank-Alabama also is engaged in the investment, trust and equipment leasing businesses, and other bank operating activities. Central Bank of the South primarily serves as a controlled disbursement facility for commercial deposit customers of Compass Bank-Alabama. Compass has received approval to merge Compass Bank-Texas into Compass Bank-Alabama and such merger is expected to be consummated during the fourth quarter of 1998. The deposits of each of the Subsidiary Banks are insured by the FDIC. Although the various laws and regulations which apply to Compass and its Subsidiary Banks are intended to insure safe and sound banking practices, they are mainly intended to benefit depositors and the federal deposit insurance fund, not the shareholders of Compass. The following discussion highlights certain laws and regulations affecting Compass and the Subsidiary Banks and should be read in conjunction with the more detailed information incorporated by reference herein. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

COMPASS

     Compass is a bank holding company within the meaning of the BHC Act and is registered as such with the Federal Reserve. As a bank holding company, Compass is required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHC Act. The Federal Reserve may also make examinations of Compass and each of its subsidiaries. Under the BHC Act, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHC Act authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all of the assets of any bank or ownership or control of any voting shares of any bank if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting shares of any such bank. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") permits bank holding companies to acquire banks located in any state without regard to whether the transaction is prohibited under any state law (except that states may establish the minimum age of their local banks (up to a maximum of 5 years) subject to interstate acquisition of out-of-state bank holding companies).

     The Federal Reserve Act generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") enacted major regulatory reforms, stronger capital standards for savings associations and stronger civil and criminal enforcement provisions. FIRREA allows the acquisition of healthy and failed savings associations by bank holding companies and imposes no interstate barriers on such bank holding company acquisitions. With certain qualifications, FIRREA also allows bank holding companies to merge acquired savings and loans into their existing commercial bank subsidiaries. FIRREA also provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

     In December of 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund ("BIF"), of which the Subsidiary Banks are members, substantially revised statutory provisions, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required holding companies to guarantee the capital compliance of their banks in certain instances. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized", as defined by regulations adopted by the Federal Reserve, the FDIC and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

     An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution (including the payment of dividends) if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

     At June 30, 1998, the Subsidiary Banks were "well capitalized", and were not subject to any of the foregoing restrictions, including, without limitation, those relating to brokered deposits. The Subsidiary Banks do not rely upon brokered deposits as a primary source of deposit funding, although such deposits are sold through the Correspondent and Investment Services Division of Compass Bank - Alabama.

     FDICIA contains numerous other provisions, including reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA required the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) pay a higher insurance assessment.

     The Deposit Insurance Funds Act of 1996 (the "Fund Act"), which became effective October 8, 1996, required the FDIC to impose a special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF"). Although the Subsidiary Banks are members of BIF, they hold deposits subject to assessment by SAIF as a result of acquisitions of SAIF deposits or SAIF-insured institutions. Compass' deposit liability under the Funds Act was $7.2 million based upon $1.1 billion of SAIF deposits, after certain discounts and exemptions.

THE SUBSIDIARY BANKS

     In general, federal and state banking laws and regulations govern all areas of the operations of the Subsidiary Banks, including reserves, loans, mortgages, capital, issuances of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments may be deemed to constitute an unsafe and unsound practice. Federal and state banking agencies also have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

     Compass Bank-Alabama and Central Bank of the South are both organized under the laws of the State of Alabama. Compass Bank-Alabama is a member of the Federal Reserve System. Compass Bank-Alabama and Central Bank of the South (collectively, the "Alabama Subsidiary Banks") are supervised, regulated and regularly examined by the Alabama State Banking Department and Compass Bank-Alabama is also regulated and examined by the Federal Reserve. Compass Bank-Texas is organized under the laws of the State of Texas, is a member of the Federal Reserve System, and is supervised, regulated and examined by the Texas Department of Banking and the Federal Reserve. The Subsidiary Banks, as participants in the BIF and the SAIF of the FDIC, are subject to the provisions of the Federal Deposit Insurance Act and to examination by and regulations of the FDIC.

     The Alabama Subsidiary Banks are governed by Alabama laws restricting the declaration and payment of dividends to 90% of annual net income until its surplus funds equal at least 20% of capital stock. Compass Bank-Alabama has surplus in excess of this amount. Compass Bank-Texas which is governed by the laws of the State of Texas, is restricted in the declaration and payment of dividends to undivided profits; that is, the portion of equity capital of a state bank equal to the balance of its net profits, income, gains and losses since the date of its formation, less subsequent distributions to shareholders and transfers to surplus or capital under share dividends or by board resolution. As members of the Federal Reserve System, Compass Bank-Alabama and Compass Bank-Texas are also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks.

     Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. Insured banks are prohibited from paying dividends on its capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof.

     The Community Reinvestment Act of 1977 ("CRA") and the regulations of the Federal Reserve implementing that act are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch, to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

OTHER

     Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions, are being considered by the executive branch of the Federal government, Congress and various state governments, including Alabama, Arizona, Texas and Florida. Certain of these proposals, if adopted, could significantly change the regulations of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Compass or the Subsidiary Banks.

     The Correspondent and Investment Services Division of Compass Bank is treated as a municipal securities dealer and a government securities dealer for purposes of the federal securities laws and, therefore, is subject to certain reporting requirements and regulatory controls by the SEC, the United States Department of the Treasury and the Federal Reserve. Compass Brokerage, Inc., a wholly-owned subsidiary of Compass Bank-Alabama, offers discount brokerage services and is registered with the SEC and the National Association of Securities Dealers, Inc. The subsidiary is subject to certain reporting requirements and regulatory control by these agencies. Compass Bancshares Insurance, Inc., a wholly-owned subsidiary of Compass Bank-Alabama, is a licensed insurance agent or broker for various insurance companies. Such insurance subsidiary and its licensed agents are subject to reporting and licensing regulations of the Alabama Insurance Commission and various other states.

     References under the heading "SUPERVISION AND REGULATION" to applicable statutes are brief summaries of portions thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes.

               DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK

     The following summary of the terms and provisions of the Compass Common Stock and the Compass Preferred Stock does not purport to be complete and is qualified in its entirety by reference to Compass' Restated Certificate of Incorporation and the Certificates of Amendment thereto, which include the express terms of the Compass Common Stock and the Compass Preferred Stock proposed to be issued in the Merger. Such Certificates are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

COMPASS COMMON STOCK

     Compass is incorporated under the General Corporation Law of the State of Delaware ("GCL"). Compass is authorized to issue 100,000,000 shares of Compass Common Stock, of which 70,170,834 shares were issued and outstanding on June 30, 1998. Compass' Board of Directors may at any time, without additional approval of the holders of Compass Common Stock, issue additional authorized but previously unissued shares of Compass Common Stock.

     DIVIDENDS

     Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under the GCL, Compass may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its Subsidiary Banks are the primary source of funds available to Compass for payment of dividends to its shareholders and for other needs. Compass' Board of Directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including Compass' earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Compass' Board of Directors deems relevant. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF ARIZONA BANK AND COMPASS--DIVIDENDS" AND "SELECTED FINANCIAL DATA."

     Compass' principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities. Federal and state banking regulations applicable to Compass and its banking subsidiaries require minimum levels of capital which limit the amounts available for payment of dividends. The Alabama Subsidiary Banks are governed by Alabama laws restricting the declaration and payment of dividends to 90% of annual net income until its surplus funds equal at least 20% of capital stock. Compass Bank-Alabama has surplus in excess of this amount. Compass Bank-Texas, which is governed by the laws of the State of Texas, is restricted in the declaration and payment of dividends to undivided profits; that is, the portion of equity capital of a state bank equal to the balance of its net profits, income, gains and losses since the date of its formation, less subsequent distributions to shareholders and transfers to surplus or capital under share dividends or by
board resolution.   As members of the Federal Reserve System, Compass Bank-
Alabama and Compass Bank-Texas are also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY--RECOMMENDATION OF BOARD OF DIRECTORS OF ARIZONA BANK"; "RISK FACTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF ARIZONA BANK AND COMPASS--DIVIDENDS."

     PREEMPTIVE RIGHTS

     The holders of Compass Common Stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Compass before such securities are offered to others. The absence of preemptive rights increases Compass' flexibility to issue additional shares of Compass Common Stock in connection with acquisitions, employee benefit plans and for other purposes, without affording the holders of Compass Common Stock a right to subscribe for their proportionate share of those additional securities. Any further issuance of Compass Common Stock after the Effective Time may reduce former Arizona Bank shareholders' proportionate interest in Compass.

     VOTING RIGHTS

     The holders of Compass Common Stock are entitled to one vote per share on all matters presented to shareholders. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. Cumulative voting rights, if provided for, entitle shareholders to a number of votes equal to the product of the number of shares held and the number of directors to be elected and allow shareholders to distribute such votes among any number of nominees for director or cast such votes entirely for one director. Cumulative voting rights tend to enhance the voting power of minority shareholders. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF ARIZONA BANK AND COMPASS--ELECTION OF DIRECTORS".

     LIQUIDATION

     Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled.

COMPASS PREFERRED STOCK

     Compass has authorized 25,000,000 shares of $.10 par value preferred stock. The preferred stock is issuable in one or more series and Compass' Board of Directors, subject to certain limitations, is authorized to fix the number of shares, dividend rate, liquidation prices, redemption, conversion, voting rights, and other terms. Compass' Board of Directors may issue preferred stock without approval of the holders of Compass Common Stock. No shares of preferred stock are outstanding as of the date hereof; however, at the Effective Time, each share of Arizona Bank Series E Preferred Stock and Arizona Bank Series F Preferred Stock will be converted into one share of Compass Series E Preferred Stock and Compass Series F Preferred Stock, respectively. SEE "THE MERGER"; "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF ARIZONA BANK AND COMPASS--DIVIDENDS".

     COMPASS SERIES E PREFERRED STOCK

          Dividends. Dividends will be payable at an annual rate of $2.625 per share, if, when and as declared by the Board. Dividends will not be cumulative and will be payable quarterly in arrears on the fifteenth (15th) day of February, May, August and November in each year, commencing on the first such date occurring after the Effective Time. Dividends must be declared, paid or set aside on Compass Series E Preferred Stock before dividends may be declared, paid or set aside on Compass Common Stock or any junior stock. Holders of Compass Series E Preferred Stock will not participate in dividends with the Compass Common Stock or any junior stock.

          Redemption. Compass Series E Preferred Stock will be redeemable upon any dividend payment date commencing November 15, 1999, at the option of Compass, in whole or in part, at a redemption price of $25.00 per share plus declared and unpaid dividends for the then-current dividend period up to the date fixed for redemption.

          Ranking. Compass Series E Preferred Stock will rank senior to the Compass Common Stock and will rank on a parity with Compass' Series F Preferred Stock with respect to cash dividend rights and rights upon liquidation, dissolution or winding up. Compass Series E Preferred Stock will be subject to the creation of parity preferred stock and junior stock; provided, however, that no cumulative parity preferred stock may be created or issued unless approved by the holders of the Compass Series E Preferred Stock.

          Liquidation Preference. Compass Series E Preferred Stock will have a liquidation preference of $25.00 per share plus declared and unpaid dividends for the current dividend period up to the date fixed for liquidation, before any distribution to holders of Compass Common Stock or any junior stock. If the amounts available for distribution with respect to the Compass Series E Preferred Stock and any other parity preferred stock are not sufficient to satisfy the full liquidation rights of the Compass Series E Preferred Stock and such parity preferred stock, then the holders of each series of such stock will share ratably in such distribution of assets in proportion to the full respective preferential amounts to which they may be entitled. Upon any such liquidation, but only after each holder of Series E Preferred Stock shall have been paid in full the stated dividends and amounts payable to which each such holder is entitled, the remaining assets of Compass may be distributed to the holders of Compass Common Stock or junior stock.

          Conversion. The holders of shares of Compass Series E Preferred Stock will not have any right to convert such shares into shares of Compass Common Stock.

          Voting Rights. Except as described herein or as otherwise required by applicable law, holders of Compass Series E Preferred Stock will not have any voting rights.

          So long as any shares of Compass Series E Preferred Stock are outstanding, Compass may not, without the consent of a majority of the outstanding shares of Compass Series E Preferred Stock (i) amend, alter or repeal any of the terms of the Certificate of Designation, Preferences, Privileges and Voting Powers of the Compass Series E Preferred Stock if such amendment, authorization or repeal would materially and adversely affect the rights, preferences, powers or privileges of the Compass Series E Preferred Stock; or (ii) create, authorize or issue, or increase the authorized or issued amount of, any class or series of any equity securities of Compass, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of Compass, ranking either prior to, or on parity with, the Compass Series E Preferred Stock either as to cash dividend rights or rights on liquidation, winding up or dissolution of Compass; provided, however, that the consent of the holders of the Compass Series E Preferred Stock will not be required in connection with the creation, authorization or issuance of parity preferred stock unless such parity preferred stock has cumulative dividend rights.

          If Compass fails to pay quarterly dividends for any four (4) consecutive or non-consecutive dividend periods, the holders of Compass Series E Preferred Stock will be entitled to elect, voting as a class with any holders of non-cumulative parity stock which by its terms provides for voting rights similar to the shares of Compass Series E Preferred Stock, two additional directors of Compass. The right of holders of shares of Compass Series E Preferred Stock to elect directors will continue until dividends on the shares of Compass Series E Preferred Stock have been paid in full or declared and set apart for payment in full for four (4) consecutive dividend periods.

          Merger. A consolidation, merger or sale of all or substantially all of the assets of Compass will not be considered a liquidation, dissolution or winding up of Compass for purposes of liquidation preferences; provided, however, that if the aggregate amount of cash receivable by holders of Compass Series E Preferred Stock in exchange for or upon conversion of Compass Series E Preferred Stock in connection with a cash merger would be less than the stated liquidation value of the outstanding Compass Series E Preferred Stock, then such cash merger will be considered a liquidation, dissolution or winding up of Compass.

     COMPASS SERIES F PREFERRED STOCK

          Dividends. Dividends will be payable at an annual rate of $2.28125 per share, if, when and as declared by the Board. Dividends will not be cumulative and will be payable quarterly in arrears on the fifteenth (15th) day of each February, May, August and November, commencing on the first such date occurring after the Effective Time. Dividends must be declared, paid or set aside on Compass Series F Preferred Stock before dividends may be declared, paid or set aside on Compass Common Stock or any junior stock. Holders of Compass Series F Preferred Stock will not participate in dividends, if any, declared and paid on Compass Common Stock or any other junior stock.

          Redemption. Compass Series F Preferred Stock may not be redeemed prior to February 15, 1999. Thereafter, Compass Series F Preferred Stock may be redeemed in whole or in part, at the option of Compass, on any dividend payment date upon not less than thirty (30) days' prior written notice, at the following per share redemption amounts, plus declared and unpaid dividends for the current dividend period up to the date fixed for redemption, without interest: $25.75 if the redemption date is within the twelve (12) month period beginning February 15, 1999; $25.375 if such date is within the twelve (12) month period beginning February 15, 2000; and $25.00 thereafter.

          Ranking. Compass Series F Preferred Stock will rank senior to the Compass Common Stock and will rank on parity with Compass Series E Preferred Stock, with respect to both cash dividend rights and rights upon liquidation, dissolution or winding up. Compass Series F Preferred Stock will be subject to the creation of parity preferred stock and junior stock; provided, however, that no cumulative parity preferred stock may be created or issued unless approved by the holders of the Compass Series F Preferred Stock.

          Liquidation Preference. In the event of any voluntary or involuntary liquidation of Compass, holders of Compass Series F Preferred Stock will be entitled to be paid $25.00 per share, plus dividends declared and unpaid for the current dividend period up to the date fixed for liquidation, before any distribution to holders of Compass Common Stock or any junior stock. If the amounts available for distribution with respect to the Compass Series F Preferred Stock and any other parity preferred stock are not sufficient to satisfy the full liquidation rights of the Compass Series F Preferred Stock and such parity preferred stock, then the holders of each series of such stock will share ratably in such distribution of assets in proportion to the full respective preferential amounts to which they may be entitled. Upon any such liquidation, but only after each holder of Series F Preferred Stock shall have been paid in full the stated dividends and amounts payable to which each such holder is entitled, the remaining assets of Compass may be distributed to the holders of Compass Common Stock or junior stock.

          Conversion. The holders of shares of Compass Series F Preferred Stock will have no right to convert such shares into shares of Compass Common Stock or any other class of capital stock of Compass.

          Voting Rights. Except as described herein or as otherwise required by applicable law, holders of Compass Series F Preferred Stock will not have any voting rights.

          So long as any shares of Compass Series F Preferred Stock are outstanding, Compass may not, without the consent of a majority of the outstanding shares of Compass Series F Preferred Stock (i) amend, alter or repeal any of the terms of the Certificate of Designation, Preferences, Privileges and Voting Powers of the Compass Series F Preferred Stock if such amendment, authorization or repeal would materially and adversely affect the rights, preferences, powers or privileges of the Compass Series F Preferred Stock; or (ii) create, authorize or issue, or increase the authorized or issued amount of, any class or series of any equity securities of Compass, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of Compass, ranking either prior to, or on parity with, the Compass Series F Preferred Stock either as to cash dividend rights or rights on liquidation, winding up or dissolution of Compass; provided, however, that the consent of the holders of the Compass Series F Preferred Stock will not be required in connection with the creation, authorization or issuance of parity preferred stock unless such parity preferred stock has cumulative dividend rights.

          If Compass fails to pay dividends on Compass Series F Preferred Stock at the stated rate for any four (4) consecutive or non-consecutive dividend periods, the holders of Compass Series F Preferred Stock will have the right to elect, voting as a class with holders of Compass Series E Preferred Stock or any other holders of any series of non-cumulative parity stock which by its terms provides for voting rights with respect to the election of directors, two additional directors of Compass. The right of holders of shares of Compass Series F Preferred Stock to elect directors will continue until dividends on the shares of Compass Series F Preferred Stock have been paid in full or declared and set apart for payment in full for four (4) consecutive dividend periods.

                            COMPARISON OF RIGHTS OF
                   SHAREHOLDERS OF ARIZONA BANK AND COMPASS

CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK

     Compass' Certificate and Bylaws contain several provisions which may make Compass a less attractive target for an acquisition of control by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Arizona Bank's Articles of Incorporation, as amended, and Bylaws do not contain similar restrictions, except that the ABCA requires that actions of shareholders without a meeting be by unanimous written consent.

     The foregoing summary is qualified in its entirety by reference to Compass' Certificate and Bylaws, which are available upon written request from Compass and which are on file with the Commission, and to the Articles of Incorporation, as amended, and Bylaws of Arizona Bank, which are available upon request from Arizona Bank. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" AND "RISK FACTORS".

     In addition to the foregoing differences between Arizona Bank's and Compass' charters, as a result of the Merger, Arizona Bank shareholders, whose rights are governed by the ABCA, will become shareholders of Compass, and their rights as shareholders will then be governed primarily by the GCL.

CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF ARIZONA AND THE CORPORATION LAWS OF DELAWARE AND CORRESPONDING CHARTER AND BYLAW PROVISIONS

     Certain differences between the Delaware corporation laws and the Arizona corporate laws, as well as a description of the corresponding provisions contained in Compass' and Arizona Bank's respective charter and By-Laws, as such differences may affect the rights of shareholders, are set forth below. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the ABCA and the GCL.

     MERGERS

     Both Arizona law and Delaware law generally permit a merger to become effective without the approval of the surviving corporation's shareholders if the articles of incorporation of the surviving corporation do not change following the merger, the amount of the surviving corporation's common stock to be issued or delivered under the plan of merger does not exceed twenty percent (20%) of the total shares of outstanding voting stock immediately prior to the acquisition, and the board of directors of the surviving corporation adopts a resolution approving the plan of merger. In addition, the ABCA requires that each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares with identical designations, preferences, limitations and relative rights immediately after the effective date of the merger.

     Where shareholder approval is required under Arizona law, a merger must be approved by each voting group entitled to vote separately on the plan by a majority of all the votes entitled to be cast by that voting group, unless the articles of incorporation or board of directors provide otherwise. Arizona Bank's Articles of Incorporation do not provide otherwise. Where shareholder approval is required under Delaware law, a merger can be approved by a majority vote of the outstanding shares of capital stock of each class entitled to vote thereon. Compass' Certificate requires supermajority approval by its Board of Directors and shareholders in certain cases, as described above. SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF ARIZONA BANK AND COMPASS-- CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK".

     APPRAISAL RIGHTS

     Shareholders of Arizona corporations are entitled to exercise certain dissenters' rights in the event of a share exchange, sale or exchange of all, or substantially all, of the property of the corporation (other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange), an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares and, with the exceptions discussed below, a merger or consolidation. Shareholders of a Delaware corporation have rights of appraisal in connection with certain mergers or consolidations only. In addition, a Delaware corporation may, but is not required to, provide in its certificate of incorporation that appraisal rights shall be available to shareholders in the event of an amendment to the certificate of incorporation, the sale of all or substantially all of the assets of the corporation, or the occurrence of any merger or consolidation regarding which appraisal rights are not otherwise available and in which that Delaware corporation is not the surviving or resulting company. No such provision is included in Compass' Certificate. The appraisal rights of a shareholder of an Arizona corporation are set forth in Appendix II. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' RIGHTS" AND APPENDIX II.

     Except as described below, no appraisal rights are available under either Arizona or Delaware law for the holders of any shares of a class or series of stock of an Arizona corporation or Delaware corporation to a merger if that corporation survives the merger and the merger did not require the vote of the holders of that class or series of such corporation's stock; provided, however, that under Delaware law appraisal rights will be available in any event to shareholders of a Delaware corporation who are required to accept consideration for their shares other than the consideration described below.

     Both Arizona and Delaware law provide that shareholders do not have appraisal rights in connection with a merger where, on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation, the stock of the corporation is listed on a national securities exchange or is held of record by more than (in Delaware) or at least (in Arizona) 2,000 shareholders, unless any of the following exceptions concerning consideration paid to the shareholder for his shares are met. Appraisal rights will, however, be available to shareholders of a Delaware corporation in the event of a merger or consolidation if such shareholders are required by the terms of an agreement of merger or consolidation to accept for their stock anything other than (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (b) shares of stock of any other corporation or depository receipts in respect thereof, which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders,
(c) cash in lieu of fractional shares or fractional depository receipts of a corporation described in (a) and (b) above, or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in (a), (b) and (c) above.

     SPECIAL MEETINGS

     A special meeting of shareholders of an Arizona corporation may be called by the corporation's board of directors or the persons authorized to do so by its articles of incorporation or bylaws. Shareholders of Delaware corporations do not have a right to call special meetings unless such right is conferred upon the shareholders in the corporation's Certificate of Incorporation or Bylaws. Arizona Bank's By-Laws provide that special meetings of shareholders may be called at any time by the Board of Directors, the President, or the holders of not less than ten percent (10%) of the capital stock entitled to vote. Compass' Certificate prohibits shareholders from calling special meetings.

     ACTIONS WITHOUT A MEETING

     Under Arizona law, the shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders entitled to vote on the action and delivered to the corporation. Delaware law provides that shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting, unless prohibited in the certificate of incorporation. Compass' Certificate prohibits shareholder action by written consent except where such action is taken unanimously. SEE "RISK FACTORS".

     ELECTION OF DIRECTORS

     Pursuant to Arizona law, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Arizona Bank's Articles of Incorporation, as amended, do not provide otherwise. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. SEE "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK--VOTING RIGHTS".

     VOTING ON OTHER MATTERS

     Under Arizona law, an amendment to the articles of incorporation requires the approval of both the holders of at least a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenter's rights and the votes required by every other voting group entitled to vote on the amendment, unless a different number is specified in the articles of incorporation. The Articles of Incorporation, as amended, of Arizona Bank do not so specify. Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, and the holders of a majority of the outstanding stock entitled to vote thereon as a class, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock or any class thereof. The Certificate of Incorporation of Compass does not provide for approval by more than a majority vote.

     The sale, lease, exchange or other disposition of all, or substantially all, the property, with or without the goodwill, of an Arizona corporation, if not made in the usual and regular course of its business, requires the approval of the holders of at least a majority of the outstanding shares of the corporation entitled to vote thereon, unless the articles of incorporation or the board of directors require the vote of a different number. Arizona Bank's Articles of Incorporation, as amended, do not provide for a different voting requirement. A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock. The Certificate of Incorporation of Compass does not so provide.

     Under Arizona law, the voluntary dissolution of a corporation requires the approval of the holders of at least a majority of the votes entitled to be cast thereon, unless a different amount, is specified in the articles of incorporation or by the board of directors. The Articles of Incorporation, as amended, of Arizona Bank do not provide for a different number of shares for approval of dissolution. Delaware law requires that dissolution must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock. Compass' Certificate does not provide for approval by more than a majority vote.

     PREEMPTIVE RIGHTS

     Under Arizona law, shareholders do not possess preemptive rights to acquire the corporation's unissued shares, unless the corporation's articles of incorporation provide otherwise. Arizona Bank's Articles of Incorporation, as amended, do not provide preemptive rights and, therefore, Arizona Bank's shareholders do not have preemptive rights as to unissued shares. Shareholders of Compass do not possess preemptive rights.

     DIVIDENDS

     A Delaware corporation may pay dividends not only out of surplus (the excess of net assets over capital) but also out of net profits for the current or preceding fiscal year if it has no surplus; provided, however, that if the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets, no dividends may be declared out of net profits. An Arizona corporation may not make distributions if, after giving effect, either the corporation is not able to pay its debts as they become due in the ordinary course of business or the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation otherwise permit, the amount that would be needed to satisfy the preferential rights on dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding.

     Arizona Bank's Articles of Incorporation, as amended, do not contain restrictions as to the ability of the Arizona Bank Board of Directors to declare dividends. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY-- PARTIES TO THE MERGER"; "SUMMARY--ARIZONA BANK'S REASONS FOR THE MERGER"; "--RECOMMENDATION OF BOARD OF DIRECTORS OF ARIZONA BANK"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK" AND "INFORMATION ABOUT ARIZONA BANK--MARKET PRICE AND DIVIDENDS".

     LIQUIDATION RIGHTS

     Generally under Arizona and Delaware corporate law, shareholders are entitled to share ratably in the distribution of assets upon the voluntary dissolution of their corporation. Preferred shareholders typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of preferred shareholders have been fully satisfied, common shareholders are entitled to the distribution of any remaining assets.

     Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass Preferred Stock have been paid in full any sums to which they may be entitled. Upon liquidation, dissolution or winding up of the affairs of Arizona Bank, holders of Arizona Bank Common Stock are entitled to receive their pro rata portion of the remaining assets of Arizona Bank after the holders of Arizona Bank Preferred Stock have been paid in full any sums to which they may be entitled. Arizona Bank Series E Preferred Stock has a liquidation or value of $25.00 per share, plus accrued and unpaid dividends. Arizona Bank Series F Preferred Stock has a liquidation value of $25.00 per share, plus accrued and unpaid dividends.

     LIMITATION OF LIABILITY AND INDEMNIFICATION

     Both Arizona and Delaware corporate law permit a corporation to set limits on the extent of a director's liability. Both Arizona and Delaware corporate law permit a corporation to indemnify its officers, directors, employees and agents if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification is not allowed under either Arizona or Delaware corporate law, absent a court order to the contrary, if an officer, director, employee or agent of the corporation is finally adjudged liable to the corporation.

     Under Compass' Certificate of Incorporation, as amended, a director will not be liable to Compass or its shareholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of a director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividend or unlawful stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit. Compass' Certificate of Incorporation, as amended, authorizes indemnification of officers, directors and others to the fullest extent permitted by Delaware law. SEE "AVAILABLE INFORMATION"; "INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS" AND "INDEMNIFICATION".

     Arizona Bank's Articles of Incorporation provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of Arizona Bank or is or was serving at the request of Arizona Bank as a director, officer, employee or agent of another company, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Arizona Bank to the fullest extent authorized by the law of Arizona against all expense, liability and loss reasonably incurred or suffered in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent. Arizona Bank shall indemnify a person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of Arizona Bank. The right to indemnification is a contract right and includes the right to be paid by Arizona Bank the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if Arizona law requires, an advancement of expenses incurred by a person in his or her capacity as a director, officer, or employee may be made only upon delivery to Arizona Bank of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified for such expenses. In any suit brought by a person to enforce an indemnification right, or by Arizona Bank to recover an advancement of expenses, the burden of proving that the person is not entitled to be indemnified or to such advancement of expenses is on Arizona Bank. The rights to indemnification and to the advancement of expenses conferred by the Articles of Incorporation are not exclusive of any other right which any person may have or acquire. A director of Arizona Bank shall not be personally liable to Arizona Bank or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such liability of the director shall not be eliminated or limited for any breach of the directors' duty of loyalty to Arizona Bank or its shareholders, acts or omissions which are not in good faith or involve intentional misconduct or knowing violation of law, authorizing the unlawful payment of a dividend or other distribution, any transaction from which the director derived an improper personal benefit, or a violation of certain provisions Arizona law. Notwithstanding the foregoing, Arizona Bank shall not indemnify any person if indemnification is prohibited by any law, regulation or order that may be applicable from time to time. In addition, no provision limiting the personal liability of any person for monetary damages for breach of fiduciary duty as a director shall be effective in any administrative proceeding or civil action.

     REMOVAL OF DIRECTORS

     The shareholders of an Arizona corporation may remove a director with or without cause by a vote of the holders of not less than a majority of the shares entitled to vote, unless otherwise provided in the articles of incorporation.
If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. Arizona Bank's Articles of Incorporation do not provide otherwise. A majority of shareholders of a Delaware corporation may remove a director with or without cause, unless the directors are classified and elected for staggered terms, in which case, directors may be removed only for cause. Compass' Certificate of Incorporation provides for a classified board, and any such removal must be for cause after a supermajority vote (80%) of the shareholders.

     INSPECTION OF BOOKS AND RECORDS

     Under Arizona law, any person who has been a shareholder of record for at least six (6) months preceding his demand, or who is the holder of at least five percent (5%) of all of the outstanding shares of a corporation, is entitled to examine a corporation's relevant books and records for any proper purpose.
Under Delaware law, any shareholder has such a right.

     ANTITAKEOVER PROVISIONS

     Delaware has enacted antitakeover legislation. Compass has opted out of such provisions as provided thereby. Certain provisions of Compass' charter and Bylaws limiting a takeover without the support of its Board of Directors are described in "COMPARISON OF RIGHTS OF SHAREHOLDERS OF ARIZONA BANK AND COMPASS-- CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK". Arizona has enacted similar legislation. Pursuant to Arizona law, an issuing public corporation shall not, directly or indirectly, purchase or agree to purchase any shares from a beneficial owner of more than 5% of the voting power of the issuing public corporation for more than the average market price of the shares if the shares have been beneficially owned by the beneficial owner for less than three years, unless either (i) the purchase or agreement to purchase is approved at a meeting of shareholders by the affirmative vote of the holders of the majority of the voting power of all shares excluding shares beneficially owned by the beneficial owner or its affiliates or associates or by any officer or director of the issuing public corporation or (ii) the issuing public corporation makes an offer, of at least equal value per share, to all holders of shares of such class or series and to all holders of any class or series into which the shares may be converted. This Arizona antitakeover provision applies only to issuing public corporations and to corporations which elect to be subject to such provisions. Arizona Bank's Articles of Incorporation do not so elect.

     Although certain of the specific differences between the voting and other rights of Arizona Bank shareholders and Compass shareholders are discussed above, the foregoing summary is not intended to be a complete statement of the comparative rights of such shareholders under Arizona and Delaware law, or the rights of such persons under the respective charters and Bylaws of Compass and Arizona Bank. Nor is the identification of certain specific differences meant to indicate that other differences do not exist. The foregoing summary is qualified in its entirety by reference to the particular requirements of the ABCA and the GCL, and the specific provisions of Compass' Certificate and Bylaws, and Arizona Bank's Articles of Incorporation, as amended, and Bylaws.

                            RESALE OF COMPASS STOCK

     The Compass Common Stock and Compass Preferred Stock to be issued to holders of Arizona Bank Common Stock and Arizona Bank Preferred Stock upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be an "affiliate" of Arizona Bank within the meaning of Rule 144 or Rule 145 under the Securities Act. The directors and executive officers of Arizona Bank, the beneficial owners of 10% or more of Arizona Bank Common Stock and certain of their related interests may be deemed to be affiliates of Arizona Bank. Such affiliates are not permitted to transfer any Compass Common Stock or Compass Preferred Stock except in compliance with the Securities Act and the rules and regulations thereunder. Such affiliates have delivered to Compass a written agreement in substantially the form of Exhibit A to the Merger Agreement providing that each such affiliate will not (i) sell, pledge, transfer or otherwise dispose of any of such affiliate's Arizona Bank Common Stock or Arizona Bank Preferred Stock within 30 days prior to the Effective Time, (ii) sell, pledge, transfer or otherwise dispose of any shares of Compass Common Stock or Compass Preferred Stock until the publication of financial results covering at least 30 days of post-Merger combined operations of Arizona Bank and Compass, except for loans to any such affiliates secured by a pledge of all or part of such Compass Common Stock or Compass Preferred Stock, provided the lender agrees to be bound by the terms of such written agreement, and (iii) agrees not to transfer any Compass Common Stock or Compass Preferred Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder. SEE "SUMMARY-- ANTICIPATED ACCOUNTING TREATMENT"; "THE MERGER--ACCOUNTING TREATMENT" AND APPENDIX I.

     Holders of shares of Arizona Bank Stock that will be entitled to receive more than fifty percent (50%) of the aggregate merger consideration have represented to Compass their intention not to sell or otherwise dispose of the shares of Compass Stock received in the Merger in a transaction the consideration for which is to be provided by Compass or a party related to Compass. See "The Merger--Other Terms and Conditions".


                        INFORMATION ABOUT ARIZONA BANK

SERVICES, EMPLOYEES AND PROPERTIES

     Arizona Bank is a state chartered banking organization incorporated in 1963. Arizona Bank's main office is located at 120 North Stone Avenue, Tucson, Arizona 85701. Arizona Bank currently operates 29 branch locations in Pima, Yuma, Coconino, Yavapai, Mohave, Cochise, Pinal and Maricopa Counties in Arizona. Arizona Bank also operates a representative office in Orange County, California to facilitate loans and leases to finance the purchase and lease of automobiles by California consumers. This operation relies solely upon Arizona Bank personnel in Arizona for all loan and lease processing and uses independent contractors in California for any repossessions.

     Arizona Bank has four wholly-owned subsidiaries: (1) Arizona Financial Products, Inc., formed for the purpose of acting as an agent to sell life insurance and other non-deposit investment products not insured by the FDIC, (2) Arizona Kachina Holdings, Inc., originally formed for the purpose of acquiring real property to be used in Arizona Bank's operations, (3) Tucson Athletic Club, which is currently inactive and in the process of liquidation, and (4) Arizona Bank & Trust, which is also currently inactive.

     On June 30, 1998, Arizona Bank had 138 officers, 10 directors, 307 full-time employees and 32 part-time employees. Directors of Arizona Bank are compensated for their services.

COMPETITION

     The banking business is highly competitive. Arizona Bank competes for deposits and loans principally with major commercial banks, other independent banks, savings and loan associations, credit unions, mortgage companies, insurance companies, and other lending institutions and specialty finance companies. With respect to deposits, additional significant competition arises from corporate and governmental debt securities, as well as money market mutual funds. As of December 31, 1997, Arizona Bank was the sixth largest bank in Arizona in terms of total assets. Arizona Bank's competitors include several Arizona affiliates of large regional or national banks, each of which have significantly greater financial resources than Arizona Bank. Among the advantages enjoyed by these larger institutions is their ability to make larger loans, finance extensive advertising campaigns, invest in new technology, access international money markets, and allocate their investment assets to regions of highest yield and demand. In addition, some of Arizona Bank's competitors have supermarket banking operations which are directly competitive with the supermarket branches opened or planned to be opened by Arizona Bank.

     Under federal and Arizona legislation, interstate banking is now permitted through the acquisition or formation of banks in Arizona, subject to certain limitations. Existing Arizona banks having operations in other states are now able to operate as branches without an Arizona banking charter, which may offer significant cost reductions and possibly competitive advantages over community-owned banks in attracting deposits, among other things. This legislation may also lead to greater concentration of banking services in Arizona Bank's service area.

     In commercial loan transactions, Arizona Bank competes primarily for the credit needs of individuals and small- to medium-sized businesses. Arizona Bank's promotional activities emphasize the advantages of dealing with an independently owned and locally based institution attuned to the particular needs of the community. In competing with other banks, Arizona Bank seeks to provide highly personalized services through its officers' and directors' knowledge of Arizona Bank's primary service area and prompt responses on loan requests, and by understanding fully the financial situation of relatively small borrowers. The size of such borrowers, in the opinion of Arizona Bank's management, often inhibits close attention to their needs by the larger national and regional institutions.

     Although savings and loan associations have provided significant competition to banks in the past, such competition has diminished significantly due to the failure of most such institutions in Arizona. Nevertheless, commercial banks are experiencing competition from nontraditional sources. Industrial and retail organizations, through their financial services units, and securities firms, through various new products and services, are providing strong competition in traditional banking activities. These services and products mirror financial services and products offered by retail and commercial banks, yet these competitors are not governed by the same regulatory agencies as retail and commercial banks and therefore are not required to comply with the same types of regulations as banks.

LEGAL PROCEEDINGS

     In the normal course of their businesses, Arizona Bank from time to time is involved in legal proceedings. Other than such proceedings incidental to its business, Arizona Bank's management is not aware of any pending or threatened legal proceedings which, upon resolution, would have a material adverse effect upon Arizona Bank's financial condition or results of operations. The continued absence of such proceedings is a condition to Compass' obligation to consummate the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS."

MARKET PRICE AND DIVIDENDS

     There is no active public trading market for the Arizona Bank Common Stock. As of September 30, 1998, Arizona Bank Common Stock was held by 203 holders of record. Arizona Bank has no recent history of paying dividends on its common stock. SEE "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF ARIZONA BANK AND COMPASS--DIVIDENDS"; "INFORMATION ABOUT ARIZONA BANK--BENEFICIAL OWNERSHIP OF ARIZONA BANK COMMON STOCK BY ARIZONA BANK MANAGEMENT AND PRINCIPAL SHAREHOLDERS."

BENEFICIAL OWNERSHIP OF ARIZONA BANK COMMON STOCK BY ARIZONA BANK MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table shows as of September 30, 1998, the number of shares of Arizona Bank Stock, beneficially owned by each director and executive officer of Arizona Bank, and information for all Arizona Bank directors and executive officers as a group. The table also sets forth the name and address for each person known by Arizona Bank to be the beneficial owner of more than 5% of the outstanding shares of Arizona Bank Stock.

                                                                      Number of Shares of
                                     Names of Directors and           Stock Beneficially        Percent of Total
Title of Class                         Executive Officers                   Owned             Outstanding Shares
--------------------  ----------------------------------------  -------------------------------------------------
Common Stock                  James H. Click, Jr.                       645,761.25(1)            43.48%
                              1301 S. Wilmot
                              Tucson, Arizona 85732
Common Stock                  Robert H. Tuttle                          645,761.25(2)            43.48%
                              9601 Wilshire Blvd., Suite 605
                              Beverly Hills, California 90210
Common Stock                  David T. C. Wright                         70,731                   4.76%
Common Stock                  David M. Lovitt, Sr.                       11,600 (3)                *
Common Stock                  Frank L. McClure                              200                    *
Common Stock                  Lewis C. Murphy                               200                    *
Common Stock                  John C. Neil                                   76                    *
Common Stock                  James M. Chandler                              31                    *
Common Stock                  Directors and Officers as a Group       1,374,360.50               92.53%
                              (8 persons)

Series E Preferred Stock      Fred Dawson, Jr.                              100                    *
Series E Preferred Stock      Florence G. Nanez                              75                    *
Series E Preferred Stock      Frank L. McClure                            2,000                    *
Series E Preferred Stock      Linda Saulisbury                              300                    *
Series E Preferred Stock      Directors and Officers as a Group           2,475                    *
                              (4 persons)

------------------------

*    Less than 1%

(1) Shares are held by James H. Click, Jr. and Vicki Click, as Trustees of The James H. Click, Jr. Family Trust Dated November 25, 1991.
(2) Includes shares held by Robert H. Tuttle, as Trustee Under Declaration of Trust for the Robert H. Tuttle Family Trust Dated October 31, 1984, as Trustee for the Robert Tuttle '93 Children's Trust Dated December 31, 1993, and by R.H. Tuttle and Maria Hummer, as community property.
(3)  Shares are held by The David and Cornelia Lovitt Trust Dated November 2,
     1992.

     The persons listed above will receive the same merger consideration described in "THE MERGER--GENERAL" as the other Arizona Bank shareholders for each share of Arizona Bank Stock held at the Effective Time.

     The directors and officers of Arizona Bank control, with the power to vote, an aggregate of 1,374,360.50 shares of Arizona Bank Common Stock, representing approximately 92.53% of the total shares of Arizona Bank Common Stock issued and outstanding. SEE "SUMMARY--VOTE REQUIRED" AND "THE MERGER--GENERAL".

     Directors of Arizona Bank owning or otherwise controlling 1,291,522.50 shares of Arizona Bank Common Stock, comprising approximately 86.95% of the total shares of Arizona Bank Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger Agreement and the Merger, the Wright Employment Agreement and the Wright Noncompetition Agreement. Therefore, it is virtually assured that the Merger Agreement and the Merger, the Wright Employment Agreement and the Wright Noncompetition Agreement will be approved at the Special Meeting.

ADDITIONAL AGREEMENTS

     David T. C. Wright Employment Agreement. Concurrently with the consummation of the Merger, David T. C. Wright and Compass Bank will enter into the Wright Employment Agreement whereby Mr. Wright will act as President and Chief Executive Officer of the Resulting Institution for a period of five years after the Merger. Mr. Wright's base salary under the Wright Employment Agreement will be $200,000 per year. Mr Wright will also be entitled to a Retention Bonus in the amount of $1,300,000 which shall be proportionately earned over the 24-month period following the Effective Time and a grant of 15,000 shares of Compass Common Stock, subject to certain transfer restrictions, which will vest pro rata over a period of five years. In addition, Mr. Wright will be entitled to such benefits as are made generally available to employees of equal title and base salary on the same basis as Compass makes such benefits available to Compass' other such employees, including participation in the Compass retirement plan and Compass' executive incentive program with the payment of the bonus for calendar year 1999 in the amount of $100,000 being guaranteed. SEE "EMPLOYMENT AGREEMENT."

     David T. C. Wright Confidentiality and Noncompetition Agreement. Concurrently with the consummation of the Merger, David T. C. Wright and Compass Bank will enter into the Wright Noncompetition Agreement whereby Mr. Wright agrees that he will not, either while employed by Compass Bank or afterwards, make any independent use of, or disclose to any other person, any trade secrets or confidential information of Compass Bank or its affiliates or Arizona Bank. Mr. Wright also agrees that from the date of the Wright Noncompetition Agreement for a period of four years after his employment with Compass Bank is terminated he will not directly or indirectly (i) hire any past, present or future employee of Arizona Bank without prior permission, (ii) compete for or solicit banking, lending, deposit taking or other banking or trust services business for or on behalf of any financial institution with a place of business in the State of Arizona or own, operate, or otherwise have any interest in any bank or financial institution with a place of business outside the State of Arizona having an office in Texas, Alabama, Florida or any other state in which Compass Bank or any affiliate has a significant deposit office at the time of termination, except owning publicly traded stock for investment purposes only in which Mr. Wright owns less than 5%, (iii) compete for or solicit banking, lending, deposit taking or any other banking or trust services business from any customer of Compass Bank (or its successors by merger), or (iv) use in any competition, solicitation or marketing effort in competition with Compass Bank or its affiliates any proprietary list of or other proprietary information concerning customers of Arizona Bank, Compass Bank or its affiliates developed by Arizona Bank, Compass Bank or its affiliates. The consideration payable to Mr. Wright pursuant to the Wright Noncompetition Agreement will be $2,000,000. SEE "CONFIDENTIALITY AND NONCOMPETITION AGREEMENT."

     Wright Employment Agreement-Arizona Bank. Mr. Wright's current employment agreement with Arizona Bank provides that upon a sale, merger or consolidation of Arizona Bank, Arizona Bank shall pay to Mr. Wright a single lump sum payment in the amount of $100,000 within 30 days after consummation of such merger, sale or consolidation. In addition, if within the 30-day period following the consummation of such sale, merger or consolidation Mr. Wright is not employed in an executive or managerial position comparable to his position at the time of such transaction by Arizona Bank's successor or some other enterprise owned or controlled by Mr. Tuttle or Mr. Click, Arizona Bank shall be obligated to pay Mr. Wright $5,000 per month for the lesser of 24 months or such number of months until he obtains employment in such capacity. In lieu of such payments, Arizona Bank may pay a single lump sum to Mr. Wright in the amount of $100,000 within 30 days after such consummation date.

     Employment Agreements. Certain executive officers of Arizona Bank will enter into Employment Agreements with Compass Bank in connection with the consummation of the Merger. Each Employment Agreement provides for an employment term of three years. In addition to the annual base salary payable under the Employment Agreement, each executive officer will also receive a retention bonus, one-half of which is payable at the Effective Time and the remainder of which is payable on the sixth-month anniversary of the Effective Time. Each executive officer executing an Employment Agreement also will be entitled to such benefits as are generally made available to employees of equal title and base salary as Compass makes such benefits available to Compass' other such employees, including participation in the Compass retirement plan and Compass' executive incentive program. Each of the following executive officers of Arizona Bank will execute an Employment Agreement in connection with the Merger incorporating the foregoing terms and conditions with the corresponding annual base salary and retention bonus amounts: Fred Dawson, salary - $150,000, retention bonus - $500,000; John C. Neil, Salary - $90,000, retention bonus - $300,000; James M. Chandler, salary - $90,000, retention bonus - $200,000; Florence Nanez, salary - $90,000, retention bonus - $300,000; Stuart Cohen, salary - $90,000, retention bonus - $200,000; Donna R. Shelton, salary -$90,000; retention bonus - $200,000; Sharon E. Lytle, salary - $90,000, retention bonus - $200,000; and Todd Johnson, salary - $90,000, retention bonus -$200,000.

     Severance Payment. In connection with the consummation of the Merger, Linda Saulisbury, an executive vice-president of Arizona Bank, will receive a severance payment of $500,000.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF ARIZONA BANK

     The following discussion provides certain information regarding the financial condition and results of operations of Arizona Bank. This discussion should be read in conjunction with Arizona Bank's Consolidated Financial Statements and Notes to Consolidated Financial Statements presented elsewhere in this Proxy Statement/Prospectus. SEE "INDEX TO ARIZONA BANK CONSOLIDATED FINANCIAL STATEMENTS".

RESULTS OF OPERATIONS

     NET INCOME

     Arizona Bank derives its net income from two principal sources: (1) net interest income, which is the difference between the interest income Arizona Bank earns on interest-earning assets and the interest expense it pays on interest-bearing liabilities; and (2) non-interest income from retail banking operations.

     Net income for the six months ended June 30, 1998 was $3.9 million, as compared to $2.4 million for the same period in 1997, an increase of $1.5 million, or 63%. The primary reasons for the increase were (i) increases in interest-earning assets, (ii) increases in non-interest income and (iii) depressed earnings in 1997 due to increases in the allowance for loan losses during that year.

     Net income for the year ended December 31, 1997 was $5.8 million, compared to $5.8 million for the year ended December 31, 1996 and $4.8 million for the year ended December 31, 1995. Net income for 1997 remained constant with that for 1996, while net income for 1996 increased 21% over 1995. The primary reasons net income did not increase in 1997 were (i) increased operational expenses associated with the opening of 13 additional branches during the fourth quarter of 1996 and all of 1997 and (ii) the increase in the allowance for loan and lease losses described below.

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for the financial statement in which comprehensive income is reported, but does require that an amount representing total comprehensive income be reported in that statement. Management has complied with SFAS 130, which is effective for periods beginning after December 15, 1997.

     NET INTEREST INCOME

     Net interest income is the amount by which interest earned on interest-earning assets exceeds the interest paid on interest-bearing liabilities. Arizona Bank's net interest income is affected by changes in the amount and the relative proportions (mix) of interest-earning assets and interest-bearing liabilities, as well as by changes in yields earned on interest-earning assets and interest rates paid on interest-bearing deposits and other borrowed funds.

     The following table sets forth, for the periods and as of the dates indicated, information regarding Arizona Bank's average balance sheet. Ratio, yield and rate information are based on average daily balances during the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995. Non-accrual loans are included in the average balances for loans receivable, net, for the periods indicated.

                                             AS OF AND FOR THE SIX MONTHS ENDED JUNE 30,
                                -----------------------------------------------------------------
                                                1998                             1997
                                --------------------------------   ------------------------------
                                   AVERAGE               AVERAGE    AVERAGE               AVERAGE
                                   BALANCES   INTEREST    RATE      BALANCES   INTEREST    RATE
                                   --------   --------   -------    --------   --------   -------
                                                        (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
Loans receivable, net             $556,736    $26,923      9.75%   $498,613    $24,237      9.80%
Investment securities and
    other interest-earning
    assets(1)                      126,060      4,001      6.40     126,697      3,863      6.15
                                  --------    -------              --------    -------
Total interest-earning assets      682,796     30,924      9.13     625,310     28,100      9.06
Non-interest-earning assets         66,282                           54,958
                                  --------                         --------
   Total assets                   $749,078                         $680,268
                                  ========                         ========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Deposits                          $559,042    $11,719      4.23%   $524,638    $11,586      4.45%
Other borrowings                    10,247        519     10.20      10,370        518     10.07
FHLB advances and
    repurchase  agreements
    and other borrowed
    funds                           21,731        655      6.08      13,330        391      5.92
                                  --------    -------              --------    -------
Total interest-bearing
    liabilities                    591,030     12,893      4.40     548,338     12,495      4.60
Non-interest-bearing
    liabilities                    104,021                           81,967
                                  --------                         --------
       Total liabilities           695,051                          630,305
Stockholders' equity                54,027                           49,963
                                  --------                         --------
       Total liabilities and
       stockholders' equity       $749,078                         $680,268
                                  ========                         ========
Net interest income;
    interest rate spread                      $18,031      4.73%               $15,605      4.46%
                                              =======                          =======
Net interest yield on
    interest-earning assets                                5.33%                            5.03%
Net interest margin
    of average total assets                                4.85%                            4.63%

------------------------

(1)  Calculated on an annualized basis.

                                                           AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------------------------
                                              1997                            1996                             1995
                                -------------------------------   ------------------------------  -------------------------------
                                AVERAGE                 AVERAGE   AVERAGE                AVERAGE  AVERAGE                 AVERAGE
                                BALANCES    INTEREST     RATE     BALANCES  INTEREST      RATE    BALANCES   INTEREST      RATE
                                --------    --------    -------   --------  --------     -------  --------   --------     -------
                                                                       (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
  Loans receivable, net         $516,164     $50,433      9.77%   $430,867   $42,739      9.92%   $312,924    $33,016     10.55%
 Investment securities and
  other interest-earning
  assets(1)                      116,747       7,220      6.18     105,191     6,525      6.20     130,490      8,731      6.69
                                --------     -------              --------   -------              --------    -------
Total interest-earning assets    632,911      57,653      9.11     536,058    49,264      9.19     443,414     41,747      9.42
Non-interest-earning assets       58,914                            44,168                          39,097
                                --------                          --------                        --------
    Total assets                $691,825                          $580,226                        $482,511
                                ========                          ========                        ========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Deposits                        $527,872     $23,178      4.39%   $417,192   $18,513      4.44%   $348,743    $15,734      4.51%
Other borrowings                  10,339       1,016      9.83      10,347     1,016      9.82      10,380      1,023      9.86
FHLB advances and
  repurchase agreements and
  other borrowed funds            17,040       1,100      6.45      39,273     2,328      5.93      38,392      2,235      5.82
                                --------     -------              --------   -------              --------    -------
Total interest-bearing
  liabilities                    555,251      25,294      4.56     466,813    21,857      4.68     397,515     18,992      4.78
Non-interest-bearing
  liabilities                     85,784                            65,443                          55,661
                                --------                          --------                        --------
    Total liabilities            641,035                           532,256                         453,176
Stockholders' equity              50,790                            47,970                          29,335
                                --------                          --------                        --------
    Total liabilities and
    stockholders' equity        $691,825                          $580,226                        $482,511
                                ========                          ========                        ========
Net interest income;
  interest rate spread                       $32,359      4.55%              $27,407      4.51%               $22,755      4.64%
                                             =======                         =======                          =======
Net interest yield on
  interest-earning assets                                 5.11%                           5.11%                            5.13%
Net interest margin
  of average total assets                                 4.68%                           4.72%                            4.72%

------------------------

(1)  Calculated on an annualized basis.

     The following table sets forth the changes in net interest income by volume and rate and the total thereof for the periods indicated:

                                   SIX MONTHS ENDED JUNE 30,        YEAR ENDED DECEMBER 31,          YEAR ENDED DECEMBER 31,
                                         1998 V. 1997                    1997 V. 1996                     1996 V. 1995
                                   INCREASE (DECREASE) DUE TO      INCREASE (DECREASE) DUE TO      INCREASE (DECREASE) DUE TO
                                           CHANGE IN                       CHANGE IN                         CHANGE IN
                                  Volume       Rate      Total    Volume     Rate       Total     Volume        Rate     Total
                                 -------     ------    -------   -------   ------      ------    -------    --------    ------
                                                                        (IN THOUSANDS)
Interest-earning assets:
  Loans receivable, net          $2,825      $(140)    $2,685    $8,461    $(767)      $7,694    $12,444     $(2,721)   $9,723
  Investment securities and
      other Interest-earning
      assets                        (19)       157        138       717      (22)         695     (1,693)       (514)   (2,207)
                                 ------      -----     ------    ------    -----       ------    -------     -------    ------
    Total interest-earning
        assets                   $2,806      $  17     $2,823    $9,178    $(789)      $8,389    $10,751     $(3,235)   $7,516
                                 ======      =====     ======    ======    =====       ======    =======     =======    ======
Interest-bearing liabilities:
  Savings deposits               $  760      $(627)    $  133    $4,912    $(246)      $4,666    $ 3,088     $  (309)   $2,779
  Other borrowings                   (6)         6          0        (1)       0           (1)        (3)         (4)       (7)
  FHLB advances and
      repurchase agreements         246         18        264    (1,318)      90       (1,228)        52          42        94
                                 ------      -----     ------    ------    -----       ------    -------     -------    ------
    Total interest-bearing
        liabilities              $1,000      $(603)    $  397    $3,593    $(156)      $3,437    $ 3,137     $  (271)   $2,866
                                 ======      =====     ======    ======    =====       ======    =======     =======    ======
Change in net interest income    $1,806      $ 620     $2,426    $5,585    $(633)      $4,952    $ 7,614     $(2,964)   $4,650
                                 ======      =====     ======    ======    =====       ======    =======     =======    ======


     Net interest income before provision for loan and lease losses was $18.0 million for the six months ended June 30, 1998, an increase of $2.4 million or 15% over the same period in 1997. This increase is attributable primarily to the continued growth in the volume of Arizona Bank's interest-earning assets and an increase in interest rates.

     Net interest income before provision for loan and lease losses was $32.4 million for the year ended December 31, 1997, an increase of $5.0 million or 18% over 1996. This increase is attributable primarily to the continued growth in the volume of Arizona Bank's interest-earning assets, offset somewhat by negative interest rate changes.

     Net interest income before provision for loan and lease losses was $27.4 million for 1996, a $4.7 million or 20% increase over 1995. The increase was principally due to growth in the volume of Arizona Bank's balance sheet and favorable changes in the mix of interest-earning assets and interest-bearing liabilities, offset by less favorable interest rate changes.

     Total Interest Income and Interest Expense. The following table sets forth interest income and interest expense for the periods indicated:

                                            SIX MONTHS ENDED
                                                 JUNE 30,             YEAR ENDED DECEMBER 31,
                                            ------------------    ------------------------------
                                              1998       1997       1997       1996       1995
                                            -------    -------    -------     -------    -------
                                                            (DOLLARS IN THOUSANDS)
Interest Income:
  Interest and fees on loans                $26,923    $24,237    $50,433     $42,739    $33,016
  Interest on investment securities:
    U.S. Treasury securities                    538        252        414         756      1,057
    Federal agency obligations                2,367      1,675      3,620       2,530      4,339
    Mortgage-backed securities                  314        553        923       1,008      1,321
    State and municipal obligations             244        747      1,145       1,136        678
    Other                                       121         80        172         296        274
  Interest on deposits in other
        banks                                     0          0          0           0        375
  Interest on federal funds sold                417        556        946         799        687
                                            -------    -------    -------     -------    -------
    Total interest income                   $30,924    $28,100    $57,653     $49,264    $41,747
                                            =======    =======    =======     =======    =======
Interest Expense:
  Interest on deposits                      $11,719    $11,586    $23,178     $18,513    $15,734
  Interest on FHLB advances and
        repurchase agreements
        and other borrowed funds                666        401      1,100       2,328      2,235
  Interest on Subordinated
        Debentures                              508        508      1,016       1,016      1,023
                                            -------    -------    -------     -------    -------
    Total interest expense                  $12,893    $12,495    $25,294     $21,857    $18,992
                                            =======    =======    =======     =======    =======
Net interest income                         $18,031    $15,605    $32,359     $27,407    $22,755
                                            =======    =======    =======     =======    =======

Interest rate spread(1)(2)                    4.73%      4.46%      4.55%       4.51%      4.64%
Net interest yield(1)(3)                      5.33       5.03       5.11        5.11       5.13
Net interest margin(1)(4)(5)                  4.85       4.63       4.68        4.72       4.72

------------------------

(1)  Based on average daily balances.

(2) Interest rate spread has been calculated by subtracting the average rate of interest-bearing liabilities from the average rate of interest-earning assets.

(3) Net interest yield has been calculated by dividing net interest income by average interest-earning assets.

(4) Net interest margin has been calculated by dividing net interest income by average total assets.

(5) Net interest margin on a tax equivalent basis was 4.88% and 4.73% for the six months ended June 30, 1998 and 1997, respectively. Net interest margin on a tax equivalent basis was 4.75%, 4.81% and 4.79% for the years ended December 31, 1997, 1996 and 1995, respectively.


     Total interest income for the six months ended June 30, 1998 increased to $30.9 million from $28.1 million for the same period in 1997, an increase of 10%. The net increase was primarily due to an increase in interest earned on loans receivable, net, of $2.7 million. Changes in volume were the dominant cause of this increase, contributing 99% of the increase in total interest income, based on a change in average balances of interest-earning assets from $625.3 million as of June 30, 1997 to $682.8 million as of June 30, 1998. The increase in volume was the result of continued internal growth in loans receivable, net.

     Total interest income for the year ended December 31, 1997 increased to $57.7 million from $49.3 million in 1996, an increase of 17%. The net increase was due to a $7.7 million increase in interest earned on loans receivable, net, as well as a $695,000 increase in investment securities and other interest-earning assets. Changes in volume were the dominant cause of these increases, contributing 109% of the increase in total interest income, based on a change in average balances of interest-earning assets from $536.1 million in 1996 to $632.9 million in 1997. The increases in volume were primarily the result of Arizona Bank's continued expansion of its loans receivable, net. Changes in interest rates had a minor negative impact on total interest income of 9%. The average yield on loans receivable, net, decreased 15 basis points and the average yield on investment securities and other interest-earning assets decreased 2 basis points, contributing to an overall decrease of 8 basis points in the average yield on total interest-earning assets. These changes reflect the generally lower interest rates attainable by Arizona Bank during 1997 than in 1996.

     Total interest income was $49.3 million in 1996, a $7.6 million or 18% increase from 1995. The increase resulted from an increase of $9.7 million in interest earned on loans receivable, net, offset by a $2.2 million decrease in investment securities and other interest-earning assets, from 1995 to 1996. Changes in volume were the dominant cause of these increases, accounting for 143% of the increase in total interest income. Higher average balances of interest-earning assets, $536.1 million in 1996 as compared to $443.4 million in 1995, were caused by strong growth in Arizona Bank's loans receivable, net. However, changes in market interest rates slowed interest income growth somewhat. The average yield of loans receivable, net, decreased by 63 basis points and the average yield of investment securities and other interest-earning assets decreased by 49 basis points. These lower yields, which together represent a 23 basis point decrease in the average yield on total interest-earning assets, were attributable to the falling market interest rates which characterized most of 1996.

     Total interest expense was $12.9 million for the six months ended June 30, 1998, as compared to $12.5 million for the same period in 1997, an increase of $398,000 or 3%. The increase in interest expense was the result of volume increases in average interest-bearing liabilities, from $548.3 million as of June 30, 1997 to $591.0 million as of June 30, 1998. The average cost of interest-bearing liabilities decreased from 4.60% as of June 30, 1997 to 4.40% as of June 30, 1998. Continued increases in core deposits were the primary reasons for the decrease in Arizona Bank's cost of funds.

     Total interest expense was $25.3 million for the year ended December 31, 1997, as compared to $21.9 million for 1996, an increase of $3.4 million or 16%. The increase in interest expense was the result of volume increases in average interest-bearing liabilities, from $466.8 million in 1996 to $555.3 million in 1997. The average cost of interest-bearing liabilities decreased from 4.68% in 1996 to 4.56% in 1997. An increase in core deposits was the primary contributor to the decrease in Arizona Bank's cost of funds.

     Total interest expense was $21.9 million in 1996, an increase of $2.9 million or 15% from 1995. The increase in interest expense was the result of volume increases in average interest-bearing liabilities, from $397.5 million in 1995 to $466.8 million in 1996. The average cost of interest-bearing liabilities decreased from 4.78% in 1995 to 4.68% in 1996. Increases in core deposits and the repayment of FHLB advances were the primary contributors to the decrease in Arizona Bank's cost of funds.

     PROVISION FOR LOAN AND LEASE LOSSES

     The provision for loan and lease losses is an amount charged to expense to provide for estimated losses on existing loans and leases that may occur in the future. In order to determine the amount of the provision, Arizona Bank conducts a monthly review of the loan and lease portfolios. This evaluation takes into consideration current economic market conditions, loan and lease portfolio growth, monthly loan and lease losses and recoveries, changes in non-performing loans and leases, the capability of specific borrowers to repay specific loan or lease obligations, and current loan collateral values.

     The provision for loan and lease losses was $2.4 million for the six months ended June 30, 1998, compared to $4.0 million for the same period in 1997. The decrease was attributable to (i) slower growth in loan balances, (ii) a decrease in consumer loan net charge-offs and (iii) lower reserves in the allowance for loan and lease losses due primarily to Arizona Bank's strategy of selling mortgage loans. Additionally, in 1997, Arizona Bank began increasing the allowance for loan and lease losses from 1.21% of total loans to 1.38%. This increase attributed to a higher provision for 1997.

     The provision for loan and lease losses was $7.7 million for the year ended December 31, 1997, compared to $5.7 million for the year ended December 31, 1996 and $4.5 million for the year ended December 31, 1995. The increases in 1997 were attributable to the continued growth in Arizona Bank's loan portfolio and the decision to increase the allowance for loan and lease losses from 1.21% of total loans to 1.38%, based on management's evaluation of the loan portfolio. The increase in 1996 was due primarily to the growth in Arizona Bank's loan portfolio during such time period and the resulting increase in net loan losses, largely within the consumer loan portfolio. Arizona Bank's ratio of net charge-offs to average loans outstanding was 1.12% as of December 31, 1997, as compared to 1.05% at year-end 1996 and 0.98% at year-end 1995. Management believes that Arizona Bank's current allowance for loan and lease losses is adequate, based upon the current level of nonperforming assets and loss experience. Management will continue to review Arizona Bank's loan and lease portfolios, including consumer loan portfolio trends, to determine the extent, if any, to which further provisions are necessary in the future.

     NON-INTEREST INCOME

     Non-interest income consists of service charges on deposit accounts, gains on sales of securities, mortgage banking fee income, and other fee income including commissions on annuity sales, income from the sale of official checks, travelers checks, and customer personalized checks, safe deposit box income, and other banking product charges not categorized as interest income.

     The following table provides a summary of non-interest income, by category of income, for the six months ended June 30, 1998 and 1997 and years ended December 31, 1997, 1996 and 1995:


                                             SIX MONTHS ENDED               YEAR ENDED
                                                 JUNE 30                    DECEMBER 31,
                                           ------------------      ------------------------------
                                            1998        1997        1997        1996        1995
                                           ------      ------      ------      ------      ------
                                                             (in thousands)
Non-Interest Income:
     Service fees on deposit accounts      $1,175      $  922      $2,075      $1,284      $1,225
     Gains on sales of securities             198          16         789         239         395
     Net trading account gain                 103          --          81          --          --
     Mortgage banking fee income              186          85         157         203         383
     Other fee income                         876         749       1,378         923         902
                                           ------      ------      ------      ------      ------
      Total                                $2,538      $1,772      $4,480      $2,649      $2,905
                                           ======      ======      ======      ======      ======

     Total non-interest income was $2.5 million for the six months ended
June 30, 1998 or 0.68% of average assets on an annualized basis, as compared to $1.8 million or 0.53% of average assets on an annualized basis for the same period in 1997. The increase in 1998 was attributable to (i) gains on sales of securities in both the available-for-sale portfolio and trading portfolio, (ii) an increase in service fees on deposits generated by higher service charge fees as well as increases in the volume of such transactions, and (iii) higher recoveries of loans previously written off by Arizona Bank, which are included in other fee income.

     Total non-interest income was $4.5 million for the year ended December 31, 1997 or 0.65% of average assets, as compared to $2.6 million or 0.46% of average assets for the year ended December 31, 1996. The increase in 1997 was attributable to gains on sales of securities in both the available-for-sale portfolio and trading portfolio, in addition to an increase in service fees on deposits generated by higher service charge fees as well as increases in the volume of such transactions.

     Total non-interest income for the year ended December 31, 1996 was $2.6 million or 0.46% of average assets. This compares to $2.9 million or 0.60% of average assets for the same period in 1995. The decrease in 1996 was attributable to the continued decrease in mortgage banking fee income resulting from Arizona Bank's strategic decision to sell fewer loans in the secondary market, relatively smaller growth in other fee income due to Arizona Bank's decision to stop selling annuities, and relatively smaller gains recognized on the sale of investment securities in the available-for-sale portfolio.

     NON-INTEREST EXPENSE

     The following table provides a summary of non-interest expense, by category of expense, for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995:

                                                  SIX MONTHS ENDED
                                                      JUNE 30,           YEAR ENDED DECEMBER 31,
                                                  ----------------  -----------------------------
                                                  1998       1997     1997       1996      1995
                                                  ------  --------  -------    -------   --------
                                                                 (in thousands)
Non-Interest Expense:
  Salaries and employee benefits                $ 5,993    $5,084   $10,123    $ 7,969   $ 7,148
  Occupancy expense, net                          1,061       744     1,908      1,352     1,145
  Depreciation                                    1,061       864     1,641      1,078       961
  Other real estate owned loss provision and
    expense                                          49        74       169         27        50
  Repossessions                                     352       272       687        448       308
  FDIC insurance                                     38        32        69          2       381
  Advertising                                       435       397       709        574       795
  Supplies                                          367       271       542        393       351
  Legal                                             209       158       343        325       317
  Postage                                           274       212       440        354       294
  Telephone                                         267       197       451        262       189
  Consulting                                        129       131       351        172       209
  Business promotion                                 55        83       199         65        52
  Charitable contributions                           22        95       128        206       173
  Check printing                                    187       187       378        172       148
  Other                                           1,250       801     1,922      1,870     1,465
                                                -------    ------   -------    -------   -------
        Total                                   $11,749    $9,602   $20,060    $15,269   $13,986
                                                =======    ======   =======    =======   =======


     Total non-interest expense for the six months ended June 30, 1998 was $11.7 million or 3.16% of average assets on an annualized basis, compared to $9.6 million or 2.85% of average assets on an annualized basis for the six months ended June 30, 1997.

     Salaries and employee benefits represent the largest component of non-interest expense. Salaries and employee benefits for the six months ended June 30, 1998 increased to $6.0 million compared to $5.1 million for the six months ended June 30, 1997. The increase was primarily due to increased staffing needs to support Arizona Bank's continued growth throughout the State of Arizona. The dollar volume of salaries and benefits continued to grow at a faster rate than average assets for the six months ended June 30, 1998, as compared to the same period in 1997, resulting in an increase in the ratio of salaries and benefits to total average assets. This was primarily due to staffing new positions for the new branch locations throughout the state. Salaries and benefits as a percentage of average assets were 1.61% on an annualized basis for the six months ended June 30, 1998, as compared to 1.51% on an annualized basis for the six months ended June 30, 1997.

     Occupancy expense, net, and depreciation for the six months ended June 30, 1998, were $2.1 million in the aggregate or 0.57% of average assets on an annualized basis, compared to $1.6 million or 0.48% of average assets on an annualized basis for the six months ended June 30, 1997. The increase in the aggregate expense is attributable to additional equipment purchases and new branch locations.

     Other real estate owned loss provision and expense for the six months ended June 30, 1998 was $49,000, as compared to $74,000 for the six months ended
June 30, 1997. This decrease was due to management's tightening of its lending policies which led to minimal expenses attributable to the ORE (foreclosed real estate) portfolio.

     Repossession expense for the six months ended June 30, 1998 was $352,000, as compared to $272,000 for the same period in 1997. The increase in repossession expense was the result of the continued growth in the consumer loan portfolio and the resulting increases in the number of repossessed vehicles, as well as higher repossession costs, including higher costs associated with the auction of the repossessed vehicles by an independent third party. Net repossessions for automobile loans for the six months ended June 30, 1998 were 411, or an average of 69 per month, a ratio of 2.5 repossessions per 1,000 outstanding consumer loans and an average loss per charged-off loan of $5,428.

     Net repossessions for automobile loans for the six months ended June 30, 1997 were 415, or an average of 69 per month, a ratio of 2.6 repossessions per 1,000 outstanding consumer loans and an average loss per charged-off loan at $5,488.

     Other non-interest expenses of Arizona Bank include, among others, the cost of FDIC insurance and advertising, supplies, legal, postage, data processing, check printing and other expenses. These expenses have generally increased commensurate with the overall growth of the Bank.

     Total non-interest expense for the year ended December 31, 1997 was $20.1 million or 2.90% of average assets, compared to $15.3 million or 2.65% of average assets for the year ended December 31, 1996 and $14.0 million or 2.92% of average assets for the year ended December 31, 1995.

     Salaries and employee benefits for the year ended December 31, 1997 increased to $10.1 million, compared to $8.0 million for the year ended December 31, 1996 and $7.1 million for the year ended December 31, 1995. The increases in 1997 and 1996 were the result of the growth in the number of employees of Arizona Bank due to the continued expansion of Arizona Bank, primarily from the opening of new supermarket banking facilities. The dollar volume of salaries and benefits grew at a faster rate than average assets in the prior year, resulting in an increase in the ratio of salaries and benefits to total average assets. This was primarily due to new hires necessary to staff the expanding network of branches throughout the state. Salaries and benefits as a percentage of average assets were 1.46% for the year ended December 31, 1997, 1.37% for the year ended December 31, 1996, and 1.49% for the year ended December 31, 1995.

     Occupancy expense, net, and depreciation for the year ended December 31, 1997, were $3.5 million in the aggregate or 0.51% of average assets, compared to $2.4 million or 0.42% of average assets for the year ended December 31, 1996 and $2.1 million or 0.44% of average assets for the year ended December 31, 1995. The increases in the aggregate expenses in both years were attributable to the opening of new banking facilities during those periods.

     Other real estate owned loss provision and expense for the year ended December 31, 1997 was $169,000, as compared to $27,000 for the year ended December 31, 1996. This increase was attributable to the growth in loan balances and a somewhat weaker local economy in 1997. Other real estate owned loss provision and expense was $50,000 for the year ended December 31, 1995. The decrease from 1995 to 1996 was due to the continued reduction of Arizona Bank's portfolio of ORE during 1995 and 1996 due to the strengthening economy.

     Repossession expense for the year ended December 31, 1997 was $687,000, as compared to $448,000 for the year ended December 31, 1996, and $308,000 for the year ended December 31, 1995. The increases in repossession expense were the result of the continued growth in the consumer loan portfolio and the resulting increases in the number of repossessed vehicles, as well as higher repossession costs. Net repossessions for automobile loans for the year ended December 31, 1997 were 899, or an average of 75 per month, a ratio of 2.7 repossessions per 1,000 outstanding consumer loans and an average loss per charged-off loan of $5,538. For the year ended December 31, 1996, net automobile loan repossessions were 870, or an average of 73 per month, a ratio of 3.4 repossessions per 1,000 outstanding consumer loans and an average loss per charged-off loan of $4,925. For 1995, net repossessions were 816, or an average of 68 per month, a ratio of
3.8 repossessions per 1,000 outstanding consumer loans and an average loss per charged-off loan of $2,961.

     Among other non-interest expenses, FDIC insurance expense for the year ended December 31, 1997 was $69,000, compared to $2,000 in 1996 and $381,000 in 1995. The increase in 1997 was the result of the Deposit Insurance Act of 1996, which requires the payment of a premium to the FDIC based upon the new "Financing Corporation Quarterly Payment Computation". The decrease in 1996 is attributable to premium reductions approved by the FDIC in November 1995. Under the new rate structure, the minimum rate of $2,000 was assessed to the highest rated institutions, including Arizona Bank. Advertising expense was $709,000 for the year ended December 31, 1997, compared to $574,000 for the year ended December 31, 1996 and $795,000 for the year ended December 31, 1995. The increase in 1997 was due to additional advertising expenses necessary to promote new supermarket branches in their locales. The 1996 decrease in advertising expense was due to the implementation of in-house marketing programs. Supplies expense, legal fees, postage, telephone, consulting, business promotion, check printing and charitable contributions expense, as well as other non-interest expenses, have increased consistently with Arizona Bank's growth and expansion since 1995.

     PROVISION FOR INCOME TAXES

     Arizona Bank's taxable income for the six months ended June 30, 1998 was $6.5 million, as compared to $3.7 million for the same period in 1997. Based upon an effective tax rate of 38%, Arizona Bank accrued $2.5 million for income taxes for the first six months of 1998. For the first six months of 1997, Arizona Bank accrued $1.3 million for income taxes based on an effective tax rate of 36%. The increase in the effective tax rate in 1998 was due to a decrease in Arizona Bank's investments in tax-exempt securities.

     For the year ended December 31, 1997, Arizona Bank's taxable income was $9.1 million, the same as in 1996. Based upon an effective tax rate of 36%, Arizona Bank accrued $3.3 million for income taxes for each of those years. For the year ended December 31, 1995, Arizona Bank generated $7.2 million in taxable income and, based upon an effective tax rate of 33%, paid $2.4 million in taxes for 1995. Arizona Bank's effective tax rate increased in 1996 because there was no release of the deferred tax asset valuation allowance as there had been in 1995.

     INFLATION AND CHANGING PRICES

     The Consolidated Financial Statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of the assets and liabilities of Arizona Bank are monetary in nature. As a result, interest rates have a more significant impact on Arizona Bank's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Arizona Bank discloses the estimated fair market value of its financial instruments in accordance with Financial Accounting Standard No. 107.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity defines the ability of Arizona Bank to generate funds to support asset growth, satisfy other disbursement needs, meet deposit withdrawals and other funding reductions, maintain reserve requirements, and otherwise operate on an ongoing basis. The immediate liquidity needs of Arizona Bank have been met primarily by federal funds sold, short-term investments, deposits in other banks, and the generally predictable cash flow of Arizona Bank's assets, in particular its consumer loan portfolio (primarily from prepayments). Intermediate term liquidity is provided for by an investment portfolio consisting mostly of U.S. Treasury securities and obligations of U.S. government agencies. Strategic injections of capital in recent years have been made through the issuance of $17.25 million of Arizona Bank Series F Preferred Stock, $11.5 million of Arizona Bank Series E Preferred Stock and $10.0 million of Subordinated Debentures. Arizona Bank also maintains a credit facility with the Federal Home Loan Bank ("FHLB") under which Arizona Bank is eligible for short or longer-term advances secured by real estate loans or qualified securities investments. These borrowings are designed primarily to complement Arizona Bank's asset liability management practices with respect to Arizona Bank's home mortgage programs, including its commitment to CRA related lending.

     Arizona Bank actively monitors compliance with regulatory capital requirements, focusing primarily on risk-based capital and core leverage capital guidelines. The elements of capital adequacy standards include strict definitions of core capital and total assets which consider risk and include off-balance sheet items such as commitments to extend credit. Under the risk-based capital method of capital measurement, the ratio computed is dependent on the amount and composition of assets recorded on the balance sheet and the amount and composition of off-balance sheet items, in addition to the level of capital. Historically, Arizona Bank has increased its core capital through the retention of earnings and through the issuance of noncumulative perpetual preferred stock and its Tier 2 capital through the issuance of term subordinated debt and increases in the allowance for loan and lease losses (up to the maximum allowable amount). It has not been the practice of Arizona Bank to issue additional common stock or to pay dividends on common stock.

CHANGES IN FINANCIAL CONDITION

     LOAN PORTFOLIO

     The principal asset of Arizona Bank is its loan portfolio. The following table summarizes the loan portfolio of Arizona Bank by loan category, based on Arizona Bank's internal classifications, as of June 30, 1998 and December 31, 1997, 1996, 1995, 1994 and 1993.

                                                                         DECEMBER 31,
                                          JUNE 30,    --------------------------------------------------------
                                            1998        1997        1996        1995        1994        1993
                                          --------    --------    --------    --------    --------    --------
                                          (IN THOUSANDS)
Consumer                                  $320,406    $312,680    $271,196    $230,402    $159,386    $111,864
Home                                        52,550      74,635      80,415      65,710      35,042      27,114
Commercial                                  71,078      57,650      37,290      29,619      24,006      25,564
Real estate                                112,552     106,031      82,619      44,199      36,816      34,774
                                          --------    --------    --------    --------    --------    --------
     Total gross loans                     556,586     550,996     471,520     369,930     255,250     199,316
Unamortized net loan origination
  and commitment fees and costs              6,588       6,977       7,379       7,635       5,443       3,270
Allowance for loan and lease
  losses                                    (7,814)     (7,715)     (5,818)     (4,627)     (3,191)     (2,701)
                                          --------    --------    --------    --------    --------    --------
     Total loans, net                     $555,360    $550,258    $473,081    $372,938    $257,502    $199,885
                                          ========    ========    ========    ========    ========    ========

     The following table presents selected loan categories as of June 30, 1998 and December 31, 1997 by repricing either through variable rate loan terms, maturity, amortization, or expended prepayments. Data are derived from gap analysis calculations. In calculating the amounts set forth in the table, amortization flows are based on contractual characteristics of Arizona Bank's loans and other assets, as well as anticipated prepayment characteristics. Prepayment rates for mortgages and mortgage-related investments reflect expectations based on national assumptions, and prepayments on consumer loans reflect Arizona Bank's historical experience. Decisions on repricing are also dependent on asset liability management, which is monitored by Arizona Bank.

                                     JUNE 30, 1998                              DECEMBER 31, 1997
                      -----------------------------------------   -------------------------------------------
                                 REPRICES                                    REPRICES
                      REPRICES   BETWEEN     REPRICES             REPRICES   BETWEEN     REPRICES
                      WITHIN     1 AND 5      AFTER               WITHIN     1 AND 5      AFTER
                      1 YEAR      YEARS      5 YEARS    TOTAL     1 YEAR      YEARS      5 YEARS      TOTAL
                      --------   --------    -------   --------   --------   --------    -------     --------
                      (DOLLARS IN THOUSANDS)

Consumer              $146,996   $167,061    $ 6,349   $320,406   $147,373   $157,918    $ 7,389     $312,680
Home mortgage           18,169     32,608      1,773     52,550     17,240     43,611     13,784       74,635
Commercial and
  real estate           92,670     70,643     20,317    183,630     76,143     31,250     56,288      163,681
                      --------   --------    -------   --------   --------   --------    -------     --------
     Total            $257,835   $270,312    $28,439   $556,586   $240,756   $232,779    $77,461     $550,996
                      ========   ========    =======   ========   ========   ========    =======     ========

Fixed rate loans      $167,391   $257,476    $28,439   $453,306   $153,487   $219,610    $70,136     $443,233
Adjustable rate
  loans                 14,904     12,836         --     27,740     19,576     13,169      7,325       40,070
Variable rate
  loans                 75,540         --         --     75,540     67,693         --         --       67,693
                      --------   --------    -------   --------   --------   --------    -------     --------
     Total            $257,835   $270,312    $28,439   $556,586   $240,756   $232,779    $77,461     $550,996
                      ========   ========    =======   ========   ========   ========    =======     ========

     Policies and Procedures Relating to the Accrual of Interest Income. Interest income is accrued as earned on a simple interest basis. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions which may affect the borrower's ability to repay and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful, or when the terms of a loan have been renegotiated to less than market interest rates due to a serious weakening of the borrower's financial condition. Loans may be placed in non-accrual status only if, in management's opinion, the loan is well secured and in the process of collection. Otherwise, any expected loss related to such loans is immediately charged to the allowance for loan and lease losses. Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $373,633 as of June 30, 1998. At the time the accrual of interest was discontinued on the loans, $1,043 in interest had accrued. There were no commitments to lend additional funds to borrowers whose loans were classified as non-accrual as of June 30, 1998.

     Nonperforming Assets. Historically, Arizona Bank has employed an aggressive policy of charging off, or placing into non-accrual status, loans which are more than 90 days past due. Nonperforming assets consist of certain nonperforming loans and real estate and other loan collateral, including vehicles, that have been repossessed. Loans are considered to be nonperforming if they are on a non-accrual basis or are contractually past due 90 days or more. Loans secured by real property, where the collateral has been foreclosed upon, are classified on Arizona Bank's financial statements as ORE. Loans secured by vehicles or other personal property, where the collateral has been repossessed, are classified on Arizona Bank's financial statements as "other assets." All such secured loans are valued on the balance sheet at the lesser of the fair value of the underlying collateral or the outstanding amount of the loan. The amount by which the outstanding amount of the loan exceeds the fair value of the property is charged to the allowance for loan and lease losses at the time of foreclosure or repossession. The following table presents the principal amounts of nonperforming assets as of June 30, 1998 and December 31, 1997, 1996, 1995, 1994 and 1993:

                                                                DECEMBER 31,
                                     JUNE 30,  ---------------------------------------------
                                      1998      1997      1996     1995      1994      1993
                                     ------    ------    -----    ------    ------    ------
                                                     (dollars in thousands)
Delinquent and non-accruing
  loans                              $  374    $  935    $ 261    $  599    $  124    $  220
Loans 90 days past due, still
  accruing                              298       130        0         0         0         0
                                     ------    ------    -----    ------    ------    ------
Total nonperforming loans               672     1,065      261       599       124       220
Other real estate owned                 323       232        0       173       784     2,224
Other nonperforming assets              631       656      675       562       232         0
                                     ------    ------    -----    ------    ------    ------
Total nonperforming assets           $1,626    $1,953    $ 936    $1,334    $1,140    $2,444
                                     ======    ======    =====    ======    ======    ======

Nonperforming loans/period-
  end total loans                      0.12%     0.19%    0.05%     0.16%     0.04%     0.11%
Nonperforming assets/period-
  end total assets                     0.21%     0.27%    0.15%     0.25%     0.28%     0.89%

     Summary of Loan and Lease Loss Experience. The following table summarizes the allowance for loan and lease losses for Arizona Bank for the periods shown:

                                                              DECEMBER 31,
                                     JUNE 30,  ------------------------------------------
                                       1998     1997     1996     1995     1994     1993
                                      ------   ------   ------   ------   ------   ------
                                    (DOLLARS IN THOUSANDS)

Balance at beginning of period        $7,715   $5,818   $4,627   $3,191   $2,701   $2,000
Provision                              2,352    7,678    5,711    4,508    2,091    1,496
Charge offs:
  Consumer                             3,132    6,929    5,573    3,912    1,576    1,080
  Home                                    15       60        0        0       13        0
  Commercial                              75      259      193      149      395      312
  Real estate                              0        0        0       11      224        9
                                      ------   ------   ------   ------   ------   ------
     Total charge offs                $3,222   $7,248   $5,766   $4,072   $2,208   $1,401
                                      ======   ======   ======   ======   ======   ======
Recoveries:
  Consumer                            $  939   $1,372   $1,135   $  956   $  522   $  432
  Home                                     0        1        0        0        0        0
  Commercial                              30       94      111       44       85      150
  Real estate                              0        0        0        0        0       24
                                      ------   ------   ------   ------   ------   ------
     Total recoveries                 $  969   $1,467   $1,246   $1,000   $  607   $  606
                                      ======   ======   ======   ======   ======   ======
Net charge offs:
  Consumer                            $2,193   $5,557   $4,438   $2,956   $1,054   $  648
  Home                                    15       59        0        0       13        0
  Commercial                              45      165       82      105      310      162
  Real estate                              0        0        0       11      224      (15)
                                      ------   ------   ------   ------   ------   ------
     Total net charge offs            $2,253   $5,781   $4,520   $3,072   $1,601   $  795
                                      ======   ======   ======   ======   ======   ======
Balance at end of period              $7,814   $7,715   $5,818   $4,627   $3,191   $2,701
                                      ======   ======   ======   ======   ======   ======

Net charge offs/average loans
  outstanding (1)                      0.81%    1.12%    1.05%    0.98%    0.73%    0.43%
Allowance for loan and lease
  losses/period-end total loans        1.38     1.38     1.21     1.23     1.22     1.33
Nonperforming loans/period-
  end total loans                      0.12     0.19     0.05     0.16     0.04     0.11
Allowance for loan and lease
  losses/period-end
  nonperforming loans                 11.63x    7.24x   22.29x    7.72x   25.73x   12.26x

------------------------

(1)  Calculations are based on average daily balances.


     The allowance for loan and lease losses is established through a provision for loan and lease losses charged to expense. Loans are charged against the allowance for loan and lease losses when management believes that the collection of loan principal is unlikely. The allowance for loan and lease losses is maintained at an amount that management believes will be adequate to absorb possible losses on existing loans and leases that may become uncollectible, based upon evaluations of the collectibility of loans and prior loan and lease loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, management's intention with respect to identified problem loans, estimated or appraised collateral values, overall portfolio quality, loan delinquency levels or trends, review of specific problem loans, and current local or regional economic conditions which may affect the borrower's ability to repay.

     On January 1, 1995, Arizona Bank adopted Financial Accounting Standard
No. 114, as amended by Standard No. 118 (collectively, "FAS 114"). FAS 114, as amended, requires that impaired loans be measured based on the present value of expected cash flows discounted at the loan's effective interest rate or measured at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Residential mortgage loans and consumer loans are excluded from impaired loan disclosures unless these loans are restructured.
The adoption of FAS 114 did not result in additional provisions for credit losses primarily because the majority of impaired loan valuations continue to be based on the fair value of collateral.

     INVESTMENT PORTFOLIO

     Arizona Bank maintains a portfolio of investments for immediate liquidity purposes, as an intermediate term source of liquidity, and as a strategic complement to its lending activities. Federal funds, U.S. Treasury securities, U.S. government agency obligations, mortgage-backed securities and municipal bonds make up most of Arizona Bank's investments. Arizona Bank generally avoids investing in derivative products or other investments whose repricing and/or maturity characteristics are strongly influenced by changes in interest rate relationships or prepayments.

     Financial Accounting Standard No. 115 ("FAS 115") requires that investments in debt and equity securities be classified as either: (i) held-to-maturity (debt securities that Arizona Bank has the ability and positive intent to hold to maturity), (ii) trading (debt and equity securities that are bought and held principally for the purpose of selling in the near term to generate profits on short-term differences in price), or (iii) available-for-sale (debt and equity securities not classified as either held-to-maturity or trading). Arizona Bank's available-for-sale portfolio contains securities purchased to provide Arizona Bank with needed liquidity and to manage interest rate risk, changes in availability of and yield on alternative investments, and changes in funding sources and terms. Arizona Bank's intent in purchasing securities for the trading portfolio is to make gains on short-term price movements. Arizona Bank did not maintain a trading portfolio until the fourth quarter of 1997.

     In 1995 Arizona Bank reviewed and repositioned its investment portfolio. The strategy was designed to obtain higher performance should interest rates remain static or decline. This decision was made in conjunction with Arizona Bank's asset liability management strategy. Arizona Bank's strategy in 1996 was to decrease its investment portfolio by taking advantage of significant loan demand and thus replace investment securities yields with higher loan yields. This was achieved through sales of investment securities and the exercise of imbedded options. As a result, the duration of the investment portfolio was extended to 4.7 years as of December 31, 1996 from 3.3 years as of December 31, 1995. The weighted average yield decreased slightly to 7.12% as of December 31, 1996 from 7.14% as of December 31, 1995. In keeping with its pro-active management role, in 1997 Arizona Bank's asset liability management strategy was to reclassify its held-to-maturity portfolio as available-for-sale securities. The amortized cost and fair value of the securities transferred were $54.8 million and $54.9 million, respectively. The unrealized holding gain of $87,000 was recognized as a separate component of stockholder's equity. The securities in the portfolio were recorded at fair value. The reclassification provided two distinct advantages: (i) it provided liquidity to fund loans; and (ii) it reduced the duration of the investment portfolio from 5.8 years to 5.2 years while maintaining the same book yield. In addition to the repositioning, Arizona Bank established a trading portfolio to complement its investment strategy. As of June 30, 1998, the investment portfolio had a duration of 7.0 years.

     Arizona Bank had no investment securities classified as trading as of June 30, 1998.

     The following table provides a summary of investment securities classified as available-for-sale as of June 30, 1998, and December 31, 1997, including unrealized gains and losses:

                                                    JUNE 30, 1998                              DECEMBER 31, 1997
                              --------------------------------------------------   ----------------------------------------------
                                                GROSS       GROSS                                  GROSS       GROSS
                                AMORTIZED    UNREALIZED  UNREALIZED    MARKET       AMORTIZED   UNREALIZED  UNREALIZED     MARKET
                                  COST         GAINS       LOSSES      VALUE          COST        GAINS       LOSSES       VALUE
                              ------------   ----------  --------   ------------   -----------   --------   ----------  -----------

U.S. Treasury securities of
  U.S. government
  corporations and agencies   $ 92,133,195   $ 76,946    $282,417   $ 91,927,724   $56,968,128   $210,527   $25,500     $57,153,155
Mortgage-backed securities
  of GNMA and other U.S.
  government agencies           24,112,239     63,164      43,573     24,131,830    12,905,877     13,743    26,436      12,893,184
Obligations of local
  governments                   16,454,065    237,396      17,828     16,673,633     6,914,023     78,487     1,261       6,991,249
                              ------------   --------    --------   ------------   -----------   --------   -------     -----------
    Total debt securities      132,699,499    377,506     343,818    132,733,187    76,788,028    302,757    53,197      77,037,588
Other securities                 4,541,800          0           0      4,541,800     4,425,700          0         0       4,425,700
                              ------------   --------    --------   ------------   -----------   --------   -------     -----------
       Total                  $137,241,299   $377,506    $343,818   $137,274,987   $81,213,728   $302,757   $53,197     $81,463,288
                              ============   ========    ========   ============   ===========   ========   =======     ===========



     The following table provides a summary of investment securities classified as trading as of December 31, 1997, including unrealized gains and losses:

                                                       DECEMBER 31, 1997
                                   ------------------------------------------------------
                                                       GROSS          GROSS
                                      AMORTIZED      UNREALIZED    UNREALIZED      MARKET
                                        COST           GAINS         LOSSES        VALUE
                                      ----------     ----------    ----------    ----------
U.S. Treasury securities of U.S.
  government corporations and
  agencies                            $7,495,718       $78,042            $0     $7,573,760
                                      ----------       -------            --     ----------
     Total                            $7,495,718       $78,042            $0     $7,573,760
                                      ==========       =======            ==     ==========

     The following table provides a summary of investment securities classified as available-for-sale as of December 31, 1996, including unrealized gains and losses:

                                                        DECEMBER 31, 1996
                                   --------------------------------------------------------
                                                         GROSS         GROSS
                                       AMORTIZED      UNREALIZED     UNREALIZED      MARKET
                                         COST           GAINS          LOSSES        VALUE
                                      -----------     ----------     ----------   -----------
U.S. Treasury securities of U.S.
  government corporations and
  agencies                            $25,360,865      $  8,041      $480,469     $24,888,437
Mortgage-backed securities of
  GNMA and other U.S.
  government agencies                  22,705,192       107,173       327,371      22,484,994
Obligations of local governments       24,606,659       589,817        71,139      25,125,337
                                      -----------      --------      --------     -----------
    Total debt securities              72,672,716       705,031       878,979      72,498,768
Other securities                        2,322,300             0             0       2,322,300
                                      -----------      --------      --------     -----------
      Total                           $74,995,016      $705,031      $878,979     $74,821,068
                                      ===========      ========      ========     ===========

     The following table provides a summary of investment securities classified as available-for-sale as of December 31, 1995, including unrealized gains and losses:

                                                                DECEMBER 31, 1995
                                           --------------------------------------------------------
                                                             GROSS            GROSS
                                            AMORTIZED      UNREALIZED      UNREALIZED      MARKET
                                              COST           GAINS           LOSSES        VALUE
                                           ------------    ----------      --------     ------------
U.S. Treasury securities of U.S.
  government corporations and
  agencies                                 $ 53,398,493    $  510,532      $ 72,722     $ 53,836,303
Mortgage-backed securities of
  GNMA and other U.S. government
  agencies                                   27,861,282       307,175       209,596       27,958,861
Obligations of local governments             16,688,923       708,950        23,643       17,374,230
                                           ------------    ----------      --------     ------------
    Total debt securities                    97,948,698     1,526,657       305,961       99,169,394
Other securities                              3,642,019             0             0        3,642,019
                                           ------------    ----------      --------     ------------
      Total                                $101,590,717    $1,526,657      $305,961     $102,811,413
                                           ============    ==========      ========     ============

     The following schedule reflects the amortized cost, market value and contractual maturity distribution of Arizona Bank's available-for-sale investment portfolio and the average yield of such securities as of June 30, 1998 and December 31, 1997:

                                                JUNE 30, 1998                               DECEMBER 31, 1997
                                   -----------------------------------------      ------------------------------------------
                                     AMORTIZED          MARKET       AVERAGE       AMORTIZED           MARKET        AVERAGE
                                       COST              VALUE        YIELD          COST              VALUE          YIELD
                                   ------------      ------------    -------      -----------       -----------      -------
U.S. government securities:
  Due within 1 year               $          0      $          0        --       $         0       $         0          --
  Due after 1 through 5 years          998,316         1,003,750      6.00%          997,709         1,003,440        6.85%
  Due after 5 through 10 years               0                 0        --                 0                 0          --
  Due after 10 years                 2,145,435         2,133,760      5.62                 0                 0          --
                                  ------------      ------------                 -----------       -----------
        Total                     $  3,143,751      $  3,137,510      5.74       $   997,709       $ 1,003,440        6.85
                                  ============      ============                 ===========       ===========

Obligations of U.S.
     government agencies:
  Due within 1 year               $          0      $          0        --       $         0       $         0          --
  Due after 1 through 5 years        2,992,688         2,989,520      5.95%       10,000,000        10,009,400        7.00%
  Due after 5 through 10 years      52,960,167        52,903,190      6.68        45,970,419        46,140,315        7.07
  Due after 10 years                33,036,589        32,897,504      7.02                 0                 0          --
                                  ------------      ------------                 -----------       -----------
        Total                     $ 88,989,444      $ 88,790,214      6.78       $55,970,419       $56,149,715        7.06
                                  ============      ============                 ===========       ===========

Mortgage-backed securities:
  Due within 1 year               $  2,040,612      $  2,037,480      6.08%      $ 2,172,195       $ 2,175,693        5.71%
  Due after 1 through 5 years        4,386,117         4,396,881      5.76         7,481,027         7,461,750        5.88
  Due after 5 through 10 years       2,792,864         2,804,375      6.32         3,252,655         3,255,741        6.58
  Due after 10 years                14,892,646        14,893,094      6.62                 0                 0          --
                                  ------------      ------------                 -----------       -----------
        Total                     $ 24,112,239      $ 24,131,830      6.38       $12,905,877       $12,893,184        6.03
                                  ============      ============                 ===========       ===========

Obligations of states and
     political subdivisions:(1)
  Due within 1 year               $    110,149      $    110,353      8.98%      $    45,030       $    45,303        7.97%
  Due after 1 through 5 years          372,007           373,427      7.18           340,264           340,604        7.33
  Due after 5 through 10 years       5,712,970         5,747,476      7.39         3,085,940         3,094,969        7.36
  Due after 10 years                10,258,939        10,442,377      7.82         3,442,789         3,510,373        7.89
                                  ------------      ------------                 -----------       -----------
        Total                     $ 16,454,065      $ 16,673,633      7.66       $ 6,914,023       $ 6,991,249        7.63
                                  ============      ============                 ===========       ===========

Totals:
  Due within 1 year               $  2,150,761      $  2,147,833      6.06%      $ 2,217,225       $ 2,220,996        5.76%
  Due after 1 through 5 years        8,749,128         8,763,578      5.80        18,819,000        18,815,194        6.56
  Due after 5 through 10 years      61,466,001        61,455,041      6.47        52,309,014        52,491,025        7.05
  Due after 10 years                60,333,609        60,366,735      6.49         3,442,789         3,510,373        7.89
                                  ------------      ------------                 -----------       -----------
        Total                     $132,699,499(2)   $132,733,187(2)   6.43       $76,788,028(3)    $77,037,588(3)     6.91
                                  ============      ============                 ===========       ===========

------------------------

(1) Municipal bond yields at June 30, 1998 and December 31, 1997 have been computed on a tax-adjusted basis assuming effective tax rates of 38% and 36%, respectively.

(2) Does not include $4.5 million of FHLB stock, $1.2 million of federal funds sold and $37,500 of Arizona Multibank securities.

(3) Does not include $4.4 million of FHLB stock, $10.0 million of federal funds sold and $37,500 of Arizona Multibank securities.

     The following schedule reflects the amortized cost, market value and contractual maturity distribution of Arizona Bank's trading investment portfolio and the average yield of such securities as of December 31, 1997:

                                                    DECEMBER 31, 1997
                                       ---------------------------------------------
                                       AMORTIZED COST   MARKET VALUE   AVERAGE YIELD
                                       --------------   ------------   -------------
U.S. government securities:
  Due within 1 year                     $        0      $        0             --
  Due after 1 through 5 years            4,980,668       5,005,010           5.83%
  Due after 5 through 10 years                   0               0             --
  Due after 10 year                      2,515,050       2,568,750           6.08
                                        ----------      ----------
      Total                             $7,495,718      $7,573,760           5.91
                                        ==========      ==========


     DEPOSITS

     Arizona Bank's primary liability is its customer deposits. Arizona Bank emphasizes developing relationships with individuals and business customers in order to increase its core deposit base. Arizona Bank has numerous deposit products, including checking accounts, several types of money market accounts, NOW (interest-bearing checking) accounts, savings accounts, and certificates of deposit, including individual retirement accounts, designed to meet the individual needs of its customers. The following table sets forth the distribution of Arizona Bank's deposits by type as of June 30, 1998 and December 31, 1997, 1996 and 1995:


                                                                      DECEMBER 31,
                                                  JUNE 30,   ------------------------------
                                                   1998        1997       1996       1995
                                                  -----------------------------------------
                                                           (DOLLARS IN THOUSANDS)
Demand (non-interest-bearing checking)            $101,876   $ 93,305   $ 72,511   $ 60,322
NOW (interest-bearing checking)                    118,637    116,440     80,209     69,843
Savings and money market                           198,998    179,112    138,291     95,957
Time:
  Certificates of deposit under $100,000           206,826    210,616    228,012    198,406
  Certificates of deposit over $100,000             27,867     30,889     23,086     17,928
                                                  --------   --------   --------   --------
Total                                             $654,204   $630,362   $542,109   $442,456
                                                  ========   ========   ========   ========


     One of the primary components of sound growth and profitability is core deposit accumulation and retention. Core deposits consist of all deposits except funds from public entities and certificates of deposit in excess of $100,000. As of June 30, 1998, Arizona Bank's core deposits were $623.7 million and total deposits were $654.2 million. Core deposits represented 95.3% of total deposits as of June 30, 1998. As of December 31, 1997, total deposits were $630.4 million. Core deposits represented 94.7% of total deposits as of December 31, 1997, as compared to 95.7% as of December 31, 1996 and 95.9% as of December 31, 1995. Certificates of deposit in excess of $100,000 are excluded by definition from core deposits. Because Arizona Bank believes that such certificates of deposit are less likely to be renewed at maturity than other deposits, Arizona Bank does not encourage such certificates of deposit. Certificates of deposit in excess of $100,000, as a percentage of total deposits, were 4.3% as of June 30, 1998, 4.9% as of December 31, 1997, 4.3% as of December 31, 1996 and 4.0% as of December 31, 1995.

     The following table shows the remaining maturities of total certificates of deposit and certificates of deposit of $100,000 or more as of June 30, 1998, and as of December 31, 1997:

                           JUNE 30, 1998                    DECEMBER 31, 1997
                     ----------------------------    ---------------------------------
                                   CD'S IN EXCESS                       CD'S IN EXCESS
                     TOTAL CD'S     OF  $100,000     TOTAL CD'S          OF  $100,000
                     ----------    --------------    ----------         --------------
                                        (DOLLARS IN THOUSANDS)
Up to 3 months        $ 49,636          $ 6,955       $ 37,168             $ 8,619
3 to 6 months           62,647            7,736         36,183               3,035
6 to 12 months          64,616            6,867         85,269              10,566
Over 12 months          57,794            6,309         82,885               8,669
                      --------          -------       --------             -------
     Total            $234,693          $27,867       $241,505             $30,889
                      ========          =======       ========             =======

     The average balance of and average rates paid on deposits are presented below for the periods indicated:

                                           SIX MONTHS ENDED JUNE 30,
                                 --------------------------------------------
                                          1998                   1997
                                 ----------------------    ------------------
                                               WEIGHTED              WEIGHTED
                                 AVERAGE        AVERAGE    AVERAGE   AVERAGE
                                 BALANCE         RATE      BALANCE     RATE
                                 -------       --------    -------   --------
                                           (DOLLARS IN THOUSANDS)
Demand (non-interest-
   bearing checking)             $ 98,389         --     $ 78,022         --
NOW (interest-bearing
   checking)                      126,518       2.08%      97,800       2.02%
Savings and money
   market                         194,968       4.06      167,220       4.03
Time                              237,566       5.51      259,618       5.65
                                 --------                --------
   Total                         $657,441       3.59     $602,660       3.88
                                 ========                ========

                                                        YEAR ENDED DECEMBER 31,
                                 --------------------------------------------------------------------
                                        1997                   1996                     1995
                                 --------------------    --------------------     -------------------
                                 AVERAGE     WEIGHTED    AVERAGE     WEIGHTED     AVERAGE    WEIGHTED
                                 BALANCE     AVERAGE     BALANCE     AVERAGE      BALANCE    AVERAGE
                                               RATE                    RATE                     RATE
                                 -------     --------    -------     --------     -------    --------
                                                       (DOLLARS IN THOUSANDS)
Demand (non-interest-
   bearing checking)             $ 81,797         --     $ 62,433         --     $ 53,609          --
NOW (interest-bearing
   checking)                      103,568       2.02%      75,827       1.98%      61,879        2.20%
Savings and money
   market                         172,322       4.03      109,910       3.58       84,827        3.16
Time                              251,982       5.61      231,455       5.65      202,036        5.78
                                 --------                --------                --------
   Total                         $609,669       3.80     $479,625       3.86     $402,351        4.51
                                 ========                ========                ========

SHORT-TERM BORROWINGS

Arizona Bank also employs short-term borrowing for liquidity purposes. The following table reflects the contractual maturity distribution of Arizona Bank's short-term borrowings and the weighted average interest rate thereof as of June 30, 1998 and December 31, 1997, 1996 and 1995:

                                      JUNE 30,                                    DECEMBER 31,
                                 ------------------    ------------------------------------------------------------------
                                        1998                  1997                    1996                   1995
                                 ------------------    ------------------     -------------------     -------------------
                                  TOTAL                 TOTAL                  TOTAL                   TOTAL
                                   FHLB                  FHLB                   FHLB                    FHLB
                                 ADVANCES/  WEIGHTED   ADVANCES/  WEIGHTED    ADVANCES/  WEIGHTED     ADVANCES/  WEIGHTED
                                  REPUR.     AVERAGE    REPUR.     AVERAGE     REPUR.     AVERAGE      REPUR.     AVERAGE
                                  AGRMTS.     RATE      AGRMTS.     RATE       AGRMTS.     RATE        AGRMTS.     RATE
                                 ---------  --------   ---------  --------    ---------  --------     ---------  --------
                                                                   (DOLLARS IN THOUSANDS)
Due within 1 year                  $20,000      5.80%   $10,600       6.00%     $ 3,000      5.27%      $13,094      5.96%
Due after 1 through 5 years         15,000      6.00     15,000       6.00       18,600      5.95        20,000      6.11
Due after 5 years                        0        --          0         --            0        --             0        --
                                                       ---------              ---------               ---------
Total                              $35,000      5.89     $25,600       6.00     $21,600      5.85       $33,094      6.05
                                                       =========              =========               =========

          During the first six months of 1998, Arizona Bank's maximum FHLB borrowings were $35.0 million, of which $20.0 million were short-term borrowings. During 1997, Arizona Bank's maximum FHLB borrowings were $32.3 million, of which $17.3 million were short-term borrowings. During 1996, the maximum FHLB borrowings were $51.3 million, of which $32.3 million were short-term borrowings. During 1995, the maximum FHLB borrowings were $54.4 million, of which $34.4 million were short-term borrowings.

                          RETURN ON EQUITY AND ASSETS

        Arizona Bank's return on equity and return on assets for the periods shown below are as follows:


                                                  SIX                YEAR ENDED
                                              MONTHS ENDED           DECEMBER 31,
                                                JUNE 30,      ----------------------
                                                 1998(1)      1997     1996     1995
                                              ------------    ----     ----     ----
                                                     (dollars in thousands)

Return on Average Assets                          1.06%       0.85%    1.00%    1.00%
Return on Average Equity                         19.84%      11.52%   12.11%   16.40%
Average Equity to Average Assets Ratio            5.34%       7.34%    8.27%    6.08%
Dividend Payout Ratio                               --          --       --       --

----------------------------
     (1) Annualized for 1998



YEAR 2000 ISSUES

          The use of computer programs written using two digits rather than four to define the applicable year gives rise to what is commonly referred to as the Year 2000 problem. Any of Arizona Bank's computer programs that employ date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This error could result in system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in other normal business activities.

          Arizona Bank has created a Year 2000 Review Team to assess the impact of the Year 2000 computer program issue on its computer related systems.
Based on a recent assessment, Arizona Bank has determined that minimal software modifications and capital outlays will be necessary in order to properly utilize dates beyond December 31, 1999. Arizona Bank believes that with minor modifications to existing software and/or converting to new software, the Year 2000 issue can be substantially mitigated. However, if such modifications and/or conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of Arizona Bank.

          Arizona Bank has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which Arizona Bank is vulnerable to those third parties' failure to remediate their own Year 2000 issues. Arizona Bank's total Year 2000 project costs and estimates to complete include the estimated costs and time associated with the impact of a third party's Year 2000 issues, and are based on presently available information. However, there can be no guarantee that the systems of other companies on which Arizona Bank's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with Arizona Bank's systems, would not have material adverse effect on Arizona Bank. Arizona Bank has determined it has no exposure to contingencies related to the Year 2000 issue for services it provides. Arizona Bank has established December 31, 1998 as the target date to complete the assessment and validation and testing.

          Arizona Bank will utilize both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. Arizona Bank anticipates the total cost to be under $1 million; any additional equipment and software to be purchased will be capitalized. Arizona Bank does not foresee any material effect on the results of operations. Arizona Bank projects expenses of approximately $200,000 during 1998 in connection with the Year 2000 project. The costs of the project and the date on which Arizona Bank plans to complete the Year 2000 modifications are based on management's best estimates, which are derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

MARKET RISK

          Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates (interest rate risk). As a financial institution that engages in transactions involving an array of financial products, Arizona Bank's primary risk exposure is interest rate risk.
Financial instruments currently offered or held by Arizona Bank that expose Arizona Bank to market risk include securities, loans, deposits, long-term debt, and subordinated capital notes.

          The table below summarizes for the time periods indicated the contractual and repricing behavior of Arizona Bank's market risk sensitive instruments:

                                                      DECEMBER 31,
                                 ------------------------------------------------------
                                   1998        1999         2000      2001       2002       THEREAFTER    TOTAL      FAIR VALUE
                                 --------     -------     -------    -------    -------     ----------   --------    ----------
                                                                     (DOLLARS IN THOUSANDS)
ASSETS:
Fixed rate loans                 $153,487     $52,432     $38,111    $18,298    $10,769       $69,028    $442,125      $444,441
   Average rate                     10.16%      10.09%       9.42%      8.70%      8.86%         9.29%       9.86%
Adjustable rate loans              19,576       4,339       3,727      2,880      2,223         7,325      40,070        40,730
   Average rate                      8.69%       7.61%       7.61%      7.61%      7.61%         7.61%       8.14%
Variable rate loans                67,693          --          --         --         --            --      67,693        68,283
   Average rate                     10.26%         --          --         --         --            --       10.26%

Fixed rate investments             29,436       5,362       2,402        650        284        53,080      91,214        91,463
   Average rate                      6.25%       6.35%       5.92%      5.69%      6.29%         6.76%       6.53%
Fixed rate trading
 investments                           --          --          --         --      4,981         2,515       7,496         7,574
   Average rate                        --          --          --         --       5.84%         6.08%       5.92%

LIABILITIES:
Fixed rate deposits              $158,520     $54,053     $14,387    $ 2,818    $ 6,297       $ 5,329    $241,504      $241,570
   Average rate                      5.47%       5.90%       5.97%      5.65%      6.17%         6.08%       5.63%
Adjustable rate deposits          122,089      98,709          --     39,824         --        34,932     295,553       295,487
   Average rate                      2.98%       3.29%                  1.93%        --          2.02%       3.24%
Fixed other borrowings             11,000       5,000          --         --     10,000            --      26,000        26,004
   Average rate                      5.84%       5.87%         --         --       6.06%           --        5.93%
Fixed long term debt                   --          --          --         --         --        10,000      10,000        10,482
   Average rate                        --          --          --         --         --          9.28%       9.38%

As discussed below, the asset/liability committee of Arizona Bank ("ALCO") has the overall responsibility for Arizona Bank's market risk management policies. It also determines market risk limits, subject to ratification and approval by the Board of Directors. The members of ALCO are senior division managers and corporate officers who are responsible for interest rate risk, asset liability management, liquidity and credit policy.

     ASSET LIABILITY MANAGEMENT

     Asset liability management seeks to control the variability of Arizona Bank's performance over time as it is influenced by changes in interest rates. This is accomplished by managing the repricing timing of interest rate sensitive interest-earning assets and interest-bearing liabilities. An interest rate sensitive balance sheet item is one that is able to reprice within a specified time horizon, through maturity or otherwise. Management of Arizona Bank's balance sheet in this manner controls Arizona Bank's interest rate risk position, both with respect to income and the market value of Arizona Bank's portfolio equity (the difference between the market value of Arizona Bank's assets and the market value of its liabilities). ALCO is responsible for formulating and monitoring interest rate risk management practices. ALCO addresses Arizona Bank's cumulative gap calculations and interest rate risk stress tests regularly. Interest rate risk tests are performed via simulation analysis. The simulation process is conducted using several rate regimes that provide estimates of Arizona Bank's interest rate risk. Interest rate risk tests includes rate shocks as well as yield curve rotations that present various interest rate cycles.

     GAP ANALYSIS

     A traditional indicator of interest rate risk is gap analysis. Gap analysis focuses on the difference (or gap) between available repricing opportunities for assets and liabilities within defined time periods. If the dollar amount of interest rate sensitive assets is closely matched with the dollar amount of interest rate sensitive liabilities in a given period, then changes in interest income and interest expense over this time frame should be closely matched also. This close matching will normally result in little change in net interest income should interest rates change. A mismatched gap position, either positive or negative, will normally result in imbalanced changes in interest income and interest expense as interest rates change. This will cause variation in net interest income performance over time.

     Arizona Bank's general objective is to maintain a balance in the repricing opportunities between its interest rate sensitive assets and interest rate sensitive liabilities in order to limit its potential interest rate risk. Arizona Bank will, however, narrow or widen its gap position within prudent bounds depending on the current interest rate environment, management's perception of interest rate movements, Arizona Bank's current balance sheet, and the goals and needs of Arizona Bank's business plan.

     The table below summarizes for the time periods indicated the gap analysis of Arizona Bank's interest rate sensitive interest-earning assets and interest-bearing liabilities as of June 30, 1998. In calculating the gap values, amortization flows are based on contractual characteristics of Arizona Bank's loans and other assets, as well as anticipated prepayment characteristics. Prepayment rates for mortgages and mortgage-related investments reflect expectations based on national assumptions, and prepayments on consumer loans reflect Arizona Bank's historical experience. Non-maturity deposit balances are positioned based on expected repricing and maturity behavior given historical experience and management's expectations.

                                                                JUNE 30, 1998
                                           -------------------------------------------------------
                                           Up to 1 Year   1 TO 5 YEARS     OVER 5 YEARS     TOTAL
                                           ------------   ------------     ------------   --------
                                                          (dollars in thousands)
Risk sensitive assets:
    Loans                                    $257,835        $270,312        $ 28,439     $556,686
    Investments                                11,522          13,739         113,141      138,402
                                             --------        --------        --------     --------
       Total                                 $289,357        $284,050        $141,580     $694,988
                                             ========        ========        ========     ========
Risk sensitive liabilities:
    Interest-bearing demand deposits         $134,736        $147,308        $ 35,591     $317,635
    Time deposits                             176,899          54,001           3,793      234,693
    Other borrowings                           20,400          15,000          10,000       45,400
                                             --------        --------        --------     --------
        Total                                $332,035        $216,309        $ 49,384     $597,726
                                             ========        ========        ========     ========

Periodic gap                                 $(62,678)       $ 67,741        $ 92,197
                                             ========        ========        ========
Cumulative gap                               $(62,678)       $  5,063        $ 97,260
                                             ========        ========        ========
Gap/assets ratio                               (8.26)%           8.93%          12.15%
Cumulative gap/assets ratio                    (8.26)%           0.67%          12.82%

     The negative cumulative gap value indicated for the one year time horizon means that over this period the assets of Arizona Bank will reprice slightly more slowly than will Arizona Bank's liabilities. This means that, in a rising interest rate environment, net interest income can be expected to decrease somewhat and that, in a declining interest rate environment, net interest income
can be expected to increase somewhat.   Arizona Bank has thus positioned itself
to benefit to a limited extent from anticipated near-term reductions in interest rates. In the one to five-year period, however, Arizona Bank's gap position is slightly positive. Beyond that, Arizona Bank's gap position is more positive.

     Gap analysis attempts to capture interest rate risk which is attributable to the mismatching of interest rate sensitive assets and liabilities. However, varying interest rate environments often create unexpected changes in interest rate sensitivity, for example, due to changing loan prepayments, interest rate caps or floors, and other influences. These factors are not captured very well in most gap analyses and, as a result, a gap report may not provide a complete assessment of Arizona Bank's interest rate risk. In response to possible unexpected changes in interest rate sensitivity, Arizona Bank initiated a program of simulation-based modeling of its net interest income and market value of portfolio equity. Simulation analysis takes into account all facets of Arizona Bank's balance sheet and external influences in calculating estimates of interest rate risk.

      TRADING PORTFOLIO

      Arizona Bank's trading activities are limited at present to trading of U.S. government securities. These trading activities expose Arizona Bank to
one primary type of market risk - interest rate risk.   Arizona Bank manages its
exposure to market risk in a variety of ways. Primarily, ALCO establishes and the Board of Directors ratifies and approves various limits on trading activities. ALCO is also responsible for monitoring these limits. These limits include product volume and profit and loss limits. Product volume limits establish maximum aggregate amounts of securities that can be traded. Profit and loss limits measure the potential loss in securities as a result of specific and adverse scenarios.

     On a day-to-day basis, Arizona Bank reduces the market risk to which it is exposed by settling positions each day. However, Arizona Bank may also temporarily retain open positions in an effort to generate revenue by correctly anticipating future market conditions and by taking advantage of price differentials in the market in which it operates. Documented trading policies and procedures define acceptable boundaries within which the trader (investment officer) can execute transactions.

      Arizona Bank performs stress tests on each security it purchases for its trading portfolio. These tests (or rate shocks) assess the potential market risk inherent in its trading activities. Additionally, as part of Arizona Bank's asset liability management procedures as discussed above, Arizona Bank performs various stress tests on all of Arizona Bank's segments subject to market risk.

      Arizona Bank's trading portfolio at June 30, 1998 consisted solely of U.S. Treasury securities.

CREDIT RISK

          An additional area of exposure for Arizona Bank is credit risk. Arizona Bank attempts to minimize credit risk through its underwriting and credit review policies. The Directors and senior management are responsible for
monitoring credit risk for Arizona Bank as a whole.   Arizona Bank evaluates
credit risks and places emphasis on the appropriate pricing of risk. The objectives of Arizona Bank's risk review policy include obtaining proper levels of approval of loans, providing credit information that supports the loan relationship, following prudent and clear underwriting practices, and rating loans for risk according to Arizona Bank's risk rating policy.

          Risk review includes assessments of loan quality, adequacy of loan documentation, and compliance with bank policy and FDIC and other regulatory guidelines, verification that loan officers are identifying and reporting potential problem loans in a timely manner to ensure that adequate corrective measures can be implemented.

                             AVAILABLE INFORMATION

     This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, as certain parts are permitted to be omitted by the rules and regulations of the Commission. For further information pertaining to Compass, the Compass Common Stock, and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at, and copies of which may be obtained by mail from, the Public Reference Branch of the Commission referred to below.

     Compass and Arizona Bank are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, file reports, proxy statements and other information with the Commission and the FDIC, respectively. With respect to Compass, such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the public reference facilities in the New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048, and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. With respect to Arizona Bank, such reports and other information can be inspected and copied at the Registration and Disclosure Section of the FDIC at Room 5-518, 550 Seventeenth Street, N.W., Washington, D.C. 20429.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT INCLUDED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS CONCERNING IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT COMPASS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE TO EACH BENEFICIAL OWNER OF ARIZONA BANK COMMON STOCK OR ARIZONA BANK PREFERRED STOCK, WITHOUT CHARGE AND, UPON REQUEST, FROM TIMOTHY R. JOURNY AT 15 SOUTH 20TH STREET, BIRMINGHAM, ALABAMA 35233 (TELEPHONE NO. (205) 558-5740). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY NOVEMBER 10, 1998.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by Compass with the Commission are incorporated herein by reference:

     (i) Compass' Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-6032);

     (ii) Compass' Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 0-6032);

     (iii) Compass' Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 0-6032);

     (iv) Compass' Proxy Statement dated March 20, 1998, relating to its annual meeting of shareholders held on April 20, 1998 (File No. 0-6032); and

     (v) The description of Compass Common Stock contained in its Proxy Statement dated April 16, 1982, relating to its Annual Meeting held May 17, 1982 (File No. 0-6032).

     All documents filed by Compass pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting are incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement/Prospectus, shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

     No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Compass, Compass Bank, Arizona Bank or their respective affiliates. This Proxy Statement/Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, any securities other than the Compass Common Stock offered hereby, nor does it constitute an offer to exchange or sell or a solicitation of an offer to exchange or purchase such securities in any state or other jurisdiction to any person to whom such an offer or solicitation would be unlawful.

     Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Compass, Compass Bank, Arizona Bank or their respective affiliates since the date of this Proxy Statement/Prospectus.

                   RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

     Compass' Board of Directors appointed KPMG Peat Marwick LLP as independent auditors for Compass for the year ending December 31, 1997. KPMG Peat Marwick LLP has served as Compass' independent auditors continuously since 1971.

     Arizona Bank's Board of Directors appointed PricewaterhouseCoopers LLP as independent auditors for Arizona Bank for the year ending December 31, 1997. PricewaterhouseCoopers LLP has served as Arizona Bank's independent auditors continuously since 1987.

     Compass has been advised by KPMG Peat Marwick LLP that KPMG Peat Marwick LLP has no direct financial interest or any material indirect financial interest in Compass other than arising from that firm's employment as auditor for Compass.

     Arizona Bank has been advised by PricewaterhouseCoopers LLP that PricewaterhouseCoopers LLP has no direct financial interest or any material indirect financial interest in Arizona Bank other than arising from that firm's employment as auditor for Arizona Bank.

                                    EXPERTS

     The consolidated financial statements of Compass as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of Arizona Bank as of December 31, 1997 and 1996 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, included in this prospectus, have been included herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     Jerry W. Powell, Esquire, General Counsel, Secretary and an employee of Compass, has rendered an opinion concerning the validity of the securities being offered pursuant to this Proxy Statement/Prospectus and certain other matters. As of August 31, 1998, Mr. Powell was the beneficial owner of an aggregate of approximately 99,528 shares of Compass Common Stock. Liddell, Sapp has passed upon, among other things, certain federal income tax consequences of the Merger, and the receipt by Compass of its opinion as to such federal income tax consequences of the Merger is a condition to the Closing of the Merger. Silver, Freedman & Taff, L.L.P. and Liddell, Sapp are also expected to render legal opinions as to certain matters acceptable to Arizona Bank and Compass, respectively.

                                INDEMNIFICATION

     Compass' By-Laws contain provisions similar to those of Section 145 of the GCL, which authorize Compass to indemnify its officers, directors, employees and agents to the full extent permitted by law. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF ARIZONA BANK AND COMPASS--CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF ARIZONA AND THE CORPORATION LAWS OF DELAWARE AND CORRESPONDING CHARTER AND BY-LAW PROVISIONS--LIMITATION OF LIABILITY AND INDEMNIFICATION".

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Compass, Compass has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 OTHER MATTERS

     Arizona Bank's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. If any other matters are properly brought before the Meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the recommendations of Arizona Bank's Board of Directors unless "Authority Withheld" is indicated in the appropriate box on the proxy.

                         INDEX TO FINANCIAL STATEMENTS
                                       OF
                                  ARIZONA BANK



                                                                            Page
                                                                            ----

1.   Auditors' Report regarding the December 31, 1997, 1996 and 1995
     Consolidated Financial Statements                                      F-2

2.   Consolidated Balance Sheets as of December 31, 1997 and 1996           F-3

3.   Consolidated Statements of Income for the Years Ended
     December 31, 1997, 1996 and 1995                                       F-4

4.   Consolidated Statements of Changes in Stockholders' Equity for the
     Years ended December 31, 1997, 1996 and 1995                           F-5

5.   Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1997, 1996 and 1995                                       F-6

6.   Notes to Consolidated Financial Statements                             F-7

7.   Consolidated Balance Sheets (unaudited) as of June 30, 1998 and
     December 31, 1997                                                      F-29

8.   Consolidated Statements of Income (unaudited) for the Six Months
     Ended June 30, 1998 and 1997                                           F-30

9.   Consolidated Statements of Changes in Stockholders' Equity
     (unaudited) for the Six Months Ended June 30, 1998 and 1997            F-31

10.  Consolidated Statements of Cash Flows (unaudited) for the Six Months
     Ended June 30, 1998 and 1997                                           F-32

11.  Notes to Consolidated Financial Statements (unaudited)                 F-33

                  [Letterhead of PricewaterhouseCoopers LLP]



REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Arizona Bank and Subsidiaries

We have audited the accompanying consolidated balance sheets of Arizona Bank and Subsidiaries (the "Bank") as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Arizona Bank and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Bank restated its financial statements to reflect a change in classification of its investment securities.


/s/ PricewaterhouseCoopers LLP

February 13, 1998, except for Note 18
as to which the date is September 30, 1998

ARIZONA BANK AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 1997 and 1996

                                                                                                                      1996
                                         ASSETS                                              1997                   RESTATED

Cash and due from banks                                                                    $ 47,892,158             $ 29,629,853
Federal funds sold                                                                           10,000,000               30,000,000
                                                                                           ------------             ------------
                         Total cash and cash equivalents                                     57,892,158               59,629,853
                                                                                           ------------             ------------

Trading securities, at market (Note 2)                                                        7,573,760
Securities available-for-sale, at market (Note 2)                                            81,463,288               74,821,068

Loans and leases (Note 3)                                                                   557,972,791              478,899,134
Allowance for loan and lease losses (Note 3)                                                 (7,714,648)              (5,818,492)
                                                                                           ------------             ------------
                         Net loans                                                          550,258,143              473,080,642
                                                                                           ------------             ------------

Accrued interest receivable                                                                   4,733,048                4,301,463
Premises and equipment, net (Note 4)                                                         16,482,652               11,452,493
Debt issuance costs, net                                                                        551,654                  630,165
Other assets                                                                                  2,993,642                1,943,240
                                                                                           ------------             ------------

                         Total assets                                                      $721,948,345             $625,858,924
                                                                                           ============             ============

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits:
          Noninterest bearing                                                              $ 93,304,521             $ 72,510,553
          Interest-bearing:
               Demand, savings, and time less than $100,000                                 506,168,392              446,511,903
               Time, $100,000 and over                                                       30,889,261               23,086,419
                                                                                           ------------             ------------
                                                                                            630,362,174              542,108,875

     Accrued interest payable                                                                 1,644,895                1,492,956
     Accounts payable and other liabilities                                                   1,639,547                  947,937
     Federal Home Loan Bank advances (Note 5)                                                25,600,000               20,600,000
     Other borrowed funds (Note 6)                                                              400,000                1,443,949
     Senior subordinated debentures (Note 7)                                                 10,000,000               10,000,000
                                                                                           ------------             ------------
                         Total liabilities                                                  669,646,616              576,593,717
                                                                                           ------------             ------------

Commitments and contingencies (Note 12)

Stockholders' equity (Note 8):
     Series C 9.5% noncumulative nonparticipating convertible perpetual
      preferred stock                                                                         3,000,000                3,000,000
     Series E 10.5% noncumulative nonparticipating perpetual preferred stock                 10,579,346               10,579,346
     Series F 9.125% noncumulative nonparticipating perpetual preferred stock                16,043,333               16,043,333
     Common stock; no par value; 80,000,000 shares authorized 1,030,000 shares
      issued and outstanding                                                                  3,150,000                3,150,000
     Additional paid-in capital                                                               1,650,000                1,650,000
     Retained earnings                                                                       17,729,315               14,946,897
     Net unrealized holding (losses) gains on securities available for sale,
      net of tax of $99,825 and ($69,579), respectively                                         149,735                 (104,369)
                                                                                           ------------             ------------
                         Total stockholders' equity                                          52,301,729               49,265,207
                                                                                           ------------             ------------

                         Total liabilities and stockholders' equity                        $721,948,345             $625,858,924
                                                                                           ============             ============

                      The accompanying notes are an integral part of these consolidated financial statements.

                                                                F-3

ARIZONA BANK AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
for the years ended December 31, 1997, 1996 and 1995

                                                                 1997                  1996                 1995
Interest income:
  Interest and fees on loans                                  $50,432,897          $42,739,414          $33,016,268
  Interest on federal funds sold                                  945,868              798,843              686,795
  Interest on investment securities:
    U.S. Government obligations                                 4,033,198            3,286,333            5,395,727
    Other securities                                            1,095,608            1,303,384            1,970,368
    Tax exempt securities                                       1,145,364            1,136,242              678,433
                                                              -----------          -----------          -----------
      Total interest income                                    57,652,935           49,264,216           41,747,591


Interest expense:
  Interest on demand, savings, and time less than $100,000     21,611,807           17,399,229           14,808,478
  Interest on time, $100,000 and over                           1,566,534            1,114,100              925,885
  Interest on borrowed funds                                    1,099,827            2,327,481            2,234,345
  Interest on senior subordinated debentures                    1,016,009            1,016,358            1,023,399
                                                              -----------          -----------          -----------
      Total interest expense                                   25,294,177           21,857,168           18,992,107
                                                              -----------          -----------          -----------

      Net interest income before provisions for loan and
       lease Losses                                            32,358,758           27,407,048           22,755,484


Provision for loan losses (Note 3)                              7,677,484            5,711,700            4,508,196
                                                              -----------          -----------          -----------
      Net interest income after provision for loan and
       lease losses                                            24,681,274           21,695,348           18,247,288
                                                              -----------          -----------          -----------

Noninterest income:
  Service charges on deposits                                   2,074,774            1,283,739            1,224,992
  Other service charges, fees and commissions                   1,535,306            1,126,007            1,285,122
  Gain on sale of investment securities                           789,420              239,033              395,022
  Net trading account profit                                       80,521
                                                              -----------          -----------          -----------
      Total noninterest income                                  4,480,021            2,648,779            2,905,136
                                                              -----------          -----------          -----------

Noninterest expense:
  Salaries and employee benefits                               10,122,502            7,968,894            7,148,326
  Occupancy expense                                             3,549,221            2,429,790            2,105,716
  Other expense                                                 5,406,568            4,117,699            4,069,671
  Supplies and postage                                            981,604              746,851              645,519
  Loss on sale of investment securities                                                  5,346               16,548
                                                              -----------          -----------          -----------
      Total noninterest expense                                20,059,895           15,268,580           13,985,780
                                                              -----------          -----------          -----------
      Operating income before income taxes                      9,101,400            9,075,547            7,166,644
                                                              -----------          -----------          -----------
Income tax expense (benefit) (Note 9):
  Current                                                       4,044,430            3,298,017            1,636,701
  Deferred                                                       (792,104)             (30,002)             717,844
                                                              -----------          -----------          -----------
                                                                3,252,326            3,268,015            2,354,545
                                                              -----------          -----------          -----------
Net income                                                    $ 5,849,074          $ 5,807,532          $ 4,812,099
                                                              ===========          ===========          ===========


Net income per common share, basic                           $      2.70           $      2.80          $      3.22
                                                             ===========           ===========          ===========


Net income per common share, diluted                         $      2.12           $      2.19          $      2.50
                                                             ===========           ===========          ===========

                      The accompanying notes are an integral part of these consolidated financial statements.

                                                                F-4

ARIZONA BANK AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY for the years ended December 31, 1997, 1996 and 1995


                                                    Series C                    Series E                      Series F
                                                 Preferred Stock             Preferred Stock               Preferred Stock
                                            -------------------------   ---------------------------   ---------------------------
                                               Number                      Number                        Number
                                             of Shares                   of Shares                     of Shares
                                            Outstanding      Amount     Outstanding       Amount      Outstanding       Amount
Balances as of December 31, 1994,
  as restated (See Note 2)                    120,000    $  3,000,000     460,000    $  10,579,346                  $

Net proceeds from preferred stock issued                                                                 690,000       16,043,333
Preferred stock dividends ($2.375 per
  share-C, $2.625 per share-E)
Net income
Net changes in unrealized holding gain
  on securities available for sale,
  net of taxes of $1,462,817
                                            ---------    ------------   ---------    -------------     ---------    -------------

Balances as of December 31, 1995,
  as restated (See Note 2)                    120,000       3,000,000     460,000       10,579,346       690,000       16,043,333

Preferred stock dividends ($2.375 per
  share-C, $2.625 per share-E, $2.28
  per share-F)
Net income
Net changes in unrealized holding gain
  (loss) on securities available for sale,
  net of taxes of ($557,858)
                                            ---------    ------------   ---------    -------------     ---------    -------------
Balances as of December 31, 1996,
  as restated (See Note 2)                    120,000       3,000,000     460,000       10,579,346       690,000       16,043,333
                                            ---------    ------------   ---------    -------------     ---------    -------------
Preferred stock dividends ($2.375 per
  share-C, $2.625 per share-E, $2.28
  per share-F)
Net income
Net changes in unrealized holding gain
  (loss) on securities available for sale,
  net of taxes of $169,403
                                            ---------    ------------   ---------    -------------     ---------    -------------
Balances as of December 31, 1997              120,000    $  3,000,000     460,000    $  10,579,346       690,000    $  16,043,333
                                            =========    ============   =========    =============     =========    =============


                                                                                                      Net Unrealized
                                                   Common Stock                                        Appreciation
                                            -------------------------                                 (Depreciation)
                                               Number                   Additional                    on Available-      Total
                                             of Shares                    Paid-In        Retained       for-sale     Stockholders'
                                            Outstanding      Amount       Capital        Earnings      Securities        Equity
Balances as of December 31, 1994,
  as restated (See Note 2)                  1,030,000    $  3,150,000   $ 1,650,000   $   8,743,123   $(1,461,808)   $ 25,660,661

Net proceeds from preferred stock issued                                                                               16,043,333
Preferred stock dividends ($2.375 per
  share-C, $2.625 per share-E)                                                           (1,492,592)                   (1,492,592)
Net income                                                                                4,812,099                     4,812,099
Net changes in unrealized holding gain
  on securities available for sale,
  net of taxes of $1,462,817                                                                            2,194,226       2,194,226
                                            ---------    ------------   -----------   -------------   -----------    ------------

Balances as of December 31, 1995,
  as restated (See Note 2)                  1,030,000       3,150,000     1,650,000      12,062,630       732,418      47,217,727

Preferred stock dividends ($2.375 per
  share-C, $2.625 per share-E, $2.28
  per share-F)                                                                           (2,923,265)                   (2,923,265)
Net income                                                                                5,807,532                     5,807,532
Net changes in unrealized holding gain
  (loss) on securities available for sale,
  net of taxes of ($557,858)                                                                             (836,787)       (836,787)
                                            ---------    ------------   -----------   -------------   -----------    ------------
Balances as of December 31, 1996,
  as restated (See Note 2)                  1,030,000       3,150,000     1,650,000      14,946,897      (104,369)     49,265,207
                                            ---------    ------------   -----------   -------------   -----------    ------------
Preferred stock dividends ($2.375 per
  share-C, $2.625 per share-E, $2.28
  per share-F)                                                                           (3,066,656)                   (3,066,656)
Net income                                                                                5,849,074                     5,849,074
Net changes in unrealized holding gain
  (loss) on securities available for sale,
  net of taxes of $169,403                                                                                254,104         254,104
                                            ---------    ------------   -----------   -------------   -----------    ------------
Balances as of December 31, 1997            1,030,000    $  3,150,000   $ 1,650,000   $  17,729,315   $   149,735    $ 52,301,729
                                            =========    ============   ===========   =============   ===========    ============


Note   There was no Series A, Series B or Series D Preferred Stock issued and outstanding as of December 31, 1997

The accompanying notes are an integral part of these consolidated financial statements.

ARIZONA BANK AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31, 1997, 1996 and 1995

                                                                                 1997               1996               1995
Cash flows from operating activities:
  Net income                                                                 $   5,849,074      $   5,807,532      $   4,812,099
                                                                             -------------      -------------      -------------
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                               1,640,931          1,077,548            961,200
     Provision for loan losses                                                   7,677,484          5,711,700          4,508,196
     Provision for losses on other real estate owned                                91,750                                11,547
     Amortization of net premium (discount) on investment securities              (128,511)           679,154           (201,261)
     Net losses on sale of other real estate owned                                  42,630             11,477             30,864
     Loss on sale of premises and equipment                                            830            262,735             21,030
     Gain on sale of loans                                                                             19,023
     Net realized gains on available-for-sale securities                          (789,420)          (233,687)          (378,474)
     Net increase in trading account securities                                 (7,573,760)
     (Increase) decrease in accrued interest receivable                           (431,585)            16,967         (1,556,756)
     (Increase) decrease in other assets and debt issuance cost                   (739,891)          (514,347)           516,744
     Increase (decrease) in accrued interest payable                               151,939           (275,268)           830,391
     Increase (decrease) in accounts payable and other liabilities                 691,610           (310,466)           823,170
                                                                             -------------      -------------      -------------
              Total adjustment                                                     634,007          6,444,836          5,566,651
                                                                             -------------      -------------      -------------
              Net cash provided by operating activities                          6,483,081         12,252,368         10,378,750
                                                                             -------------      -------------      -------------

Cash flows from investing activities:
  Net cash flows from loans                                                    (95,029,720)      (113,601,837)      (120,116,837)
  Purchases of certificates of deposit                                                                                (3,000,000)
  Purchases of securities available-for-sale                                  (220,955,209)       (22,889,247)      (112,642,888)
  Purchases of premises and equipment                                           (6,719,760)        (2,040,260)        (2,147,023)
  Proceeds from sale of premises and equipment                                      47,840            825,986             46,955
  Proceeds from sale of loans                                                    9,329,176          7,361,800
  Proceeds from sale of other real estate owned                                    479,179            527,817            741,980
  Proceeds from maturity of certificates of deposit                                                                   32,599,000
  Proceeds from maturity of securities available-for-sale                      158,592,028         22,884,373         50,771,509
  Proceeds from sale of securities available-for-sale                           56,892,996         26,524,699         16,949,487
                                                                             -------------      -------------      -------------
              Net cash used in investing activities                            (97,363,470)       (80,406,669)      (136,797,817)
                                                                             -------------      -------------      -------------
Cash flows from financing activities:
  Proceeds from preferred stock offering                                                                              17,250,000
  Stock issue costs                                                                                                   (1,206,667)
  Preferred stock dividends paid                                                (3,066,656)        (2,923,265)        (1,492,592)
  Net cash flows from deposits                                                  88,253,299        100,001,556         95,693,199
  Maturities of Federal Home Loan Bank advances                                (34,800,000)       (18,094,000)       (33,000,000)
  Prepayment of Federal Home Loan Bank advances                                (25,000,000)
  Federal Home Loan Bank advances                                               64,800,000          5,600,000         40,094,000
  Net (decrease) increase in other borrowed funds                               (1,043,949)         1,095,217            (51,268)
                                                                             -------------      -------------      -------------
              Net cash provided by financing activities                         89,142,694         85,679,508        117,286,672
                                                                             -------------      -------------      -------------


Net increase (decrease) in cash and cash equivalents                            (1,737,695)        17,525,207         (9,132,395)
Cash and cash equivalents, beginning of year                                    59,629,853         42,104,646         51,237,041
                                                                             -------------      -------------      -------------

Cash and cash equivalents, end of year                                       $  57,892,158      $  59,629,853      $  42,104,646
                                                                             =============      =============      =============

Supplemental disclosure of cash flow Information:
  Cash paid during the year for:
    Interest paid                                                            $  25,142,238      $  22,053,576      $  18,254,995
    Income taxes paid                                                            3,123,398          3,254,000          1,350,000


The accompanying notes are an integral part of these consolidated financial statements.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS:

   NATURE OF OPERATIONS

   Arizona Bank, a state-chartered banking organization headquartered in Tucson, Arizona, operates ten branch locations and twelve Kachina banking centers throughout Arizona. The Kachina banking centers are full service branches located in local supermarket stores. Arizona Bank offers retail and commercial banking services to consumers and small- and medium-sized companies in its service area.

   The accounting and reporting policies of Arizona Bank and Subsidiaries (the "Bank") are in accordance with generally accepted accounting principles and conform to practices within the banking industry. The following is a summary of the significant accounting and reporting policies of the Bank.

   PRINCIPLES OF CONSOLIDATION

   Arizona Financial Products, Inc. is a wholly-owned subsidiary formed for the purpose of acting as an agent to sell life insurance and other non-deposit investment products not insured by the FDIC. The financial statements include the accounts of Arizona Financial Products, Inc. All material intercompany transactions and balances have been eliminated in consolidation.

   Arizona Kachina Holdings, Inc. is a wholly-owned subsidiary formed for the purpose of acquiring real property to be used in the Bank's operations. The financial statements include the accounts of Arizona Kachina Holdings, Inc. All material intercompany transactions and balances have been eliminated in consolidation.

   ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

   CASH AND CASH EQUIVALENTS

   For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold, and cash utilized to meet the Federal Reserve Requirements, which amounts to $9,600,000, $5,700,000 and $6,250,000 at December 31, 1997, 1996 and 1995, respectively.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

   INVESTMENT SECURITIES

   Securities classified as held-to-maturity are those debt securities that the Bank has both the ability and positive intent to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts which are recognized as an adjustment to interest income.

   Securities classified as trading are those debt and equity securities that are bought and held principally for the purpose of selling in the near term to generate profits on short-term differences in price. These securities are recorded at their fair values. Unrealized gains and losses on trading account securities are included immediately in noninterest income. These securities are accounted for on a trade date basis.

   Securities classified as available-for-sale are those debt and equity securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. These securities are recorded at fair value with any unrealized gains and losses being reflected, net of tax as a separate component of stockholders' equity.

   Gains and losses on the sale of securities available-for-sale are determined using the specific-identification method.

   It is management's intention to determine the classification of securities at the time of purchase.

   LOANS AND LEASES AND ALLOWANCE FOR LOAN AND LEASE LOSSES

   Loans are stated at the amount of unpaid principal. Interest is calculated by using the simple interest method on daily balances of the principal amount outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful, which generally occurs after a loan becomes 90 days delinquent. Interest on those loans is recognized on a cash basis.

   The leasing operations consist of the leasing of automobiles under leases classified as direct financing leases. Interest, net of initial direct costs, is deferred and reported as income in decreasing amounts over the term of the lease so as to provide a constant yield on the outstanding principal balance.

   The allowance for loan and lease losses is established through a provision for losses charged to expense. Loans and leases are charged against the allowance for loan and lease losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans and leases that may become uncollectible, based on evaluations of the collectibility of loans and leases and prior loan and lease loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan and lease portfolio, management's intention with respect to problem loans and leases, estimated collateral values, overall portfolio quality, review of specific problem loans and leases, and current economic conditions that may affect the borrowers' ability to pay.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

   LOANS AND LEASES AND ALLOWANCE FOR LOAN AND LEASE LOSSES (CONTINUED)

   Impaired loans are measured based on the present value of expected cash flows discounted at the loan's effective interest rate or measured at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Residential mortgage loans and consumer loans and leases are excluded from impaired loan disclosures unless these loans are restructured.

   NONREFUNDABLE LOAN ORIGINATION AND COMMITMENT FEES

   Nonrefundable loan origination and commitment fees, and incremental direct costs, are deferred and amortized to income based on the interest method over the contractual life of the loan, inclusive of anticipated prepayments.

   PREMISES AND EQUIPMENT

   Premises and equipment are depreciated using the straight-line method over the estimated useful life of the respective asset. Leasehold improvements are amortized over the shorter of the useful life of the improvements or the remaining term of the lease. The estimated useful lives for building, leasehold improvements, and furniture and equipment are as follows:

             Buildings                    20-40
             Leasehold improvements        5-15
             Furniture and equipment       5-10

   Premises and equipment are recorded at cost and include expenditures which substantially extend their useful lives. Expenditures for maintenance and repairs are charged to expense as incurred. The gain or loss on disposal of assets is reflected in earnings, and the cost and related accumulated depreciation are removed from the accounts.

   OTHER REAL ESTATE OWNED

   Other real estate owned ("ORE"), which represents real estate acquired through foreclosure, is stated at the lower of the carrying value of the loan or the estimated fair market value, less estimated disposal costs of the related real estate. Loan balances in excess of the fair market value, less estimated disposal costs of the real estate at the date of acquisition are charged against the allowance for loan losses. Any subsequent operating expense or income, reductions in estimated values, and gains or losses on disposition of such properties are charged to expense when incurred or received.

   INCOME TAXES

   The Bank accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. SFAS No. 109 provides that deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

   Effective January 1, 1997, the Bank adopted SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 125 requires that after a transfer of financial assets, an entity must recognize the financial and servicing assets controlled and liabilities incurred and derecognize financial assets and liabilities in which control is surrendered or when debt is extinguished.
   The impact on the Bank's financial position and results of operations was not material.

   In December 1996, the FASB issued SFAS No. 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125. SFAS No. 127 deferred the effective date of SFAS No. 125 related to transfers of financial assets occurring after December 31, 1997, specifically, such transfers involving repurchase agreements, dollar-rolls, securities lending and similar transactions. The Bank will adopt SFAS No. 127 as required. The adoption of SFAS No. 127 is not expected to have a material impact on the Bank's statement of position or results of operations.


2. INVESTMENT SECURITIES:

   The carrying amounts of investment securities as shown in the consolidated balance sheets of the Bank and their approximate fair values were as follows:



                                                                              DECEMBER 31, 1997
                                                    ---------------------------------------------------------------------------
                                                                           GROSS                 GROSS
                                                    AMORTIZED            UNREALIZED            UNREALIZED             FAIR
   SECURITIES AVAILABLE-FOR-SALE:                      COST                 GAINS                LOSSES               VALUE
   U.S. Treasury securities and
    obligations of U.S. government
    corporations and agencies                       $56,968,128            $210,527             $25,500            $57,153,155


   Mortgage-backed securities of GNMA
    and other U.S. government agencies               12,905,877              13,743              26,436             12,893,184

   Obligations of local governments                   6,914,023              78,487               1,261              6,991,249
                                                    -----------            --------             -------            -----------


   Total debt securities                             76,788,028             302,757              53,197             77,037,588

   FHLB stock                                         4,388,200                                                      4,388,200

   Other securities                                      37,500                                                         37,500
                                                    -----------            --------             -------            -----------
                                                    $81,213,728            $302,757             $53,197            $81,463,288
                                                    ===========            ========             =======            ===========





ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. INVESTMENT SECURITIES: (CONTINUED)




                                                                              DECEMBER 31, 1996
                                                    ---------------------------------------------------------------------------
                                                                           GROSS                 GROSS
                                                    AMORTIZED            UNREALIZED            UNREALIZED             FAIR
   SECURITIES AVAILABLE-FOR-SALE:                      COST                 GAINS                LOSSES               VALUE
   U.S. Treasury securities and
    obligations of U.S. government
    corporations and agencies                       $25,360,865            $  8,041             $480,469           $24,888,437

   Mortgage-backed securities of GNMA
    and other U.S. government agencies               22,705,192             107,173              327,371            22,484,994

   Obligations of local governments                  24,606,659             589,817               71,139            25,125,337
                                                    -----------            --------             --------           -----------

   Total debt securities                             72,672,716             705,031              878,979            72,498,768


   FHLB stock                                         2,297,300                                                      2,297,300

   Other securities                                      25,000                                                         25,000
                                                    -----------            --------             --------           -----------

                                                    $74,995,016            $705,031             $878,979           $74,821,068
                                                    ===========            ========             ========           ===========

   The amortized cost and estimated fair value of debt securities, excluding mortgage-backed securities, at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                         SECURITIES AVAILABLE-FOR-SALE
                                                                   ----------------------------------------
                                                                    AMORTIZED                      FAIR
                                                                       COST                       VALUE
         Due in one year or less                                    $    45,030                 $    45,303
         Due in one year to five years                               11,337,973                  11,353,444
         Due in five years to ten years                              49,056,359                  49,235,284
         Due after ten years                                          3,442,789                   3,510,373
                                                                    -----------                 -----------
                                                                     63,882,151                  64,144,404
         Mortgage backed securities                                  12,905,877                  12,893,184
                                                                    -----------                 -----------
             Total securities                                       $76,788,028                 $77,037,588
                                                                    ===========                 ===========

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2. INVESTMENT SECURITIES: (CONTINUED)

   The cost and approximate fair values of trading securities at December 31, 1997 were as follows:


                                          AMORTIZED                    FAIR
                                            COST                       VALUE
         U.S. Treasury Securities        $7,495,718                $7,573,760


   On August 13, 1997, as a result of a restructuring of the portfolio, the Bank reclassified its held-to-maturity portfolio as securities available-for-sale and recorded the portfolio at fair value. Such change reflects a change in management's intentions with respect to how the investment portfolio is expected to be managed. The amortized cost and fair value of the securities transferred on August 13, 1997 were $54,811,318 and $54,956,591, respectively. The unrealized holding gain, net of taxes, of $87,163 at the date of the transfer was recognized as a separate component of stockholders' equity. Additionally, the Bank has restated its financial statements for the years ended December 31, 1996, December 31, 1995 and December 31, 1994 to reflect the change in classification of the held-to-maturity portfolio to available-for-sale. The impact on net unrealized holding gains (losses) on securities available for sale, net of taxes, which is included in stockholders' equity was $181,250, $463,650 and ($1,142,749) (this is not indicative of realized losses because as can be seen on the consolidated statements of income for 1995 through 1997, the Bank realized gains on the sale of investment securities), respectively. There was no impact on the consolidated statements of income as a result of this reclassification.

   Proceeds from sales of available-for-sale debt securities during 1997 and 1996 were $56,890,383 and $21,805,498, respectively. Gross gains of $803,388 and $239,033 and gross losses of $11,488 and $5,346 were realized on 1997 and 1996 sales, respectively. There have been no realized losses included in earnings related to write-downs of securities due to permanent declines in the fair value of securities.

   Investment securities with a carrying value of $5,972,281 and $1,996,134 were available to secure public deposits with $4,417,905 and $1,430,125 actually pledged at December 31, 1997 and 1996, respectively.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. LOANS AND LEASES AND ALLOWANCE FOR LOAN AND LEASE LOSSES:

   The Bank's loan portfolio consists of the following at December 31:

                                                                                  1997                         1996
         Installment consumer loans                                            $297,256,037                 $269,144,121
         Real estate and construction loans                                     106,031,230                   82,618,842
         Commercial loans                                                        57,650,474                   37,290,358
         Home mortgage loans                                                     74,635,052                   80,414,841
         Auto leases (net of unearned income of
          $2,465,492 and $0, respectively)                                       12,491,284
         Other loans                                                              2,931,685                    2,052,131
                                                                               ------------                 ------------
                                                                                550,995,762                  471,520,293
         Unamortized net loan origination and
          commitment fees and costs                                               6,977,029                    7,378,841
                                                                               ------------                 ------------
                                                                                557,972,791                  478,899,134
         Allowance for loan losses                                               (7,714,648)                  (5,818,492)
                                                                               ------------                 ------------
         Net loans                                                             $550,258,143                 $473,080,642
                                                                               ============                 ============

   The Bank grants loans to customers located primarily in Arizona. No concentration of loans to any single industry within any of the above categories exceeded 10% of total loans at year end.

   The following is a summary of the transactions in the allowance for loan and lease losses at December 31:

                                                            1997                        1996                        1995
         Balance, beginning of year                      $ 5,818,492                $ 4,626,814                 $ 3,191,426
         Provision charged to expense                      7,677,484                  5,711,700                   4,508,196
         Loans charged off                                (7,245,871)                (5,766,392)                 (4,072,854)
         Recoveries                                        1,464,543                  1,246,370                   1,000,046
                                                         -----------                -----------                 -----------
         Balance, end of year                            $ 7,714,648                $ 5,818,492                 $ 4,626,814
                                                         ===========                ===========                 ===========

   The balance of nonaccrual loans at December 31, 1997 and 1996 was approximately $935,013 and $261,269 which represents 0.17% and 0.05% of the total gross loan portfolio, respectively. Impaired loans, which consist of nonaccrual real estate, construction, and commercial loans at December 31, 1997 and 1996 were $168,335 and $202,379, respectively. Although considered in developing the general allowance, there was no specific allowance for loan losses related to these loans at December 31, 1997 and 1996.

   The average balance of impaired loans outstanding during 1997 and 1996 were $283,633 and $362,841, respectively. Interest income of $40,088 and $39,990 was recognized on impaired loans during 1997 and 1996, respectively, for cash payments received.

   At December 31, 1997 and 1996, the Bank serviced approximately $9,423,943 and $787,408, respectively, of loans for third parties which are not included in the accompanying balance sheets.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. PREMISES AND EQUIPMENT:

   Premises and equipment consist of the following at December 31, 1996 and 1995:


                                                                         1997                        1996

         Land and land improvements                                  $ 2,191,665                 $ 1,823,705
         Buildings                                                     5,594,674                   5,121,936
         Leasehold improvements                                        4,592,227                   2,111,210
         Furniture and equipment                                      11,979,821                   8,708,292
                                                                     -----------                 -----------
                                                                      24,358,387                  17,765,143
         Accumulated depreciation and amortization                    (7,875,735)                 (6,312,650)
                                                                     -----------                 -----------
         Premises and equipment, net                                 $16,482,652                 $11,452,493
                                                                     ===========                 ===========

5. FEDERAL HOME LOAN BANK ADVANCES:

   The Bank has established an Advances and Security Agreement with the Federal Home Loan Bank of San Francisco. The Bank is eligible to obtain credit of up to 25 percent of the Bank's assets. Advances can be collateralized by home mortgage loans, other mortgage assets, investment securities and Federal Home Loan Bank stock. As required under the agreement, current advances are collateralized by the Bank's investment in Federal Home Loan Bank stock, and certain investment securities of the Bank.

   At December 31, 1997 and 1996, outstanding advances under the agreement consisted of $25,600,000 and $20,600,000 in fixed rate advances with monthly interest payments at rates ranging from 5.87% to 6.13% and 5.43% to 6.19%, respectively.

   The outstanding principal balance matures as follows:


               1998                                  $10,600,000
               1999                                    5,000,000
               2002                                   10,000,000
                                                     -----------
                                                     $25,600,000
                                                     ===========

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. OTHER BORROWED FUNDS:

   Other borrowed funds consist of securities sold under agreements to repurchase and treasury tax and loan deposits. At December 31, 1996 securities sold under agreements to repurchase were $1,000,000 and were repaid within fifteen days of the transaction date. There were no repurchase agreements at December 31, 1997.


7. SENIOR SUBORDINATED DEBENTURES:

   In March 1994, the Bank issued an aggregate of $10,000,000 in Senior Subordinated Debentures due January 15, 2005. Interest is payable semiannually, on January 15 and July 15 at 9.375%. Commencing on January 15, 1999, the debentures may be redeemed by the Bank at par plus a redemption premium. The debentures are subordinate to the claims of depositors and other creditors and are uncollateralized and uninsured.

   The Bank is subject to certain covenants under terms of the Senior Subordinated Debentures. The most restrictive of these covenants limits the issuance of capital obligations such that the Bank's ratio of earnings to fixed charges must equal or exceed three to one for the fiscal year ended immediately prior to the date of issuance and the Bank's ratio of earnings to fixed charges, including interest on the proposed capital obligations, would be at least two and one-half to one. Additionally, the covenants limit the payment of dividends to the holders of the Bank's common stock. The Bank may not make any distribution or declare and pay any dividend in cash or other assets with respect to its common stock if payment of these dividends would cause the Bank to become less than adequately capitalized within the meaning of FDICIA. These dividends are further subject to a calculated maximum. The maximum amount under terms of the debentures is calculated as the sum of (a) $1,500,000, plus (b) 75% of the Bank's net income for each fiscal year, or portion thereof, after the closing date, less (c) 100% of the Bank's net loss for each fiscal year, or portion thereof, after the closing date, plus (d) 100% of the net proceeds received by the Bank with respect to any qualifying capital issued after the closing date.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. STOCKHOLDERS' EQUITY:

   CAPITAL STOCK

   On September 26, 1994, the Bank's stockholders approved increases in the Bank's authorized common stock from 20 million shares to 80 million shares and authorized preferred stock from 1 million shares to 20 million shares. Also approved was a one-for-two reverse stock split of the Bank's outstanding preferred stock and a change in the par value of all preferred stock to $25 per share. The Bank's preferred shares are specifically authorized and outstanding as follows:

       Series A 10% cumulative nonparticipating convertible preferred stock; $25 par value; none issued and outstanding;

       Series B 5.5% cumulative nonparticipating preferred stock; $25 par value; none issued and outstanding;

       Series C 9.5% noncumulative nonparticipating convertible preferred stock; $25 par value; 120,000 shares authorized, issued and outstanding ($3,000,000);

       Series D 12% noncumulative nonparticipating preferred stock; $25 par value; 80,000 shares authorized, none issued and outstanding;

       Series E 10.5% noncumulative nonparticipating preferred stock; $25 par value; 535,000 shares authorized, 460,000 shares issued and outstanding ($11,500,000);

       Series F 9.125% noncumulative nonparticipating preferred stock; $25 par value; 750,000 shares authorized, 690,000 shares issued and outstanding ($17,250,000);

       The remaining 18,515,000 shares are not specifically designated for any series.

   The Series C preferred stock is convertible, at the option of the holder, into fully paid and nonassessable common stock of the Bank, at $7.80 per
   share of common stock.   In addition, the Bank has the option to pay
   dividends in cash or common stock of the Bank with the common stock dividend valued at 1.5 times its book value on a fully diluted basis as of the last day of the Bank's previous fiscal year.

   Upon the prior express written approval of all applicable state and federal regulatory agencies, shares of the Series C stock may be redeemed, as a whole or in part, at the option of the Bank, by resolution of its Board of Directors on any dividend payment date, at a price of $25 per share, plus any dividends declared and unpaid from the dividend payment date immediately preceding the date fixed for redemption. The right of conversion terminates at the close of business on the fifth full business day prior to the date fixed for redemption unless default is made in the payment of the redemption price.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. STOCKHOLDERS' EQUITY: (CONTINUED)

   CAPITAL STOCK (CONTINUED)

   Shares of the Series E stock may be redeemed, in whole or in part, at the option of the Bank, on any dividend payment date, out of funds legally available on or after November 15, 1999, at a price of $25 per share, plus dividends declared and unpaid from the dividend payment date immediately preceding the date fixed for redemption.

   Shares of the Series F stock may be redeemed, in whole or in part, at the option of the Bank, on any dividend payment date, out of funds legally available on or after February 15, 1999 at the following redemption prices per share, plus any dividends declared and unpaid from the dividend payment date immediately preceding the date fixed for redemption: $25.75 if such date is within the 12-month period beginning February 15, 1999, $25.375 if such date is within the 12-month period beginning February 15, 2000, and $25.00 thereafter.

   STOCK OPTION

   On September 28, 1988, the Bank granted the President an option to purchase 51,500 shares of common stock at an exercise price of $4.46 per share, with an expiration date of October 1, 1998. At December 31, 1997, none of these options had been exercised. In connection with the stock option agreement, the Bank shall be obligated to terminate the unexercised options by making payment to the President equal to the difference between 150% of the Bank's book value of common shares and the exercise price if the President's employment is terminated by the Bank for acts other than fraud.

   In the event of any change in the common shares or any other change in the corporate structure or common shares of the Bank, appropriate adjustments shall be made by the Board of Directors in the number and kind of stock of the Bank and the option price. Upon a determination by the Board of Directors of any adjustment in the number of options or the option price, the stock option agreement shall be amended in accordance with the action of the Board of Directors.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. INCOME TAXES:

   The provision for income taxes for the years ended December 31 is comprised of the following amounts:

                                                1997                        1996                        1995
        Current:
          Federal                           $3,227,501                  $2,599,892                  $1,363,088
          State                                816,929                     698,125                     273,613
                                            ----------                  ----------                  ----------
                                             4,044,430                   3,298,017                   1,636,701
        Deferred:
          Federal                             (627,236)                    (23,721)                    568,789
          State                               (164,868)                     (6,281)                    149,055
                                            ----------                  ----------                  ----------
                                              (792,104)                    (30,002)                    717,844
                                            ----------                  ----------                  ----------
        Total tax provision                 $3,252,326                  $3,268,015                  $2,354,545
                                            ==========                  ==========                  ==========

   The Bank's tax expense differs from the expense calculated using the statutory federal income tax rate for the following reasons:

                                                                1997                        1996                        1995
  Federal income tax provision at statutory rate              $3,094,476                  $3,085,686                  $2,437,571
  Tax exempt investments                                        (320,521)                   (307,053)                   (194,228)
  State taxes, net of federal benefit                            416,872                     489,382                     297,756
  Release of valuation allowance                                                                                        (186,554)
  Other                                                           61,499
                                                              ----------                  ----------                  ----------
  Total income tax expense                                    $3,252,326                  $3,268,015                  $2,354,545
                                                              ==========                  ==========                  ==========



ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. INCOME TAXES: (CONTINUED)

   The Bank has recorded a net deferred tax asset (liability) of $390,021 and ($232,679) as of December 31, 1997 and 1996, respectively, which is included in the balance sheet line item entitled "Other Assets" and "Other Liabilities", respectively. The components of the net deferred tax asset liability are as follows:


                                                                                 1997                        1996
         Deferred tax asset:
           Nonaccrual interest                                                $    15,751                 $     1,576
           Loan loss reserve                                                    2,301,023                   1,056,153
           Unrealized holding loss on securities available-for-sale                                            69,579
           Other                                                                    1,997
                                                                              ------------                ------------

             Total deferred asset                                               2,318,771                   1,127,308
                                                                              ------------                ------------

         Deferred tax liability:
           Difference between financial and tax reporting of premises
            and equipment                                                        (688,003)                   (442,980)
           Accrued property tax                                                                               (52,576)
           Deferred fee income                                                 (1,140,922)                   (864,011)
           Unrealized holding gain on securities available-for-sale               (99,825)
           Other                                                                                                 (420)
                                                                              ------------                ------------

             Total deferred liability                                          (1,928,750)                 (1,359,987)
                                                                              ------------                ------------

             Net deferred tax asset (liability)                               $   390,021                 $  (232,679)
                                                                              ===========                 ============

   The Bank believes it is more likely than not that the net deferred tax asset will be realized and accordingly, no valuation allowance has been provided.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. RELATED PARTY TRANSACTIONS:

    In the ordinary course of business, the Bank has granted loans to certain directors and executive officers and their related companies. The outstanding balance of all such loans approximated $303,417 and $138,853 at December 31, 1997 and 1996, respectively. During 1997, 1996 and 1995, approximately $11,622, $14,183 and $13,298 in interest income related to these loans was earned.

    Deposits made by directors and officers and their related companies amounted to approximately $942,704 and $1,142,273 at December 31, 1997 and 1996, respectively. During 1997, 1996 and 1995, approximately $17,258, $15,206 and $31,264 in interest expense related to these deposits was incurred.

    During the years ended December 31, 1997, 1996 and 1995, the Bank made loans to individual borrowers by acquiring approximately $94,441,335, $92,545,981 and $104,787,850, respectively, of conditional automobile optional (installment) sales contracts from automobile dealerships which are controlled by majority stockholders of the Bank. These loans are made by the Bank to individual borrowers on the basis of an evaluation of the credit of the individual borrower, are secured by the purchased vehicles, and are not obligations of the automobile dealerships controlled by majority stockholders of the Bank. The Bank has a variety of agreements with related and unrelated automobile dealerships, whereby the Bank may advance the difference, if any, between the total interest payable by the consumer to the Bank based on the contract interest rate and the total interest payable on such loan based on the interest rate at which the Bank agrees to make the loan in connection with its acquisition of the contract from the dealership. The Bank then records this amount as loan origination cost and amortizes the amount as interest is earned. As of December 31, 1997 and 1996, there was approximately $3,186,591 and $4,198,162, respectively, of loan origination cost paid to automobile dealerships which are controlled by the majority stockholders of the Bank and which is included in unamortized net loan origination and commitment fees and costs. In addition, the Bank has entered into employment and consulting agreements with certain of its directors and officers (see Note 12).

    The Bank's President and Chief Executive Officer is a member of the Board of Directors of the Federal Home Loan Bank. As disclosed in Note 5, the Bank has established an Advances and Security Agreement with the Federal Home Loan Bank.

    During 1997, the Bank sold home mortgage loans in the amount of $9,329,176 to another financial institution under an agreement whereby the Bank continues to service the loans. A Director of the Bank is an officer and stockholder of this financial institution. In addition, the spouse of another Director of the Bank is on the Board of Directors of the financial institution. As of December 31, 1997, the Bank was servicing $8,147,553 in home mortgage loans for this financial institution.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. SAVINGS AND PROFIT SHARING PLAN:

    The Bank has a savings and profit sharing plan (the "Plan") for employees meeting certain service requirements. This Plan qualifies under Section 401(k) of the Internal Revenue Code. The Plan allows employees to contribute up to 15% of each employee's annual compensation. The Bank makes a 50% matching contribution up to 2% of each participating employee's annual compensation. At the discretion of the Board of Directors, the Bank may also make additional contributions, dependent on profits. During the years ended December 31, 1997, 1996 and 1995, the Bank contributed $205,226, $209,887 and $185,400, respectively, to the Plan.

12. COMMITMENTS AND CONTINGENCIES:

    LEASES
    At December 31, 1997, four buildings were occupied under noncancelable operating lease agreements. One of these buildings has an option to renew for five five-year periods, one agreement contains an extension option of three consecutive ten-year periods, and one agreement contains scheduled rent increases equal to the Consumer Price Index every three years. In addition, the Bank leases space in twelve buildings for Kachina Banking Centers for initial periods of five years and has options to renew for two five-year periods. The Bank also leases land, automobiles and equipment. The leases require the Bank to pay property taxes, insurance, and normal maintenance repair costs.

    Future minimum lease payments under these leases are as follows:

                  YEAR ENDING
                  DECEMBER 31,

                     1998                          $  648,980
                     1999                             622,581
                     2000                             623,729
                     2001                             564,779
                     2002                             337,122
                  Thereafter                          221,520
                                                   ----------
                                                   $3,018,711
                                                   ==========

   For the years ended December 31, 1997, 1996 and 1995, rent expense included in the accompanying statements of income amounted to $565,338, $341,768 and $299,889, respectively.

   CONSULTING AGREEMENT

   During 1996, the Bank entered into a five-year consulting and licensing agreement with National Commerce Bank Services, Inc. ("NCBS"). NCBS is a consulting company which specializes in helping banks establish a program to design, construct, and install financial service facilities offering banking services at retail grocery stores. Under this agreement, NCBS is providing consulting services to the Bank in connection with the establishment and operation of the Kachina Banking Centers. At December 31, 1997, the Bank is committed to pay $785,000 over the remaining term of the agreement.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. COMMITMENTS AND CONTINGENCIES: (CONTINUED)

    OFF BALANCE SHEET COMMITMENTS

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

    The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.


                                                                                             CONTRACT AMOUNT
                                                                                     --------------------------------
                                                                                          1997               1996
Financial instruments whose contract amounts represent credit risk:
  Commitments to extend expiring in one year or less                                  $50,255,889         $33,961,699
  Commitments to extend expiring after one year                                         9,802,034           7,233,975
  Standby letters of credit                                                             1,457,282           2,773,934


    The estimated fair value for fees related to commitments to extend credit and standby letters of credit is $805,241 and $575,562 at December 31, 1997 and 1996, respectively.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, marketable securities, inventory, property, plant, and equipment, and income-producing commercial properties and residential properties.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds various types of collateral (primarily certificates of deposit) to support those commitments for which collateral is deemed necessary. Most of the letters of credit expire within twelve months.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. COMMITMENTS AND CONTINGENCIES: (CONTINUED)

    EMPLOYMENT AGREEMENTS

    The Bank has an employment agreement, with no specific term, with its President and Chief Executive Officer (the "President") which provides for a base salary of $180,000 per year plus bonuses at the discretion of the Board. The agreement further provides for the payment of $100,000 in the event of termination or demotion for reasons other than fraud. An additional $100,000 is payable in the event of a sale, merger, or consolidation of the Bank, whether or not the President is terminated.

    The Bank has an employment agreement with an officer of the Bank which expires June 13, 1998, subject to the right of the Bank to terminate the agreement at any time for cause upon 30 days' notice. The agreement provides for a base salary of $80,000 per year plus bonuses at the discretion of the Board. In the event of a sale, merger, or consolidation of the Bank, the Bank is required to pay a one-time lump sum payment of $200,000, whether or not the officer is terminated. The agreement also requires the Bank to pay premiums for a life insurance policy in the face amount of $250,000.

    The Bank has an employment agreement with the Chairman of the board of directors which provides for a base salary of $115,000 per year. The term of the agreement is for one year, expiring June 30, 1998, subject to successive options exercisable by the Bank to renew for one-year periods. The agreement may be terminated by the Bank for cause with the approval of the board of directors or without cause, upon payment of six months' salary.

    The Bank has a consulting agreement with a director of the Bank which provides for a fee of $1,600 per day for services rendered to the Bank; to be paid for 2.0 days per month. The director must submit quarterly written reports to the Bank setting forth time expended, a narrative of the services rendered, and the expenses incurred pursuant to this agreement. The term of the agreement is for one year, with renewal options for one-year periods. The agreement may be terminated by the Bank at any time, with or without cause, upon payment of any unpaid fees.

    PURCHASE OF SECURITIES
    In December 1997, the Bank committed to purchase three U.S. Agency securities at a total price of $25,109,099. These securities were purchased in January 1998.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    SFAS No. 107, requires the Bank to disclose the estimated fair value of its financial instruments. The majority of the Bank's assets and liabilities are considered financial instruments as defined in SFAS No. 107. Many of the Bank's financial instruments lack an available trading market as characterized by a willing buyer and a willing seller engaging in an exchange transaction. As a result, significant estimations and present value calculations were used by the Bank for purposes of this disclosure.

    Estimated fair values have been determined by the Bank using the best available data and an estimation methodology suitable for each category of financial instruments. For those financial instruments, which mature or reprice within 90 days or which reprice at the discretion of the Bank's management, the recorded book values approximate fair value.

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

    CASH AND DUE FROM BANKS
    For cash and due from banks, the carrying amount is a reasonable estimate of fair value.

    FEDERAL FUNDS SOLD
    All federal funds sold have short-term maturities; accordingly, the carrying amount is a reasonable estimate of fair value.

    INVESTMENT SECURITIES
    For all securities held as investments, the fair value is estimated using the quoted market prices for each security.

    LOANS RECEIVABLE

    For variable rate loans that reprice frequently with no significant change in credit risk, the carrying value is a reasonable estimate of fair value. For certain homogeneous categories of loans, such as installment consumer loans, real estate and construction loans, commercial loans and home mortgage loans, fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and similar maturities.

    DEPOSIT LIABILITIES

    The fair value of demand deposits, savings accounts, and money market accounts is the amount payable upon demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

    FEDERAL HOME LOAN BANK ADVANCES
    The fair value of fixed rate advances is estimated by discounting the future cash flows using the rate currently offered by the Federal Home Loan Bank for similar advances.

    SENIOR SUBORDINATED DEBENTURES
    The fair value of the debentures is estimated by discounting the future cash flows using the quoted current market rate for similar debentures.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)

    COMMITMENTS

    The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.

    The estimated fair values of the Bank's financial instruments as of December 31, 1997 and 1996 are as follows (in thousands):

                                                                   1997                                1996
                                                         ------------------------            --------------------------
                                                          CARRYING         FAIR              CARRYING           FAIR
           ASSETS                                          AMOUNT          VALUE              AMOUNT            VALUE
Cash and due from banks                                 $ 47,892        $ 47,892            $ 29,630          $ 29,630
Federal funds sold                                        10,000          10,000              30,000            30,000
Trading securities                                         7,574           7,574
Securities available-for-sale                             81,463          81,463              74,821            74,821
                                                        --------        --------            --------          --------
                                                         146,929         146,929             134,451           134,451
                                                        --------        --------            --------          --------
Loans:
  Installment consumer loans and auto leases             309,747         308,307             269,144           268,730
  Commercial, real estate and construction loans         163,682         165,868             119,909           119,200
  Home mortgage loans                                     74,635          76,354              80,415            80,873
  Other loans                                              2,932           2,925               2,052             2,051
                                                        --------        --------            --------          --------
                                                         550,996         553,454             471,520           470,854
                                                        --------        --------            --------          --------
     Total financial instrument assets                  $697,925        $700,383            $605,971          $605,305
                                                        ========        ========            ========          ========

              LIABILITIES

 Deposits
   Noninterest-bearing                                  $ 93,305        $ 93,305            $ 72,511          $ 72,511
   Demand and savings                                    295,487         295,487             218,500           218,500
   Time (less than $100,000)                             210,681         211,488             228,012           228,662
   Time ($100,000 and over)                               30,889          31,005              23,086            24,117
   Federal Home Loan Bank advances                        25,600          25,604              20,600            19,852
   Senior subordinated debentures                         10,000          10,482              10,000             9,709
   Other borrowed funds                                      400             400               1,444             1,444
                                                        --------        ---------           ---------         --------

    Total financial instrument liabilities              $666,362        $667,771            $574,153          $574,795
                                                        ========        ========            ========          ========

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14. NET INCOME PER COMMON SHARE:

    The Bank has adopted the provisions of the Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS No. 128") effective December 31, 1997. SFAS No. 128 requires the presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of the incremental common shares issuable upon exercise of stock options and conversion of preferred stock. All prior period earnings per share amounts have been restated to comply with this pronouncement.

    In accordance with the requirements of SFAS No. 128, earnings per share is computed as follows:

                                                                           DECEMBER 31,
                                                          -------------------------------------------
                                                            1997              1996             1995
Net income per common share, basic:
 Income:
  Net income                                              $5,849,074       $5,807,532       $4,812,099
  Less:  Dividends on non-convertible and
   convertible preferred stock                             3,066,656        2,923,265        1,492,592
                                                          ----------       ----------       ----------
  Adjusted net income                                     $2,782,418       $2,884,267       $3,319,507
                                                          ==========       ==========       ==========
  Weighted average number of shares outstanding            1,030,000        1,030,000        1,030,000
                                                          ==========       ==========       ==========
  Net income per common share, basic                      $     2.70       $     2.80       $     3.22
                                                          ==========       ==========       ==========

Net income per common share, diluted:
 Income:
  Net income                                              $5,849,074       $5,807,532       $4,812,099
  Less:  dividends on non-convertible preferred
   stock                                                   2,781,656        2,638,265        1,207,592
                                                          ----------       ----------       ----------
  Adjusted net income                                     $3,067,418       $3,169,267       $3,604,507
                                                          ==========       ==========       ==========
  Weighted average number of shares outstanding            1,030,000        1,030,000        1,030,000


  Net effect of dilutive stock options based on the
   treasury stock method using the average market
   price during the period of common                          33,247           31,850           29,881

  Assuming conversion of Series C preferred stock            384,615          384,615          384,615
                                                          ----------       ----------       ----------
  Common stock and common stock equivalents                1,447,862        1,446,465        1,444,496
                                                          ==========       ==========       ==========
  Net income per common share, diluted                    $     2.12       $     2.19       $     2.50
                                                          ==========       ==========       ==========

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15. REGULATORY MATTERS:

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory- and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

    The Bank's actual capital amounts and ratios are also presented in the table (dollars in thousands):

                                                                                                       FOR CAPITAL ADEQUACY
                                                                ACTUAL                                       PURPOSES
                                                   -------------------------------                ------------------------------

                                                      AMOUNT                 RATIO                  AMOUNT                 RATIO
As of December 31, 1997:
 Total Capital (to Risk Weighted Assets)           $   69,600               11.68%                $ 47,669*                8.0%*
 Tier I Capital (to Risk Weighted Assets)              52,152                8.75%                  23,835*                4.0%*
 Tier I Capital (to Average Assets)                    52,152                7.54%                  27,673*                4.0%*

As of December 31, 1996:
 Total Capital (to Risk Weighted Assets)               65,187               13.56%                  38,471*                8.0%*
 Tier I Capital (to Risk Weighted Assets)              49,369               10.27%                  19,235*                4.0%*
 Tier I Capital (to Average Assets)                    49,369                8.51%                  23,209*                4.0%*

* Greater than or equal to.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

16. ACCOUNTING PRONOUNCEMENTS:

    In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, Reporting Comprehensive Income. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 does not require a specific format for the financial statement in which comprehensive income is reported, but does require that an amount representing total comprehensive income be reported in that statement. Management intends to comply with this statement which is effective for periods beginning after December 15, 1997 and is currently evaluating the format for the financial statement in which comprehensive income will be reported.


17. CHANGE IN ACCOUNTING PRINCIPLE:

    In January 1997, the Bank changed its method of amortizing deferred financing costs and fees associated with loan origination from the aggregate method to the loan by loan method for installment loans. The cumulative effect of this change in accounting principle of $212,812, which is immaterial to operating income before income taxes and net income, is included in other charges, fees and commissions in the consolidated statements of income.

18. SUBSEQUENT EVENTS

    On July 6, 1998 Arizona Bank entered into an Agreement and Plan of Merger with Compass Bancshares, Inc. The definitive Agreement calls for the exchange of shares of Compass Bancshares common stock for all of the outstanding common stock of Arizona Bank. The transaction, which will be accounted for as a pooling of interests, is subject to shareholder and regulatory approval.

    On September 29, 1998 the holders of Arizona Bank Series C preferred stock, under the terms of the Statement of Designation relating to the Series C preferred stock, converted their 120,000 shares of Series C preferred stock into 384,615 shares of common stock. Effective September 29, 1998, pursuant to the anti-dilutive provisions of the President of the Bank's stock option agreement as discussed in Note 8, the number of shares subject to the stock option agreement increased automatically by 19,231 upon conversion of the Series C Preferred Stock into common stock. As a result, the Bank incurred compensation expense of approximately $1.9 million. On September 30, 1998 the President exercised his option to purchase 70,731 shares of common stock at the exercise price of $4.46 per share.

ARIZONA BANK AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 1998 and December 31, 1997

                                                                             JUNE 30,           DECEMBER 31,
ASSETS                                                                         1998                 1997
                                                                            (UNAUDITED)
Cash and due from banks                                                    $ 38,513,139         $ 47,892,158
Federal funds sold                                                            1,200,000           10,000,000
                                                                           -------------        -------------
       Total cash and cash equivalents                                       39,713,139           57,892,158
                                                                           -------------        -------------


Trading securities, at fair value                                                     0            7,573,760
Securities available for sale, at fair value                                137,274,987           81,463,288

Loans                                                                       563,173,845          557,972,791
Allowance for loan losses                                                    (7,814,374)          (7,714,648)
                                                                           ------------         ------------
Net loans                                                                   555,359,471          550,258,143
                                                                           ------------         ------------

Accrued interest receivable                                                   5,522,542            4,733,048
Premises and equipment, net                                                  17,254,493           16,482,652
Debt issuance costs, net                                                        512,290              551,654
Other assets                                                                  3,114,651            2,993,642
                                                                           ------------         ------------
         Total assets                                                      $758,751,573         $721,948,345
                                                                           ============         ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits:
    Noninterest bearing                                                    $101,875,633         $ 93,304,521
    Interest bearing:
      Demand, savings and time (less than) $100,000                         524,461,398          506,168,392
      Time , $100,000 and over                                               27,866,581           30,889,261
                                                                           ------------         ------------
                                                                            654,203,612          630,362,174

Accrued interest and other liabilities                                        4,587,491            3,284,442
Federal Home Loan Bank advances                                              35,000,000           25,600,000
Other borrowed funds                                                            400,000              400,000
Senior subordinated debentures                                               10,000,000           10,000,000
                                                                           ------------         ------------


        Total liabilites                                                    704,191,103          669,646,616
                                                                           ------------         ------------

Stockholders' equity:
   Series C 9.5% noncumulative nonparticipating convertible perpetual
    preferred stock                                                           3,000,000            3,000,000
   Series E 10.5% noncumulative nonparticipating perpetual preferred
    stock                                                                    10,579,346           10,579,346
   Series F 9.125% noncumulative nonparticipating perpetual
    preferred stock                                                          16,043,333           16,043,333
   Common stock; no par value; 80,000,000 shares authorized; 1,030,000
    shares issued and outstanding                                             3,150,000            3,150,000
   Additional paid-in capital                                                 1,650,000            1,650,000
   Retained earnings                                                         20,117,578           17,729,315
   Accumulated other comprehensive income - unrealized gains on
     securities available for sale, net of tax of $13,475 and $99,825            20,213              149,735
                                                                           ------------         ------------
        Total stockholders' equity                                           54,560,470           52,301,729
                                                                           ------------         ------------
        Total liabilities and stockholders' equity                         $758,751,573         $721,948,345
                                                                           ============         ============

The accompanying notes are an integral part of these consolidated financial statements.

ARIZONA BANK AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the six months ended June 30,1998 and 1997 (unaudited)


                                                                     1998                1997
Interest income:
     Interest and fees on loans                               $26,923,209         $24,237,392
     Interest on federal funds sold                               416,489             556,494
     Interest on investment securities:
      U.S. Government obligations                               2,905,473           1,926,732
      Other securities                                            434,945             632,453
      Tax exempt securities                                       243,870             747,295
                                                              -----------         -----------
         Total interest income                                 30,923,986          28,100,366
Interest expense:
     Interest on demand, savings,
       and time deposits less than $100,000                    10,945,064          10,857,051
     Interest on time deposits, $100,000 and over                 774,300             728,966
     Interest on borrowed funds                                   665,718             401,010
     Interest on senior subordinated debentures                   508,113             508,114
                                                              -----------         -----------
          Total interest expense                               12,893,195          12,495,141
                                                              -----------         -----------
          Net interest income before provision
           for loan losses                                     18,030,791          15,605,225
Provision for loan losses                                       2,352,000           4,042,484
                                                              -----------         -----------
       Net interest income after provision for loan losses     15,678,791          11,562,741
Noninterest income:
     Service charges on deposits                                1,174,480             922,048
     Other charges, fees and commissions                        1,062,491             834,075
     Net trading account profit                                   103,284                   0
     Gain on sale of investment securities                        197,929              15,886
                                                              -----------         -----------
         Total noninterest income                               2,538,184           1,772,009
Noninterest expense:
     Salaries and employee benefits                             5,993,337           5,084,095
     Occupancy expense                                          2,121,973           1,607,815
     Other expense                                              3,633,035           2,909,745
                                                              -----------         -----------
         Total noninterest expense                             11,748,345           9,601,655
                                                              -----------         -----------
         Operating income before income taxes                   6,468,630           3,733,095
Income tax expense                                              2,547,000           1,344,000
                                                              -----------         -----------
Net income                                                    $ 3,921,630         $ 2,389,095
                                                              ===========         ===========
Net income per common share, basic                            $      2.32         $      0.83
                                                              ===========         ===========
Net income per common share, diluted                          $      1.74         $      0.69
                                                              ===========         ===========

The accompanying notes are an integral part of these consolidated financial statements.

ARIZONA BANK AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY for the six months ended June 30, 1998 and 1997 (unaudited)

                                              SERIES C             SERIES E              SERIES F
                                          PREFERRED STOCK      PREFERRED STOCK        PREFERRED STOCK         COMMON STOCK
                                        -------------------  --------------------     -------------------    --------------------
                                          NUMBER               NUMBER                   NUMBER                 NUMBER
                                         OF SHARES            OF SHARES                OF SHARES              OF SHARES
                                        OUTSTANDING  AMOUNT  OUTSTANDING   AMOUNT     OUTSTANDING  AMOUNT    OUTSTANDING   AMOUNT
                                        -----------  ------  -----------   ------     -----------  ------    -----------   ------
Balance as of December 31, 1997           120,000  $3,000,000  460,000  $10,579,346     690,000  $16,043,333  1,030,000 $3,150,000

Net income
Change in unrealized gains (losses)
 on securities available for sale,
 net of taxes of $86,348

Total comprehensive income

Preferred stock dividends ($1.188 per
   share-C, $1.313 per share-E, $1.711
   per share-F)
                                          -------  ----------  -------  -----------    --------  -----------  --------- ----------
Balances as of June 30, 1998              120,000  $3,000,000  460,000  $10,579,346     690,000  $16,043,333  1,030,000 $3,150,000
                                          =======  ==========  =======  ===========    ========  ===========  ========= ==========
Balances as of
 December 31, 1996, Restated              120,000  $3,000,000  460,000  $10,579,346     690,000  $16,043,333  1,030,000 $3,150,000

Net income
Change in unrealized gains (losses)
 on securities available for sale,
 net of taxes of $213,682

Total comprehensive income

Preferred stock dividends ($1.188 per
   share-C, $1.313 per share-E, $1.711
   per share-F)
                                          -------  ----------  -------  -----------    --------  -----------  --------- ----------
Balances as of
 June 30, 1997, Restated                  120,000  $3,000,000  460,000  $10,579,346     690,000  $16,043,333  1,030,000 $3,150,000
                                          =======  ==========  =======  ===========    ========  ===========  ========= ==========


                                                                 ACCUMULATED
                                                                   OTHER
                                                                COMPREHENSIVE
                                                                  INCOME
                                       ADDITIONAL               UNREALIZED    TOTAL
                                        PAID-IN     RETAINED      GAINS    STOCKHOLDERS'
                                        CAPITAL      EARNINGS    (LOSSES)    EQUITY
                                       ----------   ----------  ---------- ------------
Balance as of December 31, 1997        $1,650,000  $17,729,315  $ 149,735  $52,301,729

Net income                                           3,921,630               3,921,630
Change in unrealized gains (losses)
 on securities available for sale,
  net of taxes of $86,348                                        (129,522)    (129,522)
                                                   -----------  ---------- ------------
Total comprehensive income                           3,921,630   (129,522)   3,792,108

Preferred stock dividends ($1.188 per
   share-C, $1.313 per share-E, $1.711
   per share-F)                                     (1,533,367)             (1,533,367)
                                       ----------  -----------  ---------  -----------
Balances as of June 30, 1998           $1,650,000  $20,117,578  $  20,213  $54,560,470
                                       ==========  ===========  =========  ===========

Balances as of
 December 31, 1996, Restated           $1,650,000  $14,946,897  ($104,369) $49,265,207

Net income                                           2,389,095             $ 2,389,095
Change in unrealized gains
 (losses) on securities
 available for sale,
 net of taxes of $213,682                                         320,524  $   320,524
                                                   -----------  ---------  -----------
Total comprehensive income                           2,389,095    320,524    2,709,619

Preferred stock dividends ($1.188 per
   share-C, $1.313 per share-E, $1.711
   per share-F)                                     (1,533,329)             (1,533,329)
                                       ----------  -----------  ---------  -----------
Balances as of
 June 30, 1997, Restated               $1,650,000  $15,802,663  $ 216,155  $50,441,497
                                       ==========  ===========  =========  ===========

Note: There was no Series A, Series B, or Series D Preferred Stock issued and outstanding as of June 30, 1998 or 1997

The accompanying notes are an integral part of these consolidated financial statements.

ARIZONA BANK AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 1998 and 1997 (unaudited)

                                                                             1998                 1997
Cash flows from operating activities:
 Net income                                                             $   3,921,630        $   2,389,095
                                                                        -------------        -------------
Adjustments to reconcile net income to net cash provided
 by operating activities:
  Depreciation & amortization                                               1,060,548              743,928
  Provision for loan losses                                                 2,352,000            4,042,484
  Provision for losses on other real estate owned                             (31,750)                   0
  Amortization of premium on investment securities                            115,711             (284,441)
  Gain on sale of loans                                                      (107,804)                   0
  Gain on sale of premises and equipment                                        9,834                  343
  Net realized gains on available-for-sale securities                        (197,929)             (15,886)
  Decrease in trading account securities                                    7,573,760                    0
 Increase in accrued interest receivable                                     (789,494)            (486,345)
  Increase in other assets                                                      9,667             (433,271)
  Increase (decrease) in accrued interest  and other liabilities            1,303,049             (183,611)
                                                                        -------------        -------------
     Total adjustment                                                      11,297,592            3,383,201
                                                                        -------------        -------------


Cash flows from investing activities:
  Net cash flows from loans                                               (22,695,813)         (44,129,917)
  Purchases of securities available-for-sale                             (129,065,466)        (167,689,579)
  Purchases of premises and equipment                                      (1,930,468)          (4,670,311)
  Proceeds from sale of loans                                              15,290,727                    0
  Proceeds from sale of securities available-for-sale                      67,486,547           16,511,875
  Proceeds from sale of premises and equipment                                 88,245               27,699
  Proceeds from maturity of securities available for sale                   5,719,916          123,594,203
                                                                        -------------        -------------
     Net cash used in investing activities                                (65,106,312)         (76,356,030)
                                                                        -------------        -------------


Cash flows from financing activities:
  Net increase in deposits                                                 23,841,438           56,607,833
  Preferred stock dividends paid                                           (1,533,367)          (1,533,329)
  Decrease in  other borrowed funds                                                 0              (43,949)
  Maturities of repurchase agreements                                               0           (2,195,000)
  Repurchase agreements                                                             0            1,195,000
  Maturities and repayment of Federal Home Loan Bank advances              (5,600,000)         (15,000,000)
  Federal Home Loan Bank advances                                          15,000,000           15,000,000
                                                                        -------------        -------------
     Net cash used in financing activities                                 31,708,071           54,030,555
                                                                        -------------        -------------

Net decrease in cash and cash equivalents                                 (18,179,019)         (16,553,179)

Cash and cash equivalents, beginning of period                             57,892,158           59,629,853
                                                                        -------------        -------------

Cash and cash equivalents, end of period                                $  39,713,139        $  43,076,674
                                                                        -------------        -------------


Cash flow Information
Cash paid during the period for:
    Interest paid                                                       $  12,989,465        $  11,586,017
    Income taxes paid                                                       1,741,917            1,200,000
                                                                        -------------        -------------
                                                                        $  14,731,382        $  12,786,017
                                                                        -------------        -------------

The accompanying notes are an integral part of these consolidated financial statements.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SIGNIFICANT ACCOUNTING POLICIES:

   The accompanying consolidated financial statements of Arizona Bank and Subsidiaries (the "Bank") are unaudited. However, in the opinion of management, they reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position and results of operations of the Bank. These financial statements should be read in conjunction with the consolidated financial statements of the Bank for the year ended December 31, 1997. Interim results are not necessarily indicative of results to be expected for the entire year.

2. INVESTMENT SECURITIES:

   The carrying amounts of investment securities as shown in the consolidated balance sheets of the Bank and their approximate fair values were as follows:

                                                       JUNE 30, 1998
                                      --------------------------------------------
                                                     GROSS       GROSS
                                      AMORTIZED    UNREALIZED  UNREALIZED      FAIR
   SECURITIES AVAILABLE-FOR-SALE:        COST        GAINS        LOSS        VALUE
   U.S. Treasury securities and
     obligations of U.S. government
     corporations and agencies      $ 92,133,195    $ 76,946   $282,417   $ 91,927,724
   Mortgage-backed securities of
      U.S. government agencies        24,112,239      63,164     43,573     24,131,830
   Obligations of local government    16,454,065     237,396     17,828     16,673,633
                                    ------------    --------   --------   ------------
   Total debt securities            $132,699,499    $377,506   $343,818   $132,733,187
   Other securities                    4,541,800                             4,541,800
                                    ------------    --------   --------   ------------
                                    $137,241,299    $377,506   $343,818   $137,274,987
                                    ============    ========   ========   ============

   Proceeds from sale of investments in debt securities during the second quarter of 1998 were $37,239,141, resulting in a gross gain of $96,360 and a gross loss of $0. There were no realized losses included in earnings related to write-downs of securities due to permanent declines in the fair value of securities.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. LOANS AND ALLOWANCE FOR LOAN LOSSES:

   The Bank's loan portfolio consisted of the following at June 30, 1998:

     Installment consumer loans                          $ 298,599,954
     Real estate and construction loans                    112,552,241
     Commercial loans                                       71,078,070
     Home mortgage loans                                    52,550,309
     Auto leases (net of unearned income of $3,571,175)     18,958,910
     Other loans                                             2,846,639
                                                         -------------
                                                           556,586,123
     Unamortized net loan origination and commitment
       fees and costs                                        6,587,722
                                                         -------------
                                                           563,173,845
     Allowance for loan losses                              (7,814,374)
                                                         -------------
     Net loans                                           $ 555,359,471
                                                         =============


   The Bank grants loans to customers located primarily in southern Arizona. There was no concentration of loans in any single industry within any of the above categories that exceeded 10% of total loans at June 30, 1998.

   The following is a summary of transactions in the allowance for loan losses for the six months ended June 30, 1998 and 1997:

                                               1998          1997

     Balance, beginning of year            $ 7,714,648    $ 5,818,492
     Provision charged to expense            2,352,000      4,042,484
     Loans charged off                      (3,222,334)    (3,325,037)
     Recoveries                                970,060        748,403
                                           -----------    -----------
     Balance, end of second quarter        $ 7,814,374    $ 7,284,342
                                           ===========    ===========

   The balance of nonaccrual loans at June 30, 1998 was $373,633, which represented 0.07% of the gross total loan portfolio.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. LOANS AND ALLOWANCE FOR LOAN LOSSES: (CONTINUED)

   Impaired loans, which consist of nonaccrual real estate, construction and commercial loans, at June 30, 1998 were as follows:

                                                                ALLOWANCE FOR
                                                                POSSIBLE LOAN
                                              TOTAL RECORDED  LOSSES ALLOCATED
                                              INVESTMENT IN      TO IMPAIRED
                                              IMPAIRED LOANS       LOANS

     Impaired loans with specific reserves     $       -        $       -

     Impaired loans without specific reserves          -                -
                                               -------------    -------------
     Total                                     $       -        $       -
                                               =============    =============


   The average amount of impaired loans outstanding through the second quarter of 1998 was $104,818 and interest income of $1,043 was recognized during 1998. The Bank recognizes interest income on impaired loans generally on a cash basis.

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. NET INCOME PER COMMON SHARE

   The Bank has adopted the provisions of the Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS No. 128") effective December 31, 1997. SFAS No. 128 requires the presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing income available to common stockholders (net income less preferred dividends) by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of the incremental common shares issuable upon exercise of stock options and conversion of preferred stock. Prior period earnings per share amounts have been restated to comply with this pronouncement.

   In accordance with the requirements of SFAS No. 128, earnings per share is computed as follows:


                                                           SIX MONTHS ENDED
                                                               JUNE 30,
                                                       -------------------------
                                                           1998         1997

     NET INCOME PER COMMON SHARE, BASIC:
     Income:
       Net income                                       $3,921,630   $2,389,095
       Less:  Dividends on non-convertible and
         convertible preferred stock                     1,533,367    1,533,329
                                                        ----------   ----------
       Adjusted net income                              $2,388,263   $  855,766
                                                        ==========   ==========

       Weighted average number of shares outstanding     1,030,000    1,030,000
                                                        ==========   ==========

       Net income per common share, basic               $     2.32   $     0.83
                                                        ==========   ==========


     NET INCOME PER COMMON SHARE, DILUTED:
     Income:
       Net income                                       $3,921,630   $2,389,095
       Less:  Dividends on non-convertible preferred
         stock                                           1,390,867    1,390,829
                                                        ----------   ----------
       Adjusted net income                              $2,530,763   $  998,266
                                                        ==========   ==========
       Weighted average number of shares outstanding 1,030,000 1,030,000 Net effect of dilutive stock options based on the treasury stock method using the average
         market price during the period of common           40,785       32,747

       Assuming conversion of Series C preferred stock     384,615      384,615
                                                        ----------   ----------
       Common stock and common stock
         equivalents                                     1,455,400    1,447,362
                                                        ==========   ==========
       Net income per common share, diluted             $     1.74   $     0.69
                                                        ==========   ==========

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. REGULATORY MATTERS

   The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibily additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier l capital (as defined in the regulations) to risk-weighted assets (as defined). Management believes, as of June 30, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

   As of June 30, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier l risk-based, and Tier l leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institutions's category.

   The Bank's actual capital amounts and ratios are also presented in the table:

                                                                                      FOR CAPITAL ADEQUACY
                                                 ACTUAL                                    PURPOSES
                                           ------------------  ---------------------------------------------------------------------
                                             AMOUNT     RATIO                   AMOUNT                           RATIO
AS OF JUNE 30, 1998:
 Total Capital (to Risk Weighted Assets)   $72,005,237  12.06% (greater than or equal to)$47,775,871  (greater than or equal to)8.0%
 Tier l  Capital (to Risk Weighted Assets) $54,540,257   9.13% (greater than or equal to)$23,887,936  (greater than or equal to)4.0%
 Tier l  Capital (to Average Assets)       $54,540,257   7.28% (greater than or equal to)$29,963,128  (greater than or equal to)4.0%


AS OF DECEMBER 31, 1997:
 Total Capital (to Risk Weighted Assets)   $69,600,289  11.68% (greater than or equal to)$47,669,082  (greater than or equal to)8.0%
 Tier l  Capital (to Risk Weighted Assets) $52,151,995   8.75% (greater than or equal to)$23,834,541  (greater than or equal to)4.0%
 Tier l  Capital (to Average Assets)       $52,151,995   7.54% (greater than or equal to)$27,672,995  (greater than or equal to)4.0%

ARIZONA BANK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. COMPREHENSIVE INCOME

   The Bank adopted SFAS No. 130, Reporting Comprehensive Income, which requires that all components of comprehensive income and total comprehensive income be reported on one of the following: its statement of operations, the statement of stockholders' equity, or a separate statement of comprehensive income. The Bank is disclosing this information on its statement of stockholders' equity. Comprehensive income is comprised of net income and all changes in stockholders' equity, except those due to investments by owners (changes in paid in capital) and distributions to owners (dividends). This statement did not change the current accounting treatment for components of comprehensive income (i.e. changes in unrealized gains or losses on securities).

7. SUBSEQUENT EVENTS

   On July 6, 1998 Arizona Bank entered into an Agreement and Plan of Merger with Compass Bancshares, Inc. The definitive Agreement calls for the exchange of shares of Compass Bancshares common stock for all of the outstanding common stock of Arizona Bank. The transaction, which will be accounted for as a pooling of interests, is subject to shareholder and regulatory approval.

   On September 29, 1998, the holders of Arizona Bank Series C preferred stock, under the terms of the Statement of Designation relating to the Series C preferred stock, converted their 120,000 shares of Series C preferred stock into 384,615 shares of common stock. Effective September 29, 1998, pursuant to the anti-dilutive provisions of the President of the Bank's stock option agreement as discussed in Note 8 to the consolidated financial statements of the Bank for the year ended December 31, 1997, the number of shares subject to the stock option agreement increased automatically by 19,231 upon conversion of the Series C Preferred Stock into common stock. As a result, the Bank incurred compensation expense of approximately $1.9 million. On September 30, 1998 the President exercised his option to purchase 70,731 shares of common stock at the exercise price of $4.46 per share.

                                  APPENDIX I

                               MERGER AGREEMENT

                FIFTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

     This Fifth Amendment to Agreement and Plan of Merger (this "Amendment") dated as of October 22, 1998 is entered into by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), Compass Bank, an Arizona corporation ("CB"), and Arizona Bank, an Arizona banking corporation ("Arizona Bank").

     WHEREAS, Compass and Arizona Bank entered into an Agreement and Plan of Merger dated as of July 6, 1998, as amended by that certain Amendment to Agreement and Plan of Merger dated as of July 20, 1998, as further amended by that certain Second Amendment to Agreement and Plan of Merger dated as of August 4, 1998, and as further amended by that certain Third Amendment to Agreement and Plan of Merger dated as of September 9, 1998, and as further amended by that certain Fourth Amendment to Agreement and Plan of Merger dated as of October 6, 1998 (as amended, the "Merger Agreement");

     WHEREAS, the parties desire to further amend the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

          2. The Employment Agreement attached to the Merger Agreement as Exhibit F is hereby amended and replaced in its entirety with the form of Employment Agreement attached hereto as Appendix I .

          3. The Confidentiality and Noncompetition Agreement attached to the Merger Agreement as Exhibit G is hereby amended and replaced in its entirety with the form of Confidentiality and Noncompetition Agreement which is attached hereto as Appendix II.

          4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

          5. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


                                    COMPASS BANCSHARES, INC.



                                    By:  /s/ Garrett R. Hegel
                                         --------------------
                                         Its:  Chief Financial Officer


                                    COMPASS BANK



                                    By:  /s/ Garrett R. Hegel
                                         --------------------
                                         Its:  Chief Financial Officer



                                    ARIZONA BANK



                                    By:  /s/ David Wright
                                         ----------------
                                         Its:  President

                                   APPENDIX I

                                   EXHIBIT F

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, is made and entered into as of __________, 1998, effective as of the date set forth hereinafter, by and between Compass Bank, an Arizona banking corporation ("Compass"), and David T. C. Wright ("Officer").

     WHEREAS, Officer has been the Chief Executive Officer of Arizona Bank which will be acquired by Compass Bancshares, Inc. and its affiliates (the "Merger") pursuant to an Agreement and Plan of Merger dated as of ______________, 1998 ("Merger Agreement"), and Officer acknowledges that (i) Arizona Bank has been engaged for a number of years in the business of banking, lending, deposit taking, and related banking services (the "Business") in the State of Arizona;
(ii) Officer is one of a limited number of persons instrumental in the development of the Business of Arizona Bank; and (iii) that Compass would not employ Officer or enter into the Merger, and Officer would not accept employment with Compass, except for such covenants and agreements contained herein.

     NOW, THEREFORE, in consideration of the agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Compass and Officer hereby agree, effective as of the date of the consummation of the Merger, as follows:

     1. EMPLOYMENT. Commencing on the effective date of the Merger ("Commencement Date") and for a period of five years thereafter ("Term"), Compass shall employ Officer and Officer shall act as President and Chief Executive Officer of Compass. Officer hereby accepts such employment on the terms and conditions set forth in this Agreement.

     2. POSITION AND RESPONSIBILITIES. Officer will be engaged by Compass or its affiliates as the highest-ranking corporate officer in the Arizona banking operations of Compass Bancshares, Inc. and in said capacity will provide such services as are appropriate for such office and will be resident in Tucson, Arizona (unless otherwise mutually agreed) and shall report directly to Charles
E. McMahen ("McMahen"), or his successor and the Compass Board of Directors in accordance with the rules of Compass as adopted orally or in writing by the Board of Directors of Compass. During the Term, Officer shall devote his full business time and efforts to the performance of his duties hereunder. It is, however, understood and agreed that the preceding sentence shall not prohibit Officer from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities as long as such activities do not interfere with the discharge of his duties hereunder. During the Term, Officer will not serve as an officer or director of any business enterprise (other than Compass, the Federal Home Loan Bank Board (San Francisco) and Southwest Gas Corporation) without the prior approval of McMahen or his successor.

     3. COMPENSATION. (a) Base Salary. Compass shall pay Officer for all services and agreements of Officer pursuant to this Agreement, and any other duties assigned to him by Compass, an annual base salary of $200,000 per year with merit increases in accordance with Compass' salary administration program based upon performance, which shall be payable in accordance with Compass' customary payroll practices with respect to time and manner of payment. Officer shall also be entitled to participate, up to 50% of Officer's annual base salary, in the Compass Bancshares, Inc. executive incentive program with the payment of the bonus for calendar year 1999 in the amount of $100,000 being guaranteed.

          (b) Certain Benefits in Event of Termination. If Officer's employment under this Agreement is terminated by Compass for other than death or "good cause", as defined in Section 6 hereof or if Officer resigns for "good reason" as defined in Section 3(c)(iii) hereof, Compass will pay (or cause to be paid) the lesser of (i) the compensation provided by this Agreement for the remainder of the Term, or (ii) an amount equal to twelve month's base salary of Officer. In the event of the termination of Officer's employment under this Agreement because of Officer's disability, as defined in Section 6 hereof, any payments of disability benefits to Officer under any disability insurance policy or disability benefit plan covering Officer maintained by Compass or its affiliates, as it may exist from time to time, shall be treated as payments by Compass toward satisfaction of its obligations under this Agreement (other than its obligations to pay the Retention Bonus under Section 3(c)(ii)). Such payments shall be paid in accordance with Compass' customary payroll practices with respect to the time and manner of payment. Payments received under medical insurance policies are not counted toward this obligation. If Officer resigns for any reason other than "good reason" or is terminated for "good cause", Compass shall have no further obligation to Officer under this Agreement or otherwise, except payment of the Retention Bonus that has been earned, but is unpaid, as of the date of such termination or resignation. If Officer dies, Compass shall have no further obligation to Officer under this Agreement or otherwise, except payment of the Retention Bonus under Section 3(c)(ii).

          (c) Retention Bonus. (i) Officer shall be entitled to a retention bonus ("Retention Bonus") of $1,300,000 payable as follows. At the Commencement Date, the Retention Bonus shall be paid into a grantor trust ("Trust"), (which, if Compass does not have a taxable event with respect to the earnings on the Trust and Compass is not required to distribute all of the earnings under the Trust prior to the second anniversary of the Commencement Date, may be a "Rabbi trust"), with Compass Bank, Birmingham, as trustee, for the benefit of Officer. Officer shall have the right to direct the investment of the funds in the Trust into investments eligible for investment in the [Compass Bank __________________ Plan]. The Retention Bonus shall be deemed proportionately earned over the 24 months following the Commencement Date. For any portion of a month, the Retention Bonus deemed earned shall be prorated based on the number of days worked in the month. The Retention Bonus shall be available to be released from the Trust and paid to Officer in equal semiannual installments of principal and earnings payable over 24 months with the first installment being released and paid on the sixth-month anniversary of the Commencement Date. Officer acknowledges that the Retention Bonus shall be subject to applicable payroll tax withholding.

          (ii) In the event of the disability of Officer, the payment of the Retention Bonus will be accelerated and Officer will be entitled to the release to Officer of all remaining sums due under the Retention Bonus. If Officer dies the payment of the Retention Bonus will be accelerated and all remaining sums due to Officer under the Retention Bonus shall be released from the Trust and paid to the estate of Officer. If Officer is terminated for any reason other than for "good cause" as defined below or Officer terminates his employment for "good reason" as defined by subsection (iii) below, Officer shall be entitled to all remaining sums due under the Retention Bonus. If Officer resigns without "good reason" or is terminated for "good cause", Officer shall forfeit all remaining unearned sums due under the Retention Bonus.

          (iii) For purposes of subsection (c) only and not for any other purpose under this Agreement, "good reason" shall mean:

          (A) Officer is assigned any responsibilities or duties materially and adversely inconsistent with his position, duties, responsibilities and status with Compass as the highest-ranking corporate officer in the Arizona banking operations of Compass Bancshares, Inc.;

          (B) there is a reduction in Officer's annual base salary payable to Officer pursuant to Section 3(a) hereof;

          (C) failure by Compass or any successor to Compass or its assets to continue to provide to Officer any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, stock option plan, life insurance, disability plan, pension plan or retirement plan in which Officer was entitled to participate in as at the date of this Agreement or subsequent thereto, or the taking by Compass of any action that materially and adversely affects Officer's participation in or materially reduces his rights or benefits under or pursuant to any such plan or the failure by Compass to increase or improve such rights or benefits on a basis consistent with practices in effect prior to the date of this Agreement or with practices implemented and subsequent to the date of this Agreement with respect to employees of Compass generally, but excluding such action that is required by law;

          (D) without Officer's consent, Compass requires Officer to relocate to any city or community other than Tucson, Arizona, except for required travel on Compass' business to an extent substantially consistent with Officer's business obligations under this Agreement; or

          (E) there is any material breach by Compass of any provision of this Agreement.


     4. BENEFITS. (a) During the Term, Compass shall provide Officer such benefits as are made generally available to employees of equal title and base salary on the same basis as Compass Bancshares, Inc. makes such benefits available to Compass Bancshares, Inc.'s other such employees, including, without limitation, participation in the Compass Bancshares, Inc. retirement plan.

          (b) Compass shall provide Officer with the following additional benefits:

              (i) a stock grant of 15,000 shares of the common stock, par value $2.00 per share, of Compass Bancshares, Inc. which stock grant shall vest pro rata over a period of five years and which shall be evidenced by a separate agreement;

             (ii) the use of a company owned vehicle;

            (iii) the payment of Officer's monthly dues in the Tucson
                  Country Club and the Mountain Oyster Club; and

             (iv) the issuance of stock options as are issued to persons of comparable position and responsibility.

     5.   CONFIDENTIALITY; NONSOLICITATION; NONCOMPETITION.

     (a) Officer recognizes and acknowledges that he has and will have access to confidential information of a special and unique value concerning Compass and its affiliates and he has had access to and will continue to have access to confidential information of special and unique value concerning Arizona Bank and acquired by Compass Bancshares, Inc. which may include, without limitation, books and records relating to operations, customer names and addresses, customer service requirements, customer financial statements and other financial, business and personal information relating to Compass and its affiliates, their customers, markets, officers and employees, cost of providing service and equipment, operating and maintenance costs, and pricing criteria. Officer also recognizes that a portion of the business of Compass and its affiliates is dependent upon trade secrets, including techniques, methods, systems, processes, data and other confidential information. The protection of these trade secrets and confidential information against unauthorized disclosure or use is of critical importance to Compass. Officer therefore agrees that, without prior written authorization from McMahen or his successor, he will not at any time, either while employed by Compass or afterwards, make any independent use of, or disclose to any other person, any trade secrets or confidential information of Compass or its affiliates or Arizona Bank. The agreements contained in this
Section 5(a) shall survive the termination of this Agreement.

          (b) All records, files, memoranda, reports, price lists, customer lists, documents, and other information (together with all copies thereof) which relate to Compass, its affiliates, or Arizona Bank, and which Officer, either prior to or during the Term, has obtained or obtains, uses, prepares, or comes in contact with shall remain the sole property of Compass and its affiliates. Upon the termination of Officer's employment by Compass, or upon the prior demand of Compass, all such materials and all copies thereof shall be returned to Compass (or its successors by merger) immediately.

          (d) Officer acknowledges and agrees that the agreements and covenants contained in this Agreement are essential to protect the Business and goodwill of Arizona Bank being acquired by Compass Bancshares, Inc. and the business and goodwill of Compass and its affiliates. In the event of a breach or threatened breach by Officer of the provisions of this Section 5, Compass shall be entitled to temporary or permanent injunctions and other appropriate relief restraining Officer from using or disclosing, in whole or in part, trade secrets and confidential information or violating the other provisions hereof. Officer hereby waives any requirement that Compass post any bond in connection with obtaining any such relief. Nothing herein shall be construed as prohibiting Compass from pursuing any other remedies available to it.

     6. TERMINATION OF EMPLOYMENT. Officer's employment with Compass shall be terminated upon the occurrence of any one or more of the following events:

          (a) Compass gives written notice of termination for good cause to Officer. For the purposes of this Agreement, "good cause" shall mean (i) fraud against Compass or any affiliate, (ii) a felony, (iii) a willful and material violation of banking laws and regulations, or (iv) any breach of Sections 2 (other than failure attributable to reasons of health) or 5 of this Agreement, which breach cannot be or has not been cured within 60 days after the giving of written notice to Officer. Mere failure to perform duties to the satisfaction of McMahen or his successor or to Compass and its affiliates will not constitute "good cause".

          (b)  Death.

          (c) The disability of Officer. For purposes of this Agreement, "disability" shall mean a mental or physical condition resulting from an injury or illness which shall render Officer incapable of performing the essential functions of his position with reasonable accommodations from Compass.

          (d) Resignation of Officer who agrees to provide not less than 60 days prior written notice of his resignation to Compass.

     7. NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing mailed or delivered as follows:

          If to Officer:

                    David T. C. Wright
                    ____________________
                    ____________________

          If to Compass:

                    Charles E. McMahen
                    Compass Bank
                    24 Greenway Plaza
                    Suite 1401
                    Houston, Texas  77046

     8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties regarding the employment of Officer by Compass and supersedes any prior agreement, arrangement or understanding, whether oral or written, between Compass and Officer concerning Officer's employment hereunder, provided that any noncompetition agreement between the parties shall be separately enforceable according to its terms, it being agreed that no default under this Agreement shall be deemed a default under such noncompetition agreement and that all covenants of Officer under any such noncompetition agreement shall be solely in consideration for compensation granted under such noncompetition agreement and not in consideration for any benefits under this Agreement.

     9. CHOICE OF LAW. This Agreement shall be governed by, and enforced according to, the laws of the State of Arizona. The invalidity of any provision shall be automatically reformed to the extent permitted by applicable law and shall not affect the enforceability of the remaining provisions hereof.

     10. ASSIGNMENT. This Agreement is for the personal service of Officer and may not be assigned by Officer but may be assigned by Compass to any affiliate or successor in interest to Compass' business. In the event Compass makes such an assignment, Officer shall continue to perform, on behalf of such affiliate or successor, the services required of Officer by this Agreement and the provisions of this Agreement shall be binding upon, and inure to the benefit of, such successor or affiliate. This Agreement shall be binding upon and inure to the benefit of Officer, his heirs, representatives and estate.

     11. MODIFICATION; TERMINATION. This Agreement may be modified only by written agreement signed by Officer and by a duly authorized officer of Compass. The failure to insist upon compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof. This Agreement shall terminate if the Merger Agreement shall be terminated, provided however, Officer agrees that if this Agreement is terminated he will keep confidential any confidential information received from Compass or its affiliates prior to such termination.

     12. COUNTERPARTS. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, this Agreement is executed by the parties as of the day and year first above written, but shall not become effective until the consummation of the Merger.

                              COMPASS BANK


                              By:_____________________
                              Name:___________________
                              Title:__________________



                              ------------------------
                              David T. C. Wright

                                  APPENDIX II

                                   EXHIBIT G

                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

     THIS CONFIDENTIALITY AND NONCOMPETITION AGREEMENT (this "Agreement"), is made and entered into as of __________, 1998, effective as of the date set forth hereinafter, by and between Compass Bank, an Arizona banking corporation ("Compass"), and David T. C. Wright ("Officer").

     WHEREAS, Officer has been the Chief Executive Officer of Arizona Bank which is being acquired by Compass Bancshares, Inc. and its affiliates (the "Merger") pursuant to an Agreement and Plan of Merger dated as of July 6, 1998, as amended ("Merger Agreement"), and Officer acknowledges that (i) Arizona Bank has been engaged for a number of years in the business of banking, lending, deposit taking, and related banking services (the "Business") in the State of Arizona;
(ii) Officer is one of a limited number of persons instrumental in the development of the Business of Arizona Bank; (iii) that Officer has agreed to become an employee of Compass; and (iv) that Compass would not employ Officer or enter into the Merger, and Officer would not accept employment with Compass, except for such covenants and agreements contained herein.

     NOW, THEREFORE, in consideration of $2,000,000 ("Noncompetition Payment") and of the agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Compass and Officer hereby agree, effective as of the date of the consummation of the Merger, as follows:

     1.   Confidentiality.

     (a) Officer recognizes and acknowledges that he has and will have access to confidential information of a special and unique value concerning Compass and its affiliates and he has had access to and will continue to have access to confidential information of special and unique value concerning Arizona Bank and acquired by Compass Bancshares, Inc. which may include, without limitation, books and records relating to operations, customer names and addresses, customer service requirements, customer financial statements and other financial, business and personal information relating to Compass and its affiliates, their customers, markets, officers and employees, cost of providing service and equipment, operating and maintenance costs, and pricing criteria. Officer also recognizes that a portion of the business of Compass and its affiliates is dependent upon trade secrets, including techniques, methods, systems, processes, data and other confidential information. The protection of these trade secrets and confidential information against unauthorized disclosure or use is of critical importance to Compass. Officer therefore agrees that, without prior written authorization from Charles E. McMahen ("McMahen") or his successor, he will not at any time, either while employed by Compass or afterwards, make any independent use of, or disclose to any other person, any trade secrets or confidential information of Compass or its affiliates or Arizona Bank. The agreements contained in this Section 5(a) shall survive the termination of this Agreement.

          (b) All records, files, memoranda, reports, price lists, customer lists, documents, and other information (together with all copies thereof) which relate to Compass, its affiliates, or Arizona Bank, and which Officer, either prior to or during the Term, has obtained or obtains, uses, prepares, or comes in contact with shall remain the sole property of Compass and its affiliates. Upon the termination of Officer's employment by Compass, or upon the prior demand of Compass, all such materials and all copies thereof shall be returned to Compass (or its successors by merger) immediately.

     2.   Noncompetition.

          (a) From the date hereof and for a period of four years after Officer's employment with Compass is terminated for any reason, Officer agrees not to and shall not directly or indirectly hire, employ or engage any past, present or future employee of Arizona Bank, without the prior written permission of McMahen or his successor;

          (b) From the date hereof and for a period of four years after Officer's employment with Compass is terminated for any reason, Officer agrees not to and shall not directly or indirectly compete for or solicit banking, lending, deposit taking or any other banking or trust services business for or on behalf of any bank or other financial institution (excluding any finance company) with a place of business in the State of Arizona, or own, operate, participate in, undertake any employment with or have any interest in any bank or other financial institution (excluding a finance company) with a place of business in the State of Arizona or a bank or financial institution (excluding a finance company) with a place of business outside the State of Arizona having an office in Texas, Alabama, Florida or any other state in which Compass or any affiliate has a significant deposit office at the time of termination, except owning publicly traded stock for investment purposes only in which Officer owns less than 5%;

          (c) From the date hereof and for a period of four years after Officer's employment with Compass is terminated for any reason, Officer agrees not to and shall not directly or indirectly compete for or solicit banking, lending, deposit taking or any other banking or trust services business from any customer of Compass (or its successors by merger); or

          (d) From the date hereof and for a period of four years after Officer's employment with Compass is terminated for any reason, Officer agrees not to and shall not directly or indirectly use in any competition, solicitation or marketing effort in competition with Compass or its affiliates any proprietary list of or other proprietary information concerning customers of Arizona Bank, Compass or its affiliates developed by Arizona Bank, Compass or its affiliates.

          (e) The restrictions against competition set forth above are considered by the parties to be reasonable for the purposes of protecting the value intended to be received by Compass in connection with the transactions contemplated by the Merger Agreement. If any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too broad a range of activities or over too large a geographic area, such restriction shall be interpreted and reformed to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     3.   Remedies

          (a) Officer acknowledges and agrees that the agreements and covenants contained in this Agreement are essential to protect the Business and goodwill of Arizona Bank being acquired by Compass Bancshares, Inc. and the business and goodwill of Compass and its affiliates. Officer agrees that he will not at any time challenge the enforceability of the provisions of this Agreement or raise as an affirmative defense in any action, suit, or proceeding the enforceability of the provisions of this Agreement.

          (b) (i) In the event of a breach or threatened breach by Officer of the provisions of this Agreement, Compass shall be entitled to temporary or permanent injunctions and other appropriate relief restraining Officer from violating the provisions hereof. Officer hereby waives any requirement that Compass post any bond in connection with obtaining any such relief. Officer agrees to refund to Compass the Noncompetition Payment in accordance with the following repayment schedule if the conditions in subsection (ii) below are satisfied:

               Occurrence of Breach                Refund Amount
               --------------------                -------------

               Breach occurring on or              $2,000,000
               Prior to third anniversary
               of this Agreement

               Breach occurring after third        $2,000,000 times the number
               anniversary of this Agreement       of days between the date of
               and prior to seventh anniversary    the breach and the seventh
               of this Agreement                   anniversary of this Agreement
                                                   divided by 1,460.

               (ii) A.  Officer breaches any of the covenants contained in
     Section 2(b) or (d) in any material respect,

                    B. Such breach occurs prior to the seventh anniversary of this Agreement, and

                    C. Compass chooses not to seek injunctive relief or injunctive relief is not granted by any court; provided, however, that any claim brought by Compass for refund of the Noncompetition Payment (or any portion thereof) shall be made within 90 days of the discovery by Compass of any such breach.

          (c) Notwithstanding any other provision of this Agreement, nothing herein shall be construed as prohibiting Compass from pursuing any other remedies available to it.

     4. Notices. Any request, claim, demand or notice required or desired to be given under this Agreement shall be deemed given if in writing mailed or delivered as follows:

          If to Officer:

                          David T. C. Wright
                          ____________________
                          ____________________

          If to Compass:

                          Charles E. McMahen
                          Compass Bank
                          24 Greenway Plaza
                          Suite 1401
                          Houston, Texas  77046

     5. Entire Agreement. This Agreement contains the entire agreement of the parties regarding the covenants of Officer not to compete with Compass and supersedes any prior agreement, arrangement or understanding, whether oral or written, between Compass and Officer concerning Officer's obligations not to compete with Compass.

     6. Choice of Law. This Agreement shall be governed by, and enforced according to, the laws of the State of Arizona. The invalidity of any provision shall be automatically reformed to the extent permitted by applicable law and shall not affect the enforceability of the remaining provisions hereof.

     7. Assignment. This Agreement may be assigned by Compass to any affiliate or successor in interest to Compass' business and shall be binding upon, and inure to the benefit of such successor or affiliate. This Agreement shall be binding upon and inure to the benefit of Officer, his heirs, representatives and estate.

     8. Modification; Termination. This Agreement may be modified only by written agreement signed by Officer and by a duly authorized officer of Compass. The failure to insist upon compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

     9. Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

     10. Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, this Agreement is executed by the parties as of the day and year first above written, but shall not become effective until the consummation of the Merger.

                              COMPASS BANK


                              By:____________________________________________
                              Name:__________________________________________
                              Title:_________________________________________



                              _______________________________________________
                              David T. C. Wright

                FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Fourth Amendment to Agreement and Plan of Merger (this "Amendment") dated as of October 6, 1998 is entered into by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), Compass Bank, an Arizona corporation ("CB"), and Arizona Bank, an Arizona banking corporation ("Arizona Bank").

     WHEREAS, Compass and Arizona Bank entered into an Agreement and Plan of Merger dated as of July 6, 1998, as amended by that certain Amendment to Agreement and Plan of Merger dated as of July 20, 1998, as further amended by that certain Second Amendment to Agreement and Plan of Merger dated as of August 4, 1998, and as further amended by that certain Third Amendment to Agreement and Plan of Merger dated as of September 9, 1998 (as amended, the "Merger Agreement");

     WHEREAS, the parties desire to further amend the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

          2.   The definition of "Material Adverse Effect" contained in Section
1.01 of the Merger Agreement is hereby amended by redesignating subsection (e) as subsection (f) and by adding a new subsection (e) after subsection (d) which shall read in full as follows:

               (e) changes in the sale prices of Compass Common Stock after the date hereof and changes in the value of Arizona Bank Common Stock resulting from general equity price changes in financial markets,

          3.   The definition of "Share Determination Market Value" contained in
Section 1.01 of the Merger Agreement is hereby amended to read in full as follows:

               "Share Determination Market Value" means the average closing sale price of Compass Common Stock as reported by the NASDAQ for the twenty days of trading preceding the tenth business day prior to the Effective Time.

          4. Section 1.01 of the Merger Agreement is amended to remove the definitions of "Pricing Termination Option", "Termination Rejection" and "New Shares".

          5.   The definition of "Environmental Expenditures" contained in
Section 1.01 of the Merger Agreement is hereby amended by substituting the phrase "Section 3.01(a)(vii)" with the phrase "Section 3.01(a)(iii)".

          6. Section 3.01(a) of the Merger Agreement is hereby amended to read in full as follows:

               (a) Conversion of Shares; Arizona Bank Common Stock. (i) Each share of the Arizona Bank Common Stock, issued and outstanding immediately prior to the Effective Time ("Common Shares Outstanding"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such share. For the purposes of determining the number of shares of Arizona Bank Common Stock issued and outstanding, the number of shares issued and outstanding shall be increased by the number and class of shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire shares which is in effect or outstanding prior to the Effective Time.
               Immediately prior to the Effective Time, Arizona Bank shall calculate and certify to Compass the Common Shares Outstanding.

               (ii) Subject to subsections (iii) and (iv) below, each holder of Arizona Bank Common Stock shall receive Merger Consideration equal to that number of shares of Compass Common Stock equal to the quotient of 4,350,000 divided by the number of Common Shares Outstanding for each share of Arizona Bank Common Stock so held. In no event, however, shall Compass be obligated to issue any more than 4,350,000 shares of Compass Common Stock in exchange for all Common Shares Outstanding.

               (iii) If the results of any environmental inspections identify any past or present event, condition, or circumstance that, based on the estimates of Compass' independent environmental professionals may currently or in the future require expenditures by Arizona Bank or its Subsidiaries, in connection with (A) investigation, remediation or monitoring of any condition in, on, under or resulting from any property, site, or facility currently or previously owned or operated or currently leased (including eventual removal of asbestos-containing material if currently damaged, friable, or at risk of releasing fibers, or if such materials are not managed under an operation and maintenance program prepared in accordance with Environmental Laws and generally prevailing guidance documents issued by, or on behalf of, regulatory authorities regarding the preparation and implementation of such programs) which condition, in the opinion of the environmental professional, violates or has violated any Environmental Law, or which condition may be the subject of an actual or potential release of Hazardous Substances, or of an actual or potential claim by any Person or governmental entity pursuant to Environmental Laws or related to Hazardous Substances, (B) preparing and obtaining approval by the appropriate environmental regulatory authority of investigation, remediation and monitoring plans with respect to such condition, or (C) any violations of Environmental Laws, which expenditures ("Environmental Expenditures") individually or in the aggregate are estimated to exceed $3,000,000 on a pre-tax basis, the number of shares of Compass Common stock to be issued to the holders of shares of Arizona Bank Common Stock shall be reduced by the number of shares which is equal to the quotient of the Environmental Expenditures in excess of $3,000,000 but which are less than $6,000,000 divided by the Share Determination Market Value.

               (iv) The ratio of the number of shares of Compass Common Stock to be exchanged for each share, respectively, and the share figures set forth in subsection (iii) above shall be adjusted appropriately to reflect any dividends or distributions payable in stock or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time.

          7. The Merger Agreement is hereby amended by removing therefrom all references to Exhibit E.

          8. The execution of this Amendment shall not relieve Compass of its obligations under the Merger Agreement.

          9. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

          10. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


                                    COMPASS BANCSHARES, INC.


                                         /s/ Garrett R. Hegel
                                    By: _____________________________

                                             Chief Financial Officer
                                        Its:_________________________



                                    COMPASS BANK


                                        /s/ Garrett R. Hegel
                                    By:_____________________________

                                             Chief Financial Officer
                                         Its:_______________________




                                    ARIZONA BANK


                                        /s/ David Wright
                                    By:_____________________________

                                               President
                                         Its:_______________________

                THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Third Amendment to Agreement and Plan of Merger (this "Amendment") dated as of September 9, 1998 is entered into by and between Compass Bancshares, Inc., a Delaware corporation ("Compass"), Compass Bank, an Arizona corporation ("CB"), and Arizona Bank, an Arizona banking corporation ("Arizona Bank").

     WHEREAS, Compass and Arizona Bank entered into an Agreement and Plan of Merger dated as of July 6, 1998, as amended by that certain Amendment to Agreement and Plan of Merger dated as of July 20, 1998 and as further amended by that certain Second Amendment to Agreement and Plan of Merger dated as of August 4, 1998 (as amended, the "Merger Agreement");

     WHEREAS, the parties desire to further amend the Merger Agreement for the purpose of adding CB as a party thereto;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

          2. Upon execution of this Amendment, CB shall become a party to the Merger Agreement, shall be deemed to be Compass Bank as defined in the Merger Agreement, and shall succeed to the rights and become subject to the obligations of Compass Bank as provided in the Merger Agreement.

          3. Section 3.01(e) of the Merger Agreement is hereby amended to read in full as follows:

          (e) Compass Bank Capital Stock. Each share of Compass Bank capital stock issued and outstanding immediately prior to the Effective Time shall not be converted but shall remain outstanding as one share of capital stock of the Resulting Institution.

          4. The execution of this Amendment shall not relieve Compass of its obligations under the Merger Agreement.

          5. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

          6. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

     IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


                                    COMPASS BANCSHARES, INC.



                                    By:  /s/ Garrett R. Hegel
                                         --------------------
                                         Its:  Chief Financial Officer


                                    COMPASS BANK



                                    By:  /s/ Garrett R. Hegel
                                         --------------------
                                         Its:  Chief Financial Officer



                                    ARIZONA BANK



                                    By:  /s/ David Wright
                                         ----------------
                                         Its:  President

                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Second Amendment to Agreement and Plan of Merger (this "Amendment") dated as of August 4, 1998 is entered into by and between Compass Bancshares, Inc. ("Compass") and Arizona Bank ("Arizona Bank").

     WHEREAS, Compass and Arizona Bank entered into an Agreement and Plan of Merger dated as of July 6, 1998, as amended by that certain Amendment to Agreement and Plan of Merger dated as of July 20, 1998 (as amended, the "Merger Agreement");

     WHEREAS, the parties desire to further amend the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

          2. The first sentence of Section 5.01 of the Merger Agreement is hereby amended by substituting the phrase "August 4, 1998" with the phrase "August 6, 1998."

          3. Section 8.01(g) of the Merger Agreement is hereby amended by substituting the phrase "August 4, 1998" with the phrase "August 6, 1998".

          4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

          5. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


                                    COMPASS BANCSHARES, INC.



                                    By:  /s/ Daniel B. Graves
                                         --------------------
                                         Its:  Associate General Counsel
                                               and Assistant Secretary



                                    ARIZONA BANK



                                    By:  /s/ David Wright
                                         ----------------
                                         Its:  President

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment to Agreement and Plan of Merger (this "Amendment") dated as of July 20, 1998 is entered into by and between Compass Bancshares, Inc. ("Compass") and Arizona Bank ("Arizona Bank").

     WHEREAS, Compass and Arizona Bank entered into an Agreement and Plan of Merger dated as of July 6, 1998 (the "Merger Agreement");

     WHEREAS, the parties desire to amend the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

          2. The first sentence of Section 5.01 of the Merger Agreement is hereby amended by substituting the phrase "within ten business days after the date hereof" with the phrase "on or before August 4, 1998."

          3. Section 8.01(g) of the Merger Agreement is hereby amended in its entirety to read in full as follows:

               (g) Disclosure Schedule. By Compass on or before August 4, 1998, if the Arizona Bank Disclosure Schedule is not accepted by Compass.

          4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

          5. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


                                    COMPASS BANCSHARES, INC.



                                    By:  /s/ Garrett R. Hegel
                                         --------------------
                                         Its:  Chief Financial Officer



                                    ARIZONA BANK



                                    By:  /s/ David Wright
                                         ----------------
                                         Its:  President

-------------------------------------------------------------------------------



                         AGREEMENT AND PLAN OF MERGER

                           dated as of July 6, 1998

                                by and between

                           COMPASS BANCSHARES, INC.

                                      and

                                 ARIZONA BANK



-------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                   ARTICLE I

CERTAIN DEFINITIONS.......................................................   1
  1.01  Certain Definitions...............................................   1

                                  ARTICLE II

THE MERGER................................................................   8
  2.01  The Merger........................................................   8
  2.02  Effective Date and Effective Time.................................   9
  2.03  Reservation of Right to Revise Structure..........................   9

                                  ARTICLE III

CONSIDERATION; EXCHANGE PROCEDURES........................................   9
  3.01  Merger Consideration..............................................   9
  3.02  Rights as Stockholders; Stock Transfers...........................  12
  3.03  Fractional Shares.................................................  12
  3.04  Exchange Procedures...............................................  13
  3.05  Anti-Dilution Provisions..........................................  14
  3.06  Conversion of Arizona Bank Series C Convertible Preferred Stock
        and Exercise of Arizona Bank Option...............................  14

                                  ARTICLE IV

ACTIONS PENDING THE MERGER................................................  14
  4.01  Forbearances of Arizona Bank......................................  15
  4.02  Forbearances of Compass...........................................  18

                                   ARTICLE V

REPRESENTATIONS AND WARRANTIES............................................  19
  5.01  Disclosure Schedules..............................................  19
  5.02  Standard..........................................................  19
  5.03  Representations and Warranties of Arizona Bank....................  20
  5.04  Representations and Warranties of Compass.........................  31

                                  ARTICLE VI

COVENANTS.................................................................  35
  6.01  Reasonable Best Efforts...........................................  35
  6.02  Arizona Bank Stockholder Approval.................................  36
  6.03  Registration Statement............................................  36
  6.04  Press Releases....................................................  37
  6.05  Access; Information...............................................  37
  6.06  Acquisition Proposal..............................................  38
  6.07  Affiliate Agreements..............................................  38
  6.08  Takeover Laws.....................................................  39
  6.09  Certain Policies..................................................  39
  6.10  NASDAQ Listing....................................................  39
  6.11  Regulatory Applications...........................................  39
  6.12  Indemnification...................................................  40
  6.13  Benefit Plans.....................................................  41
  6.14  Notification of Certain Matters...................................  42
  6.15  Publication of 30 Days of Post Combination Results................  43
  6.16  Registration Rights of Principal Stockholders.....................  50

                                  ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER..................................  50
  7.01  Conditions to Each Party's Obligation to Effect the Merger........  50
  7.02  Conditions to Obligation of Arizona Bank..........................  51
  7.03  Conditions to Obligation of Compass...............................  52

                                 ARTICLE VIII

TERMINATION...............................................................  54
  8.01  Termination.......................................................  54
  8.02  Effect of Termination and Abandonment; Enforcement of this
        Agreement.........................................................  55

                                  ARTICLE IX

MISCELLANEOUS.............................................................  56
  9.01  Survival..........................................................  56
  9.02  Waiver; Amendment.................................................  56
  9.03  Counterparts......................................................  56
  9.04  Governing Law.....................................................  56
  9.05  Expenses..........................................................  56
  9.06  Notices...........................................................  56

  9.07  Entire Understanding; Third Party Beneficiaries...................  58
  9.08  Interpretation; Effect............................................  58

EXHIBIT A  Arizona Bank Affiliate Agreement
EXHIBIT B  List of Certain Directors and Executive Officers of Arizona Bank and
           its Subsidiaries
EXHIBIT C  Voting Agreement
EXHIBIT D  Local Counsel Opinion
EXHIBIT E  Illustration of Merger Consideration
EXHIBIT F  Employment Agreement
EXHIBIT G  Confidentiality and Noncompetition Agreement

     AGREEMENT AND PLAN OF MERGER, dated as of July 6, 1998 (this "Agreement"), by and between Arizona Bank ("Arizona Bank") and Compass Bancshares, Inc. ("Compass").

                                   RECITALS

     A. Arizona Bank. Arizona Bank is an Arizona chartered banking organization, having its principal place of business in Tucson, Arizona.

     B. Compass. Compass is a Delaware corporation, having its principal place of business in Birmingham, Alabama.

     C. Compass Bank. Compass Bank will be an Arizona chartered banking organization, having its principal place of business in Tucson, Arizona.

     D. Voting Agreements. As an inducement to the willingness of Compass to enter into this Agreement, certain members of the Arizona Bank Board (as hereinafter defined) and the Principal Stockholders (as hereinafter defined) have executed an agreement in the form of Exhibit C pursuant to which such member of the Arizona Bank Board or such Principal Stockholder has agreed to vote all the shares of his or her Target Common Stock in favor of this Agreement.

     E. Intentions of the Parties. It is the intention of the parties to this Agreement that the combination of Arizona Bank and Compass Bank be accounted for under the "pooling-of-interests" accounting method and as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     F. Board Action. The respective Boards of Directors of each of Compass and Arizona Bank have determined that it is in the best interests of their respective companies and their stockholders for Compass to acquire Arizona Bank by the merger of Compass Bank with and into Arizona Bank.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

     "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination or similar transaction involving Arizona Bank or any proposal or offer to purchase or acquire in any manner all or a majority of the voting ownership, beneficial ownership, or right to vote securities in, or a majority of the assets or deposits of, Arizona Bank, other than the transaction contemplated by this Agreement.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "Arizona Bank" has the meaning set forth in the preamble to this Agreement.

     "Arizona Bank Affiliate" has the meaning set forth in Section 6.07(a).

     "Arizona Bank Articles" means the Articles of Incorporation, as amended, of Arizona Bank as in effect on the date of this Agreement.

     "Arizona Bank Board" means the Board of Directors of Arizona Bank.

     "Arizona Bank By-Laws" means the Bylaws of Arizona Bank as in effect on the date of this Agreement.

     "Arizona Bank Common Stock" means the common stock, no par value per share, of Arizona Bank.

     "Arizona Bank Meeting" has the meaning set forth in Section 6.02.

     "Arizona Bank Option" means the option of David T. C. Wright, Arizona Bank's Chief Executive Officer, to acquire 70,731 shares of Arizona Bank Common Stock, after giving effect to the conversion of the Arizona Bank Series C Convertible Preferred Stock, for an exercise price of $4.46 per share.

     "Arizona Bank Series C Convertible Preferred Stock" means the 120,000 outstanding shares of Series C 9.5% noncumulative nonparticipating convertible perpetual preferred stock of Arizona Bank, convertible at the option of the holders into an aggregate of 384,615 shares of Arizona Bank Common Stock.

     "Arizona Bank Series E Preferred Stock" means the Series E 10.5% noncumulative nonparticipating perpetual preferred stock of Arizona Bank, redeemable on any dividend payment date on or after November 15, 1999 at $25 per share plus unpaid dividends.

     "Arizona Bank Series F Preferred Stock" means the Series F 9.125% noncumulative nonparticipating perpetual preferred stock of Arizona Bank, redeemable at $25.75 per share plus unpaid dividends after February 15, 1999, $25.375 plus unpaid dividends after February 15, 2000 and $25 per share plus unpaid dividends after February 15, 2001.

     "Arizona Bank Preferred Stock" means, collectively, the Arizona Bank Series C Convertible Preferred Stock, Arizona Bank Series E Preferred Stock and Arizona Bank Series F Preferred Stock.

     "Arizona Bank Stock" means, collectively, the Arizona Bank Common Stock and the Arizona Bank Preferred Stock.

     "Arizona Bank Subordinated Debentures" means the senior subordinated debentures issued by Arizona Bank in March 1994 in the aggregate amount of $10 million due January 15, 2005 that are subordinate to the claims of depositors and other creditors and are uncollateralized and uninsured; interest payable semiannually on January 15 and July 15 at 9.375% per annum; redeemable commencing January 15, 1999 at par plus a redemption premium;

     "Code" has the meaning set forth in the Recitals to this Agreement.

     "Common Shares Outstanding" has the meaning set forth in Section 3.01(a).

     "Compass" has the meaning set forth in the preamble to this Agreement.

     "Compass Affiliate" has the meaning set forth in Section 6.07(a).

     "Compass Bank" has the meaning set forth in the preamble to this Agreement.

     "Compass Bank Board" means the Board of Directors of Compass Bank.

     "Compass Board" means the Board of Directors of Compass.

     "Compass Common Stock" means the common stock, par value $2.00 per share, of Compass.

     "Compass Indemnitees" has the meaning set forth in Section 6.16(d)(ii).

     "Compass Series E Preferred Stock" has the meaning set forth in
Section 3.01(b).

     "Compass Series F Preferred Stock" has the meaning set forth in
Section 3.01(b).

     "Compass Stock" means, collectively, the Compass Common Stock, the Compass Series E Preferred Stock and the Compass Series F Preferred Stock.

     "Compensation and Benefit Plans" has the meaning set forth in
Section 5.03(m).

     "Corporate Laws" shall have the meaning set forth in Section 2.01(b) of the Agreement.

     "Costs" has the meaning set forth in Section 6.12(a).

     "Delay Notice" has the meaning set forth in Section 6.16(c)(iii).

     "Disadvantageous Condition" has the meaning set forth in
Section 6.16(c)(iii).

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "Dissenting Shares" has the meaning set forth in Section 3.01(d).

     "DOL" means the Department of Labor.

     "Effective Date" means the date on which the Effective Time occurs.

     "Effective Time" means the effective time of the Merger as provided for in
Section 2.02.

     "Environmental Expenditures" has the meaning set forth in
Section 3.01(a)(vii).

     "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws, regulations, statutes, ordinances, rules, directives, and orders, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts of any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" has the meaning set forth in Section 3.04(a).

     "Exchange Fund" has the meaning set forth in Section 3.04(a).

     "FDIC" means the Federal Deposit Insurance Corporation

     "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality, including but not limited to, any Regulatory Authority.

     "Hazardous Substances" has the meaning set forth in Section 5.03(p).

     "Indemnified Party" has the meaning set forth in Section 6.12(a).

     "Insurance Amount" has the meaning set forth in Section 6.12(b).

     "IRS" means the Internal Revenue Service.

     "Knowledge", an individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the normal course of performing his duties. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving as a director or officer (or in any similar capacity) of the corporation or bank who has been Previously Disclosed, has, or at any time had, knowledge of such fact or other matter.

     "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect" means, with respect to Compass or Arizona Bank, any effect that (i) is material and adverse to the financial position, results of operations or business of Compass and its Subsidiaries taken as a whole or Arizona Bank and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of Compass, Compass Bank or Arizona Bank to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger ; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities, or other changes affecting depository institutions generally, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and/or their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (d) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement and the transactions contemplated by this Agreement which have been Previously Disclosed, and (e) actions or omissions of Compass or Arizona Bank taken with the prior written consent of Arizona Bank or Compass, as applicable, in contemplation of the transactions contemplated hereby.

     "Merger" has the meaning set forth in Section 2.01(a).

     "Merger Consideration" has the meaning set forth in Section 2.03.

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

     "New Certificates" has the meaning set forth in Section 3.04(a).

     "New Shares" has the meaning set forth in Section 3.01(a)(v).

     "Old Certificates" has the meaning set forth in Section 3.04(a).

     "Pension Plan" has the meaning set forth in Section 5.03(m).

     "Person" means any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

     "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

     "Pricing Termination Option" has the meaning set forth in
Section 3.01(a)(v).

     "Principal Stockholder Indemnitees" has the meaning set forth in
Section 6.16(d)(i).

     "Principal Stockholders" means James H. Click, Jr., and Vicki Click, as Trustees of the James H. Click, Jr. Family Trust dated November 25, 1991, Robert
H. Tuttle, Individually and as Trustee under Declaration of Trust for the Robert
H. Tuttle Family Trust dated October 31, 1984 and as Trustee of Trusts dated December 27, 1978, and Maria Hummer, and their respective estates and heirs.

     "Proxy Statement" has the meaning set forth in Section 6.03.

     "Registrable Shares" has the meaning set forth in Section 6.16(a)(iii).

     "Registration Period" has the meaning set forth in Section 6.16(a)(iii).

     "Registration Statement" has the meaning set forth in Section 6.03.

     "Regulatory Authority" has the meaning set forth in Section 5.03(i).

     "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

     "Resulting Institution" shall have the meaning set forth in Section 2.01(a) of the Agreement.

     "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "SEC Documents" has the meaning set forth in Section 5.04(g).

     "Securities Documents" has the meaning set forth in Section 5.03(g).

     "Share Determination Market Value" has the meaning set forth in
Section 3.01(a)(ii).

     "Shares" has the meaning set forth in Section 6.16(a)(i).

     "Specified Representations" has the meaning set forth in Section 5.02.

     "Subsidiary" has the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Takeover Laws" has the meaning set forth in Section 5.03 (o).

     "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority arising before the Effective Date.

     "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

     "Termination Rejection" has the meaning set forth in Section 3.01(a)(v).

     "Treasury Stock" shall mean shares of Arizona Bank Common Stock held by Arizona Bank or any of its Subsidiaries or by Compass or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

     "Wright Agreements" shall have the meaning set forth in Section 7.03(j).

     "Year 2000 Budget" shall have the meaning set forth in Section 5.03(bb).

                                  ARTICLE II

                                  THE MERGER

     2.01 The Merger.

          (a) Merger. At the Effective Time, Arizona Bank shall merge with and into Compass Bank (the "Merger"), the separate corporate existence of Arizona Bank shall cease and Compass Bank shall survive and continue to exist as an Arizona banking organization (and as the resulting entity in the Merger referred to herein as either "Compass Bank" or the "Resulting Institution").

          (b) Corporate Law Filings. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the occurrence of the filing of one or more certificates or articles of merger in accordance with the corporate laws applicable to Arizona Bank and Compass Bank ("Corporate Laws") or such later date and time as may be set forth in such certificates of merger.

          (c) Effects of Merger. The Merger shall have the effects prescribed in the Corporate Laws, including but not limited to, Compass Bank, as the Resulting Institution, thereupon and thereafter possessing all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the corporations so merged and Compass Bank, as the Resulting Institution, becoming responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged. All rights of creditors and obligors and all liens on the property of each of Compass Bank and Arizona Bank shall be preserved unimpaired.

          (d) Articles of Incorporation and By-Laws of Resulting Institution. The Articles of Incorporation and Bylaws of Compass Bank as the Resulting Institution immediately after the Merger shall be those of Compass Bank as in effect immediately prior to the Effective Time, subject to such Articles of Incorporation being amended to change the name of Compass Bank to "Arizona Bank". In no event, however, shall Compass or Compass Bank be required to maintain the name "Arizona Bank" indefinitely.

          (e) Directors and Officers of the Resulting Institution. The directors of Compass Bank as the Resulting Institution immediately after the Merger shall be the directors of Compass Bank immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified. The officers of Arizona Bank immediately prior to the Effective Time shall be officers of the Resulting Institution immediately after the Merger.

          (f) Plan of Merger. Arizona Bank, Compass and Compass Bank shall enter into a separate plan of merger reflecting the terms of the Merger for purposes of any state law filing requirement.

     2.02 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII and the provisions of
Section 4.02(c), the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the fifth business day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

     2.03 Reservation of Right to Revise Structure. Compass may at any time prior to the Effective Time, with the prior consent of Arizona Bank (such consent not to be unreasonably withheld or delayed), change the method of effecting the Merger if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Arizona Bank Stock as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of Arizona Bank's stockholders as a result of receiving the Merger Consideration or the Merger qualifying for "pooling-of-interests" accounting treatment, (iii) adversely affect the rights, privileges and preferences of the Arizona Bank Subordinated Debentures, (iv) materially impede or delay consummation of the Merger, (v) result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect, or (vi) diminish the benefits to be received by the directors, officers or employees of Arizona Bank and its Subsidiaries as set forth in this Agreement or in any other agreement between the parties made in connection with this Agreement.

                                  ARTICLE III

                      CONSIDERATION; EXCHANGE PROCEDURES

     3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

          (a) Conversion of Shares; Arizona Bank Common Stock. (i) Each share of the Arizona Bank Common Stock, issued and outstanding immediately prior to the Effective Time ("Common Shares Outstanding"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such share. For the purposes of determining the number of shares of Arizona Bank Common Stock issued and outstanding, the number of shares issued and outstanding shall be increased by the number and class of shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire shares which is in effect or outstanding prior to the Effective Time. Immediately prior to the Effective Time, Arizona Bank shall calculate and certify to Compass the Common Shares Outstanding.

              (ii) Subject to subsections (iii), (iv), (v), (vi) and (vii) below, Compass will issue to the holders of the shares of Arizona Bank Common Stock an aggregate number of shares of its Compass Common Stock, which is equal to $170,000,000 divided by the average closing sale price of the Compass Common Stock as reported by the NASDAQ for the twenty days of trading preceding the tenth business day prior to the Effective Time (the "Share Determination Market Value").

              (iii) Subject to subsection (vii) below, in the event that the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be greater than 4,250,000, Compass will issue to the holders of the shares of Arizona Bank Common Stock an aggregate number of shares of Compass Common Stock equal to 4,250,000.

              (iv) Subject to subsection (vii) below, in the event the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be less than 3,541,667, Compass will issue to the holders of the shares of Arizona Bank Common Stock an aggregate number of shares of Compass Common Stock equal to 3,541,667.

              (v) Subject to subsection (vii) below, in the event Compass enters into definitive written agreement to be acquired (by merger or otherwise) prior to the Effective Time Compass will issue to the holders of Arizona Bank Common Stock an aggregate number of shares of Compass Common Stock pursuant to subsections (i), (ii) and (iii) above, as applicable, but in no event less than 3,863,636 shares.

              (vi) In the event the Share Determination Market Value is less than $37.00 per share, Arizona Bank may terminate this Agreement (the "Pricing Termination Option") by written notice to Compass within five business days from the date upon which the Share Determination Market Value less than $37.00 per share is capable of being determined. In the event Arizona Bank exercises its Pricing Termination Option, Compass shall have the right to reject such termination of the Agreement by Arizona Bank ( the "Termination Rejection") by agreeing to issue an aggregate number of shares equal to the quotient of $157,250,000 divided by the Share Determination Market Value ("New Shares") in which event each holder of Arizona Bank Common Stock shall receive for each share so held Merger Consideration equal to the quotient of the New Shares divided by the Common Shares Outstanding. Such Termination Rejection shall be exercised by notice to Arizona Bank within three business days following the date on which Compass receives notice of

     Arizona Bank's exercise of the Pricing Termination Option. In the event Compass fails to notify Arizona Bank of its election to reinstate this Agreement within such three business day period, this Agreement shall then be terminated.

              (vii) If the results of any environmental inspections identify any past or present event, condition, or circumstance that, based on the estimates of Compass' independent environmental professionals may currently or in the future require expenditures by Arizona Bank or its Subsidiaries, in connection with (A) investigation, remediation or monitoring of any any condition in, on, under or resulting from any property, site, or facility currently or previously owned or operated or currently leased (including eventual removal of asbestos-containing material if currently damaged, friable, or at risk of releasing fibers, or if such materials are not managed under an operation and maintenance program prepared in accordance with Environmental Laws and generally prevailing guidance documents issued by, or on behalf of, regulatory authorities regarding the preparation and implementation of such programs) which condition, in the opinion of the environmental professional, violates or has violated any Environmental Law, or which condition may be the subject of an actual or potential release of Hazardous Substances, or of an actual or potential claim by any Person or governmental entity pursuant to Environmental Laws or related to Hazardous Substances, (B) preparing and obtaining approval by the appropriate environmental regulatory authority of investigation, remediation and monitoring plans with respect to such condition, or (C) any violations of Environmental Laws, which expenditures ("Environmental Expenditures") individually or in the aggregate are estimated to exceed $3,000,000 on a pre-tax basis, the number of shares of Compass Common stock to be issued to the holders of shares of Arizona Bank Common Stock shall be reduced by the number of shares which is equal to the quotient of the Environmental Expenditures in excess of $3,000,000 but which are less than $6,000,000 divided by the Share Determination Market Value.

              (viii) The ratio of the number of shares of Compass Common Stock to be exchanged for each share, respectively, and the share figures set forth in subsections (iii), (iv), (v), (vi), and (vii) above shall be adjusted appropriately to reflect any dividends or distributions payable in stock or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time.

              (ix) Set forth on Exhibit E is an illustration of the merger consideration payable to holders of Arizona Bank Common Stock. In the event of any conflict between Exhibit E and the foregoing provisions of this
     Section 3(a), the foregoing provisions of this Section 3(a) shall control.

          (b) Conversion of Shares; Arizona Bank Series E and F Preferred Stock. Each share of Arizona Bank Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted in shares of Preferred Stock of Compass, par value $0.10 per share, as follows:

              (i) Each such share of Arizona Bank Series E Preferred Stock shall be converted into one share of preferred stock of Compass having the same terms as the Arizona Bank Series E Preferred Stock ("Compass Series E Preferred Stock").

              (ii) Each such share of Arizona Bank Series F Preferred Stock shall be converted into one share of preferred stock of Compass having the same terms as the Arizona Bank Series F Preferred Stock ("Compass Series F Preferred Stock").

          (c) Treasury Shares. Each share of Arizona Bank Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

          (d) Dissenting Shares. Any shares of Arizona Bank Common Stock held by a holder who dissents from the Merger in accordance with the Corporate Laws shall be herein called "Dissenting Shares". Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the Corporate Laws.

          (e) Compass Bank Common Stock. Each share of Compass Bank common stock issued and outstanding immediately prior to the Effective Time shall not be converted by virtue of the Merger and shall remain outstanding as one share of capital stock of the Resulting Institution.

          (f) Outstanding Compass Common Stock. Each share of Compass Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and shall be unaffected by the Merger.

     3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Arizona Bank Stock shall cease to have any rights as stockholders of Arizona Bank, except such rights, if any, as they may have pursuant to the Corporate Laws. After the Effective Time, there shall be no transfers on the stock transfer books of Arizona Bank as the Resulting Institution of shares of Arizona Bank Stock.

     3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Compass Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Compass shall pay to each holder of Arizona Bank Common Stock who would otherwise be entitled to a fractional share of Compass Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash based on the Share Determination Market Value.

     3.04 Exchange Procedures.

          (a) Deposit of New Certificates, Etc. At or prior to the Effective Time, Compass shall advise Continental Stock Transfer and Trust Company (the "Exchange Agent") to establish a reserve out of the authorized but unissued shares of Compass Stock to effect the exchange of Compass Stock ("New Certificates") in accordance with this Article III for certificates formerly representing shares of Arizona Bank Stock ("Old Certificates"),and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of Arizona Bank Stock.

          (b) Transmittal and Deliveries. As promptly as practicable after the Effective Date, but in no event later than five business days thereafter, Compass shall cause to be sent to each former holder of record of shares of Arizona Bank Stock immediately prior to the Effective Time transmittal materials (which shall specify that risk of loss and title to Old Certificates shall pass only upon acceptance of such Old Certificates by Compass or the Exchange Agent) for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Compass shall cause the New Certificates into which shares of a stockholder's Arizona Bank Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled (in respect of Arizona Bank Common Stock) to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Arizona Bank Stock (or indemnity reasonably satisfactory to Compass and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Compass and the Exchange Agent shall be entitled to rely upon the stock transfer books of Arizona Bank to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, Compass or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (c) Escheat. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Arizona Bank Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) Restrictions on the Payment of Dividends and Voting. No dividends or other distributions with respect to Compass Stock with a record date occurring on or after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Arizona Bank Stock converted in the Merger into the right to receive shares of such Compass Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04, and, following 180 days after the Effective Date, no such shares of Arizona Bank Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Compass Stock such holder had the right to receive upon surrender of the Old Certificates.

          (e) Return of Exchange Fund to Compass. Any portion of the Exchange Fund that remains unclaimed by the stockholders of Arizona Bank for twelve months after the Effective Time shall be paid to Compass. Any stockholders of Arizona Bank who have not theretofore complied with this Article III shall thereafter look only to Compass for payment of the shares of Compass Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Compass Stock deliverable in respect of each share of Arizona Bank Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) Payment for Dissenting Shares. Any payment to be made for Dissenting Shares shall be paid solely from funds of Compass.

     3.05 Anti-Dilution Provisions. In the event Compass changes (or establishes a record date for changing) the number of shares of Compass Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Compass Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     3.06 Conversion of Arizona Bank Series C Convertible Preferred Stock and Exercise of Arizona Bank Option. Prior to the Effective Time, all of the issued and outstanding shares of Arizona Bank Series C Convertible Preferred Stock shall be converted into 384,615 shares of Arizona Bank Common Stock and the Arizona Bank Option will be exercised in full for 70,731 shares of Arizona Bank Common Stock, in each case in accordance with the terms of the underlying instruments relating thereto as in existence on the date of this Agreement.

                                  ARTICLE IV

                          ACTIONS PENDING THE MERGER

     4.01 Forbearances of Arizona Bank. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Compass, Arizona Bank will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of Arizona Bank and its Subsidiaries other than in the ordinary and usual course and in accordance with prudent banking practices or fail to use reasonable efforts to (i) preserve intact their business organizations and assets and (ii) maintain their material rights, franchises and existing relations with material customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair Arizona Bank's ability to perform any of its obligations under this Agreement.

          (b) Arizona Bank Stock. Other than pursuant to Section 3.06 (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Arizona Bank Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Arizona Bank Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) Other Securities. Issue any other capital securities, capital stock of any Subsidiary, debentures or subordinated notes.

          (d) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend on Arizona Bank Common Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or Rights.

          (e) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Arizona Bank or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) except (i) oral at will employment agreements, (ii) for normal individual increases in annual compensation to employees in the ordinary course of business consistent with past practice, (iii) for other changes that are required by applicable law and as reflected in Arizona Bank's 1998 budget as Previously Disclosed,
     (iv) to satisfy contractual obligations and planned programs existing as of the date hereof that are Previously Disclosed, or (v) as provided in a separate written document executed by Arizona Bank and Compass on the date hereof.

          (f) Benefit Plans. Except as provided in a separate written document executed by Arizona Bank and Compass on the date hereof or as permitted by
     Section 6.13(iii) and (iv), enter into, establish, adopt or amend (except as may be required by existing contractual obligation which has been Previously Disclosed or applicable law or as may be deemed appropriate by Arizona Bank to change providers or obtain better coverage of industry-standard employee benefits in the ordinary course of business) any pension, profit sharing, employee stock ownership, retirement, stock option, stock appreciation, phantom stock, stock purchase, savings, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Arizona Bank or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (g) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and consistent with prudent banking practices.

          (h) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice and prudent banking practices) all or any portion of, the assets, business, deposits or properties of any other entity.

          (i) Governing Documents. Except as Previously Disclosed, amend the Arizona Bank Articles, Arizona Bank By-Laws or the certificate or articles of incorporation, charter or by-laws (or similar governing documents) of any of Arizona Bank's Subsidiaries.

          (j) Accounting Methods. Implement or adopt any voluntary change in its accounting principles, practices or methods.

          (k) Contracts. Except to maintain normal and customary operations in the ordinary course of business, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect or renew any of its existing material contracts.

          (l) Claims. Except in the ordinary course of business consistent with past practice and prudent banking practices, settle any claim, action or proceeding, and further excepting any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Arizona Bank and its Subsidiaries, taken as a whole.

          (m) Foreclose. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that Arizona Bank and its Subsidiaries shall not be required to obtain such a report with respect to one-to four-family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property might be in violation of or require remediation under Environmental Laws.

          (n) Deposit Taking and Branch Activities. (i) Voluntarily make any material changes in or to its deposit mix; (ii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice and prudent banking practices; (iii) open any new branch or deposit taking facility, except to satisfy contractual obligations and planned programs existing as of the date hereof that are Previously Disclosed; (iv) close or relocate any existing branch; or (v) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives materially in excess of the amounts budgeted in its 1998 or 1999 business plans, as amended, as Previously Disclosed.

          (o) Investments. Enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account except purchases and sales of securities consistent with past practice and prudent banking practices in order to maintain investment portfolios at Arizona Bank and its Subsidiaries that have risk and asset mix characteristics substantially similar to those of the respective investment portfolios as of the date hereof.

          (p) Capital Expenditures. Purchase or lease any fixed asset where the amount paid or committed thereof is in excess of $100,000 individually or $500,000 in the aggregate, except amounts budgeted in its 1998 or 1999 business plans, as amended, as Previously Disclosed.

          (q) Lending. (i) Make any material changes in its policies concerning loan underwriting or which persons may approve loans or fail to comply with such policies; or (ii) except for renewals of existing facilities and Internal Guidance Lines of Credit previously approved for lending officers to serve customer needs, make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit equal to or in excess of $2,500,000, without the prior written consent of Compass acting through its Chief Executive Officer or delegate of the Chief Executive Officer in a written notice to Arizona Bank, which approval or rejection shall be given within five business days after delivery by Arizona Bank to such officer of Compass of the complete loan package; provided, that for loans or lines of credit greater than $2,500,000, but less than $5,000,000 such consent shall not be unreasonably withheld. Arizona Bank will provide Compass written notice of any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure of any existing loan or line of credit where the outstanding credit would be equal to or greater than $500,000, but less than $2,500,000.

          (r) Adverse Actions. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede (A) the Merger from qualifying for "pooling-of-interests" accounting treatment or (B) the Merger from qualifying as reorganization within the meaning of Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (s) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (t) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business and with a term of one year or less.

          (u) Commitments. Agree or commit to do any of the foregoing.

     4.02 Forbearances of Compass. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Arizona Bank, Compass will not, and will cause each of its Subsidiaries not to:

          (a) Preservation. Fail to use reasonable efforts to (i) preserve intact in any material respect their business organizations and assets and
     (ii) maintain their material rights, franchises and existing relations with material customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair the ability of Compass or Compass Bank to perform any of its obligations under this Agreement.

          (b) Consummation of Merger Prior to Record Date for Quarterly Dividend. If all required approvals from Regulatory Authorities have been obtained prior to Compass' normal record date for its quarterly dividend, Compass shall use its best efforts to cause the Effective Date to occur prior to such record date.

          (c) Adverse Actions. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede (A) the

     Merger from qualifying for "pooling-of-interests" accounting treatment or
     (B) the Merger from qualifying as reorganization within the meaning of
     Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (d) Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (e) Commitments. Agree or commit to do any of the foregoing.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     5.01 Disclosure Schedules. On or prior to the date hereof, Compass has delivered to Arizona Bank a schedule and on or before the third business day after the date hereof, Arizona Bank will deliver to Compass a schedule (which schedule shall be subject to review and approval by Compass in its sole discretion within ten business days after the date hereof) (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a Specified Representation (other than Section 5.03(j) and Section 5.04(i)) if its absence would not be reasonably likely to result in the Specified Representation being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a Specified Representation shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. Arizona Bank's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of Compass.

     5.02 Standard. No representation or warranty of Arizona Bank or Compass contained in Section 5.03(a)(ii), (c)(iii), (f)(i) and (j), or 5.04(a)(ii), (c), f(i) and (i) (collectively, the "Specified Representations") shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a Specified Representation, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any Specified Representation has had or is reasonably likely to have a Material Adverse Effect.

     5.03 Representations and Warranties of Arizona Bank. Subject to
Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Arizona Bank hereby represents and warrants to Compass:

          (a) Organization, Standing and Authority. (i) Arizona Bank is a banking organization duly organized, validly existing and in good standing under the laws of the Arizona; and (ii) Arizona Bank is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) Arizona Bank Stock. The authorized capital stock of Arizona Bank consists solely of (i) 80,000,000 shares of Arizona Bank Common Stock, of which 1,030,000 shares were outstanding as of the date hereof, and
     (ii) 20,000,000 shares of Arizona Bank Preferred Stock, of which
     (x) 120,000 shares of Arizona Bank Series C Convertible Preferred Stock convertible into 384,615 shares of Arizona Bank Common Stock, (y) 460,000 shares of Arizona Bank Series E Preferred Stock and (z) 690,000 shares of Arizona Bank Series F Preferred Stock, are issued and outstanding on the date hereof. The outstanding shares of Arizona Bank Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (except as mandated by Arizona law), and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except for the Arizona Bank Options and except to satisfy the Rights set forth in Section 3.06, there are no shares of Arizona Bank Stock authorized and reserved for issuance, Arizona Bank does not have any Rights issued or outstanding with respect to Arizona Bank Stock, and Arizona Bank does not have any commitment to authorize, issue or sell any Arizona Bank Stock or Rights, other than pursuant to this Agreement. Immediately prior to the Effective Time and after giving effect to the conversion of all issued and outstanding Arizona Bank Series C Convertible Preferred Stock to 384,615 shares of Arizona Bank Common Stock and after the exercise of the Arizona Bank Option for 70,731 shares of Arizona Bank Common Stock, there will be 1,485,346 shares of Arizona Bank Common Stock issued and outstanding.

          (c) Subsidiaries. (i)(A) Arizona Bank has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Arizona Bank or its Subsidiaries are fully paid and nonassessable and are owned by Arizona Bank or its Subsidiaries free and clear of any Liens.

              (ii) Neither Arizona Bank nor any Arizona Bank Subsidiary owns beneficially any equity securities or similar interests of any Person other than a Arizona Bank Subsidiary, Federal Home Loan Bank stock, MultiBank, a consortium of banks formed to support community investments, readily marketable securities and as otherwise Previously Disclosed.

              (iii) Each of Arizona Bank's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) Corporate Power. Each of Arizona Bank and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Arizona Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger contemplated hereby.

          (e) Corporate Authority. Subject in the case of this Agreement to receipt of the approval of this Agreement by the requisite vote of holders of a majority of the outstanding shares of Arizona Bank Stock entitled to vote thereon, this Agreement and the Merger contemplated hereby have been authorized by all necessary corporate action of Arizona Bank and the Arizona Bank Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of Arizona Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Arizona Bank or any of its Subsidiaries in connection with the execution, delivery or performance by Arizona Bank of this Agreement or to consummate the Merger except for
     (A) filings of applications or notices with federal and state banking authorities, (B) filings with the SEC and state securities authorities, and
     (C) the filing of (and endorsement of, if required) certificates or articles of merger with Governmental Authorities pursuant to the Corporate Laws. As of the date hereof, Arizona Bank is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

              (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the Merger contemplated hereby do not and will not (A) constitute a material breach or violation of, or a material default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or material agreement, indenture or instrument of Arizona Bank or of any of its Subsidiaries or to which Arizona Bank or any of its Subsidiaries or properties is subject or bound, (B) subject to the receipt of the shareholder approval referred to in Section 5.03(e), constitute a breach or violation of, or a default under, the Arizona Bank Articles or the Arizona Bank By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, material agreement, indenture or instrument.

          (g) Financial Reports and Securities Documents. (i) Arizona Bank's Annual Reports on Form F-2 or Form 10-K for the fiscal years ended
     December 31, 1995, 1996 and 1997, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1995 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Securities Documents") with the FDIC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, as applied by the FDIC and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such Securities Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Arizona Bank and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Securities Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Arizona Bank and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

              (ii) Since December 31, 1997, Arizona Bank and its Subsidiaries have not incurred any material liability other than in the ordinary course of business consistent with past practice and prudent banking practices, except relating to this Agreement and the Merger contemplated hereby.

              (iii) Except for liabilities incurred in connection with negotiation of and compliance with this Agreement and otherwise in connection with the Merger contemplated hereby, since December 31, 1997, (A) Arizona Bank and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and prudent banking practices (excluding matters related to this Agreement and the Merger contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Arizona Bank.

          (h) Litigation. Except as set forth in the Securities Documents, no material litigation, claim or other proceeding before any Governmental Authority is pending against Arizona Bank or any of its Subsidiaries and, to Arizona Bank's knowledge, no such litigation, claim or other proceeding has been threatened.

              (i) Regulatory Matters. (i) Other than routine compliance statements contained in examinations conducted in the ordinary course,
          (i) neither Arizona Bank nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, or memorandum of understanding with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

              (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (j) Compliance with Laws. Each of Arizona Bank and its Subsidiaries:

              (i) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses or their respective facilities, properties, and assets, including, without limitation, Environmental Laws, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all applicable fair lending laws and laws relating to discriminatory business practices;

              (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications, renewals, submittals, and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted in each case in compliance in all material respects with applicable legal requirements, including Environmental Laws; all such permits, licenses, certificates of authority, orders, authorizations, and approvals are in full force and effect and, to Arizona Bank's knowledge, no suspension, modification, or cancellation of any of them is pending or threatened or will result from the consummation of the transactions contemplated by this Agreement; and

              (iii) has received, since December 31, 1993, no notification or communication from any Governmental Authority (A) asserting that Arizona Bank or any of its Subsidiaries is not in compliance in all material respects with any of the statutes, regulations, or ordinances (including without limitation Environmental Laws) which such Governmental Authority enforces (other than routine compliance statements contained in examinations conducted in the ordinary course), or (B) threatening to revoke, suspend, or modify any material license, franchise, permit, or governmental authorization (nor, to Arizona Bank's knowledge, do any grounds for any of the foregoing exist).

          (k) Material Contracts; Defaults. Except for this Agreement, and those agreements and other documents filed as exhibits to its Securities Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) with a major vendor, or involving the lease of real or personal property with an annual rental in excess of $100,000, or maintenance contracts involving annual expenditures in excess of $50,000 or any other material contract ("material contract"), or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision); provided, neither a deposit account nor a loan shall be deemed a material contract. Neither it nor any of its Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (l) Brokers. No action has been taken by Arizona Bank that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Hovde Financial, Inc.

          (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of Arizona Bank's Disclosure Schedule contains a complete and accurate list of all existing and any terminated within the last three years employee benefit plans and programs, and bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, contracts, employment, collective bargaining, or severance agreements written and unwritten and all similar practices, policies and arrangements in which Arizona Bank or its Subsidiaries has any liability, obligation to, or which is maintained or contributed to by Arizona Bank or its Subsidiaries or which covers any employees, or former employees, consultants or former consultants, officers or former officers, directors or former directors, or any other person of Arizona Bank or its Subsidiaries (the "Compensation and Benefit Plans"). There is no commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

          (ii) Each Compensation and Benefit Plan is in compliance in all material respects, in form and in administration, with the plan documents and all applicable laws, including, the extent applicable, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under
     Section 501(a) of the Code in accordance with the Tax Reform Act of 1986 and all subsequent required legislative changes for which a plan amendment is required on the date hereof) from the IRS, and to Arizona Bank's knowledge, no circumstances which could result in revocation of any such favorable determination letter exist. There is no pending or, to the knowledge of Arizona Bank, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. No transaction or omission with respect to any Compensation and Benefit Plan exists that would be a violation of Section 4975 of the Code or Section 502 of ERISA that is not exempt under Code Section 4975 or ERISA Section 502.

          (iii) Neither Arizona Bank nor any entity which is a member of a controlled group or affiliated service group with Arizona Bank or its Subsidiaries under ERISA Section 4001 or Section 414 of the Code ("ERISA Affiliate") maintains or has ever maintained or contributed to a Pension Plan subject to title IV of ERISA or Section 412 of the Code. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or any plan of an ERISA Affiliate within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. There is no pending investigation or enforcement action by the DOL or IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan.

          (iv) All contributions or insurance premiums required to be made under the terms of any Compensation and Benefit Plan or any employee benefit arrangements under any collective bargaining agreement to which Arizona Bank or an ERISA Affiliate is a party have been timely made or will be timely made prior to the Effective Time.

          (v) Neither Arizona Bank nor any Subsidiary has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by
     Section 4980B of the Code and Sections 601-609 of ERISA. There has been no written or oral communication to employees that promises or guarantees such employees retiree health or life insurance or other retiree death benefits on a permanent basis. Except as Previously Disclosed, Arizona Bank or an ERISA Affiliate may terminate or amend any Compensation and Benefit Plan in which Arizona Bank's or its Subsidiaries' employees or former employees participate at any time without incurring any liability thereunder. Except as Previously Disclosed, the plan administrator of each Compensation and Benefit Plan in which Arizona Bank's or its Subsidiaries' employees or former employees participate has the sole discretion to construe and interpret the terms of the plan.

          (vi) Neither Arizona Bank nor its Subsidiaries maintains any Compensation and Benefit Plans covering foreign employees.

          (vii) With respect to each Compensation and Benefit Plan, if applicable, Arizona Bank has provided or made available to Compass, true and complete copies of: (A) Compensation and Benefit Plan documents and all amendments thereto; (B) trust instruments and insurance contracts; (C) Forms 5500 filed with the IRS for the last 3 plan years; (D) most recent financial statement; (E) the most recent summary plan description and any other communication to employees regarding such benefits including employee booklets; (F) most recent determination letter issued by the IRS; (G) any Form 5310 filed with the IRS; and (H) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

          (viii) The consummation of the Merger contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective
     Time) reasonably be expected to (A) result in the vesting or acceleration of the payment of any benefits under any Compensation and Benefit Plan, except as contemplated by the termination of Arizona Bank's 401(k) Plan,
     (B) result in any increase in benefits payable or compensation payable to a participant or service provider under any Compensation and Benefit Plan,
     (C) result in the payment of any severance separation benefit, or (D) result in a breach or violation of any Compensation and Benefit Plan.

          (ix) Neither Arizona Bank nor any ERISA Affiliate maintains any compensation plans, programs or arrangements in which Arizona Bank's or its Subsidiaries' employees or former employees participate the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

          (x) As a result, directly or indirectly, of the Merger contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Compass, Arizona Bank, an ERISA Affiliate (with respect to compensation plans, programs or arrangements which Arizona Bank's or its Subsidiaries' employees or former employees participate) or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (xi) Neither Arizona Bank nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred or could incur any obligation under any "multiemployer plan", as defined in Section 3(37) of ERISA.

          (xii) There has been no written or oral communication or amendment to a Compensation and Benefit Plan by Arizona Bank or an ERISA Affiliate since January 1, 1998 relating to or changing the participation or coverage under any such plan in which Arizona Bank's or its Subsidiaries' employees or former employees participate which would increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in the Arizona Bank's financial statements.

          (xiii) There are no voluntary employee benefit associations of Arizona Bank related to any Compensation and Benefit Plan under
     Section 501(c)(9) of the Code.

          (xiv) Each of the guaranteed investment contracts and other funding contracts with any insurance company that are held by a Compensation and Benefit Plan and any annuity contracts purchased by such plan was issued by an insurance company which carried the highest rating from each of D & P, S&P, Best and Moody's Investor Service, Inc. as of such date the contract was issued, the date hereof and the Effective Time.

          (n) Labor Matters. Neither Arizona Bank nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Arizona Bank or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Arizona Bank or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Arizona Bank's knowledge, threatened, nor is Arizona Bank aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (o) Takeover Laws. Subject to the continuing accuracy of Compass' representation in Section 5.04(k), this Agreement and the Merger contemplated hereby are not subject to the requirements of any "moratorium," "control share", "fair price", "affiliate transactions", "business combination" or other antitakeover laws and regulations of any state, ("Takeover Laws") applicable to Arizona Bank or any Arizona Bank Subsidiary.

          (p) Environmental Matters. To Arizona Bank's knowledge, neither the conduct nor operation of Arizona Bank or its Subsidiaries nor any condition of any property, site, or facility currently or previously owned or operated, or currently leased by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or has violated in any material respect any Environmental Laws which violation is reasonably likely to result in a material liability and, to Arizona Bank's knowledge, no condition has existed or event has occurred with respect to any of them or any such property, site, or facility that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Arizona Bank or any Arizona Bank Subsidiary under Environmental Laws or related to the release or presence of, or exposure to, Hazardous Substances (as hereinafter defined). Neither Arizona Bank nor any of its Subsidiaries has received any notice or is subject to any claim, demand, or action, from any person or entity that Arizona Bank or its Subsidiaries or the operation or condition of any property, site, or facility ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in material violation of or otherwise are alleged to have material liability under any Environmental Law or related to the release or presence of, or exposure to, Hazardous Substances, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials (as those terms are defined under

     Environmental Laws) (collectively, "Hazardous Substances") at, on, beneath, or originating from any such property, site, or facility.

          (q) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to Arizona Bank and its Subsidiaries have been duly filed, or requests for extensions have been timely filed and any such extension has been granted and has not been rescinded, (ii) all Taxes shown to be due on Tax Returns referred to in clause (i), if filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on Arizona Bank's most recent balance sheet, (iii) the Tax Returns referred to in clause (i) that have been filed have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full or non-material amounts are being contested in good faith, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Arizona Bank or its Subsidiaries. Arizona Bank has made available to Compass true and correct copies of the United States federal income Tax Returns filed by Arizona Bank and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1997. Neither Arizona Bank nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Securities Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Securities Documents filed on or prior to the date hereof. As of the date hereof, neither Arizona Bank nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

          (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Arizona Bank's own account, or for the account of one or more of Arizona Bank's Subsidiaries or their customers (all of which are Previously Disclosed), were entered into (i) in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and (ii with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Arizona Bank or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Arizona Bank nor its Subsidiaries, nor to Arizona Bank's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (s) Books and Records. The books and records of Arizona Bank and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

          (t) Insurance. Arizona Bank's Disclosure Schedule sets forth all of the material insurance policies, binders, or bonds maintained by Arizona Bank or its Subsidiaries. Arizona Bank and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Arizona Bank reasonably has determined to be prudent in accordance with industry practices and in accordance in all material respects with all contractual obligations. All such insurance policies are in full force and effect; Arizona Bank and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

          (u) Accounting Treatment. As of the date hereof, Arizona Bank is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

          (v) Governmental Reviews. Since June 1, 1998, no investigation or review by any Governmental Authority with respect to Arizona Bank or any Arizona Bank Subsidiary is pending or, to the knowledge of Arizona Bank, threatened, nor has any Governmental Authority indicated to Arizona Bank or any Arizona Bank Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

          (w) Fairness Opinion. On the date of this Agreement, Hovde Financial, Inc. has provided to the Arizona Bank Board a written fairness opinion to the effect that the Exchange Ratio is fair to the stockholders of Arizona Bank from a financial point of view.

          (x) Disclosure. The representations and warranties contained in this
     Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

          (y) Loans. The loans reflected assets in the financial statements contained in or incorporated by reference into the Securities Documents are the legal, valid and binding obligations of the obligors of the loans, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles; provided that no representation or warranty is made as to the collectibility of such loans.

          (z) Title to Properties. Except as Previously Disclosed, for monetary Liens reflected in its financial statements contained in or incorporated by reference in its Securities Documents, and for non-monetary Liens, easements and restrictions which do not adversely affect the use or value of the property, Arizona Bank and each of its Subsidiaries has unencumbered, good, legal and indefeasible title to all its properties and assets owned by them, real and personal, including all the properties and assets reflected as owned by them in the financial statements contained in or incorporated by reference into the Securities Documents, except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practices since the date of such financial statements. Arizona Bank and its Subsidiaries each hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their respective businesses as they are currently being conducted.

          (aa) Fiduciary or Similar Responsibilities. Arizona Bank and its Subsidiaries have performed in all material respects all of their respective duties as trustee, custodian, guardian, or as escrow agent in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

          (bb) Year 2000 Representation. Neither Arizona Bank nor any of its Subsidiaries has reason to believe that it will receive a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Regulatory Authority. Arizona Bank has delivered to Compass a complete and accurate copy of its plan, including a good faith preliminary estimate of the anticipated associated costs ("Year 2000 Budget"), for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council ("FFIEC") dated May 5, 1997, entitled Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements. Arizona Bank is in compliance in all material respects with the Interagency Statements dated June, 1996, May 5, 1997, December 17, 1997, March 17, 1998, April 10, 1998 and May 13, 1998 issued by the FFIEC. Arizona Bank has delivered to Compass complete and accurate lists of its vendors and automated systems material to its operations, including, software, firmware, hardware, embedded chips and other processing devices. The
     Year 2000 Budget is reasonable in all material respects.

     5.04 Representations and Warranties of Compass. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Compass hereby represents and warrants to Arizona Bank as follows:

          (a) Organization, Standing and Authority. (i) Compass is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) Compass is duly qualified to do business and is in good standing in the states of the

     United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) Compass Stock. (i) As of the date hereof, the authorized capital stock of Compass consists solely of (i) 100,000,000 shares of Compass Common Stock, of which no more than 70,099,325 shares were outstanding as of April 30, 1998 and (ii) 25,000,000 shares of preferred stock, $0.10 par value per share, of which none were issued and outstanding on the date hereof. Except as Previously Disclosed or as contained in its SEC Documents, as of the date hereof, Compass does not have any Rights issued or outstanding with respect to Compass Common Stock and Compass does not have any commitment to authorize, issue or sell any Compass Common Stock or Rights, other than pursuant to (i) this Agreement, (ii) outstanding stock options (and any mandatory future awards under stock option plans), and
     (iii) its dividend reinvestment plan. The outstanding shares of Compass Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

          (ii) The shares of Compass Common Stock to be issued in exchange for shares of Arizona Bank Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (c) Subsidiaries. Each of Compass' Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and Compass owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

          (d) Corporate Power. Each of Compass and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Compass has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger contemplated hereby.

          (e) Corporate Authority. This Agreement and the Merger contemplated hereby have been authorized and approved by the Compass Board, and no other corporate or stockholder action is required on the part of Compass relating to this Agreement or the consummation of the Merger contemplated hereby. This Agreement is a valid and legally binding agreement of Compass, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Compass or any of its Subsidiaries in connection with the execution, delivery or performance by Compass or Compass Bank of this Agreement or to consummate the Merger except for (A) the filings referred to in Section 5.03(f)(i); (B) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Compass Common Stock in the Merger; and (C) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Compass is not aware of any reason why the approvals set forth in
     Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

          (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the Merger contemplated hereby do not and will not (A) constitute a material breach or violation of, or a material default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or material agreement, indenture or instrument of Compass or of any of its Subsidiaries or to which Compass or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate or articles of incorporation or by-laws (or similar governing documents) of Compass or any of its Subsidiaries, or
     (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, material agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) Compass' Annual Reports on Form 10-K for the fiscal years ended
     December 31, 1995, 1996 and 1997, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1995 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Compass and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Compass and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

          (ii) Since December 31, 1997, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Compass.

          (h) Litigation; Regulatory Action. Except as set forth in Compass' SEC Documents (i) no material litigation, claim or other proceeding before any Governmental Authority is pending against Compass or any of its Subsidiaries and, to Compass' knowledge, no such litigation, claim or other proceeding has been threatened.

          (ii) Other than routine compliance statements contained in examinations conducted in the ordinary course, neither Compass nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has Compass or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) Compliance with Laws. Each of Compass and its Subsidiaries:

              (i) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

              (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened or will result from the consummation of the transactions contemplated by this Agreement; and

              (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that Compass or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, or governmental authorization (nor, to Compass' knowledge, do any grounds for any of the foregoing exist).

          (j) Brokers. No action has been taken by Compass that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (k) Takeover Laws. Subject to the continuing accuracy of Arizona Bank's representations in Section 5.03(o), Compass has taken all action required to be taken by it in order to exempt this Agreement and the Merger contemplated hereby from, and this Agreement and the Merger contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Compass or Compass Bank or their Subsidiaries.

          (l) Accounting Treatment. As of the date hereof, Compass is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

          (m) Compass Ownership of Arizona Bank Stock. Neither Compass nor any of its Subsidiaries either beneficially owns any shares of Arizona Bank Common Stock or, other than as contemplated by this Agreement, has any right of any kind to acquire the beneficial ownership of any shares of Arizona Bank Common Stock.

          (n) Disclosure. The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.


                                  ARTICLE VI

                                   COVENANTS

     6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Arizona Bank, Compass and Compass Bank agrees to use its reasonable best efforts with prudence, diligence and good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to maximize the prospects for consummation of the Merger as promptly as practicable and shall cooperate fully with the other party hereto to that end.

     6.02 Arizona Bank Stockholder Approval. Arizona Bank agrees to take in accordance with the Corporate Laws, the Arizona Bank Articles and the Arizona Bank By-Laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the approval of this Agreement and the Merger, and any other matter required to be approved by such stockholders for consummation of the Merger (including any adjournment or postponement, the "Arizona Bank Meeting"), as promptly as practicable after the Registration Statement is declared effective. The Arizona Bank Board shall recommend stockholder approval and shall take all reasonable, lawful action to solicit such approval by the Arizona Bank stockholders.

     6.03 Registration Statement. (a) Compass agrees to prepare a registration statement on Form S-4 (the "Registration Statement") to be filed by Compass with the SEC in connection with the issuance of Compass Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Arizona Bank constituting a part thereof (the "Proxy Statement") and all related documents). Arizona Bank agrees to cooperate, and to cause its Subsidiaries to cooperate, with Compass, its counsel and its accountants, in the preparation of the Registration Statement and the Proxy Statement; and provided that Arizona Bank and its Subsidiaries have cooperated as required above, Compass agrees to file the Registration Statement with the SEC as promptly as reasonably practicable and shall use reasonable efforts to cause such filing to occur within 50 days after execution of this Agreement, subject to the receipt of all necessary information on the part of Arizona Bank for inclusion in the Registration Statement and Proxy Statement. Each of Arizona Bank and Compass agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Compass also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the Merger contemplated by this Agreement. Arizona Bank agrees to furnish to Compass all information concerning Arizona Bank, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Arizona Bank and Compass agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Arizona Bank stockholders and at the time of the Arizona Bank Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Arizona Bank and Compass further agrees that if it shall become aware prior to the Effective

Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) Compass agrees to advise Arizona Bank, promptly after Compass receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Compass Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.04 Press Releases. Each of Arizona Bank and Compass agrees that it will not, directly or indirectly, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the Merger contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules, and then only after making reasonable efforts to first consult with the other party.

     6.05 Access; Information. (a) Each of Arizona Bank and Compass agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's Representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. Without limiting the foregoing, Arizona Bank grants to Compass and its agents, contractors, and representatives, access to Arizona Bank's properties, facilities, and assets (including those held as collateral or in a fiduciary capacity) for the purpose of conducting such environmental inspections (including, without limitation, of soil, air, groundwater, or other media) as Compass may consider appropriate.

     (b) Each of Arizona Bank and Compass agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this
Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Merger contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the Merger contemplated by this Agreement shall otherwise fail to be consummated, each party shall upon request promptly cause all copies of documents, extracts thereof or notes, analyses, compilations, studies or other documents containing information and data as to another party hereto to be returned to the party which furnished the same or to be destroyed. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the Merger contemplated by this Agreement.

     (c) During the period from the date of this Agreement to the Effective Time, Arizona Bank shall promptly furnish Compass with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available. During the period from the date of this Agreement to the Effective Time, Compass shall promptly furnish Arizona Bank with copies of its SEC Documents filed after the date hereof.

     6.06 Acquisition Proposal. Arizona Bank agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Compass with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal in existence on the date hereof. Arizona Bank shall promptly (within 24 hours) advise Compass following the receipt by Arizona Bank of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Compass of any material developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

     6.07 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, Arizona Bank shall deliver to Compass a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Arizona Bank Meeting, deemed to be an "affiliate" of Arizona Bank (each, a "Arizona Bank Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

     (b) Arizona Bank shall use its respective reasonable best efforts to cause each person who may be deemed to be a Arizona Bank Affiliate, as the case may be, to execute and deliver to Arizona Bank on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A. Provided, however, each director and executive officer of Arizona Bank and its Subsidiaries listed on Exhibit B hereto shall execute such agreement on or before the thirteenth business day after the date of this Agreement and it shall be delivered by Arizona Bank to Compass.

     (c) Compass shall use its reasonable best efforts to prevent each person who may be deemed to be an "affiliate" of Compass as that term is used in the SEC Accounting Series Releases 130 and 135, from selling, transferring or otherwise disposing of, or reducing such person's risk relative to, any shares of Compass Common Stock beneficially owned by such person (whether or not acquired in the Merger) during the period commencing 30 days prior to the Effective Date and ending at such time as Compass has published financial results covering at least 30 days of combined operations of Compass and Arizona Bank after the Merger.

     6.08 Takeover Laws. No party hereto shall take any action that would cause the Merger contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Merger contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     6.09 Certain Policies. Prior to the Effective Date, Arizona Bank shall, and shall cause its Subsidiaries, but only to the extent consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Compass, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Compass; provided, however, that Arizona Bank shall not be obligated to take any such action pursuant to this Section 6.09 unless and until Compass acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to Arizona Bank that Compass' representations and warranties, subject to Section 5.02, are true and correct as of such date and that Compass is otherwise in material compliance with this Agreement.

     6.10 NASDAQ Listing. Compass agrees to use its best efforts to list, prior to the Effective Time, on the NASDAQ, subject to official notice of issuance, the shares of Compass Common Stock to be issued to the holders of Arizona Bank Common Stock in the Merger.

     6.11 Regulatory Applications. (a) Compass and Arizona Bank and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Merger contemplated by this Agreement. Each of Compass and Arizona Bank shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Merger contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.12 Indemnification. (a) Following the Effective Date and for a period of six years thereafter, Compass shall indemnify, defend and hold harmless the present and former directors, officers and employees of Arizona Bank and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Arizona Bank is permitted to indemnify (and advance expenses to) its directors, officers and employees under the laws of the State of Arizona, the Arizona Bank Articles, the Arizona Bank By-Laws, and indemnification agreements between Arizona Bank and its directors and officers, as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Arizona law, the Arizona Bank Articles, the Arizona Bank By-Laws, and indemnification agreements between Arizona Bank and its directors and officers, shall be made by independent counsel (which shall not be counsel that provides material services to Compass) selected by Compass and reasonably acceptable to such officer or director.

     (b) Compass agrees that Arizona Bank may obtain extended reporting period coverage (otherwise known as "tail coverage") under Arizona Bank's existing director's and officer's liability policy or other similar coverage for six years; provided, however, that the premium expense for such coverage shall not exceed $76,461 in the aggregate over such six year period.

     (c) Any Indemnified Party wishing to claim indemnification under
Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Compass thereof; provided that the failure so to notify shall not affect the obligations of Compass under
Section 6.12(a) unless and to the extent that Compass is actually prejudiced as a result of such failure.

     (d) If Compass or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Compass shall assume the obligations set forth in this Section 6.12.

     6.13 Benefit Plans. Compass presently intends that, after the Merger, Compass, Arizona Bank and its Subsidiaries will not make additional contributions to the employee benefit plans that were sponsored by Arizona Bank, its Subsidiaries or ERISA Affiliates immediately prior to the Merger or in which Arizona Bank employees or former employees participated. Except as provided in subparagraph (ii) below with respect to any qualified defined benefit pension plan, Compass agrees that the employees of Arizona Bank and its Subsidiaries who continue as employees of Compass or any of its Subsidiaries will be entitled to participate as of the Effective Time in the employee benefit plans and programs maintained for similarly situated employees of Compass and its Subsidiaries subject to the terms and condition of said plans, and Compass shall take all actions necessary or appropriate to facilitate coverage of Arizona Bank's and its Subsidiaries' employees in such plans and programs on the Effective Time, subject to the following;

              (i) Employee Welfare and Benefit Plans and Programs: Each full time employee of Arizona Bank and its Subsidiaries will be entitled to credit for prior service with Arizona Bank and its Subsidiaries for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than any qualified defined benefit pension plan as described in subparagraph (ii) below and any stock option plans) sponsored by Compass or any of its Subsidiaries for similarly situated employees. Any waiting period or preexisting condition exclusion applicable to such plans or programs shall be waived with respect to any Arizona Bank or Arizona Bank Subsidiary employee. For purposes of determining each Arizona Bank or Arizona Bank Subsidiary employee's benefit for the year in which the Merger occurs under the Compass vacation program, any vacation taken by an Arizona Bank or Arizona Bank Subsidiary employee preceding the Effective Time for the year in which the Merger occurs will be deducted from the total Compass vacation benefit available to such employee for such year. Compass agrees that for purposes of determining the number of vacation days available with respect to each employee of Arizona Bank and its Subsidiaries for the year in which the Merger occurs, that the number of vacation days for such year shall be determined under the Arizona Bank or its Subsidiaries vacation policies in effect as of January 1, 1998.

              (ii) Employee Pension Benefit Plans: Each Arizona Bank and Arizona Bank Subsidiary employee shall be entitled to credit for past service with Arizona Bank and its Subsidiaries for the purpose of satisfying any eligibility or vesting periods applicable to the employee pension benefit plans of Compass and its Subsidiaries which are subject to Sections 401(a) and 501(a) of the Code (including, without limitation, the Compass 401(k)/ESOP Plan). Notwithstanding the foregoing, Compass shall not grant any prior years of service credit for any purpose to employees of Arizona Bank and its Subsidiaries with respect to any qualified defined benefit pension plan sponsored (or contributed to) by Compass or its Subsidiaries; instead, Arizona Bank and Arizona Bank Subsidiary employees shall be treated as newly hired employees of Compass or a Compass Subsidiary as of the date following the Effective Time for purposes of determining eligibility, vesting and benefit accruals thereunder.

              (iii) Arizona Bank 401(k) Plan: On or before, but effective as of the Effective Time, Arizona Bank and its Subsidiaries shall take such actions as may be necessary to cause its 401(k) plan to be terminated as of the Effective Time with each individual employed by Arizona Bank and its Subsidiaries immediately prior to the Effective Time to have a fully vested and nonforfeitable interest in such employee's account balance under the 401(k) plan as of the Effective Time. The account balances of employees will be distributed as soon as practicable after the plan receives a favorable determination letter from the Internal Revenue Service after its termination. After termination, each participant shall be afforded the opportunity for rollover of his or her benefits to an eligible individual retirement account or to another qualified plan of Compass, as elected by each such employee.

              (iv) Deferred Compensation Plan: Prior to the Effective Time, Arizona Bank shall amend the Arizona Bank Deferred Compensation Plan to provide the transactions contemplated by this Agreement shall not constitute a change in control for purposes of the plan and the plan shall be frozen as of the Effective Time and no further participant or employer contributions shall be made to the plan.

              (v) Employment Agreement: At the Effective Time, Compass Bank agrees to enter into an employment agreement with each of David T. C. Wright and other Previously Disclosed executive officers of Arizona Bank, each employment agreement to be in the form Previously Disclosed by Compass to Arizona Bank.

     6.14 Notification of Certain Matters. Each of Arizona Bank and Compass shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, (ii) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein as of the date of this Agreement or (iii) would require any material amendment to any information Previously Disclosed arising from events or circumstances after the date of this Agreement or otherwise would cause a material breach of any of its representations, warranties, covenants or agreements contained herein

     6.15 Publication of 30 Days of Post Combination Results. For the benefit of Arizona Bank Affiliates, Compass shall publish at the earliest opportunity Compass and Arizona Bank combined financial results covering the first 30 days after the Effective Time so as to permit Arizona Bank Affiliates and Compass Affiliates to sell immediately after such publication shares of Compass Stock under the rules applicable to "pooling of interests" accounting treatment; provided, however, that Compass shall not be required to so publish financial results in the fourth quarter of 1998 or if the Effective Time occurs in the second month of any calendar quarter other than its regular quarterly press release.

     6.16 Registration Rights of Principal Stockholders.

          (a) Registration Provisions in General.

              (i) Demand Rights. During the period commencing after Compass publishes at least 30 days of combined operations of Compass and Arizona Bank, the Principal Stockholders collectively shall have the right on two occasions to request Compass in writing to register under the Securities Act a minimum of 20% of the aggregate Shares of Compass Common Stock that they received in the Merger for resale on a delayed or continuous basis other than in an underwritten offering, unless Compass requires that the resale be effected in a firm commitment underwritten public offering with an underwriter selected by Compass (the term "Shares" for purposes of this Section 6.16 shall mean the Compass Common Stock received by the Principal Stockholders in the Merger and any Compass Common Stock issued as stock dividends or as stock splits thereon). As soon as reasonably practicable following Compass' receipt of a written request from a Principal Stockholder and the information referred to in Section 6.16(c), Compass shall use its reasonable best efforts (x) to prepare and cause to be filed with the SEC a registration statement on Form S-3 (or any successor form or, if Form S-3 or a successor form is not available, on any other appropriate form as may then be available to Compass under the Securities Act relating to the resale of all or a portion of the Registrable Shares (as defined herein), but in any event all of such Shares covered by a Principal Stockholder request, (y) to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable after the filing of such registration statement, and (z) to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for the duration of the applicable Registration Period (as defined herein). Compass shall not be prohibited from adding shares of Compass Common Stock of Compass or other Compass stockholders to such registration statement so long as the addition of such shares does not significantly delay the preparation, filing or effectiveness of the registration statement or, in the good faith judgment of the Principal Stockholder(s) whose Shares are being registered, will not materially and adversely affect the marketability or sales price of the Shares covered by a Principal Stockholder's request. Compass will pay all registration, qualification and filing fees, all fees and expenses of legal counsel, accountants and other persons retained by Compass, and all other expenses incurred by Compass in connection with Compass' performance of or compliance with the provisions of this Section 6.16 (excluding underwriting discounts and fees, selling commissions and transfer taxes applicable to the sale of Registrable Shares and excluding the cost of any separate legal counsel or other advisors retained by the Principal Stockholder(s) or any affiliate of a Principal Stockholder).

              (ii) Defined Terms. The term "Registrable Shares" shall mean the Shares; provided, that the term "Registrable Shares" shall not include any Shares which (i) have been sold or otherwise transferred by a Principal Stockholder other than to his family members, trusts solely for the benefit of his family members or his estate or (ii) have been issued and shall have ceased to be outstanding. The term "Registration Period" with respect to a registration statement filed pursuant to this Section 6.16 shall mean a period which shall run from the date on which such registration statement has been declared effective by the SEC and shall expire on the earlier of (x) the first date on which the Principal Stockholders are permitted to sell the Registrable Shares covered by such registration statement within any 90-day period pursuant to the provisions of Rule 144 promulgated under the Securities Act, (y) the date upon which there shall cease to be any Registrable Shares covered by such registration statement, or (z) the second anniversary of the Effective Time.

          (b) Registration Procedure. Upon the terms and subject to the conditions of this Section 6.16, Compass shall, in effecting any registration of Registrable Shares pursuant to this Section 6.16:

              (i) Pre-Filing Draft of Registration Statement. Prior to the initial filing of a registration statement with the SEC, furnish to one law firm selected by the Principal Stockholder(s) copies of all such documents proposed to be filed (other than the exhibits to the registration statement), and such counsel shall be given the reasonable opportunity to communicate any comments it may have on such documents (which comments will be primarily limited to information concerning the Principal Stockholder(s) and his or their plans of distribution and other issues reasonably related to a Principal Stockholder as a selling stockholder);

              (ii) Filing of Amendments. Use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the registration statement, and the prospectus used in connection with the registration statement, as may be reasonably necessary to keep the registration statement effective for the applicable Registration Period;

              (iii) Furnishing Copies of Filings. Furnish to the Principal Stockholder(s) copies of the registration statement, each amendment and supplement thereto and the prospectus included in the registration statement (including each preliminary prospectus) as Principal Stockholder(s) shall reasonably request;

              (iv) Blue Sky Filings. Register or qualify the Registrable Shares under such other securities or blue sky laws of such U.S. jurisdictions as shall be reasonably requested by the Principal Stockholder(s) and do any and all other acts and things which may be reasonably necessary and advisable to enable the Principal

          Stockholder(s) to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Principal Stockholder(s); provided that Compass shall not be required in connection therewith or as a condition thereto to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.16(b)(iv), (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;

              (v) Changes to Registration Statement, Etc. Notify the Principal Stockholder(s) whose Shares are being registered, at any time when a prospectus relating to the registration statement is required to be delivered under the Securities Act, as soon as reasonably practicable after such time as Compass discovers any facts or circumstances which cause the prospectus included in the registration statement to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing; after the date of such notification to the Principal Stockholder(s), Compass will use its reasonable best efforts (subject to the provisions of Section 6.16(c)(iii) below) to prepare and furnish to the Principal Stockholder(s), within five business days, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing;

              (vi) Inspection of Documents. Subject to such confidentiality requirements as Compass may reasonably impose, make available for inspection by the Principal Stockholder(s) whose Shares are being registered and any attorney, accountant or other agent retained by such Principal Stockholder(s), during the normal business hours of Compass, all financial and business records of Compass as shall be reasonably necessary to enable them to exercise any due diligence responsibility, and cause Compass' officers, and employees to supply all financial and business information reasonably requested by any of them in connection with such registration statement;

              (vii) Underwriting Agreement. In connection with any underwritten offering required by Compass, enter into an appropriate underwriting agreement containing terms and provisions (including provisions as to opinions of counsel, comfort letters, indemnification and contribution) customary for such an agreement; and

              (viii) Stop Orders. Notify the Principal Stockholder(s) of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (c) Certain Additional Covenants of Compass and the Principal Stockholder(s).

              (i) Furnishing Information of Compass. The Principal Stockholder(s) whose Shares are being registered shall furnish to Compass such information regarding the Principal Stockholder(s), the distribution by the Principal Stockholder(s) of the Registrable Shares and such other matters as Compass may from time to time reasonably request. The Principal Stockholder(s) and their representatives shall cooperate with Compass and its representatives to the extent reasonably required, and shall take such other actions as may be reasonably necessary or appropriate or as may be reasonably requested by Compass, in connection with the performance by Compass of its obligations under this Section 6.16. The Principal Stockholder(s) shall notify Compass, as soon as reasonably practicable after such time as the Principal Stockholder(s) obtain actual knowledge of any facts or circumstances which cause the prospectus included in a registration statement to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing; as soon as reasonably practicable after the date of such notification to Compass, Compass will prepare and furnish to the Principal Stockholder(s) whose Shares are being registered, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing.

              (ii) Discontinuing Sales Until Prospectus is Corrected. The Principal Stockholders agrees that, upon receipt of any notice from Compass of the happening of any event of the kind described in
          Section 6.16(b)(v) above or upon the delivery of a similar notice to Compass by a Principal Stockholder pursuant to Section 6.16(c)(i) above, the Principal Stockholders will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until receipt by the Principal Stockholders of the copies of the supplemented or amended prospectus contemplated by such Sections 6.16(b)(v) and 6.16(c)(i) above, and, if so directed by Compass, the Principal Stockholders will deliver to Compass all copies, other than permanent file copies then in the Principal Stockholders' possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

              (iii)  Discontinuing Sales Due to Disadvantageous Condition.
          With respect to any registration statement filed or to be filed pursuant to this Section 6.16, if Compass determines that, in its good faith judgment, it would (because of the existence of, or in anticipation of, (A) any acquisition or disposition transaction which is proposed or entered into involving Compass or any subsidiary of Compass, (B) any financing activity involving Compass or any Subsidiary of Compass, or (C) any other event or condition of material significance to Compass or any subsidiary of Compass) be significantly disadvantageous (any of the events described in clauses (A) through (C) above, hereinafter referred to as a "Disadvantageous Condition") to Compass or any of its Subsidiaries for such registration statement to become effective or to be maintained effective or for sales of Registrable Shares to continue pursuant to such registration statement, Compass shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice (a "Delay Notice") to such effect to the Principal Stockholders, (x) to cause offers and sales of Registrable Shares by the Principal Stockholders pursuant to such registration statement to cease, or (y) in the event no such registration statement has yet been filed, to delay filing any such registration statement, until, in the good faith judgment of Compass, such Disadvantageous Condition no longer exists, but in no event shall any such Delay Notice be effective for a period of more than 60 days. Compass may not give more than two Delay Notices in any twelve-month period.

              (iv) Underwriting Agreement. In connection with any underwritten offering required by Compass, enter into an appropriate underwriting agreement containing terms and provisions (including provisions as to opinions of counsel, indemnification and contribution) customary for such an agreement.

          (d) Indemnification.

              (i) Indemnification by Compass. In connection with the registration of the Registrable Shares under the Securities Act pursuant to this Agreement, Compass will, and it hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Principal Stockholders and each other person who acts on behalf of or assists a Principal Stockholder in the offering or sale of such securities (collectively, the "Principal Stockholder Indemnitees"), against any and all losses, claims, damages or liability, joint or several, and expenses (including any amounts paid in any settlement effected with Compass' prior consent (which may not be unreasonably withheld) and reasonable attorneys fees and disbursements) to which such Principal Stockholder Indemnitees may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Compass will reimburse such Principal Stockholder Indemnitees for any legal or any other expense reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding as they are incurred; provided that Compass shall not be liable in any such case to any Principal Stockholder Indemnitee or group of Principal Stockholder Indemnitees to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arose out of or was based upon any untrue statement or alleged untrue statement or omission or alleged omission which was made or done in any such registration statement, any such preliminary, final or summary prospectus contained therein or any amendment or supplement thereto, in reliance upon and conformity with information furnished to Compass or its representatives in writing specifically for use therein by or on behalf of any Principal Stockholder Indemnitee or group of Principal Stockholder Indemnitees or by any of their respective representatives; provided further that Compass will not be liable to any such Principal Stockholder Indemnitees with respect to any preliminary prospectus as then amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such Principal Stockholder Indemnitees results from the fact that such Principal Stockholder Indemnitees sold Registrable Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein), as then amended or supplemented, if Compass has previously furnished copies thereof to such Principal Stockholder Indemnitees and such final prospectus, as then amended and supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Principal Stockholder Indemnitee and shall survive the transfer of the Registrable Shares by the Principal Stockholders.

              (ii) Indemnification by the Principal Stockholders. In connection with the registration of the Registrable Shares under the Securities Act pursuant to this Section 6.16, each Principal Stockholder whose Shares are being registered hereby agrees that he will indemnify and hold harmless, to the fullest extent permitted by law, Compass, each director, officer, controlling person (within the meaning of the Securities Act) and affiliate of Compass and each other person who acts on Compass' behalf in the offering or sale of such securities (collectively, the "Compass Indemnitees"), against any and all losses, claims, damages or liabilities, and expenses (including any amounts paid in any settlement effected with such Principal Stockholder's prior consent (which may not be unreasonably withheld) and reasonable attorneys fees and disbursements) to which Compass or any Compass Indemnitee may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (but only to the extent that such misstatements or omissions referred to in clauses (A) and (B) above were made, done or omitted in any such registration statement, any such preliminary, final or summary prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to Compass or its representatives in writing specifically for use therein by or on behalf of such Principal Stockholder or any of his representatives). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Compass or any Compass Indemnitee and shall survive the transfer of the Registrable Shares by the Principal Stockholder.

              (iii) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6.16, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 6.16, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying parties similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof (unless in such indemnified party's reasonable judgment any meaningful conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, in which event the indemnifying party shall be liable for the reasonable legal fees and expenses of only one legal firm representing the indemnified parties) plus one firm of local counsel and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel plus one firm of local counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a meaningful conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of only one additional counsel plus one firm of local counsel.

              (iv) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 6.16 (with appropriate modifications) shall be given by Compass and the Principal Stockholder(s), jointly and severally, with respect to any required registration or other qualification of Registrable Shares under any federal or state law or regulation of governmental authority other than the Securities Act.

              (v)    Contribution. If the indemnification provided for in this
          Section 6.16(d) from the indemnifying party is unavailable to an indemnified party for any loss, claim, damage, liability or expense covered thereby, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense. The contribution of such indemnifying party shall be limited to the proportionate share of the amount paid or payable that reflects the relative fault of the indemnifying party with respect to such loss, claim, damage, liability, or expense. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact was made by or relates to information supplied by the indemnifying party and the intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the indemnifying party. The indemnifying and indemnified parties agree that it would not be just and equitable to determine contribution under this Section by pro rata allocation or by any other method which does not take into account the equitable considerations referred to above.

     6.17 Shareholder Approval of Wright Agreements. Arizona Bank shall submit for approval by the stockholders of Arizona Bank entitled to vote the payments to David T.C. Wright under the Wright Agreements.


                                  ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Compass, Arizona Bank and their respective Subsidiaries to consummate the

Merger is subject to the fulfillment or written waiver by Compass and Arizona Bank prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been duly approved by the requisite vote of the stockholders of Arizona Bank under the Corporate Laws.

          (b) Regulatory Approvals. All regulatory approvals required to consummate the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the Compass Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on Compass, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the Compass Board reasonably determines would either before or after the Effective Time be unduly burdensome.

          (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the Merger and to issue the shares of Compass Common Stock to be issued in the Merger shall have been received and be in full force and effect.

          (f) Listing. The shares of Compass Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

          (g) Permits, Authorizations. Each of Compass and Arizona Bank shall have obtained all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

     7.02 Conditions to Obligation of Arizona Bank. The obligation of Arizona Bank and its Subsidiaries to consummate the Merger is also subject to the fulfillment or written waiver by Arizona Bank prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Compass set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Arizona Bank shall have received a certificate, dated the Effective Date, signed on behalf of Compass by the Chief Executive Officer and the Chief Financial Officer of Compass to such effect.

          (b) Performance of Obligations of Compass. Compass and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Arizona Bank shall have received a certificate, dated the Effective Date, signed on behalf of Compass by the Chief Executive Officer and the Chief Financial Officer of Compass to such effect.

          (c) Opinion of Arizona Bank's Counsel. Arizona Bank shall have received an opinion of, Silver, Freedman & Taff, L.L.P., special counsel to Arizona Bank, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Arizona Bank who receive shares of Compass Common Stock in exchange for shares of Arizona Bank Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, Silver, Freedman & Taff, L.L.P. may require and rely upon representations contained in letters from Arizona Bank, Compass, and others.

          (d) Comfort Letter. Arizona Bank shall have received from KPMG Peat Marwick LLP, Compass' auditors, a comfort letter at least five days prior to the expiration date of the Arizona Bank Option, stating that such firm is not aware of any matters that would prevent the Merger from qualifying for pooling-of-interests accounting treatment.

          (e) Material Adverse Effect. There shall not have occurred a Material Adverse Effect with respect to Compass and its Subsidiaries

     7.03 Conditions to Obligation of Compass. The obligation of Compass and its Subsidiaries to consummate the Merger is also subject to the fulfillment or written waiver by Compass prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Arizona Bank set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the

     Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Compass shall have received a certificate, dated the Effective Date, signed on behalf of Arizona Bank by the Chief Executive Officer and the Chief Financial Officer of Arizona Bank to such effect.

          (b) Performance of Obligations of Arizona Bank. Arizona Bank and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Compass shall have received a certificate, dated the Effective Date, signed on behalf of Arizona Bank by the Chief Executive Officer and the Chief Financial Officer of Arizona Bank to such effect.

          (c) Opinion of Compass' Counsel. Compass shall have received an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., special counsel to Compass, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. may require and rely upon representations contained in letters from Arizona Bank, Compass and others.

          (d) Accounting Treatment. Compass shall have received from KPMG Peat Marwick LLP, Compass' independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

          (e) Material Adverse Effect. There shall not have occurred a Material Adverse Effect with respect to Arizona Bank and its Subsidiaries.

          (f) Dissenting Shareholders. The holders of no more than 5% of the Arizona Bank Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders.

          (g) Opinion of Arizona Bank Counsel. Compass shall have received the opinions of local counsel to Arizona Bank acceptable to it as to the matters set forth on Exhibit D attached hereto.

          (h) Conversion of Series C Convertible Preferred Stock and Exercise of Arizona Bank Option. All of the issued and outstanding Shares of Arizona Bank Series C Convertible Preferred Stock shall have been converted and the Arizona Bank Option shall have been exercised in full.

          (i) Employment Agreement and Confidentiality and Noncompetition Agreement. David T. C. Wright shall have entered into an Employment Agreement and Confidentiality and Noncompetition Agreement with Compass Bank or one of its affiliates in the forms attached as Exhibits F and G ("Wright Agreements").

          (j) Affiliate Agreements. Each director and executive officer of Arizona Bank and its Subsidiaries listed on Exhibit B hereto shall have executed and delivered to Compass an agreement in the form attached hereto as Exhibit A on or before the thirteenth business day after the date of this Agreement.

                                  ARTICLE VII

                                  TERMINATION

     8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Compass and Arizona Bank, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by Compass or Arizona Bank, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject in the case of Specified Representations to the standard set forth in
     Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party in any material respect of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

          (c) Delay. At any time prior to the Effective Time, by Compass or Arizona Bank, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by February 28, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the failure to use diligent, prudent, best efforts in good faith to maximize the prospects of consummating the Merger as promptly as practicable of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) No Approval. By Arizona Bank or Compass, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approvals required by Governmental Authorities required for consummation of the Merger shall not have been received by February 28, 1999, (ii) the approval of any Governmental Authority required for consummation of the Merger shall have been denied by final nonappealable action of such Governmental Authority, or (iii) the stockholder approval required by Section 7.01(a) herein is not obtained at the Arizona Bank Meeting.

          (e) Failure to Recommend, Etc. At any time prior to the Arizona Bank Meeting, by Compass if the Arizona Bank Board shall have failed to recommend approval of this Agreement and the Merger to the Arizona Bank stockholders, or withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Compass.

          (f) Environmental Costs. At any time prior to the Effective Time, by Compass if the results of any environmental inspections identify any past or present event, condition, or circumstance that, based on the estimates of Compass' independent environmental professionals may currently or in the future require Environmental Expenditures by Arizona Bank or its Subsidiaries, in connection with (A) investigation, remediation or monitoring of any condition in, on, or under or resulting from any property, site, or facility currently or previously owned or operated or currently leased (including eventual removal of asbestos-containing material if currently damaged, friable or at risk of realising fibers, or if such materials are not managed under an operations and maintenance program prepared in accordance with Environmental Laws and generally prevailing guidance documents issued by, or on behalf of, regulatory authorities regarding the preparation and implementation of such programs) which condition, in the opinion of the environmental professional, violates or has violated any Environmental Law or which condition may be the subject of an actual or potential release of Hazardous Substances, or of an actual or potential claim by any Person or governmental entity pursuant to Environmental Laws or related to Hazardous Substances, (B) preparing and obtaining approval by the appropriate environmental regulatory authority of investigation, remediation and monitoring plans with respect to such condition, or (C) any violations of Environmental Laws, which Environmental Expenditures individually or in the aggregate are estimated to exceed $6,000,000 on a pre-tax basis.

          (g) Disclosure Schedule. By Compass on or before the tenth business day after the date hereof, if the Arizona Bank Disclosure Schedule is not accepted by Compass.

     8.02 Effect of Termination and Abandonment; Enforcement of this Agreement. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Section 6.12, 6.13, 6.15, 6.16 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.04, 6.05(b), 8.02 and this Article IX which shall survive such termination).

     9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Arizona Bank Meeting, the consideration to be received by the Arizona Bank stockholders for each share of Arizona Bank Common Stock shall not thereby be decreased. The parties hereto agree to enter into an amendment of this Agreement for the purpose of adding Compass Bank as a party hereto.

     9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Arizona applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

     9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees for the Registration Statement shall be paid by Compass.

     9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

          If to Arizona Bank, to:

              Mr. David T. C. Wright
              Arizona Bank
              120 North Stone Avenue
              Tucson, Arizona 85701
              Telecopy No.: (520) 620-3252

          With a copy to:

              Mr. Scott DeWald
              Lewis & Roca
              40 North Central Avenue
              Suite 1800
              Phoenix, Arizona 85004
              Telecopy No.: (602) 262-5747

          and

              Mr. Barry Taff
              Silver Freedman & Taff, L.L.P.
              1100 New York Avenue, N.W.
              7th Floor
              Washington, D.C. 20005-3934
              Telecopy No.: (202) 682-0354

          If to Compass or Compass Bank, to:

              Mr. D. Paul Jones, Jr.
              Chairman and Chief Executive Officer
              Compass Bancshares, Inc.
              15 South 20th Street
              Birmingham, Alabama 35233
              Telecopy No.: (205) 933-3043

              Mr. Charles E. McMahen
              Chairman and Chief Executive Officer
              Compass Banks of Texas, Inc.
              24 Greenway Plaza
              Houston, Texas 77046
              Telecopy No.:  (713) 993-8500

          With a copy to:

              Mr. Daniel B. Graves
              Associate General Counsel
              Compass Bancshares, Inc.
              15 South 20th Street
              Birmingham, Alabama 35233
              Telecopy No.:  (205) 933-3043
          and

              Ms. Annette L. Tripp
              Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
              3400 Chase Tower, 600 Travis
              Houston, Texas 77002
              Telecopy No.:  (713) 223-3717

     9.07 Entire Understanding; Third Party Beneficiaries. This Agreement and any Supplemental Letter entered into by the parties on the date hereof represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any Supplemental Letter). Except for Section 6.12, 6.13, 6.15 and 6.16, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Arizona Bank, Compass or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                   *                   *                   *


     The parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                       ARIZONA BANK


                                       By: /s/ David T.C. Wright
                                          -------------------------------------
                                             Name:  David T.C. Wright
                                             Title: President

                                       COMPASS BANCSHARES, INC.


                                       By: /s/ Garrett R. Hegel
                                          -------------------------------------
                                             Name:  Garrett R. Hegel
                                             Title: Chief Financial Officer

Acknowledgment
--------------

     The Principal Stockholders have executed this Agreement on the date hereof for the limited purpose of agreeing to be bound by the terms and provisions of Sections 3.06, 6.16 and 7.03(h) of this Agreement.

                              /s/ James H. Click
                             --------------------------------------------------
                                   James H. Click, Jr. as Trustee of the
                                    James H. Click, Jr. Family Trust

                              /s/ Vicki Click
                             --------------------------------------------------
                                   Vicki Click, as Trustee of the
                                    James H. Click, Jr. Family Trust

                              /s/ Robert H. Tuttle
                             --------------------------------------------------
                                   Robert H. Tuttle, Individually and as
                                    Trustee of the Robert H. Tuttle Family Trust
                                    and as Trustee of Trusts Dated December 27,
                                    1978

                              /s/ Maria Hummer
                             --------------------------------------------------
                                   Maria Hummer

                                   EXHIBIT A

                              AFFILIATE AGREEMENT

     This Affiliate Agreement (this "Agreement") is executed and delivered this ____ day of July, 1998 by and between Compass Bancshares, Inc. ("Compass"), Arizona Bank (the "Bank"), and the undersigned shareholder of the Bank (the "Shareholder").

     WHEREAS, Compass and the Bank entered into an Agreement and Plan of Merger dated July ___, 1998 ("Merger Agreement") pursuant to which the Bank will be merged with an existing or to-be-formed subsidiary of Compass (the "Merger"), and

     WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the Bank and the Shareholder and each other affiliate of the Bank deliver to Compass an agreement in substantially the form hereof,

     NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

     1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Bank's common stock, no par value, the Bank's Series C Preferred Stock par value $25.00 per share, the Bank's Series E Preferred Stock, par value $25.00 per share and the Bank's Series F Preferred Stock, par value $25.00 per share (collectively, "Bank Stock") within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Bank and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock or Compass Preferred Stock (as each are defined in the Merger Agreement) to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Compass Common Stock or Compass Preferred Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Compass Common Stock or Compass Preferred Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock or Compass Preferred Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Compass' accounting for the Merger as a pooling of interests, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations thereunder.

     2. The Shareholder further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, and agrees not to transfer any Compass Common Stock or Compass Preferred Stock received by him in the Merger except in compliance with the applicable provisions of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

     3. The Shareholder agrees that the shares of Compass Common Stock or Compass Preferred Stock to be issued to him in the Merger will bear a restrictive transfer legend in substantially the following form:

     The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated _______ __, 1998 which restricts any sale or other transfer of such shares prior to the earlier to occur of (i) public release by Compass Bancshares, Inc. of 30 days of post-merger combined operations of Arizona Bank and Compass Bancshares, Inc., or (ii) [insert due date of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required financial results.] The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Affiliate Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

     4. The Bank agrees and the Shareholder acknowledges and agrees that the Bank will not permit the transfer of any shares of Bank Stock by the Shareholder or any other Bank affiliate within 30 days prior to the Effective Time.

     5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.


                              COMPASS BANCSHARES, INC.


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                              ARIZONA BANK


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________


                              _____________________________________
                              Signature of Shareholder


                              _____________________________________
                              Printed Name of Shareholder

                                   EXHIBIT B


James H. Click, Jr. Chair of Board, Director
Robert H. Tuttle, Chair of Executive Committee, Director
David T.C. Wright, President and C.E.O., Director
David M. Lovitt, Sr., Director
Frank L. McClure, Director
Lewis C. Murphy, Director
John C. Neil, Executive Vice President, Commercial Lending
James M. Chandler, Executive Vice President, Consumer Lending
John Shepard, Senior Vice President, Audit Officer
Linda Saulisbury, Executive Vice President

                                   EXHIBIT C

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

          This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of July __, 1998 is executed by and among Arizona Bank, an Arizona banking corporation (the "Bank"), Compass Bancshares, Inc., a Delaware corporation ("Compass"), and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

          WHEREAS, the Bank and Compass intend to execute that certain Agreement and Plan of Merger dated as of July ____, 1998 (the "Merger Agreement") whereby the Bank will merge with an existing or to-be-formed wholly-owned subsidiary of Compass (the "Merger"); and

          WHEREAS, Compass and the Bank are relying on the irrevocable proxies in incurring expense in reviewing the Bank's business, in entering into the Merger Agreement, preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger;

          NOW THEREFORE, the parties hereto agree as follows:

     1. Each of the Shareholders hereby represents and warrants to Compass and the Bank that they are the registered holders of and have the exclusive right to vote the shares of capital stock ("Stock") of the Bank set forth below his name on the signature pages hereto. Each Shareholder hereby agrees to vote at the shareholders' meeting referred to in Section 6.02 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature pages hereto and all other shares of Stock such Shareholder owns of record as of the date of the Meeting and to direct the vote of all shares of Stock which the Shareholders own beneficially and have the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of approval of the Merger Agreement, the approval of the payments made under the Wright Agreements, as defined in the Merger Agreement, and the other agreements and transactions contemplated thereby.

     2. In order better to effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Compass (the "Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of such Shareholder's Shares in favor of the authorization and approval of the Merger Agreement, the approval of the payments made under the Wright Agreements, and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement, the Wright Agreements, and the other agreements and transactions contemplated thereby as the parties thereto may make, in the event such Shareholder does not vote in favor of the authorization and approval of the Merger Agreement, the approval of the payments made under the Wright Agreements, and the other agreements and transactions contemplated thereby; provided, however, that this proxy shall not apply with respect to any vote on the Merger Agreement, and the other agreements and transactions contemplated thereby, if the Merger Agreement shall have been modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form.

     3. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of Compass, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares to deliver to Compass an amendment to this Agreement whereby such transferee or other holder becomes bound by the terms of this Agreement.

     4. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

     5. The Shareholders acknowledge that Compass and the Bank are relying on this Agreement in incurring expense in reviewing the Bank's business in entering into the Merger Agreement in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including, without limitation, Sections 10-722 and 10-731 of the Arizona Business Corporation Act. The Shareholders and the Bank acknowledge that the performance of this Agreement is intended to benefit Compass.

     6. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger. In no event shall this Agreement apply to shares of common stock or preferred stock of Compass to be received by the Shareholders upon consummation of the Merger.

     7. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by the Shareholders of the Shares and the Bank agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger Agreement and the payments to be made under the Wright Agreements as set forth in Section 1 hereof.

     8. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by the Bank, Compass and the Shareholder.

     9. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     10. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

     11. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

     12. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.



                            [SIGNATURE PAGES FOLLOW]

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.


                              ARIZONA BANK


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________

                              Address:

                              120 North Stone Avenue
                              Tucson, Arizona 85701
                              Attention: Mr. David T. C. Wright
                                         President and Chief Executive Officer

                              COMPASS BANCSHARES, INC.



                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________

                              Address:

                              15 South 20th Street
                              Birmingham, Alabama 35233
                              Attention:  Mr. Daniel B. Graves
                                          Associate General Counsel

                              SHAREHOLDERS:


                              _____________________________________________
                              _____________________________________________

                              Address:   _________________________
                                         _________________________


                              ____________ shares of Common Stock


                              Pledgee:   _________________________

                              Address:   _________________________
                                         _________________________

                              Loan No.:  _________________________

                                   EXHIBIT D

                         OPINIONS REQUIRED FROM COUNSEL
                                  TO THE BANK

       (i) the Bank is a banking corporation, duly organized, validly existing and in good standing under the laws of Arizona. The Subsidiaries are Arizona corporations, and are duly organized, validly existing and in good standing
under the laws of the State of Arizona.   The Bank and its Subsidiaries have all
requisite corporate power and authority to carry on their business as we know them to be conducted and to own, lease and operate their properties and assets as now owned, leased or operated;

       (ii) the Bank has all requisite power and authority to execute and deliver the Agreement and any other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Bank to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of the Bank enforceable against the Bank in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

       (iii) the authorized capital stock of the Bank consists solely of ____________ shares of Bank Common Stock of which _________ shares are issued and outstanding (__________ of which are held in the treasury), __________ shares of Series E Preferred Stock of which __________ shares are issued and outstanding (__________ of which are held in treasury), and __________ shares of Series F Preferred Stock of which __________ shares are issued and outstanding (__________ of which are held in treasury); the Bank is the record holder of all of the issued and outstanding capital stock of the Bank's Subsidiaries; all of the outstanding shares of the Bank Common Stock and Bank Preferred Stock are validly issued, fully paid and nonassessable and all of the capital stock of the Bank's Subsidiaries is validly fully paid and nonassessable; and to the best of our knowledge, none of such stock was issued in violation of the preemptive rights of any person;

       (iv) to the best of our knowledge and except as Previously Disclosed, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Bank or its Subsidiaries to issue any shares of, restricting the transfer of, or otherwise relating to shares of their respective capital stock of any class;

       (v) the execution and delivery by the Bank of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of incorporation or bylaws of the Bank or its Subsidiaries, (b) to the best of our knowledge and except as disclosed in the Agreement, any material note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other material restriction of any kind or character known to us to which the Bank or any of its Subsidiaries is a party or by which the Bank or any of its Subsidiaries or any of their respective assets or properties is bound, and
(c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Bank or any of its Subsidiaries, or their respective assets or properties;

       (vi) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained by Compass, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Bank of the Agreement;

       (vii) except as Previously Disclosed, to the best of our knowledge, there is no material litigation, claim or other proceeding pending against the Bank or any of its Subsidiaries, nor to the best of our knowledge, is any material litigation, claim or other proceeding threatened against or affecting the Bank or any of its Subsidiaries, which by the terms of the Agreement would be required to be disclosed;

       (viii) to the best of our knowledge and except as Previously Disclosed, neither the Bank nor any of its Subsidiaries is in material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located; and

       (ix) upon consummation of the transactions contemplated by the Agreement in accordance with its terms and upon filing of the Articles of Merger relating to the Merger by the Arizona Corporation Commission and the [Superintendent of the Arizona State Banking Department] the Merger will have been legally consummated in accordance with the laws of the State of Arizona with the consequences specified in Article 10-1106 of the Arizona Business Corporation Act and Section 6-216 of the title 6 of the Arizona Revised Statutes.

                                     EXHIBIT E

Illustration of Consideration of Payable to Holders of Arizona Bank Common Stock

Current Anticipated Deal Price:      $170,000,000

--------------------------------------------------------------------------------
    Share Determination Market Value                Shares Issued /(d)(e)/

                ("SDVM")
--------------------------------------------------------------------------------
            56.000 and above                              3,541,667
                 55.000                                   3,541,667
                 54.000                                   3,541,667
                 53.000                                   3,541,667
                 52.000                                   3,541,667
                 51.000                                   3,541,667
                 50.000                                   3,541,667
                 49.000                                   3,541,667
                 48.000/(a)/                              3,541,667
                 47.000                                   3,617,021
                 46.000                                   3,695,652
                 45.000                                   3,777,778
                 44.000/(d)/                              3,863,636
                 43.000                                   3,953,488
                 42.000                                   4,047,619
                 41.000                                   4,146,341
                 40.000/(b)/                              4,250,000
                 39.000                                   4,250,000
                 38.000                                   4,250,000
                 37.000/(c)/                              4,250,000
                 36.000/(c)/                      4,250,000 or 4,368,056
                 35.000/(c)/                      4,250,000 or 4,492,857
                 34.000/(c)/                      4,250,000 or 4,625,000
                 33.000/(c)/                      4,250,000 or 4,765,152
                 32.000/(c)/                      4,250,000 or 4,914,063
                 31.000/(c)/                      4,250,000 or 5,072.581
                 30.000/(c)/                      4,250,000 or 5,241,667
                 29.000/(c)/                      4,250,000 or 5,422,414
 Below 29.00 the formula continues/(c)/

(a) At any SDVM $48.00 and above per share, Compass would issue 3,541,667 shares of Common Stock.
(b) At any SDVM $40.00 and below per share Compass would issue 4,250,000 shares of Common Stock.
(c) At a price below $37.00 per share Arizona Bank has the right to terminate unless Compass elects to issue a number of shares of Compass Common Stock equal to $157,250,000 divided by the SDVM. If Arizona Bank does not terminate Compass would issue 4,250,000 shares of Common Stock.
(d) If Compass enters into a written definitive agreement to be acquired prior to the date of consummation of the merger, then the protocol would be followed, but Compass would issue not less than 3,863,636 shares of Common Stock.
(e) Number shares issued may be reduced by estimated environmental expenditures in certain events.

                                   EXHIBIT F

                              EMPLOYMENT AGREEMENT

       THIS AGREEMENT, is made and entered into as of __________, 1998, effective as of the date set forth hereinafter, by and between Compass Bank, an Arizona banking corporation ("Compass"), and David T. C. Wright ("Officer").

       WHEREAS, Officer has been the Chief Executive Officer of Arizona Bank which will be acquired by Compass Bancshares, Inc. and its affiliates (the "Merger") pursuant to an Agreement and Plan of Merger dated as of ______________, 1998 ("Merger Agreement"), and Officer acknowledges that (i) Arizona Bank has been engaged for a number of years in the business of banking, lending, deposit taking, and related banking services (the "Business") in the State of Arizona; (ii) Officer is one of a limited number of persons instrumental in the development of the Business of Arizona Bank; and (iii) that Compass would not employ Officer or enter into the Merger, and Officer would not accept employment with Compass, except for such covenants and agreements contained herein and in the Confidentiality and Noncompetition Agreement of even date herewith between Compass and Officer ("Noncompetition Agreement").

       NOW, THEREFORE, in consideration of the agreements contained herein and in the Noncompetition Agreement, the receipt and sufficiency of which are hereby acknowledged, Compass and Officer hereby agree, effective as of the date of the consummation of the Merger, as follows:

       1. Employment. Commencing on the effective date of the Merger ("Commencement Date") and for a period of five years thereafter ("Term"), Compass shall employ Officer and Officer shall act as President and Chief Executive Officer of Compass. Officer hereby accepts such employment on the terms and conditions set forth in this Agreement.

       2. Position and Responsibilities. Officer will be engaged by Compass or its affiliates as the highest-ranking corporate officer in the Arizona banking operations of Compass Bancshares, Inc. and in said capacity will provide such services as are appropriate for such office and will be resident in Tucson, Arizona (unless otherwise mutually agreed) and shall report directly to Charles
E. McMahen ("McMahen"), or his successor and the Compass Board of Directors in accordance with the rules of Compass as adopted orally or in writing by the Board of Directors of Compass. During the Term, Officer shall devote his full business time and efforts to the performance of his duties hereunder. It is, however, understood and agreed that the preceding sentence shall not prohibit Officer from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities as long as such activities do not interfere with the discharge of his duties hereunder. During the Term, Officer will not serve as an officer or director of any business enterprise (other than Compass, the Federal Home Loan Bank Board (San Francisco) and Southwest Gas Corporation) without the prior approval of McMahen or his successor.

       3. Compensation. (a) Base Salary. Compass shall pay Officer for all services and agreements of Officer pursuant to this Agreement, and any other duties assigned to him by Compass, an annual base salary of $200,000 per year with merit increases in accordance with Compass' salary administration program based upon performance, which shall be payable in accordance with

Compass' customary payroll practices with respect to time and manner of payment. Officer shall also be entitled to participate, up to 50% of Officer's annual base salary, in the Compass Bancshares, Inc. executive incentive program with the payment of the bonus for calendar year 1999 in the amount of $100,000 being guaranteed.

          (b) Certain Benefits in Event of Termination. If Officer's employment under this Agreement is terminated by Compass for other than death or "good cause", as defined in Section 6 hereof or if Officer resigns for "good reason" as defined in Section 3(c)(iii) hereof, Compass will pay (or cause to be paid) the lesser of (i) the compensation provided by this Agreement for the remainder of the Term, or (ii) an amount equal to twelve month's base salary of Officer. In the event of the termination of Officer's employment under this Agreement because of Officer's disability, as defined in Section 6 hereof, any payments of disability benefits to Officer under any disability insurance policy or disability benefit plan covering Officer maintained by Compass or its affiliates, as it may exist from time to time, shall be treated as payments by Compass toward satisfaction of its obligations under this Agreement (other than its obligations to pay the Retention Bonus under Section 3(c)(ii)). Such payments shall be paid in accordance with Compass' customary payroll practices with respect to the time and manner of payment. Payments received under medical insurance policies are not counted toward this obligation. If Officer resigns for any reason other than "good reason" or is terminated for "good cause", Compass shall have no further obligation to Officer under this Agreement or otherwise, except payment of the Retention Bonus that has been earned, but is unpaid, as of the date of such termination or resignation. If Officer dies, Compass shall have no further obligation to Officer under this Agreement or otherwise, except payment of the Retention Bonus under Section 3(c)(ii).

          (c) Retention Bonus. (i) Officer shall be entitled to a retention bonus ("Retention Bonus") of $1,300,000 payable as follows. At the Commencement Date, the Retention Bonus shall be paid into a grantor trust ("Trust"), (which, if Compass does not have a taxable event with respect to the earnings on the Trust and Compass is not required to distribute all of the earnings under the Trust prior to the second anniversary of the Commencement Date, may be a "Rabbi trust"), with Compass Bank, Birmingham, as trustee, for the benefit of Officer. Officer shall have the right to direct the investment of the funds in the Trust into investments eligible for investment in the [Compass Bank __________________ Plan]. The Retention Bonus shall be deemed proportionately earned over the 24 months following the Commencement Date. For any portion of a month, the Retention Bonus deemed earned shall be prorated based on the number of days worked in the month. The Retention Bonus shall be available to be released from the Trust and paid to Officer in equal semiannual installments of principal and earnings payable over 24 months with the first installment being released and paid on the sixth-month anniversary of the Commencement Date. Officer acknowledges that the Retention Bonus shall be subject to applicable payroll tax withholding.

          (ii) In the event of the disability of Officer, the payment of the Retention Bonus will be accelerated and Officer will be entitled to the release to Officer of all remaining sums due under the Retention Bonus. If Officer dies the payment of the Retention Bonus will be accelerated and all remaining sums due to Officer under the Retention Bonus shall be released from the Trust and paid to the estate of Officer. If Officer is terminated for any reason other than for "good cause" as defined below or Officer terminates his employment for "good reason" as defined by subsection (iii) below, Officer shall be entitled to all remaining sums due under the Retention Bonus. If Officer resigns without "good reason" or is terminated for "good cause", Officer shall forfeit all remaining unearned sums due under the Retention Bonus.

              (iii) For purposes of subsection (c) only and not for any other purpose under this Agreement, "good reason" shall mean:

                     (A) Officer is assigned any responsibilities or duties materially and adversely inconsistent with his position, duties, responsibilities and status with Compass as the highest-ranking corporate officer in the Arizona banking operations of Compass Bancshares, Inc.;

                     (B) there is a reduction in Officer's annual base salary payable to Officer pursuant to Section 3(a) hereof;

                     (C) failure by Compass or any successor to Compass or its assets to continue to provide to Officer any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, stock option plan, life insurance, disability plan, pension plan or retirement plan in which Officer was entitled to participate in as at the date of this Agreement or subsequent thereto, or the taking by Compass of any action that materially and adversely affects Officer's participation in or materially reduces his rights or benefits under or pursuant to any such plan or the failure by Compass to increase or improve such rights or benefits on a basis consistent with practices in effect prior to the date of this Agreement or with practices implemented and subsequent to the date of this Agreement with respect to employees of Compass generally, but excluding such action that is required by law;

                     (D) without Officer's consent, Compass requires Officer to relocate to any city or community other than Tucson, Arizona, except for required travel on Compass' business to an extent substantially consistent with Officer's business obligations under this Agreement; or

                     (E) there is any material breach by Compass of any provision of this Agreement.

       4. Benefits. (a) During the Term, Compass shall provide Officer such benefits as are made generally available to employees of equal title and base salary on the same basis as Compass Bancshares, Inc. makes such benefits available to Compass Bancshares, Inc.'s other such employees, including, without limitation, participation in the Compass Bancshares, Inc. retirement plan.

              (b) Compass shall provide Officer with the following additional benefits:

                      (i) a stock grant of 15,000 shares of the common stock, par value $2.00 per share, of Compass Bancshares, Inc. which stock grant shall vest pro rata over a period of five years and which shall be evidenced by a separate agreement;

                     (ii)   the use of a company owned vehicle;

                     (iii) the payment of Officer's monthly dues in the Tucson Country Club and the Mountain Oyster Club; and

                     (iv) the issuance of stock options as are issued to persons of comparable position and responsibility.

       5.     Confidentiality; Nonsolicitation; Noncompetition.

       (a) Officer recognizes and acknowledges that he has and will have access to confidential information of a special and unique value concerning Compass and its affiliates and he has had access to and will continue to have access to confidential information of special and unique value concerning Arizona Bank and acquired by Compass Bancshares, Inc. which may include, without limitation, books and records relating to operations, customer names and addresses, customer service requirements, customer financial statements and other financial, business and personal information relating to Compass and its affiliates, their customers, markets, officers and employees, cost of providing service and equipment, operating and maintenance costs, and pricing criteria. Officer also recognizes that a portion of the business of Compass and its affiliates is dependent upon trade secrets, including techniques, methods, systems, processes, data and other confidential information. The protection of these trade secrets and confidential information against unauthorized disclosure or use is of critical importance to Compass. Officer therefore agrees that, without prior written authorization from McMahen or his successor, he will not at any time, either while employed by Compass or afterwards, make any independent use of, or disclose to any other person, any trade secrets or confidential information of Compass or its affiliates or Arizona Bank. The agreements contained in this
Section 5(a) shall survive the termination of this Agreement.

          (b) All records, files, memoranda, reports, price lists, customer lists, documents, and other information (together with all copies thereof) which relate to Compass, its affiliates, or Arizona Bank, and which Officer, either prior to or during the Term, has obtained or obtains, uses, prepares, or comes in contact with shall remain the sole property of Compass and its affiliates. Upon the termination of Officer's employment by Compass, or upon the prior demand of Compass, all such materials and all copies thereof shall be returned to Compass (or its successors by merger) immediately.

          (c) Officer acknowledges and agrees that the agreements and covenants contained in this Agreement are essential to protect the Business and goodwill of Arizona Bank being acquired by Compass Bancshares, Inc. and the business and goodwill of Compass and its affiliates. In the event of a breach or threatened breach by Officer of the provisions of this Section 5, Compass shall be entitled to temporary or permanent injunctions and other appropriate relief restraining Officer from using or disclosing, in whole or in part, trade secrets and confidential information or violating the other provisions hereof. Officer hereby waives any requirement that Compass post any bond in connection with obtaining any such relief. Nothing herein shall be construed as prohibiting Compass from pursuing any other remedies available to it.

       6. Termination of Employment. Officer's employment with Compass shall be terminated upon the occurrence of any one or more of the following events:

          (a) Compass gives written notice of termination for good cause to Officer. For the purposes of this Agreement, "good cause" shall mean (i) fraud against Compass or any affiliate, (ii) a felony, (iii) a willful and material violation of banking laws and regulations, or (iv) any breach of Sections 2 (other than failure attributable to reasons of health) or 5 of this Agreement, which breach cannot be or has not been cured within 60 days after the giving of written notice to Officer. Mere failure to perform duties to the satisfaction of McMahen or his successor or to Compass and its affiliates will not constitute "good cause".

          (b)    Death.

          (c) The disability of Officer. For purposes of this Agreement, "disability" shall mean a mental or physical condition resulting from an injury or illness which shall render Officer incapable of performing the essential functions of his position with reasonable accommodations from Compass.

          (d) Resignation of Officer who agrees to provide not less than 60 days prior written notice of his resignation to Compass.

       7. Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing mailed or delivered as follows:

              If to Officer:

                            David T. C. Wright
                            ____________________
                            ____________________

              If to Compass:

                            Charles E. McMahen
                            Compass Bank
                            24 Greenway Plaza
                            Suite 1401
                            Houston, Texas  77046

       8. Entire Agreement. This Agreement and the Noncompetition Agreement contain the entire agreement of the parties regarding the employment of Officer by Compass and supersedes any prior agreement, arrangement or understanding, whether oral or written, between Compass and Officer concerning Officer's employment hereunder.

       9. Choice of Law. This Agreement shall be governed by, and enforced according to, the laws of the State of Arizona. The invalidity of any provision shall be automatically reformed to the extent permitted by applicable law and shall not affect the enforceability of the remaining provisions hereof.

       10. Assignment. This Agreement is for the personal service of Officer and may not be assigned by Officer but may be assigned by Compass to any affiliate or successor in interest to Compass' business. In the event Compass makes such an assignment, Officer shall continue to perform, on behalf of such affiliate or successor, the services required of Officer by this Agreement and the provisions of this Agreement shall be binding upon, and inure to the benefit of, such successor or affiliate. This Agreement shall be binding upon and inure to the benefit of Officer, his heirs, representatives and estate.

       11. Modification; Termination. This Agreement may be modified only by written agreement signed by Officer and by a duly authorized officer of Compass. The failure to insist upon compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof. This Agreement shall terminate if the Merger Agreement shall be terminated, provided however, Officer agrees that if this Agreement is terminated he will keep confidential any confidential information received from Compass or its affiliates prior to such termination.

       12. Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

       IN WITNESS WHEREOF, this Agreement is executed by the parties as of the day and year first above written, but shall not become effective until the consummation of the Merger.

                                    COMPASS BANK

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________


                                    _______________________________
                                    David T. C. Wright

                                   EXHIBIT G

                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

       THIS CONFIDENTIALITY AND NONCOMPETITION AGREEMENT (this "Agreement"), is made and entered into as of __________, 1998, effective as of the date set forth hereinafter, by and between Compass Bank, an Arizona banking corporation ("Compass"), and David T. C. Wright ("Officer").

       WHEREAS, Officer has been the Chief Executive Officer of Arizona Bank which will be acquired by Compass Bancshares, Inc. and its affiliates (the "Merger") pursuant to an Agreement and Plan of Merger dated as of ______________, 1998 ("Merger Agreement"), and Officer acknowledges that (i) Arizona Bank has been engaged for a number of years in the business of banking, lending, deposit taking, and related banking services (the "Business") in the State of Arizona; (ii) Officer is one of a limited number of persons instrumental in the development of the Business of Arizona Bank; (iii) that Officer has executed an Employment Agreement of even date herewith ("Employment Agreement"); and (iv) that Compass would not employ Officer or enter into the Merger, and Officer would not accept employment with Compass, except for such covenants and agreements contained herein and in the Employment Agreement.

       NOW, THEREFORE, in consideration of $2,000,000 and of the agreements contained herein and in the Employment Agreement, the receipt and sufficiency of which are hereby acknowledged, Compass and Officer hereby agree, effective as of the date of the consummation of the Merger, as follows:

       1.     Confidentiality.

       (a) Officer recognizes and acknowledges that he has and will have access to confidential information of a special and unique value concerning Compass and its affiliates and he has had access to and will continue to have access to confidential information of special and unique value concerning Arizona Bank and acquired by Compass Bancshares, Inc. which may include, without limitation, books and records relating to operations, customer names and addresses, customer service requirements, customer financial statements and other financial, business and personal information relating to Compass and its affiliates, their customers, markets, officers and employees, cost of providing service and equipment, operating and maintenance costs, and pricing criteria. Officer also recognizes that a portion of the business of Compass and its affiliates is dependent upon trade secrets, including techniques, methods, systems, processes, data and other confidential information. The protection of these trade secrets and confidential information against unauthorized disclosure or use is of critical importance to Compass. Officer therefore agrees that, without prior written authorization from Charles E. McMahen ("McMahen") or his successor, he will not at any time, either while employed by Compass or afterwards, make any independent use of, or disclose to any other person, any trade secrets or confidential information of Compass or its affiliates or Arizona Bank. The agreements contained in this Section 5(a) shall survive the termination of this Agreement.

          (b) All records, files, memoranda, reports, price lists, customer lists, documents, and other information (together with all copies thereof) which relate to Compass, its affiliates, or Arizona Bank, and which Officer, either prior to or during the Term, has obtained or obtains, uses, prepares, or comes in contact with shall remain the sole property of Compass and its affiliates. Upon the termination of Officer's employment by Compass, or upon the prior demand of Compass, all such materials and all copies thereof shall be returned to Compass (or its successors by merger) immediately.

       2.     Noncompetition.

          (a) From the date hereof and for a period of four years after Officer's employment under the Employment Agreement with Compass is terminated for any reason, Officer agrees not to and shall not directly or indirectly hire, employ or engage any past, present or future employee of Arizona Bank, without the prior written permission of McMahen or his successor;

          (b) From the date hereof and for a period of four years after Officer's employment under the Employment Agreement with Compass is terminated for any reason, Officer agrees not to and shall not directly or indirectly compete for or solicit banking, lending, deposit taking or any other banking or trust services business for or on behalf of any bank or other financial institution (excluding any finance company) with a place of business in the State of Arizona, or own, operate, participate in, undertake any employment with or have any interest in any bank or other financial institution (excluding a finance company) with a place of business in the State of Arizona or a bank or financial institution (excluding a finance company) with a place of business outside the State of Arizona having an office in Texas, Alabama, Florida or any other state in which Compass or any affiliate has a significant deposit office at the time of termination, except owning publicly traded stock for investment purposes only in which Officer owns less than 5%;

          (c) From the date hereof and for a period of four years after Officer's employment under the Employment Agreement with Compass is terminated for any reason, Officer agrees not to and shall not directly or indirectly compete for or solicit banking, lending, deposit taking or any other banking or trust services business from any customer of Compass (or its successors by merger); or

          (d) From the date hereof and for a period of four years after Officer's employment under the Employment Agreement with Compass is terminated for any reason, Officer agrees not to and shall not directly or indirectly use in any competition, solicitation or marketing effort in competition with Compass or its affiliates any proprietary list of or other proprietary information concerning customers of Arizona Bank, Compass or its affiliates developed by Arizona Bank, Compass or its affiliates.

          (e) The restrictions against competition set forth above are considered by the parties to be reasonable for the purposes of protecting the value intended to be received by Compass in connection with the transactions contemplated by the Merger Agreement. If any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too broad a range of activities or over too large a geographic area, such restriction shall be interpreted and reformed to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

       3. Remedies. Officer acknowledges and agrees that the agreements and covenants contained in this Agreement are essential to protect the Business and goodwill of Arizona Bank being acquired by Compass Bancshares, Inc. and the business and goodwill of Compass and its affiliates. In the event of a breach or threatened breach by Officer of the provisions of this Agreement, Compass shall be entitled to temporary or permanent injunctions and other appropriate relief restraining Officer from violating the provisions hereof. Officer hereby waives any requirement that Compass post any bond in connection with obtaining any such relief. In the event Officer breaches any of the covenants contained in Section 2(b) or (d) in any material respect and Compass chooses not to seek injunctive relief or injunctive relief is not granted by any court, Officer agrees to refund to Compass $500,000 for each year (or a pro rata payment for any portion thereof) remaining under the time periods set forth in Section 2(b) and (d); provided, however, that any claim brought by Compass under this sentence shall be made within 90 days of the discovery by Compass of any such breach. Notwithstanding any other provision of this Agreement, nothing herein shall be construed as prohibiting Compass from pursuing any other remedies available to it.

       4. Notices. Any request, claim, demand or notice required or desired to be given under this Agreement shall be deemed given if in writing mailed or delivered as follows:

              If to Officer:

                            David T. C. Wright
                            ____________________
                            ____________________

              If to Compass:

                            Charles E. McMahen
                            Compass Bank
                            24 Greenway Plaza
                            Suite 1401
                            Houston, Texas  77046

       5. Entire Agreement. This Agreement and the Employment Agreement contain the entire agreement of the parties regarding the employment of Officer by Compass and supersedes any prior agreement, arrangement or understanding, whether oral or written, between Compass and Officer concerning Officer's employment hereunder and thereunder.

       6. Choice of Law. This Agreement shall be governed by, and enforced according to, the laws of the State of Arizona. The invalidity of any provision shall be automatically reformed to the extent permitted by applicable law and shall not affect the enforceability of the remaining provisions hereof.

       7. Assignment. This Agreement may be assigned by Compass to any affiliate or successor in interest to Compass' business and shall be binding upon, and inure to the benefit of such successor or affiliate. This Agreement shall be binding upon and inure to the benefit of Officer, his heirs, representatives and estate.

       8. Modification; Termination. This Agreement may be modified only by written agreement signed by Officer and by a duly authorized officer of Compass. The failure to insist upon compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

       9. Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

       10. Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, this Agreement is executed by the parties as of the day and year first above written, but shall not become effective until the consummation of the Merger.

                                    COMPASS BANK


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________


                                    ________________________________
                                    David T. C. Wright

                                  APPENDIX II

                        DISSENTERS' RIGHTS OF APPRAISAL

               PROVISIONS OF THE ARIZONA BUSINESS CORPORATION ACT
                 RELATING TO RIGHTS OF DISSENTING SHAREHOLDERS

                                   ARTICLE 1.
                         DISSENT AND PAYMENT FOR SHARES

10-1301   DEFINITIONS.

     In this article, unless the context otherwise requires:

     A. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     B. "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     C. "Dissenter" means a shareholder who is entitled to dissent from corporate action under (S)10-1302 and who exercises that right when and in the manner required by article 2 of this chapter.

     D. "Fair value" with respect to a dissenter's shares means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion is inequitable.

     E. "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under the circumstances.

     F. "Record shareholder" means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     G. "Shareholder" means the record shareholder or the beneficial shareholder.

10-1302   RIGHT TO DISSENT.

1. A shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

     a. Consummation of a plan of merger to which the corporation is a party if either:

          i. Shareholder approval is required for the merger by (S)10-1103 or the articles of incorporation and if the shareholder is entitled to vote on the merger.

          ii. The corporation is a subsidiary that is merged with its parent under (S)10-1104.

     b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

     c. Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

     d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it either:

          i.   Alters or abolishes a preferential right of the shares.

          ii. Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

          iii Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

          iv. Excludes or limits the right of the shares to vote on any matter or to cumulate votes other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

          v. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under (S)10-604.

     e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

2. A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

3. This section does not apply to the holders of shares of any class or series if the shares of the class or series are redeemable securities issued by a registered investment company as defined pursuant to the investment company act of 1940 (15 United States Code (S)80a-1 through 80a-64).

4. Unless the articles of incorporation of the corporation provide otherwise, this section does not apply to the holders of shares of a class or series if the shares of a class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least two thousand shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.

     10-1303   DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

1. A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the record shareholder dissents and the record shareholder's other shares were registered in the names of different shareholders.

2. A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if both:

     a. The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

     b. The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

                                   ARTICLE 2.
                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

     10-1320   NOTICE OF DISSENTERS' RIGHTS.

1. If proposed corporate action creating dissenters' rights under (S) 10-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article.

2. If corporate action creating dissenters' rights under (S) 10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and shall send them the dissenters' notice described in (S) 10-1322.

     10-1321   NOTICE OF INTENT TO DEMAND PAYMENT.

1. If proposed corporate action creating dissenters' rights under (S)10-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall both:

     a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

     b.   Not vote the shares in favor of the proposed action.

2.   A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for the shares under this article.

     10-1322   DISSENTERS' NOTICE.

1. If proposed corporate action creating dissenters' rights under (S) 10-1302 is authorized at a shareholder's meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of (S) 10-1321.

2. The dissenters' notice shall be sent no later than ten days after the corporate action is taken and shall:

     a. State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

     b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

     c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

     d. Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

     e.   Be accompanied by a copy of this article.

     10-1323   NOTICE OF INTENT TO DEMAND PAYMENT.

1. A shareholder sent a dissenters' notice described in (S)10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to (S)10-1322, subsection B, paragraph 3 and deposit the shareholder's certificates in accordance with the terms of the notice.

2. A shareholder who demands payment and deposits the shareholder's certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

3. A shareholder who does not demand payment or does not deposit the shareholder's certificates if required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this article.

     10-1324   SHARE RESTRICTIONS.

1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under (S)10-1326.

2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     10-1325   PAYMENT.

1. Except as provided in (S)10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with (S)10-1323 the amount the corporation estimates to be the fair value of the dissenter's shares plus accrued interest.

2.   The payment shall be accompanied by all of the following:

     a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

     b. A statement of the corporation's estimate of the fair value of the shares.

     c.   An explanation of how the interest was calculated.

     d.   A statement of the dissenter's right to demand payment under (S)10-
          1328.

     e.   A copy of this article.

     10-1326   FAILURE TO TAKE ACTION.

1. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under (S)10-1322 and shall repeat the payment demand procedure.

     10-1327   AFTER-ACQUIRED SHARES.

1. A corporation may elect to withhold payment required by (S)10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

2. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment under (S)10-1328.

     10-1328   PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due and either demand payment of the dissenter's estimate, less any payment under (S)10-1325, or reject the corporation's offer under (S)10-1327 and demand payment of the fair value of the dissenter's shares and interest due, if either:

     a. The dissenter believes that the amount paid under (S)10-1325 or offered under (S)10-1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

     b. The corporation fails to make payment under (S)10-1325 within sixty days after the date set for demanding payment.

     c. The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

2. A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                  APPENDIX III

                          OPINION OF FINANCIAL ADVISOR

                              October 6, 1998


Board of Directors
Arizona Bank
120 North Stone Avenue
Tucson, AZ  87501

Members of the Board:

     We have reviewed the Agreement and Plan of Merger dated as of July 6, 1998, as amended on July 20, 1998; August 4, 1998; September 9, 1998; and further amended as of the date hereof (the "Merger Agreement"), as well as documents incorporated by reference, by and between between Compass Bancshares, Inc. ("Compass") and Arizona Bank, pursuant to which among other things Arizona Bank will be merged into Compass Bank ("Compass Bank"), which will be a newly formed Arizona-chartered banking organization, and a wholly-owned subsidiary of Compass. As is set forth in the Merger Agreement, the aggregate number of shares of common stock of Compass ("Compass Common Stock") to be exchanged for all of the issued and outstanding shares of Arizona Bank's shares of common stock, or equivalents thereof, ("Arizona Common Stock") shall be equal to Four Million Three Hundred Fifty Thousand (4,350,000), subject to possible adjustment as provided for in the Merger Agreement. We have also taken into account, among other things, Compass' commitment, pursuant to the Merger Agreement, to assume, among other things, various existing obligations of Arizona Bank; including those pursuant to Arizona Bank's outstanding Series E and F Preferred Stock ("Preferred Stock"), which will be accomplished through the issuance of like instruments by Compass containing terms and conditions no less favorable than those under the Preferred Stock.

     Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial bank and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. Pursuant to a Consulting Agreement dated April 21, 1998 between Arizona Bank and Hovde, Hovde was engaged to assist Arizona Bank in exploring a potential sale or merger of Arizona Bank with another financial institution. Therefore, we are familiar with Arizona Bank, having acted as its financial advisor in connection with the proposed transaction, and having participated in the negotiations leading to the Merger Agreement.

Board of Directors
Arizona Bank
October  6, 1998
Page Two


     During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of Arizona Bank and Compass, and material prepared in connection with the proposed transaction, including the following: the Merger Agreement; certain publicly available information concerning Arizona Bank and Compass; including consolidated financial statements for each of the three years ended December 31, 1997, respectively; the results of operations for Arizona Bank and Compass for the quarters ended March 31 and June 30, 1998; the nature and terms of recent sale and merger transactions involving banks and bank holding companies that we consider relevant; historical and current market data for the common stock of Arizona Bank and Compass; and financial and other information provided to us by the managements of Arizona Bank and Compass.

     In addition, we have met and/or discussed with members of the senior managements of Arizona Bank and Compass for the purpose of reviewing the future prospects of both companies. We also took into account our assessment of general economic, market and financial conditions and our experience in other similar transactions as well as our overall knowledge of the banking industry and our general experience in securities valuations.

     In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by Arizona Bank and Compass, and in the discussions with the managements of each of the foregoing entities.

     Based on the foregoing and our experience as investment bankers, we are of the opinion that, as of the date hereof, the consideration to be received by the shareholders of Arizona Bank, as described in the Merger Agreement, is fair from a financial point of view.

                              Sincerely,



                              /s/ HOVDE FINANCIAL, INC.

PROXY                            ARIZONA BANK                            PROXY

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               December 1, 1998

     The undersigned hereby appoints James H. Click, Jr., Robert H. Tuttle and Florence G. Nanez, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Arizona Bank, to be held on Tuesday, December 1, 1998, at 9:00 a.m. local time at the corporate offices of Arizona Bank, located at 120 North Stone Avenue, Tucson, Arizona, and at all adjournments thereof as follows:

     (1) Approval and adoption of the Agreement and Plan of Merger, dated as of July 6, 1998, as amended, by and among Compass Bancshares, Inc., Compass Bank and Arizona Bank.

                    [ ] For      [ ] Against   [ ] Abstain

     (2) Approval and adoption of the Employment Agreement between Compass Bank and David T. C. Wright

                    [ ] For      [ ] Against   [ ] Abstain

     (3) Approval and adoption of the Confidentiality and Noncompetition Agreement between Compass Bank and David T. C. Wright

                    [ ] For      [ ] Against   [ ] Abstain

     (4) In their discretion, upon any other business which may properly come before said meeting.

                    [ ] Authority Withheld

     This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposals (1), (2) and (3) above. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated October 27, 1998 is hereby acknowledged.

     THIS PROXY IS SOLICITED BY THE ARIZONA BANK BOARD OF DIRECTORS.

     PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                              Dated                              , 1998
                                   ------------------------------

                              -----------------------------------------
                              Signature

                              -----------------------------------------
                              Signature, if held jointly, or office or
                               title held